As filed with the Securities and Exchange Commission on June 22, 2010

Registration No. 333-166240

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 To

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST

(Issuing entity in respect of the Notes)

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

(Issuing entity in respect of the Collateral Certificate)

WFN CREDIT COMPANY, LLC

(Depositor)

(Exact name of registrant as specified in its charter)

Delaware	31-1772814
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 West Schrock Road

Westerville, Ohio 43081

(614) 729-5044

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel T. Groomes

World Financial Network National Bank

3100 Easton Square Place

Columbus, Ohio 43219

(614) 729-4000

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

COPIES TO:

Julie A. Gillespie Mayer Brown LLP 71 S. Wacker Drive Chicago, IL 60606 (312) 701-7132	Hugh M. Hayden World Financial Network National Bank 3100 Easton Square Place Columbus, Ohio 43219 (614) 944-5330

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (4)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (3)(4)
Asset Backed Notes	$2,883,227,850	100%	$2,883,227,850	$205,574.15
Collateral Certificate(2)	$2,883,227,850	—	—	—

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	No additional consideration will be paid by the purchasers of the Asset Backed Notes for the Collateral Certificate, which is pledged as security for the Asset Backed Notes and issued by World Financial Network Credit Card Master Trust.
(3)	$71.30 has previously been paid.
(4)	The Registrant previously filed a Registration Statement on Form S-3 (Registration No. 333-133170) (as amended, the “Prior Registration Statement”) with the Securities and Exchange Commission, which became effective on July 24, 2007. Pursuant to the Prior Registration Statement, there are $116,772,150.00 of unsold amount of Asset Backed Notes and Collateral Certificates thereunder as of the date of this Registration Statement (the “Unsold Securities”). A filing fee of $3,584.91 was paid in connection with the Unsold Securities. Pursuant to Rule 415(a)(6) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the Unsold Securities under the Prior Registration Statement are included in this Registration Statement. The amount of Asset Backed Notes and Collateral Certificates to be registered under this Registration Statement, together with the amount of Unsold Securities included from the Prior Registration Statement, results in a total of $3,000,000,000 in Asset Backed Notes and Collateral Certificates that may be issued under this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

INTRODUCTORY NOTE

This registration statement includes:

•

a representative form of prospectus supplement to the base prospectus relating to the offering by World Financial Network Credit Card Master Note Trust of a single issuance series of asset-backed notes;

•

a representative form of prospectus supplement to the base prospectus relating to the offering by World Financial Network Credit Card Master Note Trust of a multiple issuance series of asset-backed notes; and

•	a base prospectus relating to asset-backed notes of the World Financial Network Credit Card Master Note Trust.

Representative Form of Prospectus

Supplement for a Single Issuance Series

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated [—] [—], 201[—]

Prospectus Supplement to Prospectus dated [—] [—], 201[—]

World Financial Network Credit Card Master Note Trust

Issuing Entity

WFN Credit Company, LLC Depositor	World Financial Network National Bank Sponsor and Servicer

$ [Aggregate Amount] Series 201[—]-[—] Asset Backed Notes

	Class A Notes	Class B Notes	Class C Notes
Principal amount	$[—]	$[—]	$[—]
Interest rate	[One-month LIBOR plus] [—]% per year	[One-month LIBOR plus] [—]% per year	[One-month LIBOR plus] [—]% per year
Interest payment dates	monthly on the 15th, beginning [—] [—], 201[—]	monthly on the 15th, beginning [—] [—], 201[—]	monthly on the 15th, beginning [—] [—], 201[—]
Expected principal payment date	[—] [—], 201[—]	[—] [—], 201[—]	[—] [—], 201[—]
Final maturity date	[—] [—], 201[—]	[—] [—], 201[—]	[—] [—], 201[—]
Price to public	$ (or [—]%)	$ (or [—]%)	$ (or [—]%)
Underwriting discount	$ (or [—]%)	$ (or [—]%)	$ (or [—]%)
Proceeds to issuing entity	$ (or [—]%)	$ (or [—]%)	$ (or [—]%)

The notes will be paid from the issuing entity’s assets consisting primarily of an interest in receivables in a portfolio of private label revolving credit card accounts owned by World Financial Network National Bank.

Each class of notes benefits from credit enhancement in the form of subordination of any junior classes of notes, the cash collateral account and, for the benefit of the Class C notes, a spread account. [In addition, the issuing entity will enter into an interest rate swap for each class of notes with [—], as the initial swap counterparty.]

We expect to issue your series of notes in book-entry form on or about [—] [—], 201[—].

You should consider carefully the risk factors beginning on page S-16 in this prospectus supplement and page 8 in the prospectus.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of World Financial Network Credit Card Master Note Trust only and are not obligations of WFN Credit Company, LLC, World Financial Network National Bank or any other person.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Class A notes

Underwriters of the Class B notes

Underwriters of the Class C notes

[—] [—],  201[—]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We (WFN Credit Company, LLC) provide information to you about the notes in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State other than:

(i) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the lead Underwriters; or

(iv) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of notes shall require the issuing entity or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of the preceding paragraph, (i) “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

-i-

Summary of Terms

Issuing Entity:	World Financial Network Credit Card Master Note Trust
Depositor:	WFN Credit Company, LLC
Sponsor and Servicer:	World Financial Network National Bank
Sub-Servicer:	ADS Alliance Data Systems, Inc.
Indenture Trustee:	The Bank of New York Mellon Trust Company, N.A.
Owner Trustee:	U.S. Bank Trust National Association
Expected Closing Date:	[—], 201[—]
Clearance and Settlement:	DTC/Clearstream/Euroclear
Denominations:	Minimum $[1,000], and in integral multiples of $[1,000]
Servicing Fee Rate:	2% per annum
Initial Cash Collateral Account Balance:	$ ([amount not to exceed 50% of the aggregate principal receivables in the trust]% of the collateral amount)
Primary Assets of the Issuing Entity:	An interest in receivables originated in private label revolving credit card accounts owned by World Financial Network National Bank

Series 201[—] – [—]

Class	Amount	% of Series 201[—] - [—]Notes
Class A notes	$		%
Class B notes
Class C notes

Total		$100%

Offered Notes

	Class A	Class B	Class C

Principal Amount:	$	$	$

Anticipated Ratings:(1) (Moody’s/Standard & Poor’s/Fitch/DBRS)

Credit Enhancement:	subordination of Class B and Class C notes and cash collateral account	subordination of Class C notes and cash collateral account	spread account and cash collateral account

Interest Rate:	[One-month LIBOR plus] [—]% per year	[One-month LIBOR plus] [—]% per year	[One-month LIBOR plus] [—]% per year

Interest Accrual Method:	[30] [actual]/360	[30] [actual]/360	[30] [actual]/360

Interest Distribution Dates:	monthly (15th), beginning [—] [—], 201[—]	monthly (15th), beginning [—] [—], 201[—]	monthly (15th), beginning [—] [—], 201[—]

[Interest Rate Index Reset Date:]	[2 London business days before each interest payment date]	[2 London business days before each interest payment date]	[2 London business days before each interest payment date]

Commencement of Accumulation Period (subject to adjustment):	[—] [—], 201[—]	[—] [—], 201[—]	[—] [—], 201[—]

Expected Principal Payment Date:	[—] [—], 201[—]	[—] [—], 201[—]	[—] [—], 201[—]

Final Maturity Date:	[—] [—], 201[—]	[—] [—], 201[—]	[—] [—], 201[—]

[Funding Period:	$[—] will be deposited in a pre-funding account for Series 201[—]-[—] on the closing date. The funding period will end no later than [—] [—], 201[—]. [Insert date no longer than one year after the closing date]

ERISA eligibility:	Yes, subject to important considerations described under “ERISA Considerations” in the accompanying prospectus.

Debt for United States Federal Income Tax Purposes:	Yes, subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus.

(1)	It is a condition to issuance that one of these ratings be obtained. Ratings on the notes will be monitored by the rating agencies that are rating the notes while the notes are outstanding.

Structural Summary

This summary is a simplified presentation of the major structural components of Series 201[— ]-[—]. It does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

Issuing Entity

The notes will be issued by World Financial Network Credit Card Master Note Trust, a Delaware statutory trust, under an indenture supplement to an indenture, each between the issuing entity and the indenture trustee.

The indenture trustee is The Bank of New York Mellon Trust Company, N.A.

Collateral for the Notes

The Series 201[—]-[—] notes will be secured by a beneficial interest in a pool of receivables that arise under World Financial Network National Bank’s private label revolving credit card accounts.

The bank has designated all eligible accounts from a number of merchant programs in its portfolio of private label credit card accounts and has transferred the receivables in those accounts either directly to World Financial Network Credit Card Master Trust or to us. We have, in turn, transferred the receivables sold to us by the bank to World Financial Network Credit Card Master Trust. We refer to the accounts that have been designated as trust accounts as the trust portfolio. World Financial Network Credit Card Master Trust has issued a collateral certificate representing an interest in the receivables and the other assets of World Financial Network Credit Card Master Trust to us. We have transferred that collateral certificate to the issuing entity and that collateral certificate serves as collateral for the notes.

The following information regarding the trust portfolio is as of [—] [—], 201[—]:

•	total receivables: $[—]

•	principal receivables: $[—]

•	finance charge receivables: $[—]

•	total accounts designated to World Financial Network Credit Card Master Trust: [—]

As of [—] [—], 201[—]:

•	The accounts designated for the trust portfolio had an average principal receivables balance per active account of $[—] and an average credit limit of $[—].

•	The percentage of the aggregate principal receivables balance to the aggregate total credit limit was [— ]%.

•	The average age of the accounts was approximately [—] months.

[Pairing of Series 201[—]-[—] with Series 20[—]-[— ]]

[Series 201[—]-[—] is a paired series with respect to Series 20[—]-[—]. The controlled accumulation period for the Series 20[—]-[—] notes is expected to commence on [            ]. It is expected that the collateral amount for your series will increase monthly on or after [            ] as funds are set aside to pay the Series 20[—]-[—] notes. We expect that funds in an amount sufficient to pay the principal amount of the Series 20[—]-[—] notes in full will have been set aside by [            ] and that the collateral amount for your series will have been increased to an amount equal to the outstanding principal amount of your series by that date. However, we cannot assure you that principal collections allocated to Series 20[—]-[—] during the controlled accumulation period for Series 20[—]-[—] will be sufficient to pay the Series 20[—]-[— ] notes in full as scheduled. See “Description of Series Provisions—Pairing of Series 201[—]-[—] with Series 20[—]-[—]” and “—Pre-Funding Account and Funding Period” and “Risk Factors— Pairing of your series with Series 20[—]-[—] may cause commencement of an early amortization period if funds sufficient to pay the Series 20[—]-[—] notes in full have not been accumulated on or prior to [—] [—], 201[—]” in this prospectus supplement.

Prior to the monthly period following the monthly period in which sufficient funds have been accumulated to pay the Series 20[—]-[—] notes in full, your series will only be entitled to receive an allocation of principal collections based on the initial collateral amount for your series, which will be an amount that is $[            ] less than the outstanding principal amount of your series on the closing date. In addition, since the allocation of finance charges to your series is based in part upon your collateral amount, your series will not receive an allocation of finance charge collections during the funding period fully commensurate with the outstanding principal amount of the Series 201[—]-[—] notes. Earnings from investment of funds on deposit in the pre-funding account will be applied like finance charge collections to cover interest on the notes, and a portion of the funds on deposit in the funding period reserve account will be applied to supplement those investment earnings on each distribution date during the funding period. The calculation of the amount of funds that will be withdrawn from the funding period reserve account and so applied on each distribution date during the funding period is described under “Description of Series Provisions—Funding Period Reserve Account—Funding Period Draw Amount.”]

[Pre-Funding Account and Funding Period

Your series will have a pre-funding account and a funding period. On the closing date, we will deposit a portion of the cash proceeds from the sale of the Series 201[—]-[—] notes in an amount equal to $[—] into the pre-funding account. The amount initially on deposit in the pre-funding account, plus the initial collateral amount for your series, will equal the aggregate initial principal amount of the Series 201[—]-[—] notes. The initial amount deposited in the pre-funding account will equal approximately $[insert amount not to exceed to exceed 50% of the aggregate principal receivables in the trust as of [—], [—]].

The funding period for your series will be the period from the closing date to the earliest of:

•	the date the collateral amount for your series equals the principal amount of your series;

•	the commencement of an early amortization period; and

•	[ ], 201[ ] [insert date not later than one year after the closing date].

[During the period beginning on the later of [—] [—], 201[—] and the first day of the controlled accumulation period for Series 20[—]-[—] and ending on the last day of the funding period, we will be required to request funds to be released from the pre-funding account in an aggregate amount for each monthly period equal to the amount of funds set aside during such monthly period to pay the principal amount of the Series 20[—]-[—] notes on the expected payment date for the Series 20[—]-[—] notes. If the controlled accumulation period for Series 20[—]-[—] commences prior to [—] [—], 201[—] , then during the [—], 201[—] monthly period we will be required to request funds to be released from the pre-funding account in an amount equal to the amount of funds set aside to pay the principal amount of the Series 20[—]-[—] notes prior to [—] [—], 201[—] and during the [—] 201[—] monthly period. However, we will only be required to request funds to be released from the pre-funding account as described in the preceding two sentences to the extent that doing so would not cause the transferor amount to be less than the minimum transferor amount.

Except as described below, amounts released from the pre-funding account during the funding period will be applied:

•	first, to make a deposit, if needed, to the cash collateral account up to the required cash collateral amount;

•	second, to make a deposit, if needed, to the funding period reserve account up to the required funding period reserve amount; and

•	third, any remaining amount will be released to us.

The collateral amount for your series will be increased by an aggregate amount equal to the amount of the funds so released. See “Description of Series Provisions — Pre-Funding Account and Funding Period.” It is expected that the collateral amount for your series will increase to an amount equal to the initial principal amount of your series by [—] [—], 201[—], as described above under “—Pairing of Series 201[—]-[—] with Series 20[—]-[— ] “ and “Description of Series Provisions—Pairing of Series 201[—]-[—] with Series 20[—]-[—] .” The funding period for your series will end no later than [—] [—], 201[—] regardless of whether funds in an amount sufficient to pay the principal amount of the Series 20[—]-[—] notes in full have been set aside.

If the collateral amount for your series is not increased so that it equals the principal amount of the notes by the end of the funding period, any amount remaining in the pre-funding account will be repaid to the holders of the Class A, Class B and Class C notes, pro rata, based on the initial principal amount of each class. If an early amortization period begins for Series 201[—]-[—] during the funding period, any amount remaining in the pre-funding account would be repaid to the holders of the Class A, Class B and Class C notes, pro rata, based on the initial principal amount of each class. In either of these cases, the principal amount of the notes would be reduced by a corresponding amount to an amount equal to the collateral amount for your series.]

[Funding Period Reserve Account

A funding period reserve account will be established for your series to assist with the distribution of interest on your series during the funding period. On the closing date, the depositor will deposit an amount equal to the initial required funding period reserve amount into the funding period reserve account. The required funding period reserve amount will be calculated as described in the “Glossary of Terms for Prospectus Supplement.” See “Description of Series Provisions — Funding Period Reserve Account.”

In addition, on each day during the funding period on which funds are released from the pre-funding account, funds so released will be deposited into the funding period reserve account up to the required funding period reserve amount as described under “Description of Series Provisions—Pre-Funding Account and Funding Period,” to the extent that funds are available for this purpose after making any required deposit to the cash collateral account. On each distribution date during the funding period, the indenture trustee will apply finance charge collections allocated to your series at the priority identified under “Description of Series Provisions—Application of Finance Charge Collections” to increase the amount on deposit in the funding period reserve account to the extent the amount on deposit in the funding period reserve account is less than the required funding period reserve amount.]

Addition of Assets to the Trust

When an account has been designated as a trust account, World Financial Network National Bank continues to own the account, but we buy all receivables existing at the time of designation or created later and transfer them to the trust. The bank has the option to designate additional eligible accounts as trust accounts from time to time. If the volume of additional accounts designated exceeds specified periodic limitations, then additional new accounts can only be designated if the Rating Agency Condition is satisfied. See “The Trust Portfolio—Addition of Trust Assets” in the accompanying prospectus for a more detailed description of the limitations on our ability to designate additional accounts. In addition, the bank is required to designate additional accounts as trust accounts if the amount of principal receivables held by the trust falls below a specified minimum, as more fully described in “The Trust Portfolio—Addition of Trust Assets” in the accompanying prospectus.

Removal of Assets from the Issuing Entity

Optional Removals

We have the option to remove accounts from the list of designated accounts and to repurchase the related receivables from the trust in two circumstances. First, when the trust holds excess receivables, we may remove and repurchase on a random basis, subject to the satisfaction of the Rating Agency Condition. Second, some retailers have the right to purchase receivables relating to their credit card programs if those programs are terminated. If a retailer exercises this right, we will remove and repurchase the related accounts and receivables and are not required to satisfy the Rating Agency Condition. See “The Trust Portfolio—Removal of Accounts” in the accompanying prospectus for a more detailed description of our right to remove accounts.

For a discussion of certain risks arising from the termination by a retailer of its credit card program, see “Risk Factors — Termination of Certain Private Label Credit Card Programs Could Lead to a Reduction of Receivables in the Trust” in the accompanying prospectus.

Required Removals

We are required to repurchase receivables from the trust if it is discovered that they did not satisfy eligibility requirements in some material respect at the time that we transferred them to the trust, and the ineligibility results in a charge-off or in impairment of the trust’s rights in the receivables or their proceeds. Similarly, the servicer is required to purchase receivables from the trust if the servicer fails to satisfy any of its obligations in connection with the transferred receivables or trust accounts, and the failure results in a material impairment of the receivables or subjects their proceeds to a conflicting lien. These repurchase and purchase obligations are subject to cure periods and are more fully described in “The Trust Portfolio—Representations and Warranties of the Depositor” and “The Servicer—Servicer’s Representations and Warranties” in the accompanying prospectus.

World Financial Network Credit Card Master Trust

World Financial Network Credit Card Master Trust is a common law trust formed by the bank in 1996 under a pooling and servicing agreement that has been amended and may in the future be amended from time to time. The August 2001 amendment, among other things, designated us as transferor in replacement of World Financial Network National Bank. The bank has transferred some of the private label credit card receivables directly to World Financial Network Credit Card Master Trust under the pooling and servicing agreement prior to its amendment, and we have transferred the receivables sold to us by the bank under a receivables purchase agreement to World Financial Network Credit Card Master Trust under the pooling and servicing agreement.

The trustee for World Financial Network Credit Card Master Trust is The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., successor to BNY Midwest Trust Company.

At any time when no series of investor certificates issued by World Financial Network Credit Card Master Trust is outstanding, other than the collateral certificate held by the issuing entity, we may cause World Financial Network Credit Card Master Trust to terminate, at which time the receivables will be transferred to the issuing entity and held directly by the issuing entity as collateral for the notes.

We refer to the entity — either World Financial Network Credit Card Master Trust or the issuing entity — that holds the receivables at any given time as the trust.

Other Claims on the Receivables

Other Series of Notes

The issuing entity has issued other series of notes and may issue other series of notes from time to time in the future. A summary of the series of notes expected to be outstanding on the closing date is in “Annex I: Other

Series of Securities Issued and Outstanding,” which is included at the end of this prospectus supplement and is incorporated in this prospectus supplement.

On February 19, 2009, Moody’s Investors Service announced that it downgraded the ratings of the Series 2004-C notes and the Series 2006-A notes issued by the issuing entity. The issuing entity has issued additional series of notes subsequent to such rating action that have not been rated by Moody’s.

For the Series 2004-C and Series 2006-A, the Class A notes were downgraded from Aaa to Aa2, the Class M notes were downgraded from Aa2 to A3, the Class B notes were downgraded from A2 to Baa3, and the Class C notes were downgraded from Baa2 to Ba3. The downgrade was based on Moody’s concerns that World Financial Network National Bank may have difficulty accessing the capital markets in the current economic environment and Moody’s view that the current, consumer-led downturn in the economy may have a more pronounced effect on companies with significant exposure to either the retail sector, subprime obligors, or both. Moody’s believes that the performance on private label credit card portfolios is particularly susceptible to downturns in the economy. Neither you nor any other noteholder will have the right to receive notice of, or consent to, the issuance of future series of notes.

No new series of notes may be issued unless we satisfy the conditions described in “Description of the Notes—New Issuances of Notes” in the accompanying prospectus, including that:

•	the Rating Agency Condition is satisfied;

•

we certify, based on facts known to the certifying officer, that the new issuance will not cause an early amortization event or an event of default or materially and adversely affect the amount or timing of distributions to be made to any class of noteholders;

•

after giving effect to the new issuance, the transferor amount would not be less than the minimum transferor amount and the amount of aggregate principal receivables held by the trust, together with any amount on deposit in the excess funding account, would not be less than the required principal balance; and

•	we deliver an opinion with respect to certain tax matters.

Outstanding Series of Investor Certificates

Other than the collateral certificate, there will be [—] series of investor certificates issued by World Financial Network Credit Card Master Trust that remain outstanding on the closing date. Neither you nor any other noteholder will have the right to receive notice of, or consent to, the issuance of future series of investor certificates.

The Transferor Interest

We own the interest, called the transferor interest, in the receivables and the other assets of the trust not supporting your series or any other series of notes or investor certificates. The transferor interest does not provide credit enhancement for your series or any other series. The amount of the transferor interest at any time is called the transferor amount and is calculated as described in “Glossary of Terms for Prospectus” in the accompanying prospectus. We are required to maintain a minimum transferor amount, which is calculated as described in “Glossary of Terms for Prospectus.” See “The Trust Portfolio — Addition of Trust Assets” in the accompanying prospectus for a description of the circumstances in which we will be required to designate additional accounts as trust accounts if the transferor amount falls below the minimum transferor amount.

Allocations of Collections and Losses

Your notes represent the right to payments from a portion of the collections on the receivables. The servicer will also allocate to your series a portion of defaulted receivables and would also allocate a portion of the dilution on the receivables to your series if the dilution is not offset by the transferor amount and the depositor fails to comply with its obligation to compensate the trust for the dilution. Dilution means any reduction to the principal amounts of receivables made by the servicer because of merchandise returns or any other reason except losses or payments.

The portion of collections, defaulted receivables and uncovered dilution allocated to your series will be based mainly upon the ratio of the amount of collateral for your series to the sum of the total amount of principal receivables in the trust. The way this ratio is calculated will vary during each of three periods that may apply to your notes:

•	The revolving period, which will begin on the closing date and end when either of the other two periods begins.

•

The controlled accumulation period, which is scheduled to begin on [—], but which may begin later, and end when the notes have been paid in full. However, if an early amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and an early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, the controlled accumulation period will end, and an early amortization period will begin.

•	The early amortization period, which will only occur if one or more adverse events, known as early amortization events, occurs.

For most purposes, the collateral amount used in determining these ratios will be reset no less frequently than at the end of each monthly period. References in this prospectus supplement to the monthly period related to any distribution date refer to the calendar month preceding that distribution date, or, in the case of the [—] distribution date, the period from the closing date through and including the last day of [—]. However, for allocations of principal collections during the controlled accumulation period or the early amortization period, the collateral amount at the end of the revolving period will be used, unless we request a decrease, and the Rating Agency Condition is satisfied.

The collateral amount for your series is:

•	the original principal amount of the Series 201[—]-[—] notes, minus

•	the balance on deposit in the pre-funding account, minus

•

principal payments on the Series 201[—]-[—] notes (other than principal payments made from funds on deposit in the spread account) and the balance held in the principal accumulation account for principal payments, minus

•	the amount of any principal collections reallocated to cover interest[, net swap payments] and servicing payments for your series, minus

•

your series’ share of defaults and uncovered dilution to the extent not reimbursed from finance charge collections, investment earnings allocated to your series and amounts on deposit in the cash collateral account.

•

A reduction to the collateral amount because of reallocated principal collections, defaults or uncovered dilution will be reversed to the extent that your series has available finance charge collections and investment earnings in future periods.

Application of Finance Charge Collections

The issuing entity will apply your series’ share of collections of finance charge receivables, [net swap receipts,] recoveries and investment earnings each month in the following order of priority:

•	to pay interest on the Class A notes [and to make net swap payments under the interest rate swap for the Class A notes];

•	to pay interest on the Class B notes [and to make net swap payments under the interest rate swap for the Class B notes];

•	to pay the servicing fee for your series (to the extent not retained by the servicer during the month);

•	to pay interest on the Class C notes [and to make net swap payments under the interest rate swap for the Class C notes];

•	to cover your series’ share of defaults and uncovered dilution;

•

to cover reductions in your series’ collateral amount resulting from defaults and uncovered dilution allocated to your series and from reallocated principal collections, in each case that have not been reimbursed;

•	to make a deposit, if needed, to the cash collateral account up to the required cash collateral amount;

•

to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for the Series 201[—]-[—] notes during the controlled accumulation period, up to the required reserve account amount;

•	[to make a deposit, if needed, to the funding period reserve account up to the required funding period reserve amount;]

•	to make a deposit, if needed, to the spread account up to the required spread account amount;

•	[to make payments or deposits relating to the interest rate swaps for each of the Class A, Class B and Class C notes;]

•	to make any other payments required to be made from your series share of collections of finance charge receivables from time to time; and

•	to other series that share excess finance charge collections with Series 201[—]-[—], to make any required deposits to the excess funding account or to us or our assigns.

Application of Principal Collections

The issuing entity will apply your series’ share of collections of principal receivables each month as follows:

Revolving Period

During the revolving period, no principal will be paid or accumulated in a trust account for you.

Controlled Accumulation Period

During the controlled accumulation period, your series’ share of principal collections will be deposited in a trust account, up to a specified deposit amount on each distribution date. Unless an early amortization event occurs, amounts on deposit in that account will be paid on the expected principal payment date, first to the Class A noteholders until the Class A notes are paid in full, then to the Class B noteholders until the Class B notes are paid in full and then to the Class C noteholders until the Class C notes are paid in full.

Early Amortization Period

An early amortization period for your series will start if an early amortization event occurs. The early amortization events for your series are described below in this summary, under “Description of Series Provisions — Early Amortization Events” in this prospectus supplement and under “Description of the Notes — Early Amortization Events” in the accompanying prospectus. During the early amortization period, your series’ share of principal collections will be paid monthly first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders, in each case until the specified class of notes is paid in full. [However, even if an early amortization period commences for your series, prior to the monthly period following the monthly period in which sufficient funds have been accumulated to pay the Series 20[—]-[—] notes in full, your series will only be entitled to receive an allocation of principal collections based on the initial collateral amount for your series. See “Pairing of Series 201[—]-[—] with Series 20[—]-[—] “ and “Pre-Funding Account and Funding Period” above in this “Structural Summary” and “Description of Series Provisions—Pairing of Series 201[—]-[—] with Series 20[— ]-[—] “ and “—Pre-Funding Account and Funding Period” in this prospectus supplement.]

Reallocation of Principal Collections

During any of the above periods, principal collections allocated to your series may be reallocated, if necessary, to make required payments of interest on the Class A notes, the Class B notes and the Class C notes, [net swap payments due from the issuing entity,] monthly servicing fee payments not made from your series’ share of finance charge collections, other amounts treated as finance charge collections, and excess finance charge collections available from other series that share with your series. This reallocation is one of the ways that the more senior classes of notes obtain the benefit of subordination, as described under the caption “— Credit Enhancement” below. The amount of reallocated principal collections is limited by the amount of available subordination.

[As described above under “Pairing of Series 201[—]-[—] with Series 20[—]-[— ] “ and “Pre-Funding Account and Funding Period,” your series will receive a reduced allocation of principal collections until the monthly period following the monthly period in which sufficient funds have been accumulated to pay the Series 20[—]-[—] notes in full and, as a result, there will be less principal collections available to your series to be applied as described in the preceding paragraph during that period.]

Shared Principal Collections

At all times, collections of principal receivables allocated to your series that are not needed for payments on your series will first be made available to other series, second, deposited in the excess funding account, if needed, and third, paid to us or our assigns. See “Description of the Notes—Shared Principal Collections” in the accompanying prospectus.

Interest on the Notes

Each class of notes will accrue interest from and including the closing date to but excluding [—],[—], and for each following interest period at the applicable rate set forth on the cover page of this prospectus supplement. [For purposes of determining the interest rate applicable to each interest period, LIBOR will be determined two London business days before that interest period begins.

For each date of determination, LIBOR will equal the rate for deposits in United States dollars for a one-month period which appears on Reuters Screen LIBOR01 Page (and, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period), as of 11:00 a.m., London time, on that date. If that rate does not appear on that display page, LIBOR will be determined as described in “Description of Series Provisions—Interest Payments.”

LIBOR for the first interest period will be determined by straight-line interpolation, based on the actual number of days in the period from the closing date to but excluding [—],[—], between two rates determined in accordance with the preceding paragraph, one of which will be determined for a maturity of one month and one of which will be determined for a maturity of two months.]

Credit Enhancement

Credit enhancement for your series includes subordination and a cash collateral account as described below. A spread account also provides credit enhancement primarily for the benefit of the Class C notes.

Credit enhancement for your series is for your series’ benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

Subordination

Credit enhancement for the Class A notes includes the subordination of the Class B notes and the Class C notes. Credit enhancement for the Class B notes includes the subordination of the Class C notes. Subordination serves as credit enhancement in the following way. The more subordinated, or junior, classes of notes will not receive payment of interest or principal until required payments have been made to the more senior classes. As a result, subordinated classes will absorb any shortfalls in collections or deterioration in the collateral for the notes prior to senior classes.

Cash Collateral Account

A cash collateral account will provide additional credit enhancement for your series. On the closing date, we will deposit [$— ] (which amount represents [—]% of the collateral amount of the Series 201[—]-[—] notes on the closing date) into the cash collateral account. Deposits into the cash collateral account will be made each month, as needed, from finance charge collections allocated to your series, other amounts treated as finance charge collections and excess finance charge collections available from other series up to the required cash collateral account amount as described under “Description of Series Provisions — Required Cash Collateral Amount.” [In addition, on each day during the funding period on which funds are released from the pre-funding account, funds so released will be deposited into the cash collateral account up to the required cash collateral amount as described under “Description of Series Provisions — Pre-Funding Account and Funding Period.”]

The cash collateral account will be used to make payments on the notes if finance charge collections allocated to your series, other amounts treated as finance charge collections and excess finance charge collections available from other series are insufficient to make required payments.

The required cash collateral amount is calculated as described under “Description of Series Provisions — Required Cash Collateral Amount.”

Spread Account

A spread account will provide additional credit enhancement for your series, primarily for the benefit of the Class C notes. The spread account initially will not be funded. Deposits into the spread account will be made each month from finance charge collections allocated to your series, other amounts treated as finance charge collections and excess finance charge collections available from other series up to the required spread account amount, as described under “Description of Series Provisions — Spread Account.”

The spread account will be used to make interest payments on the Class C notes if finance charge collections allocated to your series, other amounts treated as finance charge collections, excess finance charge collections available from other series and amounts withdrawn from the cash collateral account are insufficient to make those payments.

Unless an early amortization event occurs, the amount, if any, remaining on deposit in the spread account on the expected principal payment date for the Series 201[—]-[—] notes, after making the payments described in the preceding paragraph, will be applied to pay principal on the Class C notes, to the extent that the Class C notes have not been paid in full after application of all principal collections on that date. Except as provided in the following paragraph, if an early amortization event occurs, the amount, if any, remaining on deposit in the spread account, after making the payments described in the preceding paragraph, will be applied to pay principal on the Class C notes on the earlier of the final maturity date and the first distribution date on which the outstanding principal amount of the Class A and Class B notes has been paid.

In addition, on any day after the occurrence of an event of default with respect to Series 201[—]-[—] and the acceleration of the maturity date, the indenture trustee will withdraw from the spread account the outstanding amount on deposit in the spread account and deposit that amount in the distribution account for distribution to the Class C, Class A and Class B noteholders, in that order of priority, to fund any shortfalls in amounts owed to those noteholders.

[Interest Rate Swaps

As additional enhancement for the Class A, Class B and Class C notes, the issuing entity will enter into an interest rate swap for the Class A notes, an interest rate swap for the Class B notes and an interest rate swap for the Class C notes, each covering the period from the closing date through the final maturity date.

The notional amounts of each of the Class A, Class B and Class C interest rate swaps will, for each interest period, equal the outstanding principal balance of the corresponding class of notes, in each case as of the end of the first day of the related interest period. Under each swap, if one-month LIBOR exceeds a specified fixed rate, the issuing entity will receive payments from the swap counterparty equal to:

rate differential	x	Class A, B or C principal balance, as applicable	X	days in interest period 360

where the rate differential equals one-month LIBOR minus the specified fixed rate. Alternatively, if one-month LIBOR is less than the applicable specified fixed rate, the issuing entity will be required to make a payment to the swap counterparty equal to the result of the equation shown above, where the rate differential equals the specified fixed rate minus one-month LIBOR. The specified fixed rate for the Class A interest rate swap is [—]% per year. The specified fixed rate for the Class B interest rate swap is [—]% per year. The specified fixed rate for the Class C interest rate swap is [—]% per year. “Description of Series Provisions — Interest Rate Swaps.”]

Early Amortization Events

The issuing entity will begin to repay the principal of the notes before the expected principal payment date if an early amortization event occurs. An early amortization event will occur if the finance charge collections on the receivables are too low or if defaults are too high. The minimum amount that must be available for payments to your series in any month, referred to as the base rate, is the sum of the interest payable on the Series 201[—]-[—] notes [net of any net swap payment due from the issuing entity] for the related interest period, plus your series’ share of the servicing fee for the related monthly period all divided by the sum of the collateral amount plus amounts on deposit in the principal accumulation account, each as of the last day of that period. If the average portfolio yield for your series, calculated as described in the following sentence, for any three consecutive monthly periods is less than the average base rate for the same three consecutive monthly periods, an early amortization event will occur. The portfolio yield for your series for any monthly period will be the result, expressed as a percentage, of the amount of finance charge collections and other amounts treated as finance charge collections allocated to your series for that monthly period, other than excess finance charge collections, net of the amount of defaulted principal receivables and uncovered dilution allocated to your series for that monthly period, divided by the sum of the collateral amount and amounts on deposit in the principal accumulation account, each as of the last day of that monthly period. See “Description of Series Provisions — Early Amortization Events.”

The other early amortization events are:

•	Our failure to make required payments or deposits or material failure to perform other obligations, subject to applicable grace periods;

•	Material inaccuracies in our representations and warranties subject to applicable grace periods;

•	The Series 201[—]-[—] notes are not paid in full on the expected principal payment date;

•

Bankruptcy, insolvency or similar events relating to us or the bank (although these provisions may not be enforceable as discussed in “Risk Factors — If a conservator or receiver were appointed for World Financial Network National Bank, delays or reductions in payment of your notes could occur” in the accompanying prospectus);

•	We are unable to transfer additional receivables to the trust or the bank is unable to transfer additional receivables to us;

•	We do not transfer receivables in additional accounts or participations to the trust when required;

•	Material defaults of the servicer;

•

[Failure of a swap counterparty to make a payment under any of the interest rate swaps for the Class A, Class B or Class C notes where such payment obligation arises as a result of LIBOR being greater than the specified fixed rate for such interest rate swap, and such failure is not cured within 5 business days after the payment is due;]

•	[The early termination of any of the interest rate swaps for the Class A, Class B or Class C notes, unless the issuing entity obtains a replacement interest rate swap acceptable to the rating agencies;]

•	World Financial Network Credit Card Master Trust or the issuing entity becomes subject to regulation as an “investment company” under the Investment Company Act of 1940; or

•	An event of default occurs for the Series 201[—]-[—] notes and their maturity date is accelerated.

Events of Default

The Series 201[—]-[—] notes are subject to events of default described under “Description of the Notes — Events of Default; Rights upon Event of Default” in the accompanying prospectus. These include:

•	Failure to pay interest on the Series 201[—]-[—] notes for 35 days after it is due;

•	Failure to pay principal on the Series 201[—]-[—] notes when it becomes due and payable on the final maturity date for the Series 201[—]-[—] notes;

•

Bankruptcy, insolvency or similar events relating to the issuing entity (although these provisions may not be enforceable as discussed in “Risk Factors — If a conservator or receiver were appointed for World Financial Network National Bank, delays or reductions in payment of your notes could occur” in the accompanying prospectus); and

•	Material failure by the issuing entity to perform its obligations under the indenture, subject to applicable grace periods.

In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuing entity, the principal amount of the Series 201[—]-[—] notes automatically will become immediately due and payable (although these provisions may not be enforceable as discussed in “Risk Factors — If a conservator or receiver were appointed for World Financial Network National Bank, delays or reductions in payment of your notes could occur” in the accompanying prospectus). If any other event of default occurs and continues with respect to the Series 201[—]-[—] notes, the indenture trustee or holders of more than 50% of the then-outstanding principal amount of the Series 201[—]-[—] notes may declare the principal amount of the Series 201[—]-[—] notes to be immediately due and payable. These declarations may be rescinded by holders of more than 50% of the then-outstanding principal amount of the Series 201[—]-[—] notes if the related event of default has been cured, subject to the conditions described under “Description of the Notes— Events of Default; Rights upon Event of Default” in the accompanying prospectus.

After an event of default and the acceleration of the Series 201[—]-[—] notes, funds allocated to Series 201[—]-[—] and on deposit in the collection account, the excess funding account and the other trust accounts will be applied to pay principal of and interest on the Series 201[—]-[—] notes to the extent permitted by law. Principal collections and finance charge collections allocated to Series 201[—]-[—] will be applied to make monthly principal and interest payments on the Series 201[—]-[—] notes until the earlier of the date those notes are paid in full or the final maturity date of those notes. If the Series 201[—]-[—] notes are accelerated or the issuing entity fails to pay the principal of the Series 201[—]-[—] notes on the final maturity date, subject to the conditions described in the accompanying prospectus under “Description of the Notes — Events of Default; Rights upon Event of Default”, the indenture trustee may, if legally permitted, cause the trust to sell (i) principal receivables in an amount equal to the collateral amount for Series 201[—] and (ii) the related finance charge receivables.

Optional Redemption

The servicer has the option to purchase your notes when the outstanding principal amount for your series has been reduced to 5% or less of the initial principal amount. See “Description of the Notes — Final Payment of Principal” in the accompanying prospectus.

Servicing and Servicer’s Fee

The servicer for the trust is World Financial Network National Bank. World Financial Network National Bank, as servicer, receives a fee for its servicing activities. The share of the servicing fee allocable Series 201[—]-[—] for each payment date will be equal to one-twelfth of the product of (a) 2% and (b) the collateral amount for Series 201[—]-[—] on the last day of the prior monthly period. [However, the servicing fee for the first monthly period will be based on the number of days in the first monthly period.] The servicing fee allocable to Series 201[—]-[—] for each payment date will be paid from your series share of collections of finance charge receivables[, net swap receipts], recoveries and investment earnings each month as described in “—Application of Finance Charge Collections” above and in “Description of Series Provisions—Application of Finance Charge Collections.”

Tax Status

Subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus, Mayer Brown LLP as tax counsel to the issuing entity, is of the opinion that under existing law the Series 201[—]-[—] notes (other than notes retained by the bank or by a person disregarded as an entity separate from the bank) will be characterized as debt for federal income tax purposes and that neither World Financial Network Credit Card Master Trust nor the issuing entity will be classified as an association or constitute a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By your acceptance of a Series 201[—]-[—] note, you will agree to treat your Series 201[—]-[—] notes as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described under “ERISA Considerations” in the accompanying prospectus, the Series 201[—]-[—] notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. If you are contemplating purchasing the Series 201[—]-[—] notes on behalf of or with plan assets of any plan or account, we suggest that you consult with counsel regarding whether the purchase or holding of the Series 201[—]-[—] notes could give rise to a transaction prohibited or not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code. Each purchaser that purchases a Series 201[—]-[—] note will be deemed to represent and warrant that either it is not acquiring the note with assets of (or on behalf of) a benefit plan or any other plan that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or to a law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code or its purchase, holding and disposition of the note will not result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Internal Revenue Code or any substantially similar applicable law. See “ERISA Considerations” in the accompanying prospectus.

Risk Factors

There are material risks associated with an investment in the Series 201[—]-[—] notes, and you should consider the matters set forth under “Risk Factors” beginning on page S-16 below and on page 8 of the accompanying prospectus.

Ratings

It is a condition to the issuance of the Series 201[—]-[—] notes that one of the ratings set forth for each class of Series 201[—]-[—] notes in the “Summary of Terms” above be obtained.

Any rating assigned to the notes by a credit rating agency will reflect the rating agency’s assessment solely of the likelihood that noteholders will receive the payments of interest and principal required to be made under the terms of the series and will be based primarily on the value of the receivables in the trust, the credit enhancement provided [and the credit worthiness of the swap counterparty]. The rating is not a recommendation to purchase, hold or sell any notes. The rating does not constitute a comment as to the marketability of any notes, any market price or suitability for a particular investor. Ratings on the notes will be monitored by the rating agencies that are rating the notes while the notes are outstanding. Any rating can be changed or withdrawn by a rating agency at any time.

WFN Credit Company, LLC

Our address is 220 West Schrock Road, Westerville, Ohio 43081. Our phone number is (614) 729-5044.

As of the date of this prospectus, Series [—] - [—] is the [—] issued and outstanding series of World Financial Network Credit Card Master Note Trust.

Application of Series 200[•]-[•] Finance Charge Collections

Series 200[•]-[•] finance charge collections
Class A interest payments [and to make net swap payments for the Class A notes]
Class B interest payments [and to make net swap payments for the Class B notes]
Servicing fee payment
Class C interest payments [and to make net swap payments for the Class C notes]
Cover Series 200[•]-[•] share of defaults on receivables and uncovered dilution
Reimbursements of collateral amount reductions from defaults, uncovered dilution and reallocations of principal collections
Cash Collateral Account Deposits
Reserve Account Deposits
Spread Account Deposits
[Other payments owing to the Class A, Class B and Class C swap counterparties]
Other required payments or deposits, if any
Shared Excess Finance Charge Collections

Application of Series 200[•]-[•] Available Principal Amounts

Series 200[•]-[•] Principal Amounts
Reallocated principal collections to cover interest payments on Class A and B notes, [net swap payments, if any] or servicing fee payments
Principal Accumulation Account
Shared excess principal collections

This prospectus supplement uses defined terms. You can find a glossary of terms under the caption “Glossary of Terms for Prospectus Supplement” beginning on page S-47 in this prospectus supplement and under the caption “Glossary of Terms for Prospectus” beginning on page 89 in the accompanying prospectus.

Risk Factors

In addition to the risk factors described in the prospectus, you should consider the following.

[During the funding period, the amount of finance charge collections allocated to your series, together with investment earnings and other amounts available to your series, may be less than the amount of funds that would be available to your series if your series were not in a funding period.]

[During the funding period, your interest in the receivables—which we refer to as the collateral amount—will be less than the outstanding principal amount of your series to the extent of the balance on deposit in the pre-funding account. Since the allocation of finance charges to your series is based in part upon your collateral amount, your series will not receive an allocation of finance charge collections during the funding period fully commensurate with the outstanding principal amount of the Series 201[—]-[—] notes.

Investment earnings on the balance in the pre-funding account will be used like finance charge collections allocated to your series to make interest and other payments, but the yield on those investments is expected to be less than the yield that would be received if such amounts were invested in receivables. In addition, although amounts may be released from the pre-funding account on any day during the funding period on or after [—] [—], 201[—] and will result in a corresponding increase in the collateral amount for your series, the allocation percentage used for purposes of allocating finance charge collections to your series will not be reset to reflect this increase until the following monthly period. As a result, the rate of investment earnings on funds on deposit in the pre-funding account will likely decrease during a monthly period as funds are released from the pre-funding account, and such decrease in investment earnings will not be offset by a corresponding increase in the allocation of finance charge collections to your series during that monthly period. A funding period reserve account will be maintained for your series from which specified amounts will be withdrawn on each distribution date and used like finance charge collections allocated to your series to alleviate any such shortfall. Even with these additional funds, the amounts available to make payments to you may be less than if your series were fully supported by receivables.]

[Pairing of your series with Series 20[—]-[—] may cause commencement of an early amortization period if funds sufficient to pay the Series 20[—]-[—] notes in full have not been accumulated on or prior to [—] [—], 201[—].]	[It is expected that the collateral amount for your series will increase during each monthly period on or after [—] [—], 201[—] as funds are set aside to pay the Series 20[—]-[—] notes. We expect that funds in an amount sufficient to pay the principal amount of the Series 20[—]-[—] notes in full will have been set aside by [—] [—], 201[—] and that the collateral amount for your series will have been increased to an amount equal to the outstanding principal amount of your series by that date. If the collateral amount for your series does not equal the full outstanding principal amount of your series by the end of the funding period, the amounts remaining on deposit in the pre-funding account will be released and used to pay down the principal amount of the Class A, Class B and Class C notes, pro rata, based on the initial principal amount of each class. In addition, if funds sufficient to pay the Series 20[—]-[—] notes in full have not been accumulated on or prior to [—] [—], 201[—], an early amortization event will occur for your series and the principal amount of your series, after giving effect to the repayment described in the preceding sentence, will begin to be repaid on each distribution date until the Series 201[—]-[—] notes are paid in full. See “Description of Series Provisions—Early Amortization Period.” We cannot assure you that you would be able to reinvest any such released funds in similar securities or at a comparable rate of return at that time.

[Your series will only receive an allocation of principal collections based on the initial collateral amount until the Series 20[— ]-[—] notes are paid in full or sufficient funds are accumulated for this purpose.]	[Your series will only be entitled to receive an allocation of principal collections based on the collateral amount on the closing date until the monthly period following the monthly period in which sufficient funds have been accumulated to pay the Series 20[—]-[—] notes in full. As a result, your series will have fewer reallocated principal collections to cover required payments of interest on the Class A notes and the Class B notes, net swap payments due from the issuing entity and monthly servicing fee payments, if your series’ share of finance charge collections, other amounts treated as finance charge collections and excess finance charge collections available from other series are not sufficient to make these payments. Even if an early amortization event occurs for your series, your series will only be entitled to receive an allocation of principal collections based on the collateral amount on the closing date until the monthly period following the monthly period in which sufficient funds have been accumulated to pay the Series 20[—]-[—] notes in full. See “Description of Series Provisions—Pairing of Series 201[—]-[—] with Series 20[—]-[— ]” and “—Allocation Percentages.”]

The ratings for the notes are limited in scope, may not continue to be issued and do not consider the suitability of an investment in the securities for you	It is a condition to the issuance of the Series 201[—]-[—] notes that the ratings from one of the rating agencies set forth for the Class A notes, the Class B notes and the Class C notes in the “Summary of Terms” be obtained. The rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full or make full distributions of the outstanding balance of the notes. A note rating is not a recommendation to buy, sell or hold the notes. Ratings on the notes may be lowered, qualified or withdrawn at any time after the notes are issued without notice from the issuing entity or the depositor. No one has an obligation to provide additional credit enhancement or to restore the original rating of any notes with respect to which a rating agency changes its rating or withdraws a rating in the future. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the notes. Ratings on the notes do not address the timing of distributions of principal on the notes prior to the applicable final scheduled payment date. The ratings do not consider the prices of the notes or their suitability to a particular investor.

The bankruptcy of a retailer included in the trust portfolio may affect the timing and amount of payments to you	Recently, the United States has experienced a period of economic slowdown. Rising unemployment and the continued lack of availability of credit has contributed to a decline in demand for many consumer products, including those sold at the retailers included in the trust portfolio. A prolonged economic slowdown may increase the risk that a retailer becomes subject to a voluntary or involuntary case under any applicable federal or state bankruptcy or other similar law. The bankruptcy of a retailer could lead to a significant decline in the amount of new receivables and could lead to increased delinquencies and defaults on the receivables associated with a retailer that is subject to a proceeding under bankruptcy or similar laws. Any of these effects of a retailer bankruptcy could result in the commencement of an early amortization period for one or more series of notes, including your series. If an early amortization event occurs, you could receive payment of principal sooner than expected. See “Maturity Considerations” in this prospectus supplement.

In addition, certain series of variable funding notes issued by the issuing entity are subject to early amortization based on triggers relating to the bankruptcy of retailers. The occurrence of an early amortization event for such series would significantly limit the bank’s ability to securitize additional receivables. See “Risk Factors—The bank depends on its ability to sell and securitize its credit card receivables to fund new receivables” in the accompanying prospectus.

Charge-offs are expected to increase and could reduce payments to you

The global financial and economic crisis has had and could continue to have an adverse effect on the trust portfolio. [The current deep economic recession and rising unemployment contributed to significant increases in net losses and delinquencies for 2008 and 2009 compared to 2007.] [To be updated as of date of prospectus supplement to reflect loss and delinquency trends.] See “Receivables Performance—Delinquency and Loss Experience” in this prospectus supplement. Increases in delinquencies and charge-offs could continue, particularly if conditions in the general economy further deteriorate.

If the amount of charged-off receivables and any uncovered dilution allocated to your series exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See “Description of Series Provisions—Investor Charge-Offs” in this prospectus supplement and “The Servicer—Defaulted Receivables; Dilution; Investor Charge-Offs” in the accompanying prospectus.

[Default by a swap counterparty or termination of the Class A, Class B or Class C interest rate swap could reduce or delay payments and may cause commencement of an early amortization period or a reduction in the ratings of the notes.]

[The interest rate swaps expose you to risks arising from the failure of either a swap counterparty or the issuing entity to perform its obligations thereunder or from the early termination of an interest rate swap. If a swap counterparty does not make a required payment due under the interest rate swap, the issuing entity will have less funds available to make interest payments on the notes. Continuance of such failure for five business days will cause the early amortization period to commence. If either a swap counterparty or the issuing entity does not make a payment due under an interest rate swap, the other party may initiate an early termination of the interest rate swap. If the ratings of a swap counterparty are reduced below certain levels established by the rating agencies rating the notes, that swap counterparty will be required to assign its rights and obligations under the applicable interest rate swap to a replacement swap counterparty, post collateral or make other arrangements satisfactory to the rating agencies within certain grace periods. The interest rate swaps may be terminated if that swap counterparty fails to do so. If an interest rate swap is terminated or a swap counterparty fails to perform its obligations (whether following a ratings downgrade or otherwise) under the interest rate swap, we cannot assure you that the trust would be able to enter into a replacement interest rate swap or make other arrangements to hedge the issuing entity’s interest payment obligations. The early termination of an interest rate swap will cause an early amortization event and commencement of the early amortization period if the issuing entity does not enter into a replacement interest rate swap or enter into an alternative arrangement satisfactory to the rating agencies.

If the early amortization period commences as a result of any of the foregoing, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your notes. If the affected interest rate swap is not terminated following the swap counterparty’s failure to perform, the issuing entity may have less funds available to pay interest on the notes. In addition, the ratings of the notes may be reduced, which could affect your ability to sell your notes. See “Description of Series Provisions — Interest Rate Swaps “and “ — Early Amortization Events.”]

FDIC receivership or conservatorship of the bank could result in delays in payments or losses on your notes

If the bank were to become insolvent, were to violate applicable regulations, or if other similar circumstances were to occur, the FDIC could be appointed receiver or conservator of the bank. As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the repudiation and automatic stay powers described under “The Issuing Entity—Conservatorship and Receivership; Bankruptcy” in the accompanying prospectus. We have structured the transaction contemplated by this prospectus supplement and the accompanying prospectus to comply with the FDIC’s interim rule relating securitizations. Under that rule, the FDIC has stated that it will not use its repudiation power to reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization completed on or prior to September 30, 2010, or, with respect to revolving securitization trusts, for securitizations in which the related beneficial interests were issued on or before September 30, 2010, that complies with the interim rule’s conditions, and the FDIC has indicated that it does not believe the automatic stay applies financial assets so transferred.

If the FDIC were to successfully assert that this transaction does not comply with the interim rule and that the transfer of receivables under the receivables purchase agreement between the bank and us was not a legal true sale, then we would be treated as having made a loan to the bank, secured by the transferred receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages,” as discussed under “The Issuing Entity—Conservatorship and Receivership; Bankruptcy” in the accompanying prospectus.

If the FDIC were appointed as conservator or receiver for the bank, the FDIC could:

•   require the issuing entity or any of the other transaction parties to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•   request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the bank; or

•   repudiate without compensation the bank’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•   prior to any such repudiation of a servicing agreement, prevent the trustee or the noteholders from appointing a successor servicer; or

•   argue that the automatic stay prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

If the FDIC, as conservator or receiver for the bank, were to take any of the actions described above, payments and/or distributions of principal and interest on your notes could be delayed or reduced. See “Risk Factors—If a conservator or receiver were appointed for World Financial Network National Bank, delays or reductions in payment of your notes could occur” and “The Issuing Entity—Conservatorship and Receivership; Bankruptcy” in the accompanying prospectus.

[Insert any additional risk factors applicable for this series]

Receivables Performance

The tables below contain performance information for the receivables in the trust portfolio for each of the periods shown. The composition of the trust portfolio is expected to change over time. The future performance of the receivables in the trust portfolio may be different from the historical performance set forth below.

All data set forth in the tables below is reported on a collected basis, except that data for some acquired portfolios is reported on a billed basis for the period before the bank acquired them. Average principal receivables outstanding is the average of the principal receivables balances at the beginning of each month in the period indicated. Fees include late fees and return check fees.

Delinquency and Loss Experience

The following tables set forth the aggregate delinquency and loss experience for cardholder payments on the credit card accounts in the trust portfolio for each of the dates or periods shown. The global financial and economic crisis has had and could continue to have an adverse effect on the trust portfolio. The current deep economic recession and rising unemployment have contributed to significant increases in net losses and delinquencies for 2008 and 2009 compared to 2007. We expect that net losses and delinquencies will continue to correlate with declines in the general economy and increases in unemployment. Increases in net losses and delinquencies could continue, particularly if conditions in the general economy further deteriorate.

[Discussion of any relevant changes in loss and delinquency performance]

We cannot assure you that the future delinquency and loss experience for the receivables will be similar to the historical experience set forth below.

Receivables Delinquency Experience

Trust Portfolio

(Dollars in Thousands)

	[—]		December 31,
	2010		2009		2008
	Principal Receivables	Percentage of Total Principal Receivables	Principal Receivables	Percentage of Total Principal Receivables	Principal Receivables	Percentage of Total Principal Receivables
Receivables Outstanding
Receivables Delinquent
31-60 Days
61-90 Days
91-120 Days
121-150 Days
151 or More Days
Total(1)

	December 31,
	2007		2006		2005
	Principal Receivables	Percentage of Total Principal Receivables	Principal Receivables	Percentage of Total Principal Receivables	Principal Receivables	Percentage of Total Principal Receivables
Receivables Outstanding
Receivables Delinquent
31-60 Days
61-90 Days
91-120 Days
121-150 Days
151 or More Days
Total(1)

(1)	Dollar amounts and percentages may not add up to the total or to 100%, respectively, due to rounding.

Account Delinquency Experience

Trust Portfolio¹

	[—]		December 31,
	2010		2009		2008
	Total Active Accounts	Percentage of Total Active Accounts	Total Active Accounts	Percentage of Total Active Accounts	Total Active Accounts	Percentage of Total Active Accounts
Total Active Accounts(1)
Accounts Delinquent(1)
31-60 Days
61-90 Days
91-120 Days
121-150 Days
151 or More Days
Total(2)

(1)	Excludes Zero Balance Accounts.
(2)	Dollar amounts and percentages may not add up to the total or to 100%, respectively, due to rounding.

	December 31
	2007		2006		2005
	Total Active Accounts	Percentage of Total Active Accounts	Total Active Accounts	Percentage of Total Active Accounts	Total Active Accounts	Percentage of Total Active Accounts
Total Active Accounts(1)
Accounts Delinquent(1)
31-60 Days
61-90 Days
91-120 Days
121-150 Days
151 or More Days
Total(2)

(1)	Excludes Zero Balance Accounts.
(2)	Dollar amounts and percentages may not add up to the total or to 100%, respectively, due to rounding.

Loss Experience

Trust Portfolio

(Dollars in Thousands)

	[—] Months Ended [—], 2010	Fiscal Year Ended December 31,
		2009	2008	2007	2006	2005
Average Receivables Outstanding
Gross Charge Offs(1)
Recoveries(2)
Net Charge Offs(3)
Net Charge-Offs as a percentage of Average Receivables Outstanding (annualized)

(1)	Gross Charge Offs includes gross charge offs of principal receivables.
(2)	Recoveries includes recoveries of principal and finance charge receivables and fees.
(3)	Net Charge Offs equal Gross Charge Offs minus Recoveries.

Revenue Experience

The gross revenues from finance charges and fees related to accounts in the trust portfolio for each of the periods shown are set forth in the following table. The figures reflected in the following table represent balances before deductions for charge-offs, returned merchandise, and customer disputes or other expenses and reductions due to fraud.

Revenue Experience

Trust Portfolio

(Dollars in Thousands)

	[—] Months Ended [—], 2010		Fiscal Year Ended December 31,
		2009	2008	2007	2006	2005
Average Receivables Outstanding
Total Finance Charges and Fees
Total Finance Charges and Fees as a percentage of Average Receivables Outstanding (annualized)

The Trust Portfolio

The receivables to be conveyed to the trust have been or will be generated from transactions made by holders of credit card accounts included in the trust portfolio. A description of the bank’s credit card business is contained in the accompanying prospectus under the heading “Sponsor—Private Label Credit Card Activities.”

As of the end of the day on [—]:

•	The receivables in the trust portfolio included $[—] of principal receivables and $[—] of finance charge receivables.

•	The accounts designated for the trust portfolio had an average principal receivables balance per active account of $[—] and an average credit limit of $[—].

•	The percentage of the aggregate principal receivables balance to the aggregate total credit limit was [— ]%.

•	The average age of the accounts was approximately [—] months.

•

The percentage of the accounts in the trust portfolio for which cardholders made minimum payments as of their respective latest statement date, in each case based on the prior month statement minimum payment, was [—]%.

•

The percentage of the accounts in the trust portfolio for which cardholders made full payments as of their respective latest statement date, in each case based on the prior month statement outstanding balance, was [—]%.

The following tables summarize the trust portfolio by various criteria as of the end of business on [—], 201[—]. Please note that percentages presented in the tables in this section may not add to 100.00% due to rounding. For purposes of the tables below, “Number of Accounts” refers to all trust accounts, including any accounts that are inactive accounts and zero-balance accounts, which in some cases may be closed accounts that have not yet been removed from the originator’s computer system and from the trust portfolio. Because the future composition of the trust portfolio will change over time, these tables are not indicative of the composition of the trust portfolio at any subsequent time.

The table immediately below sets forth the number of fixed and floating rate credit cards and the associated principal amounts contained in the trust portfolio as of [—], 201[—].

Our variable rate credit cards represent APRs indexed to a benchmark rate plus various spread levels. In many cases, this effective APR is subject to a minimum rate. Total Variable represents those effective APRs that are not subject to a minimum rate as of [—]. All of our variable rate credit cards are subject to a maximum rate.

Distribution of Trust Portfolio

by Fixed/Floating APR

(Dollars in Thousands; Accounts in Thousands)

	Number of Accounts	Percentage of Number of Accounts	Principal Receivables Outstanding	Percentage of Principal Receivables Outstanding
Total Fixed¹
Total Variable with Floor
Total Variable

¹	In the majority of instances, the annual fixed finance charge rate is currently [—]%.

Composition by Retailer Type

Trust Portfolio(1)

Retailer Type	Percentage of Principal Receivables Outstanding
Soft goods
Furniture
Jewelry
Other

(1)

The credit card programs, or group of credit card programs for affiliated companies of the Limited Brands, including each of its affiliates as of [—], accounted for approximately [—]% of the principal receivables in the trust portfolio. The groups of credit card programs for affiliated companies of Redcats USA, Inc. (formerly Brylane), including each of its affiliates as of [—], accounted for approximately [—]% of the principal receivables in the trust portfolio. As of that date there were [—] other credit card programs included in the trust portfolio.

Composition by Account Balance

Trust Portfolio

Account Balance Range	Number of Accounts	Percentage of Number of Accounts	Principal Receivables Outstanding	Percent Principal Receivable Outstanding
Credit Balance
No Balance
$0.01-$50.00
$50.01-$100.00
$100.01-$150.00
$150.01-$250.00
$250.01-$350.00
$350.01-$500.00
$500.01-$1,000.00
$1,000.01-$1,500.00
$1,500.01 or more

Total		100.00%		100.00%

Composition by Credit Limit

Trust Portfolio

Credit Limit Range	Number of Accounts	Percentage of Number of Accounts	Principal Receivables Outstanding	Percent Principal Receivable Outstanding
$0
$.01-$100.00
$100.01-$250.00
$250.01-$350.00
$350.01-$500.00
$500.01-$750.00
$750.01-$1,000.00
$1,000.01-$1,250.00
$1,250.01-$1,500.00
$1,500.01-$2,000.00
$2,000.01-$2,500.00
$2,500.01 or more

Total		100.00%		100.00%

Composition by Account Age

Trust Portfolio

Age	Number of Accounts	Percentage of Number of Accounts	Principal Receivables Outstanding	Percent Principal Receivable Outstanding
Not More than 12 Months
Over 12 Months to 24 Months
Over 24 Months to 36 Months
Over 36 Months to 48 Months
Over 48 Months to 60 Months
Over 60 Months
Total		100.00%		100.00%

Cardholders whose accounts are designated for the trust portfolio had billing addresses in all 50 states and the District of Columbia except for [ — ]% of the principal receivables balance for the trust for which cardholders had billing addresses located outside of the United States or the District of Columbia. Except for the [ — ] states listed below, no state accounted for more than [ — ]% of the number of accounts or [ — ]% of the total receivables balances as of [ — ].

Composition by Billing Address

Trust Portfolio

State	Percentage of Number of Accounts		Percentage of Principal Receivables Outstanding
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%

As described under “The Sponsor—Underwriting Process” in the accompanying prospectus, the bank uses proprietary scoring models developed for the bank for purposes of monitoring obligor credit quality. The bank’s proprietary scoring model is used as a tool in the underwriting process and for making credit decisions. The proprietary scoring model is based on historical data and requires the bank to make various assumptions about future performance. As a result, the bank’s proprietary model is not intended, and should not be relied upon, to forecast actual future performance. Information regarding customer performance is factored into these proprietary scoring models to determine the probability of an account becoming 90 or more days past due at any time within the next 12 months. Obligor credit quality is monitored at least monthly during the life of an account. The information in the table below is based on the most recent information available for each account in the trust portfolio. Because the future composition of the trust portfolio will change over time, obligor credit quality as shown in the table below is not indicative of obligor credit quality for the trust portfolio at any subsequent time. In addition, the bank’s assessment of obligor credit quality may change over time depending on the conduct of the cardholder and changes in the proprietary scoring models used by the bank.

Composition by Obligor Credit Quality

Trust Portfolio

Probability of an Account Becoming 90 or More Days Past Due or Becoming Charged-off (within the next 12 months)	Principal Receivables Outstanding	Percentage of Principal Receivables Outstanding
No score
[—]% and higher
[—]% to [—]%
[—]% to [—]%
Lower than [—]%
Total		$100.00%

Static Pool Information

Static pool information regarding the performance of the receivables in the trust portfolio is provided in Annex II to this prospectus supplement, which forms an integral part of this prospectus supplement. All static pool information regarding the performance of those receivables in Annex II for periods prior to January 1, 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the notes. Static pool information for periods prior to January 1, 2006 is not available and cannot be obtained without unreasonable expense or effort.

Maturity Considerations

Series 201[—]-[—] will always be in one of three periods — the revolving period, the controlled accumulation period or the early amortization period. Unless an early amortization event occurs [or the collateral amount does not equal the aggregate principal amount of your series by the end of the funding period], the Series 201[—]-[—] notes will not receive payments of principal until the expected principal payment date for the Series 201[—]-[—] notes. The expected principal payment date for the Series 201[—]-[—] notes will be the [—], 201[—] distribution date. [If the Series 201[—]-[—] collateral amount is not increased so that it equals the principal amount of the Series 201[—]-[—] notes by the end of the funding period, any amount remaining in the prefunding account will be paid to the holders of the Class A, Class B and Class C notes, pro rata, based on the initial principal amount of each class. See “Description of Series Provisions—Pre-Funding Account and Funding Period.”] We expect the issuing entity to have sufficient funds to pay the full principal amount of the Series 201[—]-[—] notes on the expected principal payment date. However, if an early amortization event occurs, principal payments for any class may begin prior to the expected principal payment date.

Controlled Accumulation Period

During the controlled accumulation period, principal allocated to the Series 201[—]-[—] noteholders will accumulate in the principal accumulation account in an amount calculated to pay the Series 201[—]-[—] notes in full on their expected principal payment date. We expect, but cannot assure you, that the amounts available in the principal accumulation account on the expected principal payment date for the Series 201[—]-[—] notes will be sufficient to pay in full the outstanding principal amount of the Series 201[—]-[—] notes. If there are not sufficient funds on deposit in the principal accumulation account to pay the Series 201[—]-[—] notes in full on their expected principal payment date, an early amortization event will occur and the early amortization period will begin.

Early Amortization Period

If an early amortization event occurs during either the revolving period or the controlled accumulation period, the early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, on the next distribution date any amount on deposit in the principal accumulation account will be paid:

•	first to Class A noteholders, up to the outstanding principal amount of the Class A notes;

•	then to Class B noteholders, up to the outstanding principal amount of the Class B notes; and

•	then to Class C noteholders, up to the outstanding principal amount of the Class C notes.

In addition, if the outstanding principal amount of the notes has not been paid in full, the issuing entity will continue to pay principal in the priority noted above to the noteholders on each distribution date during the early amortization period until the Series 201[—] - [—] final maturity date, which is the [—] [—], 201[—], distribution date. No principal will be paid on the Class B notes until the Class A notes have been paid in full. Except as described under “Description of Series Provisions — Spread Account,” no principal will be paid on the Class C notes until the Class A and Class B notes have been paid in full.

Payment Rates

The payment rate on the receivables is the most important factor that will determine the size of principal payments during an early amortization period and whether the issuing entity has funds available to repay the notes on the expected principal payment date. The following Cardholder Monthly Payment Rates table sets forth the highest and lowest cardholder monthly payment rates on the credit card accounts during any month in the periods shown and the average cardholder monthly payment rates for all months in the periods shown, in each case calculated as a percentage of average total receivables for each month during the periods shown. Payment rates shown in the table are based on amounts that would be deemed payments of principal receivables and finance charge receivables with respect to the accounts.

Although we have provided historical data concerning the payment rates on the receivables, because of the factors described in the accompanying prospectus under “Risk Factors,” we cannot provide you with any assurance that the levels and timing of payments on receivables in the trust portfolio from time to time will be similar to the historical experience described in the following table or that deposits into the principal accumulation account or the distribution account, as applicable, will be in accordance with the applicable controlled accumulation amount. The servicer may shorten the controlled accumulation period and, in that event, we cannot provide any assurance that there will be sufficient time to accumulate all amounts necessary to pay the outstanding principal amounts of the Series 201[—]-[—] notes on the expected principal payment date.

Cardholder Monthly Payment Rates

Trust Portfolio

	[—] Months Ended [—], 2010	Fiscal Year Ended December 31,
		2009	2008	2007	2006	2005
Lowest Month
Highest Month
Monthly Average

We cannot assure you that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

Reduced Principal Allocations

We may request a reduction to the allocation percentage used to determine your series’ share of principal collections. However, the reduction will only be permitted upon satisfying the following conditions:

•	written notice delivered to the indenture trustee and the servicer;

•	the Rating Agency Condition is satisfied; and

•	we certify that in our reasonable belief, the reduction will not cause an early amortization event with respect to Series 201[—]-[—].

Description of Series Provisions

We have summarized the material terms of the Series 201[—]-[—] notes below and under “Description of the Notes” in the accompanying prospectus.

General

The Class A notes, the Class B notes and the Class C notes comprise the Series 201[—]-[—] notes and will be issued under the indenture, as supplemented by the Series 201[—]-[—] indenture supplement, in each case between the issuing entity and the indenture trustee.

The Series 201[—]-[—] notes will be issued in minimum denominations of [$1,000] and integral multiples of [$1,000] in excess thereof. The Series 201[—]-[—] notes will be available in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See “Description of the Notes — General,” “— Book-Entry Registration” and “— Definitive Notes” in the accompanying prospectus. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names the Series 201[—]-[—] notes were registered on the related record date, which will be the last day of the monthly period preceding that distribution date.

Collateral Amount

The Series 201[—]-[—] notes are secured by collateral consisting of an interest in the receivables. At any time, the amount of the collateral for the Series 201[—]-[—] notes, which we call the collateral amount, is calculated as follows:

•	the initial collateral amount of the Series 201[—]-[—] notes, minus

•

all previous principal payments made on your series (other than principal payments made from funds on deposit in a spread account maintained for the benefit of the Class C notes) and the balance held in the principal accumulation account for such payments, minus

•

all unreimbursed reductions to the collateral amount as a result of defaulted receivables or uncovered dilution allocated to your series or reallocations of principal collections to cover interest or the servicing fee for your series.

The collateral amount cannot be less than zero.

[Pairing of Series 201[— ]-[—] with Series 20[—]-[—]]

[Series 201[—]-[—] is a paired series with respect to Series 20[—]-[—] . The controlled accumulation period for the Series 20[—]-[—] notes is expected to commence on [—] [—], 201[—] . It is expected that the collateral amount for your series will increase during each monthly period on or after [—] [—], 201[—] as funds are set aside to pay the Series 20[—]-[—] notes. We expect that funds in an amount sufficient to pay the principal amount of the Series 20[—]-[—] notes in full will have been set aside by [—] [—], 201[—] and that the collateral amount for your series will have been increased to an amount equal to the outstanding principal amount of your series by that date. However, we cannot assure you that principal collections allocated to Series 20[—]-[—] during the controlled accumulation period for Series 20[—]-[—] will be sufficient to pay the Series 20[—]-[—] notes in full as scheduled. See “—Pre-Funding Account and Funding Period” and “Risk Factors—Pairing of your series with Series 20[—]-[—] may cause commencement of an early amortization period if funds sufficient to pay the Series 20[—]-[—] notes in full have not been accumulated on or prior to [—] [—], 201[—]” in this prospectus supplement.

Prior to the monthly period following the monthly period in which sufficient funds have been accumulated to pay the Series 20[—]-[—] notes in full, your series will only be entitled to receive an allocation of principal collections based on the initial collateral amount for your series, which will be an amount that is $450,000,000 less than the outstanding principal amount of your series on the closing date. In addition, since the allocation of finance charges to your series is based in part upon your collateral amount, your series will not receive an allocation of finance charge collections during the funding period fully commensurate with the outstanding principal amount of the Series 201[—]-[—] notes. Earnings from investment of funds on deposit in the pre-funding account will be applied like finance charge collections to cover interest on the notes, and a portion of the funds on deposit in the funding period reserve account will be applied to supplement those investment earnings on each distribution date during the funding period. The calculation of the amount of funds that will be withdrawn from the funding period reserve account and so applied on each distribution date during the funding period is described under “—Funding Period Reserve Account—Funding Period Draw Amount.”]

[Pre-Funding Account and Funding Period]

[Your series will have a pre-funding account and a funding period. On the closing date, we will deposit a portion of the cash proceeds from the sale of your series in an amount equal to $[            ] in the pre-funding account. The amount initially on deposit in the pre-funding account, plus the initial collateral amount of your series, will equal the aggregate initial principal amount of your series. The initial amount deposited in the pre-funding account will equal approximately [—]% of the aggregate principal receivables in the trust as of [—] [—], 201[—] .

The “funding period” for your series will be the period from the closing date to the earliest of:

•	the date the collateral amount for your series equals the principal amount of your series;

•	the commencement of an early amortization period; and

•	[—] [—], 201[—] .

During the period beginning on the later of [—] [—], 201[—] and the first day of the controlled accumulation period for Series 20[—]-[—] and ending on the last day of the funding period, we will be required to request funds to be released from the pre-funding account in an aggregate amount for each monthly period equal to the amount of funds accumulated to pay the principal amount of the Series 20[—]-[—] notes during such monthly period. If the controlled accumulation period for Series 20[—]-[—] commences prior to [—] [—], 201[—] , during the [—] 201[—] monthly period, we will be required to request funds to be released from the pre-funding account in an amount equal to the amount of funds set aside to pay the principal amount of the Series 20[—]-[—] notes prior to [—] [—], 201[—] and during the [—] 201[—] monthly period. However, we will only be required to request funds to be released from the pre-funding account as described in the preceding two sentences to the extent that doing so would not cause the Transferor Amount to be less than the Minimum Transferor Amount. Subject to the limitations described in this paragraph, we may request funds to be released from the pre-funding account on any business day provided that the amount of funds requested to be released on any day, together with all funds previously released from the pre-funding account during the same monthly period, may not exceed the amount of funds set aside to pay the principal amount of the Series 20[—]-[—] notes during such monthly period, or in the case of the [—] 201[—] monthly period, the amount of funds set aside during such monthly period and any preceding monthly period.

Except as described below, amounts released from the pre-funding account during the funding period will be applied:

•	first, to make a deposit, if needed, to the cash collateral account up to the required cash collateral amount;

•	second, to make a deposit, if needed, to the funding period reserve account up to the required funding period reserve amount; and

•	third, any remaining amount will be released to us.

The collateral amount for your series will be increased by an aggregate amount equal to the amount of the funds so released. It is expected that the collateral amount for your series will increase to an amount equal to the initial principal amount of your series by [—] [—], 201[—] , as described above under “—Pairing of Series 201[—]-[—] with Series 20[—]-[—]”. The funding period for your series will end no later than [— ] [—], 201[—] regardless of whether funds in an amount sufficient to pay the principal amount of the Series 20[—]-[—] notes in full have been set aside.

If the collateral amount for your series is not increased so that it equals the principal amount of the notes by the end of the funding period, any amount remaining in the pre-funding account will be repaid to the holders of the Class A, Class B and Class C notes, pro rata, based on the initial principal amount of each class. If an early amortization period begins for Series 201[—]-[—] during the funding period, any amount remaining in the pre-funding account would be repaid to the holders of Class A, Class B and Class C notes, pro rata, based on the initial principal amount of each class. In either of these cases, the principal amount of the notes would be reduced by a corresponding amount to an amount equal to the collateral amount for your series.

Funds on deposit in the pre-funding account will be invested in Eligible Investments. On each distribution date with respect to the funding period, all investment income (net of investment losses and expenses) earned on amounts in the pre-funding account during the preceding monthly period will be applied as if such amounts were finance charge collections allocated to your series.]

Allocation Percentages

The servicer will allocate among your series, other series of notes issued and outstanding, outstanding series of investor certificates issued by World Financial Network Credit Card Master Trust and our unpledged interest in the trust the following items: collections of finance charge receivables and principal receivables; defaulted receivables; and any dilution amounts that are not offset by our interest in the trust or reimbursed by us. On any day, the allocation percentage for your series will be the percentage equivalent — which may not exceed 100% — of a fraction:

•	the numerator of which is:

•

for purposes of allocating finance charge collections and defaulted receivables at all times and principal collections during the revolving period, equal to the collateral amount as measured at the end of the prior monthly period (or, in the case of the month during which the closing date occurs, on the closing date) after taking into account any deposits to be made to the principal accumulation account and any reductions to be made to the collateral amount on account of principal payments on the distribution date for the current monthly period; and

•

for purposes of allocating principal collections during the controlled accumulation period and the early amortization period, equal to the collateral amount as of the end of the revolving period unless the numerator is reset as described below; and

•	the denominator of which is the greater of:

•	the total amount of principal receivables in the trust measured as of a specified date; and

•	the sum of the numerators used to calculate the applicable allocation percentages for all series of notes or investor certificates outstanding as of the date of determination.

As discussed in “Maturity Considerations — Reduced Principal Allocations” in this prospectus supplement, we may, by written notice delivered to the indenture trustee and the servicer, designate a reduced numerator for allocating principal collections to your series.

The denominator referred to above will initially be set as of the closing date. The denominator will be reset for purposes of allocating principal collections, finance charge collections and defaulted receivables at all times as follows:

•	at the end of each monthly period;

•	on each date on which supplemental accounts are added to the trust;

•	on each date on which accounts are removed from the trust in an aggregate amount approximately equal to the collateral amount of any series that has been paid in full;

•	on each date on which there is an increase in the outstanding balance of any variable interest issued by the trust; and

•	on each date on which a new series of notes, or a class of notes relating to a multiple issuance series is issued.

Interest Payments

The Class A notes will accrue interest from and including the closing date through but excluding [—] [—], 201[—], and for each following interest period, at a rate of [—]% per year [above LIBOR for the related interest period.]

The Class B notes will accrue interest from and including the closing date through but excluding [—] [—], 201[—], and for each following interest period, at a rate of [—]% per year [above LIBOR for the related interest period.]

The Class C notes will accrue interest from and including the closing date through but excluding [—] [—], 201[—], and for each following interest period, at a rate of [—]% per year [above LIBOR for the related interest period.]

Each interest period will begin on and include a distribution date and end on but exclude the next distribution date. However, the first interest period will begin on and include the closing date.

[For purposes of determining the interest rates applicable to each interest period, LIBOR will be determined two London business days before that interest period begins.

For each date of determination, LIBOR will equal the rate for deposits in United States dollars for a one-month period which appears on Reuters Screen LIBOR01Page, or any other page as may replace that page on that service for the purpose of displaying comparable rates or price as of 11:00 a.m., London time, on that date. If that rate does not appear on that display page, the rate for that date will be determined based on the rates at which deposits in United States dollars are offered by four major banks, selected by the servicer, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

LIBOR for the first interest period will be determined by straight-line interpolation, based on the actual number of days in the period from the closing date to but excluding [—],[—], between two rates determined in accordance with the preceding paragraph, one of which will be determined for a maturity of one month and one of which will be determined for a maturity of two months.]

The interest rates applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at [—].

Interest on the notes will be calculated on the basis of the [actual number of days in the related interest period and] a 360-day year [of twelve 30-day months].

If the issuing entity does not pay interest as calculated above to any class when due on a distribution date, the amount not paid will be due on the next distribution date, together with interest on the overdue amount of regular monthly interest at [2% plus] the interest rate payable on the notes for the applicable class.

[Interest Rate Swaps

To hedge the issuing entity’s interest payment obligations, the issuing entity will enter into an interest rate swap for each of the Class A, Class B and Class C notes, each covering the period from the closing date through the final maturity date.

The notional amount of the Class A interest rate swap, the notional amount of the Class B interest rate swap and the notional amount of the Class C interest rate swap for each interest period will be equal to the outstanding principal balance of each of the Class A, Class B and Class C notes, respectively, in each case as of the end of the first day of the related interest period. Under each swap, if one-month LIBOR exceeds a specified fixed rate, the issuing entity will receive payments from the swap counterparty equal to:

rate differential	x	Class A, B or C principal balance, as applicable	x	days in interest period 360

where the rate differential equals one-month LIBOR minus the specified fixed rate. Alternatively, if one-month LIBOR is less than the applicable specified fixed rate, the issuing entity will be required to make a payment to the swap counterparty equal to the result of the equation shown above, where the rate differential equals the specified fixed rate minus one-month LIBOR. The specified fixed rate for the Class A interest rate is [—]% per year. The specified fixed rate for the Class B interest rate is [—]% per year. The specified fixed rate for the Class C interest rate is [—]% per year.

Any net amounts received by the issuing entity under the interest rate swaps will be treated as collections of finance charge receivables. Any net amounts payable by the issuing entity under the Class A interest rate swap will be paid from finance charge collections at the same priority as interest payable to the Class A noteholders, on a pari passu basis based on the respective amounts of interest and net swap payments, as applicable, owing to the Class A noteholders and the swap counterparty with respect to the Class A interest rate swap. Any net amounts payable by the issuing entity under the Class B interest rate swap will be paid from finance charge collections at the same priority as interest payable to the Class B noteholders, on a pari passu basis based on the respective amounts of interest and net swap payments, as applicable, owing to the Class B noteholders and the swap counterparty with respect to the Class B interest rate swap. Any net amounts payable by the issuing entity under the Class C interest rate swap will be paid from the finance charge collections at the same priority as interest payable to the Class C noteholders, on a pari passu basis based on the respective amounts of interest and net swap payments, as applicable, owing to the Class C noteholders and each swap counterparty with respect to the Class C interest rate swap.

The issuing entity can only enter into and maintain interest rate swap agreements with counterparties that have debt ratings consistent with the standards of the rating agencies for the notes. If one of these rating agencies withdraws or lowers its rating for a swap counterparty, the servicer may obtain a replacement swap from a counterparty having the required credit ratings. Alternatively, it may enter into some other arrangement satisfactory to the rating agencies for the notes. See “Risk Factors — Default by interest rate swap counterparty or termination of interest rate swap could lead to the commencement of an early amortization period” in this prospectus supplement for a discussion of potential adverse consequences in the event the servicer is unable to obtain a replacement swap or enter into any other satisfactory arrangement.]

[Interest Rate Swap Counterparty for Series 201[—]-[—] Notes]

[Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty, the general character of the business of the derivative counterparty and whether the significance percentage is less than 10%, at least 10% but less than 20% or 20% or more]

[If the aggregate significance percentage of any derivative counterparty is greater than 10%, but less than 20%, financial data required by Item 1115(b)(1) of Regulation AB will be provided.]

[If the aggregate significance percentage of any derivative counterparty is greater than 20%, financial statements meeting the requirements of Item 1115(b)(2) of Regulation AB will be provided.]

Principal Payments

During the revolving period, no principal payments will be made on your notes. [If Series 201[— ]-[—] is not fully funded at the end of the funding period, amounts on deposit in the pre-funding account will be withdrawn and applied to pay principal of Class A, Class B and Class C, pro rata, based on the initial principal amount of each class.]

[Subject to the preceding paragraph,] during the controlled accumulation period and the early amortization period, deposits to the principal accumulation account and principal payments on the Series 201[—]-[—] notes will be made on each distribution date from the following sources:

(a)	principal collections allocated to your series based on your allocation percentage and retained in the collection account during the prior monthly period, less any amounts required to be reallocated to cover interest payments on the Class A and Class B notes[, net swap payments due from the issuing entity] or servicing fee payments; plus

(b)	any finance charge collections or other amounts required to be treated as principal collections in order to cover the share of defaulted receivables and uncovered dilution amounts allocated to your series or to reinstate prior reductions to the collateral amount; plus

(c)	any principal collections from other series that are shared with your series.

Controlled Accumulation Period

The controlled accumulation period is scheduled to commence on [—] [—], 201[—]. However, the servicer may extend the revolving period and postpone the controlled accumulation period, subject to the conditions described under “Description of the Notes — Suspension and Postponement of Controlled Accumulation Period” in the accompanying prospectus. The servicer may postpone the controlled accumulation period only if the number of months needed to fund the principal accumulation account to pay the Class A, Class B and Class C notes on the expected principal payment date is less than [ ] months. In no event will the servicer postpone the beginning of the controlled accumulation period to later than [—] [—], 201[—].

The controlled accumulation period may also be suspended, subject to the conditions described under “Description of the Notes — Suspension and Postponement of Controlled Accumulation Period” in the accompanying prospectus.

On each distribution date relating to the controlled accumulation period prior to the expected principal payment date for the Series 201[—]-[—] notes, the indenture trustee will deposit in the principal accumulation account an amount equal to the least of:

(1)	funds available for this purpose for your series with respect to that distribution date;

(2)	$[—] or, if the commencement of the controlled accumulation is postponed, any higher deposit amount as the servicer may determine is necessary to fully fund the principal accumulation account, plus any amounts required to be deposited to the principal accumulation account on prior distribution dates that have not yet been deposited;

(3)	an amount equal to the outstanding principal amount of the Series 201[—]-[— ] notes, minus the amount on deposit in the principal accumulation account prior to any deposits on that date; and

(4)	the collateral amount.

If the early amortization period has not commenced, on the expected principal payment date for the Series 201[—]-[—] notes, amounts in the principal accumulation account will be paid first to the Class A noteholders until the Class A notes are paid in full, second to the Class B noteholders until the Class B notes are paid in full and third to the Class C noteholders until the Class C notes are paid in full.

During the controlled accumulation period, the portion of funds available but not required to be deposited in the principal accumulation account on a distribution date will be made available to investors in other series as shared principal collections.

Early Amortization Period

On each distribution date relating to the early amortization period, the Class A noteholders will be entitled to receive funds available for principal payments for Series 201[—]-[—] for the related monthly period in an amount up to the outstanding principal amount of the Class A notes.

After payment in full of the outstanding principal amount of the Class A notes, the Class B noteholders will be entitled to receive, on each distribution date relating to the early amortization period, the remaining available funds for Series 201[—]-[—] for the related monthly period in an amount up to the outstanding principal amount of the Class B notes.

After payment in full of the outstanding principal amount of the Class A notes and the Class B notes, the Class C noteholders will be entitled to receive on each distribution date relating to the early amortization period, the remaining available funds for Series 201[—]-[—] for the related monthly period in an amount up to the outstanding principal amount of the Class C notes.

See “— Early Amortization Events” below for a discussion of events that might lead to the commencement of the early amortization period.

Subordination

The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A notes and the Class B notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes and the Class C notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes.

Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Except as described under “Description of Series Provisions — Spread Account,” principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full.

The collateral amount for your series will be reduced as the collateral is applied for the benefit of your series, for instance as principal payments are made on your series (other than principal payments made from funds on deposit in the spread account maintained for the benefit of the Class C notes). In addition, the collateral amount can be applied for the benefit of your series in two other ways:

•

by reallocating principal collections to make Class A and Class B interest payments [and to pay net swap payments due from the issuing entity] and the servicing fee for your series, when finance charge collections are not sufficient to make these payments; and

•	to absorb your series’ share of defaulted receivables and any uncovered dilution amounts, when finance charge collections are not sufficient to cover these amounts.

If the total amount of these latter two types of reductions exceeds the principal amount of the Class C notes, then the Class B notes may not be repaid in full. If the total exceeds the sum of principal amounts of the Class C and Class B notes, then the Class A notes may not be repaid in full.

If receivables are sold after an event of default, the net proceeds of that sale would be paid first to the Class A notes, then to the Class B notes and finally to the Class C notes, in each case until the outstanding principal amount of the specified class and all accrued and unpaid interest payable to that class have been paid in full.

Application of Finance Charge Collections

We refer to your series’ share of finance charge collections, including net investment proceeds transferred from the principal accumulation account, [net swap receipts,] amounts withdrawn from the reserve account (other than amounts withdrawn upon termination of the reserve account) and any available excess finance charge collections from other series, collectively, as finance charge collections. On each distribution date, the servicer will direct the indenture trustee to apply your series’ share of finance charge collections for the prior month in the following order:

(1)	to pay, on a pari passu basis based on the amounts owing under this clause (1) to the Class A noteholders [and the swap counterparty with respect to the Class A notes], interest on the Class A notes, including any overdue interest and additional interest on the overdue interest, [and any net swap payment due from the issuing entity under the interest rate swaps for the Class A notes];

(2)	to pay, on a pari passu basis based on the amounts owing under this clause (2) to the Class B noteholders [and the swap counterparty with respect to the Class B notes], interest on the Class B notes, including any overdue interest and additional interest on the overdue interest, [and any net swap payments due from the issuing entity under the Class B interest rate swap];

(3)	to pay the servicing fee for your series for the prior monthly period and any overdue servicing fee (to the extent not retained by the servicer during the month);

(4)	to pay, on a pari passu basis based on the amounts owing under this clause (4) to the Class C noteholders and [the swap counterparty with respect to the Class C notes], interest on the Class C notes, including any overdue interest and additional interest on the overdue interest [and any net swap payments due from the issuing entity under the interest rate swaps for the Class C notes];

(5)	an amount equal to your series’ share of the defaulted receivables and uncovered dilution, if any, for the related monthly period, will be treated as principal collections for the prior monthly period;

(6)	an amount equal to any previously unreimbursed reductions to the collateral amount on account of defaulted receivables, uncovered dilution or reallocations of principal collections will be treated as principal collections for the prior monthly period;

(7)	an amount equal to the excess, if any, of the required cash collateral amount over the amount then on deposit in the cash collateral account will be deposited into the cash collateral account;

(8)	on and after the reserve account funding date, an amount equal to the excess, if any, of the required reserve account amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

(9)	[an amount equal to the excess, if any, of the Required Funding Period Reserve Amount over the amount then on deposit in the funding period reserve account will be deposited into the funding period reserve account;]

(10)	an amount equal to the excess, if any, of the required spread account amount over the amount then on deposit in the spread account will be deposited into the spread account;

(11)	[to make, on a pari passu basis based on the amounts owing to each swap counterparty with respect to the Series 201[— ]-[—] notes, various payments and deposits relating to the interest rate swaps for the Class A, Class B and Class C notes;]

(12)	to make any other payments required to be made from your series’ share of collections of finance charge receivables from time to time; and

(13)	all remaining amounts will constitute excess finance charge collections and will be available to cover any shortfalls in finance charge collections for other outstanding series in group one and the remaining amount will be paid to us or our assigns.

[If your series’ share of finance charge collections for any calendar month is insufficient to pay interest on the Class C notes — including any overdue interest and additional interest on the overdue interest — when due, a draw will be made from amounts available in the spread account and will be paid to the Class  C noteholders on the related distribution date.]

Reallocation of Principal Collections

If your series’ share of finance charge collections plus any draw made on the cash collateral account are not sufficient to pay the aggregate amount of interest on the Class A and Class B notes, [net swap payments due from the issuing entity] and the servicing fee for your series, then principal collections will be reallocated to cover these amounts. Any reallocation of principal collections is a use of the collateral for your notes. Consequently, these uses will reduce the remaining collateral amount by a corresponding amount. The amount of principal collections that will be reallocated on any distribution date will not exceed the sum of:

•	the lower of:

•

the excess of the amounts needed to pay current, overdue and additional interest on the Class A notes [and any net payments due from the issuing entity under the interest rate swaps for the Class A notes] over the amount of finance charge collections allocated to your series and amounts withdrawn from the cash collateral account that are available to cover these amounts; and

•

the greater of (1)(a) [—]% of the initial collateral amount minus (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related monthly period and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and (2) zero; plus

•	the lower of:

•

the excess of the sum of the amounts needed to pay current, overdue and additional interest on the Class B notes[, any net payments due from the issuing entity under the interest rate swaps for the Class B or Class C notes] and the current and past due servicing fee for your series over the amount of finance charge collections allocated to your series and amounts withdrawn from the cash collateral account and from the spread account that are available to cover these amounts; and

•

the greater of (1)(a) [—]% of the initial collateral amount minus (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related monthly period and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and after giving effect to the reallocation of principal collections to make required interest payments for Class A notes and [any net payments due under the interest rate swaps for the Class A notes] on the then-current distribution date and (2) zero.

Investor Charge-Offs

For each charged-off account, the servicer will allocate a portion of the defaulted receivables in that account to your series in an amount equal to your series’ allocation percentage on the date the account is charged-off, multiplied by the amount of principal receivables in the charged-off account on that date. The allocation percentage is described under “—Allocation Percentages” above. The defaulted receivables allocated to your series for any monthly period will equal the sum of all such amounts allocated to your series during that monthly period.

Dilution will also be allocated to your series in the circumstances described in “The Servicer— Defaulted Receivables; Dilution; Investor Charge-Offs” in the accompanying prospectus. If dilution is allocated among series for any monthly period, your series’ share of dilution will equal:

(1)	dilution to be allocated to all series for that monthly period, times

(2)	a fraction,

•	the numerator of which is your series’ allocation percentage for purposes of allocating finance charge collections for that monthly period, as described under “— Allocation Percentages” above, and

•	the denominator of which is the sum of the allocation percentages used by all outstanding series for purposes of allocating finance charge collections;

provided that, if the allocation percentage for finance charge collections has been reset during that monthly period, the fraction described in clause (2) above will be calculated on a weighted average basis for that monthly period.

On each distribution date, if the sum of the defaulted receivables and any remaining uncovered dilution allocated to your series is greater than finance charge collections used to cover those amounts, then the collateral amount will be reduced by the amount of the excess. Any reductions in the collateral amount on account of defaulted receivables and uncovered dilution will be reinstated to the extent that finance charge collections are available for that purpose on any subsequent distribution date.

Sharing Provisions

Your series is in group one for purposes of sharing excess finance charge collections. Your series will share excess finance charge collections with other series of notes in group one and other series of investor certificates in group one for World Financial Network Credit Card Master Trust. See “Description of the Notes — Shared Excess Finance Charge Collections” in the accompanying prospectus.

Your series is a principal sharing series; however, your series will not be entitled to share excess principal collections from other series if your series is in an early amortization period. See “Description of the Notes — Shared Principal Collections” in the accompanying prospectus.

Principal Accumulation Account

The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the principal accumulation account. During the controlled accumulation period, the indenture trustee at the direction of the servicer will make deposits to the principal accumulation account as described above under “— Principal Payments” in this prospectus supplement.

Funds on deposit in the principal accumulation account will be invested to the following distribution date by the indenture trustee at the direction of the servicer in highly rated liquid investments that meet the criteria described in the indenture supplement. Investment earnings, net of investment losses and expenses, on funds on deposit in the principal accumulation account will be deposited in the collection account and treated as finance charge collections available to your series for the related transfer date. If, for any distribution date on or prior to the expected principal payment date for the Series 201[—]-[—] notes, these net investment earnings are less than the sum of:

(a)	the product of (1) a fraction the numerator of which is equal to the balance of the principal accumulation account, up to the outstanding principal amount of the Class A notes, and the denominator of which is equal to the outstanding principal amount of the Class A notes, in each case on the record date immediately preceding that distribution date and (2) the Class A monthly interest payment, [plus any net swap payments payable by the issuing entity under the interest rate swap for the Class A notes, minus net swap receipts payable by the swap counterparty under the interest rate swaps for the Class A notes], plus

(b)	the product of (1) a fraction the numerator of which is equal to the balance of the principal accumulation account in excess of the outstanding principal amount of the Class A notes, up to the outstanding principal amount of the Class B notes, in each case on the record date immediately preceding that distribution date and the denominator of which is equal to the outstanding principal amount of the Class B notes, on the record date immediately preceding that distribution date and (2) the Class B monthly interest payment, [plus any net swap payments payable by the issuing entity under the Class B interest rate swap, minus net swap receipts payable by the swap counterparty under the Class B interest rate swap,] plus

(c)	the product of (1) a fraction the numerator of which is equal to the balance of the principal accumulation account in excess of the sum of the outstanding principal amounts of the Class A notes and the Class B notes, in each case on the record date immediately preceding that distribution date, and the denominator of which is equal to the outstanding principal amount of the Class C notes, on the record date immediately preceding that distribution date and (2) the Class C monthly interest payment, [plus any net swap payments payable by the issuing entity under the Class C interest rate swap, minus net swap receipts payable by the swap counterparty under the Class C interest rate swap];

then the indenture trustee will withdraw the shortfall, to the extent required and available, from the reserve account and deposit it in the collection account for use as finance charge collections that are available to your series.

Cash Collateral Account

The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the cash collateral account. We will deposit $[—] into the cash collateral account, which amount represents [—]% of the collateral amount on the closing date. The interest of the Class B noteholders in the cash collateral account will be subordinated to the interests of the Class A noteholders as described in this prospectus supplement. The interest of the Class C noteholders in the cash collateral account will be subordinated to the interests of the Class A and Class B noteholders.

On each distribution date prior to the termination of the cash collateral account, the indenture trustee will apply finance charge collections allocated to your series at the priority identified above under “ — Application of Finance Charge Collections” to increase the amount on deposit in the cash collateral account to the extent the amount on deposit in the cash collateral account is less than the required cash collateral account amount. In addition, on each day on which funds are released from the pre-funding account, funds so released will be deposited into the cash collateral account up to the required cash collateral amount as described under “—Pre-Funding Account and Funding Period” above.

All amounts on deposit in the cash collateral account will be invested by the indenture trustee, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on these investments will be treated as collections of finance charge receivables. For purposes of determining the availability of funds or the balance of the cash collateral account, all investment earnings will be deemed not to be available or on deposit.

On the day before each distribution date — which we call a transfer date — the servicer will calculate the required draw amount and the required cash collateral amount for the related distribution date.

Required Draw Amount

The required draw amount will equal the shortfall, if any, in the amount of finance charge collections available to cover the interest payable on the notes, [net swap payments,] servicing fees that are then due and your series share of defaulted receivables and any uncovered dilution. See “— Application of Finance Charge Collections.”

If the required draw amount is greater than zero, the indenture trustee will withdraw the required draw amount (to the extent available) from the cash collateral account and use the funds to cover the shortfall.

Required Cash Collateral Amount

The required cash collateral amount will equal the greater of:

•	[—]% of the collateral amount, after taking into account deposits to the principal accumulation account on the related transfer date and payments to be made on the related distribution date;

•	$[—]; and

•

for any transfer date occurring on or after the commencement of the early amortization period, an amount equal to [—]% of the collateral amount as of the close of business on the last day of the revolving period.

However, the required cash collateral amount will never exceed the aggregate outstanding principal amount of the notes less any amounts on deposit in the principal accumulation account, each as of the last day of the monthly period preceding that transfer date after taking into account deposits into the principal accumulation account on that transfer date and the payments to be made on the related distribution date. Also, we may designate a lesser required cash collateral amount if the Rating Agency Condition is satisfied.

If on any transfer date, the amount on deposit in the cash collateral account exceeds the required cash collateral amount, the indenture trustee will withdraw the excess amount from the cash collateral account, and the amount withdrawn will no longer be available as enhancement for your notes.

[Funding Period Reserve Account]

[The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the funding period reserve account, which is a segregated trust account held for the benefit of your series. The funding period reserve account is established to assist with the distribution of interest on your series during the funding period. On the closing date, the depositor will deposit an amount equal to the initial Required Funding Period Reserve Amount into the funding period reserve account. The Required Funding Period Reserve Amount will be calculated as described in the “Glossary of Terms for Prospectus Supplement.” Funds on deposit in the funding period reserve account will be invested in Eligible Investments.

In addition, on each day on which funds are released from the pre-funding account, funds so released will be deposited into the funding period reserve account up to the Required Funding Period Reserve Amount as described under “—Pre-Funding Account and Funding Period” above, to the extent that funds are available for this purpose after making any required deposit to the cash collateral account. On each distribution date during the funding period, the indenture trustee will apply finance charge collections allocated to your series at the priority identified above under “—Application of Finance Charge Collections” to increase the amount on deposit in the funding period reserve account to the extent the amount on deposit in the funding period reserve account is less than the Required Funding Period Reserve Amount.]

[Funding Period Draw Amount]

[Prior to each transfer date with respect to the funding period, the servicer will calculate the funding period draw amount. On the related transfer date, the indenture trustee shall transfer an amount equal to the funding period draw amount from the funding period reserve account to the finance charge account and such amount will be treated as finance charge collections available to your series for that transfer date.

The funding period draw amount for each transfer date with respect to the funding period will equal to the lesser of:

(a) the amount on deposit in the funding period reserve account on that distribution date, other than net investment income (before giving effect to any withdrawal to be made from the funding period reserve account on that distribution date); and

(b) the excess, if any, of:

(i) the product of:

(A) the result of the sum of the monthly interest on Class A, Class B and Class C notes[, minus net swap receipts received by the trust, plus net swap receipts payable by the trust] on that distribution date, multiplied by

(B) a fraction, the numerator of which is equal to the amount on deposit in the pre-funding account as of the last day of the second preceding monthly period (or, with respect to the first distribution date, the closing date), and the denominator of which is equal to the outstanding principal amount of the Series 201[—]-[—] notes as of the last day of the second preceding monthly period (or, with respect to the first distribution date, the closing date), over

(ii) the investment earnings on funds in the pre-funding account (net of investment losses and expenses) treated as finance charge collections available to your series for that distribution date.

The amount withdrawn from the funding period reserve account as described above will be applied as if those amounts were finance charge collections allocated to your series.

On the first distribution date to occur on or after the last day of the funding period, amounts remaining on deposit in the funding period reserve account (after giving effect to any withdrawal from the funding period reserve account on that date as described above) will be applied as if they were finance charge collections allocated to your series and the funding period reserve account will be terminated.]

Reserve Account

The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the reserve account. The reserve account is established to assist with the distribution of interest on the notes during the controlled accumulation period and on the first distribution date with respect to the early amortization period. On each distribution date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee will apply finance charge collections allocated to your series at the priority identified above under “ — Application of Finance Charge Collections” to increase the amount on deposit in the reserve account to the extent the amount on deposit in the reserve account is less than the required reserve account amount.

Unless the Rating Agency Condition is satisfied, the reserve account funding date will be a date selected by the servicer that is not later than the distribution date with respect to the monthly period which commences [three] months prior to the commencement of the controlled accumulation period.

The required reserve account amount for any distribution date on or after the reserve account funding date will be equal to (a) [—]% of the outstanding principal amount of the Series 201[—]-[—] notes or (b) any other amount designated by us. We may only designate a lesser amount if the Rating Agency Condition is satisfied and we will certify to the indenture trustee that, based on the facts known to the certifying officer at the time, in our reasonable belief, the designation will not cause an early amortization event to occur for Series 201[—]-[—].

On each distribution date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that distribution date, the indenture trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount, and the amount withdrawn will no longer be available as enhancement for your notes. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

All amounts on deposit in the reserve account on any distribution date — after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that distribution date — will be invested to the following distribution date by the indenture trustee, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on these investments will be either retained in the reserve account to the extent the amount on deposit is less than the required reserve account amount or deposited in the collection account and treated as finance charge collections available to your series.

On or before each distribution date with respect to the controlled accumulation period and on or before the first distribution date with respect to the early amortization period, the indenture trustee will withdraw from the reserve account and deposit in the collection account an amount equal to the lesser of:

(1)	the amount then on deposit in the reserve account with respect to that distribution date; and

(2)	the amount of the shortfall described under “— Principal Accumulation Account” above.

Amounts withdrawn from the reserve account as described in the immediately preceding paragraph on any distribution date will be included as finance charge collections available to your series for that distribution date.

The reserve account will be terminated upon the earliest to occur of:

(1)	the first distribution date for the early amortization period;

(2)	the expected principal payment date for the Series 201[—]-[—] notes; and

(3)	the termination of the trust.

Immediately prior to the termination of the reserve account, all amounts on deposit in the reserve account, after giving effect to any withdrawal from the reserve account on that date as described above, will be applied to make the payments and deposits described in clauses (1) through (11) under “—Application of Finance Charge Collections,” to the extent such payments or deposits have not been made from your series share of finance charge collections on that date.

Spread Account

The indenture trustee will establish and maintain as a segregated trust account held as security primarily for the benefit of the Class C noteholders to serve as the spread account. The spread account will be established to assist with the distribution of interest on the Class C notes [and net swap payments due from the issuing entity under the interest rate swaps for the Class C notes]. On each distribution date prior to the termination of the spread account, the indenture trustee will apply finance charge collections allocated to your series at the priority identified above under “ — Application of Finance Charge Collections” to increase the amount on deposit in the spread account to the extent that the amount on deposit in the spread account is less than the required spread account amount.

The required spread account amount for any distribution date during the revolving period will equal the product of (i) the Spread Account Percentage in effect on that distribution date and (ii) the collateral amount. The required spread account amount for any distribution date after the revolving period will equal the product of (i) the Spread Account Percentage in effect on that distribution date and (ii) the collateral amount as of the last day of the revolving period; provided that after the occurrence of an event of default and acceleration of the Series 201[—]-[—] notes, the required spread account amount for any distribution date shall equal the outstanding principal amount of the Series 201[—]-[—] notes, after taking into account any payments to be made on that distribution date. Prior to the occurrence of an event of default and acceleration of the Series 201[—]-[—] notes, the required spread account amount will never exceed the outstanding principal amount of the Class C notes after taking into account any payments to be made on that distribution date.

On each distribution date, after giving effect to any deposit to be made to, and any withdrawals to be made from, the spread account on that distribution date, the indenture trustee will withdraw from the spread account an amount equal to the excess, if any, of the amount on deposit in the spread account over the required spread account amount, and the amount withdrawn will no longer be available as enhancement for the Class C notes. Any amounts withdrawn from the spread account and distributed to us or our assigns will not be available for distribution to the noteholders.

All amounts on deposit in the spread account on any distribution date — after giving effect to any deposits to, or withdrawals from, the spread account on that distribution date — will be invested to the following distribution date by the indenture trustee, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on those investments will be either retained in the spread account to the extent the amount on deposit is less that the required spread account amount or deposited in the collection account and treated as finance charge collections available to your series.

Spread Account Distributions

On or before each distribution date, the indenture trustee will withdraw from the spread account and deposit in the distribution account for payment to the Class C noteholders an amount equal to the lesser of:

(1)	the amount then on deposit in the spread account with respect to that distribution date; and

(2)	the shortfall, if any, in the amount of finance charge collections and amounts withdrawn from the cash collateral account that are available to cover the interest payable on the Class C notes [and the net swap payments due from the issuing entity under the interest rate swaps for the Class C notes].

Unless an early amortization event occurs, the indenture trustee will withdraw from the spread account and deposit in the collection account for distribution to the Class C noteholders on the expected principal payment date for the Class C notes an amount equal to the lesser of:

(1)	the amount on deposit in the spread account after application of any amounts as set forth in the immediately preceding paragraph; and

(2)	the outstanding principal amount of the Class C notes after the application of any amounts on that distribution date.

Except as provided in the following paragraph, if an early amortization event occurs, the amount, if any, remaining on deposit in the spread account, after making the payments described in the second preceding paragraph, will be applied to pay principal on the Class C notes on the earlier of the final maturity date and the first distribution date on which the outstanding principal amount of the Class A and Class B notes has been paid in full.

In addition, on any day after the occurrence of an event of default with respect to Series 201[—]-[—] and the acceleration of the maturity date, the indenture trustee will withdraw from the spread account the outstanding amount on deposit in the spread account and deposit that amount in the distribution account for distribution to the Class C, Class A and Class B noteholders, in that order of priority, to fund any shortfalls in amounts owed to those noteholders.

Paired Series

Your series may be paired with one or more other series issued at a later time once the controlled accumulation period for your series begins. We call each of these later issued series a paired series. See “Description of the Notes — Paired Series” in the accompanying prospectus. The issuance of the paired series will be subject to the conditions described under “Description of the Notes — New Issuances of Notes” in the accompanying prospectus.

We cannot guarantee that the terms of any paired series will not have an impact on the calculation of the allocation percentage used to allocate principal collections to your series or the timing or amount of payments received by you as a Series 201[—]-[—] noteholder. In particular, the numerator for the allocation percentage used to allocate principal collections to your series may be reduced upon the occurrence of an early amortization event for a paired series. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the allocation percentage.

Early Amortization Events

An early amortization event will occur for the Series 201[—]-[—] notes upon the occurrence of any of the following events:

(a)	failure of the depositor (1) to make any payment or deposit on the date required to be made under the pooling and servicing agreement, the collateral series supplement, the transfer and servicing agreement, the indenture or the Series 201[—]-[—] indenture supplement within the applicable grace period which shall not exceed 5 business days or (2) to observe or perform in any material respect its other covenants or agreements set forth in the pooling and servicing agreement, the transfer and servicing agreement, the indenture or the Series 201[—]-[—] indenture supplement, which failure has a material adverse effect on the Series 201[—]-[—] noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied;

(b)	any representation or warranty made by the depositor in the transfer and servicing agreement or the pooling and servicing agreement or any information required to be given by it to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that an early amortization event described in this subparagraph (b) will not occur if we have accepted reassignment of the related receivable or all related receivables, if applicable, within the designated period;

(c)	depositor’s failure to convey receivables in additional accounts or participations to the trust within five business days after the date on which it is required to do so, provided that such failure shall not give rise to an early amortization event if, prior to the date on which such conveyance was required to be completed, depositor causes a reduction in the invested amount of any variable interest to occur, so that, after giving effect to that reduction (i) the Transferor Amount is not less than the Minimum Transferor Amount and (ii) the sum of the aggregate amount of principal receivables plus amounts on deposit in the excess funding account is not less than the required principal balance;

(d)	any servicer default described under “The Servicer—Servicer Default; Successor Servicer” in the accompanying prospectus and as a result of which the interests of the Series 201[—]-[—] noteholders are materially and adversely affected;

(e)	the average of the Portfolio Yields for any 3 consecutive monthly periods is less than the average of the Base Rates for the same monthly periods;

(f)	sufficient funds are not available to pay in full the outstanding principal amount of any class of notes on the expected principal payment date;

(g)	specified bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or the bank;

(h)	we are unable for any reason to transfer receivables to the trust or the bank is unable to transfer receivables to us;

(i)	World Financial Network Credit Card Master Trust or the issuing entity becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(j)	an event of default for Series 201[—]-[—] and an acceleration of the maturity of the Series 201[—]-[—] notes occurs under the indenture;

(k)	[failure of any interest rate swap counterparty to make a payment under any of the interest rate swaps for the Class A, Class B or Class C notes where such payment obligation arises as a result of LIBOR being greater than the specified fixed rate for such interest rate swap, and such failure is not cured within 5 business days after the payment is due; or]

(l)	the early termination of the interest rate swaps for any of the Class A, Class B or Class C notes unless the issuing entity obtains a replacement interest rate swap acceptable to the rating agencies.]

In the case of any event described in clause (a), (b) or (d) above, an early amortization event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 201[— ]-[—] noteholders evidencing interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 201[—]-[—] notes, by written notice to us and the servicer and, if notice is given by the Series 201[— ]-[—] noteholders, the indenture trustee, declare that an early amortization event has occurred with respect to the Series 201[—]-[—] notes as of the date of the notice.

In the case of any event described in clause (g), (h) or (i), an early amortization event with respect to all series then outstanding, and in the case of any event described in clause (c), (e), (f), (j), (k) or (l) an early amortization event with respect to only the Series 201[—]-[—] notes, will occur without any notice or other action on the part of the indenture trustee or the Series 201[—]-[—] noteholders immediately upon the occurrence of the event.

On the date on which an early amortization event is deemed to have occurred, the early amortization period will begin.

See “Description of the Notes — Early Amortization Events” in the accompanying prospectus for an additional discussion of the consequences of insolvency, conservatorship or receivership events related to us and the bank.

Events of Default

The events of default for Series 201[—]-[— ], as well as the rights and remedies available to the indenture trustee and the Series 201[—]-[—] noteholders when an event of default occurs, are described under “Description of the Notes — Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuing entity, the principal amount of the Series 201[—]-[—] notes automatically will be deemed to be immediately due and payable. If any other event of default for Series 201[—]-[—] occurs, the indenture trustee or the holders of a majority of the then-outstanding principal amount of the Series 201[—]-[—] notes may declare the Series 201[—]-[—] notes to be immediately due and payable. If the Series 201[—]-[—] notes are accelerated, you may receive principal prior to the expected principal payment date.

Proceeds of the sale of receivables after an event of default will be distributed in the following order:

(1)	to the indenture trustee, an amount equal to all amounts owed by the issuing entity to the indenture trustee pursuant to the indenture;

(2)	to the Class A notes, an amount equal to the sum of the outstanding principal amount of the Class A notes and interest on the Class A notes, including any overdue interest and additional interest on the overdue interest;

(3)	to the Class B notes, an amount equal to the sum of the outstanding principal amount of the Class B notes and interest on the Class B notes, including any overdue interest and additional interest on the overdue interest;

(4)	to the Class C notes, an amount equal to the sum of the outstanding principal amount of the Class C notes and interest on the Class C notes, including any overdue interest and additional interest on the overdue interest; and

(5)	to the issuing entity, any remaining amounts.

Servicing Compensation and Payment of Expenses

The servicing fee rate for your series is 2% per year. Your series’ share of the servicing fee for each monthly period will be equal to one-twelfth of the product of (a) the servicing fee rate and (b) the collateral amount as of the last day of that monthly period. [However, the monthly servicing fee allocable to your series for the first monthly period after the closing date will equal the servicing fee rate, multiplied by the number of days during the first monthly period, divided by 360.]

Reports to Noteholders

Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will not be sent to noteholders. See “Where You Can Find More Information” in the accompanying prospectus for information as to how these reports may be accessed. On each determination date, the servicer shall forward to indenture trustee and the paying agent, if any, a monthly report setting forth certain information with respect to the issuing entity, the notes and the collateral certificate including:

(i) the aggregate amounts for the preceding monthly period with respect to the aggregate amounts of collections, collections with respect to principal receivables and collections with respect to finance charge receivables;

(ii) the aggregate defaulted receivables and recoveries for the preceding monthly period;

(iii) a calculation of the Portfolio Yield and Base Rate for Series 201 [—]-[—];

(iv) the aggregate amount of receivables and the balance on deposit in the collection account or any series account applicable to your series with respect to collections processed as of the end of the last day of the preceding monthly period;

(v) the aggregate amount of dilution from the preceding monthly period;

(vi) the aggregate amount, if any, of withdrawals, drawings or payments under any enhancement with respect to your series required to be made with respect to the previous monthly period; and

(vii) the sum of all amounts payable to the noteholders on the succeeding distribution date in respect of interest and principal payable with respect to the notes.

Legal Proceedings

[There are no legal proceedings pending, or any proceedings known to be contemplated by governmental authorities, against the sponsor, the originator, the servicer, the depositor, the indenture trustee, the owner trustee or the issuing entity, or of which any property of the foregoing is the subject, that are material to noteholders.]

Underwriting

Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

Class A Underwriters	Principal Amount of Class A Notes
Total	$	[—]

	$	[—]

Class B Underwriters	Principal Amount of Class B Notes
Total	$	[—]

	$	[—]

Class C Underwriters	Principal Amount of Class C Notes
Total	$	[—]

	$	[—]

In the underwriting agreement, the underwriters of each class of notes have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the notes in that class offered by this prospectus supplement if any of the notes in that class are purchased.

The underwriters of each class of notes have advised us that they propose initially to offer the notes in that class to the public at the prices set forth in this prospectus supplement, and to dealers chosen by the underwriters at the prices set forth in this prospectus supplement less a concession not in excess of the percentages set forth in the following table. The underwriters of each class of notes and those dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the notes, the public offering prices and the concessions referred to in this paragraph may be changed. Additional offering expenses are estimated to be $[            ].

	Class A Notes		Class B Notes		Class C Notes
Concessions	[—]	%	[—]	%	[—]	%
Reallowances	[—]	%	[—]	%	[—]	%

The underwriters will be compensated as set forth in the following table:

	Underwriters’ Discounts and Commissions		Amount per $1,000 of Principal		Total Amount
Class A Notes	[—]	%	$	[—]	$	[—]
Class B Notes	[—]	%	$	[—]	$	[—]
Class C Notes	[—]	%	$	[—]	$	[—]
Total Class A, Class B and Class C Notes					$	[—]

Each underwriter has represented and agreed that:

(a)	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

(b)	it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the transferor or the issuing entity.

We will indemnify the underwriters against the liabilities specified in the underwriting agreement, including liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in connection with those liabilities.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with us and our affiliates.

Legal Matters

Certain legal matters relating to the issuance of the Series 201[—]-[—] notes will be passed upon for us by Mayer Brown LLP as special counsel for us. Certain legal matters relating to the federal tax consequences of the issuance of the Series 201[—]-[—] notes will be passed upon for us by Mayer Brown LLP. Certain legal matters relating to the issuance of the Series 201[—]-[—] notes will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP.

Glossary of Terms for Prospectus Supplement

“Additional Minimum Transferor Amount” means an amount calculated as follows:

(1)	as of any date of determination falling in November, December and January of each calendar year:

(a) 2%	times	(b)(i)	Aggregate Principal Receivables

plus

		(ii)	if on such date of determination, World Financial Network Credit Card Master Trust has not been terminated, amounts on deposit in the excess funding account, and

(2)	for any other date of determination; zero.

“Base Rate” means, with respect to any monthly period, the annualized percentage (based on a 360-day year of twelve 30-day months, or in the case of the initial monthly period, the actual number of days and a 360-day year) equivalent of a fraction:

•

the numerator of which is the sum of (a) the interest due on the Series 201[—]-[—] notes, (b) the monthly servicing fee for your series and (c) [any net swap payments due from the issuing entity on the following distribution date]; and

•	the denominator of which is the collateral amount, plus amounts on deposit in the principal accumulation account, each as of the last day of that monthly period.

“Excess Spread Percentage” means, for any monthly period, a percentage equal to the Portfolio Yield for such monthly period, minus the Base Rate for such monthly period.

“Minimum Transferor Amount” means, as of any date of determination, an amount calculated as follows:

(a)(i)	Aggregate Principal Receivables

plus

(ii)	if on such date of termination, World Financial Network Credit Card Master Trust has not been terminated, amounts on deposit in the excess funding account	times	(b)	4%, or if less, the highest of the Required Retained Transferor Percentages specified in the prospectus supplement for each series plus

(c)	any Additional Minimum Transferor Amount

“Portfolio Yield” means, with respect to any monthly period, the annualized percentage (based on a 360-day year of twelve 30-day months, or in the case of the initial monthly period, the actual number of days and a 360-day year) equivalent of a fraction:

•

the numerator of which is the amount of finance charge collections allocated to your series (including net investment earnings, amounts withdrawn from the reserve account (other than amounts withdrawn upon termination of the reserve account) [and net swap payments] treated as finance charge collections, but excluding excess financing charge collections allocated to your series), minus the amount of defaulted receivables and uncovered dilution allocated to your series for that monthly period; and

•	the denominator of which is the collateral amount plus amounts on deposit in the principal accumulation account, each as of the last day of that monthly period.

“Quarterly Excess Spread Percentage” means (a) with respect to the [—] distribution date, the Excess Spread Percentage for such distribution date, (b) with respect to the [—] distribution date, the percentage equivalent of a fraction the numerator of which is the sum of (i) the Excess Spread Percentage for the [—] distribution date and (ii) the Excess Spread Percentage with respect to the [—] distribution date and the denominator of which is two, (c) with respect to the [—] distribution date, the percentage equivalent of a fraction the numerator of which is the sum of (i) the Excess Spread Percentage for the [—] distribution date (ii) the Excess Spread Percentage with respect to the [—] distribution date and (iii) the Excess Spread Percentage with respect to the [—] distribution date and the denominator of which is three and (d) with respect to the [—] distribution date and each distribution date thereafter, the percentage equivalent of a fraction the numerator of which is the sum of the Excess Spread Percentages determined with respect to such distribution date and the immediately preceding two distribution dates and the denominator of which is three.

“Rating Agency Condition” means (a) with respect to Series 2006-A, Series 2008-A and Series 2009-A, and any action subject to such condition, that each rating agency shall have notified the issuing entity in writing that such action will not result in a reduction or withdrawal of its rating of any outstanding series or class of notes for which it has been designated as a rating agency in the related indenture supplement; (b) with respect to Series 2009-B, Series 2009-C, Series 2 and Series 201[—]-[—] and any action subject to such condition, (i) that S&P and DBRS shall have notified the issuing entity in writing that such action will not result in a reduction or withdrawal of their respective ratings of any outstanding class of Series 2009-B notes, Series 2009-C notes, Series 2009-D notes, Series 2009-VFN notes or Series 201[—]-[—] notes, as applicable, for which they are designated as a rating agency in the related indenture supplement and (ii) 10 days’ prior written notice (or, if 10 days’ advance notice is impracticable, as much advance notice as is practicable) to Fitch; and (c) with respect to any future series or class of notes, obtaining such approvals or confirmations or providing such notices as may be required by the indenture and any indenture supplement for the related series or class. The definition of “Rating Agency Condition” with respect to any series may be amended in accordance with the terms of the indenture and the related indenture supplement.

“Required Funding Period Reserve Amount” means (a) with respect to any day during the monthly period immediately preceding the [—] [—], 201[—] distribution date and any day during the monthly period immediately preceding the [—] 201[—] distribution dates, $[ — ], (b) with respect to any day during the monthly period immediately preceding the [—] 201[—] distribution date, an amount equal to the product of (i) the amount on deposit in the pre-funding account as of the end of the second monthly period preceding such distribution date, (ii) the Weighted Average Fixed Rate; and (iii) [ — ]/360; and (c) with respect to any day during the monthly period immediately preceding the [—] 201[—] distribution date, an amount equal to the product of (i) the amount on deposit in the pre-funding account as of the end of second monthly period preceding such distribution date, (ii) the Weighted Average Fixed Rate and (iii) [ — ]/360.

“Required Retained Transferor Percentage” means, for purposes of Series 201[— ]-[—], [    ]%.

“Specified Transferor Amount” means, for purposes of Series 201[—]-[—], at any time, the Minimum Transferor Amount, at that time.

“Spread Account Percentage” means, for any distribution date, (i) [— ]% if the Quarterly Excess Spread Percentage on that distribution date is greater than or equal to [—]%, (ii) [—]% if the Quarterly Excess Spread Percentage on that distribution date is less than [—]% and greater than or equal to [—]%, (iii) [—]% if the Quarterly Excess Spread Percentage on that distribution date is less than [—]% and greater than or equal to [—]%, (iv) [—]% if the Quarterly Excess Spread Percentage on that distribution date is less than [— ]% and greater than or equal to [—]%, (v) [—]% if the Quarterly Excess Spread Percentage on that distribution date is less than [—]% and greater than or equal to [—]%, (vi) [—]% if the Quarterly Excess Spread Percentage on that distribution date is less than [—]% and greater than or equal to [—]%, (vii) [—]% if the Quarterly Excess Spread Percentage on that distribution date is less than [—]% and greater than or equal to [—]%, and (viii) [—]% if the Quarterly Excess Spread Percentage on that distribution date is less than [—]%; provided, that:

(a)	if the Spread Account Percentage for a distribution date is greater than [—]%, then the Spread Account Percentage will not decrease to a lower percentage until the first subsequent distribution date on which the arithmetic mean of the Quarterly Excess Spread Percentages for that subsequent distribution date and for the two distribution dates immediately prior to such subsequent distribution date is greater than or equal to the lowest Quarterly Excess Spread Percentage associated with a lower Spread Account Percentage;

(b)	if the Spread Account Percentage for a distribution date is equal to [ ]%, then the Spread Account Percentage shall not decrease to a lower percentage until the first subsequent Distribution Date on which the arithmetic mean of the Quarterly Excess Spread Percentages for such subsequent Distribution Date and for the Distribution Date immediately prior to such subsequent Distribution Date is greater than or equal to the lowest Quarterly Excess Spread Percentage associated with a lower Spread Account Percentage;

(c)	in no event will the Spread Account Percentage decrease by more than one of the levels specified above between any two distribution dates; and

(d)	if any early amortization event occurs with respect to Series 201[—]-[— ], the Spread Account Percentage will be [—]%.

[“Weighted Average Fixed Rate” means, as of any date of determination, the weighted average of the following per annum rates: (a) [the sum of] [ — ]% [plus the fixed rate for the Class A swap], (b) [the sum of] [ — ]% [plus fixed rate for the Class B swap] and (c) [the sum of] [ — ]% [plus fixed rate for the Class C swap], weighted based on the initial outstanding principal amount of the Class A notes, the Class B notes and the Class C notes, which shall equal a per annum rate of [ — ]%.]

Annex I

Other Series of Securities Issued and Outstanding

The principal characteristics of the other series of notes issued by the issuing entity and expected to be outstanding on the closing date are set forth in the table below. [All of the outstanding series of notes are in group one.]

Series 2004-C

Series 2004-C—initial collateral amount	$450,000,000
Class A initial principal amount	$355,500,000
Class M initial principal amount	$16,875,000
Class B initial principal amount	$21,375,000
Class C initial principal amount	$56,250,000
Initial cash collateral account balance	$15,750,000
Class A interest rate	LIBOR + 0.20%
Class M interest rate	LIBOR + 0.40%
Class B interest rate	LIBOR + 0.60%
Class C interest rate	N/A

Expected principal payment date	September 2011 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B and Class C notes, cash collateral account
Enhancement for the Class M notes	subordination of Class B and Class C notes, cash collateral account
Enhancement for the Class B notes	subordination of Class C notes, cash collateral account
Enhancement for the Class C notes	cash collateral account, spread account
Series 2004-C termination date	July 2015 distribution date
Group	One
Series issuance date	September 22, 2004
Required retained transferor percentage for 2004-C	4%

Series 2006-A

Series 2006-A—initial collateral amount	$500,000,000
Class A initial principal amount	$395,000,000
Class M initial principal amount	$18,750,000
Class B initial principal amount	$23,750,000
Class C initial principal amount	$62,500,000
Initial cash collateral account balance	$1,750,000
Class A interest rate	LIBOR + 0.13%
Class M interest rate	LIBOR + 0.21%
Class B interest rate	LIBOR + 0.35%
Class C interest rate	LIBOR + 0.60%

Class A/M/B/C expected principal payment date	April 2013 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B and Class C notes, cash collateral account
Enhancement for the Class M notes	subordination of Class B and Class C notes, cash collateral account
Enhancement for the Class B notes	subordination of Class C notes, cash collateral account
Enhancement for the Class C notes	cash collateral account, spread account
Series 2006-A termination date	February 2017 distribution date
Group	One
Series issuance date	April 17, 2006
Required retained transferor percentage for 2006-A	4%

Annex I-1

Series 2008-A

Series 2008-A initial collateral amount	$72,152,000
Class A initial principal amount	$57,000,000
Class M initial principal amount	$2,706,000
Class B initial principal amount	$3,427,000
Class C initial principal amount	$9,019,000
Initial cash collateral account balance	$2,886,080
Class A interest rate	LIBOR + 3.00%
Class M interest rate	LIBOR + 5.00%
Class B interest rate	LIBOR + 7.50%
Class C interest rate	11.50%

Class A/M/B/C expected principal payment date	August 2010 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B and Class C notes, cash collateral account
Enhancement for the Class M notes	subordination of Class B and Class C notes, cash collateral account
Enhancement for the Class B notes	subordination of Class C notes, cash collateral account
Enhancement for the Class C notes	cash collateral account, spread account
Series 2008-A termination date	June 2014 distribution date
Group	One
Series issuance date	September 12, 2008
Required retained transferor percentage for 2008-A	4%

Series 2009-A

Series 2009-A initial collateral amount	$708,860,759
Class A initial principal amount	$560,000,000
Class M initial principal amount	$26,582,278
Class B initial principal amount	$33,670,886
Class C initial principal amount	$88,607,595
Initial cash collateral account balance	$28,354,431
Class A interest rate	4.60%
Class M interest rate	6.00%
Class B interest rate	7.50%
Class C interest rate	9.00%

Class A/M/B/C expected principal payment date	November 2011 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B and Class C notes, cash collateral account
Enhancement for the Class M notes	subordination of Class B and Class C notes, cash collateral account
Enhancement for the Class B notes	subordination of Class C notes, cash collateral account
Enhancement for the Class C notes	cash collateral account, spread account
Series 2009-A termination date	September 2015 distribution date
Group	One
Series issuance date	April 14, 2009
Required retained transferor percentage for 2009-A	4%

Annex I-2

Series 2009-B

Series 2009-B initial collateral amount	$500,000,000
Class A initial principal amount	$395,000,000
Class M initial principal amount	$18,750,000
Class B initial principal amount	$23,750,000
Class C initial principal amount	$62,500,000
Initial cash collateral account balance	$20,000,000
Class A interest rate	3.79%
Class M interest rate	0.00%
Class B interest rate	0.00%
Class C interest rate	0.00%

Class A/M/B/C expected principal payment date	July 2012 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B and Class C notes, cash collateral account
Enhancement for the Class M notes	subordination of Class B and Class C notes, cash collateral account
Enhancement for the Class B notes	subordination of Class C notes, cash collateral account
Enhancement for the Class C notes	cash collateral account, spread account
Series 2009-B termination date	May 2016 distribution date
Group	One
Series issuance date	August 13, 2009
Required retained transferor percentage for 2009-B	4%

Series 2009-C

Series 2009-C initial collateral amount	$139,240,508
Class A initial principal amount	$110,000,000
Class M initial principal amount	$5,221,519
Class B initial principal amount	$6,613,925
Class C initial principal amount	$17,405,064
Initial cash collateral account balance	$5,569,621
Class A interest rate	2.36%
Class M interest rate	0.00%
Class B interest rate	0.00%
Class C interest rate	0.00%

Class A/M/B/C expected principal payment date	July 2010 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B and Class C notes, cash collateral account
Enhancement for the Class M notes	subordination of Class B and Class C notes, cash collateral account
Enhancement for the Class B notes	subordination of Class C notes, cash collateral account
Enhancement for the Class C notes	cash collateral account, spread account
Series 2009-C termination date	May 2014 distribution date
Group	One
Series issuance date	August 13, 2009
Required retained transferor percentage for 2009-C	4%

Annex I-3

Series 2009-D

Series 2009-D initial collateral amount	$310,126,583
Class A initial principal amount	$245,000,000
Class M initial principal amount	$11,629,747
Class B initial principal amount	$14,731,013
Class C initial principal amount	$38,765,823
Initial cash collateral account balance	$12,405,064
Class A interest rate	4.66%
Class M interest rate	0.00%
Class B interest rate	0.00%
Class C interest rate	0.00%

Class A/M/B/C expected principal payment date	July 2013 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B and Class C notes, cash collateral account
Enhancement for the Class M notes	subordination of Class B and Class C notes, cash collateral account
Enhancement for the Class B notes	subordination of Class C notes, cash collateral account
Enhancement for the Class C notes	cash collateral account, spread account
Series 2009-D termination date	May 2017 distribution date
Group	One
Series issuance date	August 13, 2009
Required retained transferor percentage for 2009-D	4%

Series 2009-VFN

The issuing entity has also issued Series 2009-VFN which is a series of variable funding notes, meaning that the aggregate outstanding principal amount of Series 2009-VFN notes may be increased or decreased from time to time subject to a maximum amount. The maximum amount for Series 2009-VFN is currently $1,455,696,203. The maximum amount for Series 2009-VFN may be increased or decreased from time to time, subject to certain conditions, including the mutual agreement of the depositor and the holders of Series 2009-VFN notes. Series 2009-VFN is in an extendable revolving period (unless an early amortization event occurs prior to that date). That revolving period may be extended by mutual agreement of the depositor, the servicer and the holders of Series 2009-VFN notes.

[To be updated as of the date of the prospectus supplement]

Annex I-4

Annex II

Static Pool Data

Yield

The following table sets forth the cardholder yield experience for credit card accounts in the trust portfolio for each of the periods shown. Yield is calculated by dividing the total amount of finance charges and fees collected during the related period by the average of the beginning principal balances for the monthly period involved. Finance charges and fees include finance charges, late charges and non-sufficient fund fees. The information is grouped by year of account origination. The origination date for each account is the date on which the account is opened. For each account in the trust portfolio, performance data is based on the account’s performance on and after the date on which the account was designated to the trust portfolio. There can be no assurances that the yield experience in the future will be similar to the historical experience shown below.

Year of Account Origination	[—] Months Ended [—], 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006
2010 Originations
2009 Originations
2008 Originations
2007 Originations
2006 Originations
Prior to 2006 Originations
Total Trust Portfolio

Principal Payment Rate

The following table sets forth the cardholder monthly principal payment rate experience on the credit card accounts in the trust portfolio for each of the periods shown. The principal payment rate is calculated by dividing the monthly average principal payments received during the related period by the average of the beginning principal balances for the monthly period involved. The information is grouped by year of account origination. The origination date for each account is the date on which the account is opened. For each account in the trust portfolio, performance data is based on the account’s performance on and after the date on which the account was designated to the trust portfolio. There can be no assurances that the principal payment rate experience in the future will be similar to the historical experience shown below.

Year of Account Origination	[—] Months Ended [—], 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006
2010 Originations
2009 Originations
2008 Originations
2007 Originations
2006 Originations
Prior to 2006 Originations
Total Trust Portfolio

Annex II - 1

Net Charge-off Percentage

The following table sets forth the net charge-off experience on the credit card accounts in the trust portfolio for each of the periods shown. The net charge-off rate is calculated by dividing the total net charge-offs during the related period by the average of the beginning principal balances for the monthly period involved. Net charge-offs include all principal balances written-off due to being 180 days contractually past due and for accounts that have been written-off due to bankruptcy, decease of the accountholder or due to fraud, less any recoveries of principal and interest on such account balances. The information is grouped by year of account origination. The origination date for each account is the date on which the account is opened. For each account in the trust portfolio, performance data is based on the account’s performance on and after the date on which the account was designated to the trust portfolio. There can be no assurances that the net charge-off experience in the future will be similar to the historical experience shown below.

Year of Account Origination	[—] Months Ended [—], 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006
2010 Originations
2009 Originations
2008 Originations
2007 Originations
2006 Originations
Prior to 2006 Originations
Total Trust Portfolio

30+ Delinquency

The following table sets forth the delinquency experience on the credit card accounts in the trust portfolio for each of the periods shown. The delinquency rate is calculated by dividing the delinquent amount by the end of the period receivables outstanding for the applicable period. Delinquent amounts include principal balances only. The information is grouped by year of account origination. The origination date for each account is the date on which the account is opened. For each account in the trust portfolio, performance data is based on the account’s performance on and after the date on which the account was designated to the trust portfolio. There can be no assurances that the delinquency experience in the future will be similar to the historical experience shown below.

Year of Account Origination	[—] Months Ended [—], 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006
2010 Originations
2009 Originations
2008 Originations
2007 Originations
2006 Originations
Prior to 2006 Originations
Total Trust Portfolio

Annex II - 2

World Financial Network Credit Card Master Note Trust

Issuing Entity

WFN Credit Company, LLC

Depositor

World Financial Network National Bank

Sponsor and Servicer

Series 201[—] – [—]

$

Class A [Floating Rate] [—]% Asset Backed Notes

$

Class B [Floating Rate] [—]% Asset Backed Notes

$

Class C [Floating Rate] [—]% Asset Backed Notes

Prospectus Supplement

Underwriters of the Class A notes

Underwriters of the Class B notes

Underwriters of the Class C notes

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus. Such delivery obligation may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.

Representative Form of Prospectus

Supplement for a Multiple Issuance Series

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated [—] [—], 201[—]

Prospectus Supplement to Prospectus dated [—] [—], 201[—]

World Financial Network Credit Card Master Note Trust

Issuing Entity

WFN Credit Company, LLC	World Financial Network National Bank
Depositor	Sponsor and Servicer

$ [Aggregate Amount] Series 201[—]-[—] Asset Backed Notes

Class C Notes
Principal amount	$[—]
Interest rate	[One-month LIBOR plus] [—]% per year monthly on the 15th, beginning [—] [—], 201[—]
Interest payment dates
Expected principal payment date	[—] [—], 201[—]
Final maturity date	[—] [—], 201[—]
Price to public	$ (or [—]%)
Underwriting discount	$ (or [—]%)
Proceeds to issuing entity	$ (or [—]%)

The Class C notes will be paid from the issuing entity’s assets consisting primarily of an interest in receivables in a portfolio of private label revolving credit card accounts owned by World Financial Network National Bank.

The Class C notes benefit from credit enhancement in the form of the cash collateral account and a spread account. [In addition, the issuing entity will enter into an interest rate swap for the Class C notes with [—], as the initial swap counterparty.]

We expect to issue your Class C notes in book-entry form on or about [—] [—], 201[—].

You should consider carefully the risk factors beginning on page S-16 in this prospectus supplement and page 8 in the prospectus.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of World Financial Network Credit Card Master Note Trust only and are not obligations of WFN Credit Company, LLC, World Financial Network National Bank or any other person.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Class C notes

[—] [—],  201[—]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We (WFN Credit Company, LLC) provide information to you about the notes in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State other than:

(i) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the lead Underwriters; or

(iv) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of notes shall require the issuing entity or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of the preceding paragraph, (i) “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

-i-

Summary of Terms

Issuing Entity:	World Financial Network Credit Card Master Note Trust

Depositor:	WFN Credit Company, LLC

Sponsor and Servicer:	World Financial Network National Bank

Sub-Servicer:	ADS Alliance Data Systems, Inc.

Indenture Trustee:	The Bank of New York Mellon Trust Company, N.A.

Owner Trustee:	U.S. Bank Trust National Association

Expected Closing Date:	[—], 201[—]

Clearance and Settlement:	DTC/Clearstream/Euroclear

Denominations:	Minimum $[1,000], and in integral multiples of $[1,000]

Servicing Fee Rate:	2% per annum

Initial Cash Collateral Account Balance:	$ ([amount not to exceed 50% of the aggregate principal receivables in the trust]% of the collateral amount)

Primary Assets of the Issuing Entity:	An interest in receivables originated in private label revolving credit card accounts owned by World Financial Network National Bank

S-1

Offered Notes

Class C

Principal Amount:	$

Anticipated Ratings:[1] (Moody’s/Standard & Poor’s/Fitch/DBRS)

Credit Enhancement:	cash collateral account and spread account

Interest Rate:	[One-month LIBOR plus] [—]% per year

Interest Accrual Method:	[30] [actual]/360

Interest Distribution Dates:	monthly (15th), beginning [—] [—], 201[—]

[Interest Rate Index Reset Date:]	[2 London business days before each interest payment date]

Commencement of Accumulation Period (subject to adjustment):	[—] [—], 201[—]

Expected Principal Payment Date:	[—] [—], 201[—]

Final Maturity Date:	[—] [—], 201[—]

[Funding Period:	$[—] will be deposited in a pre-funding account for Series 201[—]-[—] on the closing date. The funding period will end no later than [—] [—], 201[—]. [Insert date no longer than one year after the closing date]

ERISA eligibility:	Yes, subject to important considerations described under “ERISA Considerations” in the accompanying prospectus.

Debt for United States Federal Income Tax Purposes:	Yes, subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus.

[1]	It is a condition to issuance that one of these ratings be obtained. Ratings on the notes will be monitored by the rating agencies that are rating the notes while the notes are outstanding.

S-2

Structural Summary

This summary is a simplified presentation of the major structural components of Series 201[—]-[—]. It does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

S-3

Issuing Entity

The notes will be issued by World Financial Network Credit Card Master Note Trust, a Delaware statutory trust, under an indenture supplement to an indenture, each between the issuing entity and the indenture trustee.

The indenture trustee is The Bank of New York Mellon Trust Company, N.A.

Collateral for the Notes

The Series 201[—]-[—] will be secured by a beneficial interest in a pool of receivables that arise under World Financial Network National Bank’s private label revolving credit card accounts.

The bank has designated all eligible accounts from a number of merchant programs in its portfolio of private label credit card accounts and has transferred the receivables in those accounts either directly to World Financial Network Credit Card Master Trust or to us. We have, in turn, transferred the receivables sold to us by the bank to World Financial Network Credit Card Master Trust. We refer to the accounts that have been designated as trust accounts as the trust portfolio. World Financial Network Credit Card Master Trust has issued a collateral certificate representing an interest in the receivables and the other assets of World Financial Network Credit Card Master Trust to us. We have transferred that collateral certificate to the issuing entity and that collateral certificate serves as collateral for the notes.

The following information regarding the trust portfolio is as of [—], 201[—]:

•	total receivables: $[—]

•	principal receivables: $[—]

•	finance charge receivables: $[—]

•	total accounts designated to World Financial Network Credit Card Master Trust: [—]

As of [—] [—], 201[—],

•	The accounts designated for the trust portfolio had an average principal receivables balance per active account of $[—] and an average credit limit of $[—].

•	The percentage of the aggregate principal receivables balance to the aggregate total credit limit was [— ]%.

•	The average age of the accounts was approximately [—] months.

[Pairing of Series 201[—]-[—] with Series 20[—]-[— ]]

[Series 201[—]-[—] is a paired series with respect to Series 20[—]-[—]. The controlled accumulation period for the Series 20[— ]-[—] notes is expected to commence on [            ]. It is expected that the collateral amount for your series will increase monthly on or after [            ] as funds are set aside to pay the Series 20[—]-[—] notes. We expect that funds in an amount sufficient to pay the principal amount of the Series 20[—]-[—] notes in full will have been set aside by [            ] and that the collateral amount for your series will have been increased to an amount equal to the outstanding principal amount of your series by that date. However, we cannot assure you that principal collections allocated to Series 20[—]-[—] during the controlled accumulation period for Series 20[—]-[—] will be sufficient to pay the Series 20[—]-[— ] notes in full as scheduled. See “Description of Series Provisions—Pairing of Series 201[—]-[—] with Series 20[—]-[—]” and “—Pre-Funding Account and Funding Period” and “Risk Factors— Pairing of your series with Series 20[—]-[—] may cause commencement of an early amortization period if funds sufficient to pay the Series 20[—]-[—] notes in full have not been accumulated on or prior to [—][—], 201[—]” in this prospectus supplement.

Prior to the monthly period following the monthly period in which sufficient funds have been accumulated to pay the Series 20[—]-[—] notes in full, your series will only be entitled to receive an allocation of principal collections based on the initial collateral amount for your series, which will be an amount that is $[            ] less than the outstanding principal amount of your series on the closing date. In addition, since the allocation of finance charges to your series is based in part upon your collateral amount, your series will not receive an allocation of finance charge collections during the funding period fully commensurate with the outstanding principal amount of the Series 201[—]-[—] notes. Earnings from investment of funds on deposit in the pre-funding account will be applied like finance charge collections to cover interest on the notes, and a portion of the funds on deposit in the funding period reserve account will be applied to supplement those investment earnings on each distribution date during the funding period. The calculation of the amount of funds that will be withdrawn from the funding period reserve account and so applied on each distribution date during the funding period is described under “Description of Series Provisions—Funding Period Reserve Account—Funding Period Draw Amount.”]

S-4

[Pre-Funding Account and Funding Period

Your series will have a pre-funding account and a funding period. On the closing date, we will deposit a portion of the cash proceeds from the sale of the Series 201[—]-[—] notes in an amount equal to $[—] into the pre-funding account. The amount initially on deposit in the pre-funding account, plus the initial collateral amount for your series, will equal the aggregate initial principal amount of the Series 201[—]-[—] notes. The initial amount deposited in the pre-funding account will equal approximately $[insert amount not to exceed to exceed 50% of the aggregate principal receivables in the trust as of [—], [—]].

The funding period for your series will be the period from the closing date to the earliest of:

•	the date the collateral amount for your series equals the principal amount of your series;

•	the commencement of an early amortization period; and

•	[ ], 201[ ] [insert date not later than one year after the closing date].

[During the period beginning on the later of [—] [— ], 201[—] and the first day of the controlled accumulation period for Series 20[—]-[—] and ending on the last day of the funding period, we will be required to request funds to be released from the pre-funding account in an aggregate amount for each monthly period equal to the amount of funds set aside during such monthly period to pay the principal amount of the Series 20[—]-[—] notes on the expected payment date for the Series 20[— ]-[—] notes. If the controlled accumulation period for Series 20[—]-[—] commences prior to [—] [—], 201[—] , then during the [—], 201[—] monthly period we will be required to request funds to be released from the pre-funding account in an amount equal to the amount of funds set aside to pay the principal amount of the Series 20[—]-[—] notes prior to [—] [—], 201[—] and during the [—] 201[—] monthly period. However, we will only be required to request funds to be released from the pre-funding account as described in the preceding two sentences to the extent that doing so would not cause the transferor amount to be less than the minimum transferor amount.

Except as described below, amounts released from the pre-funding account during the funding period will be applied:

•	first, to make a deposit, if needed, to the cash collateral account up to the required cash collateral amount;

•	second, to make a deposit, if needed, to the funding period reserve account up to the required funding period reserve amount; and

•	third, any remaining amount will be released to us.

The collateral amount for your series will be increased by an aggregate amount equal to the amount of the funds so released. See “Description of Series Provisions — Pre-Funding Account and Funding Period.” It is expected that the collateral amount for your series will increase to an amount equal to the initial principal amount of your series by [—] [—], 201[—], as described above under “—Pairing of Series 201[—]-[—] with Series 20[—]-[— ]” and “Description of Series Provisions—Pairing of Series 201[—]-[—] with Series 20[—]-[—] .” The funding period for your series will end no later than [—] [—], 201[—] regardless of whether funds in an amount sufficient to pay the principal amount of the Series 20[—]-[—] notes in full have been set aside.

If the collateral amount for your series is not increased so that it equals the principal amount of the notes by the end of the funding period, any amount remaining in the pre-funding account will be repaid to the holders of the Class A, Class B and Class C notes, pro rata, based on the initial principal amount of each class. If an early amortization period begins for Series 201[—]-[—] during the funding period, any amount remaining in the pre-funding account would be repaid to the holders of the Class A, Class B and Class C notes, pro rata, based on the initial principal amount of each class. In either of these cases, the principal amount of the notes would be reduced by a corresponding amount to an amount equal to the collateral amount for your series.]

[Funding Period Reserve Account

A funding period reserve account will be established for your series to assist with the distribution of interest on your series during the funding period. On the closing date, the depositor will deposit an amount equal to the initial required funding period reserve amount into the funding period reserve account. The required funding period reserve amount will be calculated as described in the “Glossary of Terms for Prospectus Supplement.” See “Description of Series Provisions — Funding Period Reserve Account.”

In addition, on each day during the funding period on which funds are released from the pre-funding account, funds so released will be deposited into the funding period reserve account up to the required funding period reserve amount as described under “Description of Series Provisions—Pre-Funding Account and Funding Period,” to the extent that funds are available for this purpose after making any required deposit to the cash collateral account. On each distribution date during the funding period, the indenture trustee will apply finance charge collections allocated to your series at the priority identified under “Description of Series Provisions—Application of Finance Charge Collections” to increase

S-5

the amount on deposit in the funding period reserve account to the extent the amount on deposit in the funding period reserve account is less than the required funding period reserve amount.]

Addition of Assets to the Trust

When an account has been designated as a trust account, World Financial Network National Bank continues to own the account, but we buy all receivables existing at the time of designation or created later and transfer them to the trust. The bank has the option to designate additional eligible accounts as trust accounts from time to time. If the volume of additional accounts designated exceeds specified periodic limitations, then additional new accounts can only be designated if the Rating Agency Condition is satisfied. See “The Trust Portfolio—Addition of Trust Assets” in the accompanying prospectus for a more detailed description of the limitations on our ability to designate additional accounts. In addition, the bank is required to designate additional accounts as trust accounts if the amount of principal receivables held by the trust falls below a specified minimum, as more fully described in “The Trust Portfolio—Addition of Trust Assets” in the accompanying prospectus.

Removal of Assets from the Issuing Entity

Optional Removals

We have the option to remove accounts from the list of designated accounts and to repurchase the related receivables from the trust in two circumstances. First, when the trust holds excess receivables, we may remove and repurchase on a random basis, subject to the satisfaction of the Rating Agency Condition. Second, some retailers have the right to purchase receivables relating to their credit card programs if those programs are terminated. If a retailer exercises this right, we will remove and repurchase the related accounts and receivables and are not required to satisfy the Rating Agency Condition. See “The Trust Portfolio—Removal of Accounts” in the accompanying prospectus for a more detailed description of our right to remove accounts.

For a discussion of certain risks arising from the termination by a retailer of its credit card program, see “Risk Factors — Termination of Certain Private Label Credit Card Programs Could Lead to a Reduction of Receivables in the Trust” in the accompanying prospectus.

Required Removals

We are required to repurchase receivables from the trust if it is discovered that they did not satisfy eligibility requirements in some material respect at the time that we transferred them to the trust, and the ineligibility results in a charge-off or in impairment of the trust’s rights in the receivables or their proceeds. Similarly, the servicer is required to purchase receivables from the trust if the servicer fails to satisfy any of its obligations in connection with the transferred receivables or trust accounts, and the failure results in a material impairment of the receivables or subjects their proceeds to a conflicting lien. These repurchase and purchase obligations are subject to cure periods and are more fully described in “The Trust Portfolio—Representations and Warranties of the Depositor” and “The Servicer—Servicer’s Representations and Warranties” in the accompanying prospectus.

World Financial Network Credit Card Master Trust

World Financial Network Credit Card Master Trust is a common law trust formed by the bank in 1996 under a pooling and servicing agreement that has been amended and may in the future be amended from time to time. The August 2001 amendment, among other things, designated us as transferor in replacement of World Financial Network National Bank. The bank has transferred some of the private label credit card receivables directly to World Financial Network Credit Card Master Trust under the pooling and servicing agreement prior to its amendment, and we have transferred the receivables sold to us by the bank under a receivables purchase agreement to World Financial Network Credit Card Master Trust under the pooling and servicing agreement.

The trustee for World Financial Network Credit Card Master Trust is The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., successor to BNY Midwest Trust Company.

At any time when no series of investor certificates issued by World Financial Network Credit Card Master Trust is outstanding, other than the collateral certificate held by the issuing entity, we may cause World Financial Network Credit Card Master Trust to terminate, at which time the receivables will be transferred to the issuing entity and held directly by the issuing entity as collateral for the notes.

We refer to the entity — either World Financial Network Credit Card Master Trust or the issuing entity — that holds the receivables at any given time as the trust.

Multiple Issuance Series

The Class C notes are part of a multiple issuance series of notes called the 200  - series. As part of the multiple issuance series, we expect the issuing entity to issue Class A notes and Class B notes in addition to the Class C notes offered by this prospectus supplement. Those other classes of notes will have different interest

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rates, expected principal payment dates, final maturity dates and other characteristics. In addition, the issuing entity may issue additional Class C notes under this series at a later date with the same terms and conditions as the Class C notes offered by this prospectus supplement.

The issuing entity may issue notes of any class for the 200  -     series on any date so long as it has received confirmation from the rating agencies then rating any outstanding notes of the 200  -     series that the issuance will not impair its rating and the other conditions of issuance set forth in the indenture are met. For the 200  -     series, all of the Class C notes are subordinated to the Class A and Class B notes, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of this series. Neither you nor any other noteholder will have the right to consent to the issuance of future notes of your multiple issuance series.

Other Claims on the Receivables

Other Series of Notes

The issuing entity has issued other series of notes and may issue other series of notes from time to time in the future. A summary of the series of notes expected to be outstanding on the closing date is in “Annex I: Other Series of Securities Issued and Outstanding,” which is included at the end of this prospectus supplement and is incorporated in this prospectus supplement.

On February 19, 2009, Moody’s Investors Service announced that it downgraded the ratings of the Series 2004-C notes and the Series 2006-A notes issued by the issuing entity. The issuing entity has issued additional series of notes subsequent to such rating action that have not been rated by Moody’s.

For the Series 2004-C and Series 2006-A, the Class A notes were downgraded from Aaa to Aa2, the Class M notes were downgraded from Aa2 to A3, the Class B notes were downgraded from A2 to Baa3, and the Class C notes were downgraded from Baa2 to Ba3. The downgrade was based on Moody’s concerns that World Financial Network National Bank may have difficulty accessing the capital markets in the current economic environment and Moody’s view that the current, consumer-led downturn in the economy may have a more pronounced effect on companies with significant exposure to either the retail sector, subprime obligors, or both. Moody’s believes that the performance on private label credit card portfolios is particularly susceptible to downturns in the economy. Neither you nor any other noteholder will have the right to receive notice of, or consent to, the issuance of future series of notes.

No new series of notes may be issued unless we satisfy the conditions described in “Description of the Notes—New Issuances of Notes” in the accompanying prospectus, including that:

•	the Rating Agency Condition is satisfied;

•

we certify, based on facts known to the certifying officer, that the new issuance will not cause an early amortization event or an event of default or materially and adversely affect the amount or timing of distributions to be made to any class of noteholders;

•

after giving effect to the new issuance, the transferor amount would not be less than the minimum transferor amount and the amount of aggregate principal receivables held by the trust, together with any amount on deposit in the excess funding account, would not be less than the required principal balance; and

•	we deliver an opinion with respect to certain tax matters.

Outstanding Series of Investor Certificates

Other than the collateral certificate, there will be [—] series of investor certificates issued by World Financial Network Credit Card Master Trust that remain outstanding on the closing date. Neither you nor any other noteholder will have the right to receive notice of, or consent to, the issuance of future series of investor certificates.

The Transferor Interest

We own the interest, called the transferor interest, in the receivables and the other assets of the trust not supporting your series or any other series of notes or investor certificates. The transferor interest does not provide credit enhancement for your series or any other series. The amount of the transferor interest at any time is called the transferor amount and is calculated as described in “Glossary of Terms for Prospectus” in the accompanying prospectus. We are required to maintain a minimum transferor amount, which is calculated as described in “Glossary of Terms for Prospectus.” See “The Trust Portfolio — Addition of Trust Assets” in the accompanying prospectus for a description of the circumstances in which we will be required to designate additional accounts as trust accounts if the transferor amount falls below the minimum transferor amount.

Allocations of Collections and Losses

Your notes represent the right to payments from a portion of the collections on the receivables. The servicer will also allocate to your series a portion of

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defaulted receivables and would also allocate a portion of the dilution on the receivables to your series if the dilution is not offset by the transferor amount and the depositor fails to comply with its obligation to compensate the trust for the dilution. Dilution means any reduction to the principal amounts of receivables made by the servicer because of merchandise returns or any other reason except losses or payments.

The portion of collections, defaulted receivables and uncovered dilution allocated to your series will be based mainly upon the ratio of the amount of collateral for your series to the sum of the total amount of principal receivables in the trust. The way this ratio is calculated will vary during each of three periods that may apply to your notes:

•	The revolving period, which will begin on the closing date and end when either of the other two periods begins.

•

The controlled accumulation period, which is scheduled to begin on [—], but which may begin later, and end when the notes have been paid in full. However, if an early amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and an early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, the controlled accumulation period will end, and an early amortization period will begin.

•	The early amortization period, which will only occur if one or more adverse events, known as early amortization events, occurs.

For most purposes, the collateral amount used in determining these ratios will be reset no less frequently than at the end of each monthly period. References in this prospectus supplement to the monthly period related to any distribution date refer to the calendar month preceding that distribution date, or, in the case of the [            ] distribution date, the period from the closing date through and including the last day of [            ]. However, for allocations of principal collections during the controlled accumulation period or the early amortization period, the collateral amount at the end of the revolving period will be used, unless we request a decrease, and the Rating Agency Condition is satisfied.

The collateral amount for your series is:

•	the original principal amount of the Series 201[—]-[—] notes, minus

•	the balance on deposit in the pre-funding account, minus

•

principal payments on the Series 201[—]-[—] notes (other than principal payments made from funds on deposit in the spread account) and the balance held in the principal accumulation account for principal payments, minus

•	the amount of any principal collections reallocated to cover interest[, net swap payments] and servicing payments for your series, minus

•

your series’ share of defaults and uncovered dilution to the extent not reimbursed from finance charge collections, investment earnings allocated to your series and amounts on deposit in the cash collateral account.

•

A reduction to the collateral amount because of reallocated principal collections, defaults or uncovered dilution will be reversed to the extent that your series has available finance charge collections and investment earnings in future periods.

Application of Finance Charge Collections

The issuing entity will apply your series’ share of collections of finance charge receivables, [net swap receipts,] recoveries and investment earnings each month in the following order of priority:

•	to pay interest on the Class A notes [and to make net swap payments under the interest rate swap for the Class A notes];

•	to pay interest on the Class B notes [and to make net swap payments under the interest rate swap for the Class B notes];

•	to pay the servicing fee for your series (to the extent not retained by the servicer during the month);

•	to pay interest on the Class C notes [and to make net swap payments under the interest rate swap for the Class C notes];

•	to cover your series’ share of defaults and uncovered dilution;

•

to cover reductions in your series’ collateral amount resulting from defaults and uncovered dilution allocated to your series and from reallocated principal collections, in each case that have not been reimbursed;

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•	to make a deposit, if needed, to the cash collateral account up to the required cash collateral amount;

•

to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for the Series 201[—]-[—] notes during the controlled accumulation period, up to the required reserve account amount;

•	[to make a deposit, if needed, to the funding period reserve account up to the required funding period reserve amount;]

•	to make a deposit, if needed, to the spread account up to the required spread account amount;

•	[to make payments or deposits relating to the interest rate swaps for each of the Class A, Class B and Class C notes;]

•	to make any other payments required to be made from your series’ share of collections of finance charge receivables from time to time; and

•	to other series that share excess finance charge collections with Series 201[—]-[—], to make any required deposits to the excess funding account or to us or our assigns.

Application of Principal Collections

The issuing entity will apply your series’ share of collections of principal receivables each month as follows:

Revolving Period

During the revolving period, no principal will be paid or accumulated in a trust account for you.

Controlled Accumulation Period

During the controlled accumulation period, your series’ share of principal collections will be deposited in a trust account, up to a specified deposit amount on each distribution date. Unless an early amortization event occurs, amounts on deposit in that account will be paid on the expected principal payment date, first to the Class A noteholders until the Class A notes are paid in full, then to the Class B noteholders until the Class B notes are paid in full and then to the Class C noteholders until the Class C notes are paid in full.

Early Amortization Period

An early amortization period for your series will start if an early amortization event occurs. The early amortization events for your series are described below in this summary, under “Description of Series Provisions — Early Amortization Events” in this prospectus supplement and under “Description of the Notes — Early Amortization Events” in the accompanying prospectus. During the early amortization period, your series’ share of principal collections will be paid monthly first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders, in each case until the specified class of notes is paid in full. [However, even if an early amortization period commences for your series, prior to the monthly period following the monthly period in which sufficient funds have been accumulated to pay the Series 20[—]-[—] notes in full, your series will only be entitled to receive an allocation of principal collections based on the initial collateral amount for your series. See “Pairing of Series 201[—]-[—] with Series 20[—]-[—]” and “Pre-Funding Account and Funding Period” above in this “Structural Summary” and “Description of Series Provisions—Pairing of Series 201[—]-[—] with Series 20[— ]-[—]” and “—Pre-Funding Account and Funding Period” in this prospectus supplement.]

Reallocation of Principal Collections

During any of the above periods, principal collections allocated to your series may be reallocated, if necessary, to make required payments of interest on the Class A notes, the Class B notes and the Class C notes, [net swap payments due from the issuing entity,] monthly servicing fee payments not made from your series’ share of finance charge collections, other amounts treated as finance charge collections, and excess finance charge collections available from other series that share with your series. This reallocation is one of the ways that the more senior classes of notes obtain the benefit of subordination, as described under the caption “— Credit Enhancement” below. The amount of reallocated principal collections is limited by the amount of available subordination.

[As described above under “Pairing of Series 201[—]-[—] with Series 20[—]-[— ]” and “Pre-Funding Account and Funding Period,” your series will receive a reduced allocation of principal collections until the monthly period following the monthly period in which sufficient funds have been accumulated to pay the Series 20[—]-[—] notes in full and, as a result, there will be less principal collections available to your series to be applied as described in the preceding paragraph during that period.]

Shared Principal Collections

At all times, collections of principal receivables allocated to your series that are not needed for payments on your series will first be made available to other series, second, deposited in the excess funding account, if needed, and third, paid to us or our assigns. See “Description of the Notes—Shared Principal Collections” in the accompanying prospectus.

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Interest on the Notes

Each class of notes will accrue interest from and including the closing date to but excluding [—],[—], and for each following interest period at the applicable rate set forth on the cover page of this prospectus supplement. [For purposes of determining the interest rate applicable to each interest period, LIBOR will be determined two London business days before that interest period begins.

For each date of determination, LIBOR will equal the rate for deposits in United States dollars for a one-month period which appears on Reuters Screen LIBOR01 Page (and, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period), as of 11:00 a.m., London time, on that date. If that rate does not appear on that display page, LIBOR will be determined as described in “Description of Series Provisions—Interest Payments.”

LIBOR for the first interest period will be determined by straight-line interpolation, based on the actual number of days in the period from the closing date to but excluding [—],[—], between two rates determined in accordance with the preceding paragraph, one of which will be determined for a maturity of one month and one of which will be determined for a maturity of two months.]

Credit Enhancement

Credit enhancement for your series includes subordination and a cash collateral account as described below. A spread account also provides credit enhancement primarily for the benefit of the Class C notes.

Credit enhancement for your series is for your series’ benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

Subordination

Credit enhancement for the Class A notes includes the subordination of the Class B notes and the Class C notes. Credit enhancement for the Class B notes includes the subordination of the Class C notes. Subordination serves as credit enhancement in the following way. The more subordinated, or junior, classes of notes will not receive payment of interest or principal until required payments have been made to the more senior classes. As a result, subordinated classes will absorb any shortfalls in collections or deterioration in the collateral for the notes prior to senior classes.

Cash Collateral Account

A cash collateral account will provide additional credit enhancement for your series. On the closing date, we will deposit [$— ], (which amount represents [—]% of the collateral amount of the Series 201[—]-[—] notes on the closing date) into the cash collateral account. Deposits into the cash collateral account will be made each month, as needed, from finance charge collections allocated to your series, other amounts treated as finance charge collections and excess finance charge collections available from other series up to the required cash collateral account amount as described under “Description of Series Provisions — Required Cash Collateral Amount.” [In addition, on each day during the funding period on which funds are released from the pre-funding account, funds so released will be deposited into the cash collateral account up to the required cash collateral amount as described under “Description of Series Provisions — Pre-Funding Account and Funding Period.”]

The cash collateral account will be used to make payments on the notes if finance charge collections allocated to your series, other amounts treated as finance charge collections and excess finance charge collections available from other series are insufficient to make required payments.

The required cash collateral amount is calculated as described under “Description of Series Provisions — Required Cash Collateral Amount.”

Spread Account

A spread account will provide additional credit enhancement for your series, primarily for the benefit of the Class C notes. The spread account initially will not be funded. Deposits into the spread account will be made each month from finance charge collections allocated to your series, other amounts treated as finance charge collections and excess finance charge collections available from other series up to the required spread account amount, as described under “Description of Series Provisions — Spread Account.”

The spread account will be used to make interest payments on the Class C notes if finance charge collections allocated to your series, other amounts treated as finance charge collections, excess finance charge collections available from other series and amounts withdrawn from the cash collateral account are insufficient to make those payments.

Unless an early amortization event occurs, the amount, if any, remaining on deposit in the spread account on the expected principal payment date for the Series 201[—]-[—] notes, after making the payments described in the preceding paragraph, will be applied to pay principal on

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the Class C notes, to the extent that the Class C notes have not been paid in full after application of all principal collections on that date. Except as provided in the following paragraph, if an early amortization event occurs, the amount, if any, remaining on deposit in the spread account, after making the payments described in the preceding paragraph, will be applied to pay principal on the Class C notes on the earlier of the final maturity date and the first distribution date on which the outstanding principal amount of the Class A and Class B notes has been paid.

In addition, on any day after the occurrence of an event of default with respect to Series 201[—]-[—] and the acceleration of the maturity date, the indenture trustee will withdraw from the spread account the outstanding amount on deposit in the spread account and deposit that amount in the distribution account for distribution to the Class C, Class A and Class B noteholders, in that order of priority, to fund any shortfalls in amounts owed to those noteholders.

[Interest Rate Swaps

As additional enhancement for the Class C notes, the issuing entity will enter into an interest rate swap for the Class C notes, each covering the period from the closing date through the final maturity date.

The notional amounts of the Class C interest rate swap will, for each interest period, equal the outstanding principal balance of the Class C notes as of the end of the first day of the related interest period. Under the swap, if one-month LIBOR exceeds a specified fixed rate, the issuing entity will receive payments from the swap counterparty equal to:

rate differential	x	Class C principal balance	X	days in interest period
360

where the rate differential equals one-month LIBOR minus the specified fixed rate. Alternatively, if one-month LIBOR is less than the applicable specified fixed rate, the issuing entity will be required to make a payment to the swap counterparty equal to the result of the equation shown above, where the rate differential equals the specified fixed rate minus one-month LIBOR. The specified fixed rate for the Class C interest rate swap is [—]% per year. “Description of Series Provisions — Interest Rate Swaps.”]

Early Amortization Events

The issuing entity will begin to repay the principal of the notes before the expected principal payment date if an early amortization event occurs. An early amortization event will occur if the finance charge collections on the receivables are too low or if defaults are too high. The minimum amount that must be available for payments to your series in any month, referred to as the base rate, is the sum of the interest payable on the Series 201[—]-[—] notes [net of any net swap payment due from the issuing entity] for the related interest period, plus your series’ share of the servicing fee for the related monthly period all divided by the sum of the collateral amount plus amounts on deposit in the principal accumulation account, each as of the last day of that period. If the average portfolio yield for your series, calculated as described in the following sentence, for any three consecutive monthly periods is less than the average base rate for the same three consecutive monthly periods, an early amortization event will occur. The portfolio yield for your series for any monthly period will be the result, expressed as a percentage, of the amount of finance charge collections and other amounts treated as finance charge collections allocated to your series for that monthly period, other than excess finance charge collections, net of the amount of defaulted principal receivables and uncovered dilution allocated to your series for that monthly period, divided by the sum of the collateral amount and amounts on deposit in the principal accumulation account, each as of the last day of that monthly period. See “Description of Series Provisions — Early Amortization Events.”

The other early amortization events are:

•	Our failure to make required payments or deposits or material failure to perform other obligations, subject to applicable grace periods;

•	Material inaccuracies in our representations and warranties subject to applicable grace periods;

•	The Series 201[—]-[—] notes are not paid in full on the expected principal payment date;

•

Bankruptcy, insolvency or similar events relating to us or the bank (although these provisions may not be enforceable as discussed in “Risk Factors — If a conservator or receiver were appointed for World Financial Network National Bank, delays or reductions in payment of your notes could occur” in the accompanying prospectus);

•	We are unable to transfer additional receivables to the trust or the bank is unable to transfer additional receivables to us;

•	We do not transfer receivables in additional accounts or participations to the trust when required;

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•	Material defaults of the servicer;

•

[Failure of a swap counterparty to make a payment under any of the interest rate swaps for the Class A, Class B or Class C notes where such payment obligation arises as a result of LIBOR being greater than the specified fixed rate for such interest rate swap, and such failure is not cured within 5 business days after the payment is due;]

•

[The early termination of any of the interest rate swaps for the Class A, Class B or Class C notes, unless the issuing entity obtains a replacement interest rate swap acceptable to the rating agencies;]

•	World Financial Network Credit Card Master Trust or the issuing entity becomes subject to regulation as an “investment company” under the Investment Company Act of 1940; or

•	An event of default occurs for the Series 201[—]-[—] notes and their maturity date is accelerated.

Events of Default

The Series 201[—]-[—] notes are subject to events of default described under “Description of the Notes — Events of Default; Rights upon Event of Default” in the accompanying prospectus. These include:

•	Failure to pay interest on the Series 201[—]-[—] notes for 35 days after it is due;

•	Failure to pay principal on the Series 201[—]-[—] notes when it becomes due and payable on the final maturity date for the Series 201[—]-[—] notes;

•

Bankruptcy, insolvency or similar events relating to the issuing entity (although these provisions may not be enforceable as discussed in “Risk Factors — If a conservator or receiver were appointed for World Financial Network National Bank, delays or reductions in payment of your notes could occur” in the accompanying prospectus); and

•	Material failure by the issuing entity to perform its obligations under the indenture, subject to applicable grace periods.

In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuing entity, the principal amount of the Series 201[—]-[—] notes automatically will become immediately due and payable (although these provisions may not be enforceable as discussed in “Risk Factors — If a conservator or receiver were appointed for World Financial Network National Bank, delays or reductions in payment of your notes could occur” in the accompanying prospectus). If any other event of default occurs and continues with respect to the Series 201[—]-[—] notes, the indenture trustee or holders of more than 50% of the then-outstanding principal amount of the Series 201[—]-[—] notes may declare the principal amount of the Series 201[—]-[—] notes to be immediately due and payable. These declarations may be rescinded by holders of more than 50% of the then-outstanding principal amount of the Series 201[—]-[—] notes if the related event of default has been cured, subject to the conditions described under “Description of the Notes— Events of Default; Rights upon Event of Default” in the accompanying prospectus.

After an event of default and the acceleration of the Series 201[—]-[—] notes, funds allocated to Series 201[—]-[—] and on deposit in the collection account, the excess funding account and the other trust accounts will be applied to pay principal of and interest on the Series 201[—]-[—] notes to the extent permitted by law. Principal collections and finance charge collections allocated to Series 201[—]-[—] will be applied to make monthly principal and interest payments on the Series 201[—]-[—] notes until the earlier of the date those notes are paid in full or the final maturity date of those notes. If the Series 201[—]-[—] notes are accelerated or the issuing entity fails to pay the principal of the Series 201[—]-[—] notes on the final maturity date, subject to the conditions described in the accompanying prospectus under “Description of the Notes — Events of Default; Rights upon Event of Default”, the indenture trustee may, if legally permitted, cause the trust to sell (i) principal receivables in an amount equal to the collateral amount for Series 201[—] and (ii) the related finance charge receivables.

Optional Redemption

The servicer has the option to purchase your notes when the outstanding principal amount for your series has been reduced to 5% or less of the initial principal amount. See “Description of the Notes — Final Payment of Principal” in the accompanying prospectus.

Servicing and Servicer’s Fee

The servicer for the trust is World Financial Network National Bank. World Financial Network National Bank, as servicer, receives a fee for its servicing activities. The share of the servicing fee allocable Series 201[—]-[—] for each payment date will be equal to one-

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twelfth of the product of (a) 2% and (b) the collateral amount for Series 201[—]-[—] on the last day of the prior monthly period. [However, the servicing fee for the first monthly period will be based on the number of days in the first monthly period.] The servicing fee allocable to Series 201[—]-[—] for each payment date will be paid from your series share of collections of finance charge receivables[, net swap receipts], recoveries and investment earnings each month as described in “—Application of Finance Charge Collections” above and in “Description of Series Provisions—Application of Finance Charge Collections.”

Tax Status

Subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus, Mayer Brown LLP as tax counsel to the issuing entity, is of the opinion that under existing law the Series 201[—]-[—] notes (other than notes retained by the bank or by a person disregarded as an entity separate from the bank) will be characterized as debt for federal income tax purposes and that neither World Financial Network Credit Card Master Trust nor the issuing entity will be classified as an association or constitute a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By your acceptance of a Series 201[—]-[—] note, you will agree to treat your Series 201[—]-[—] notes as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described under “ERISA Considerations” in the accompanying prospectus, the Series 201[—]-[—] notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. If you are contemplating purchasing the Series 201[—]-[—] notes on behalf of or with plan assets of any plan or account, we suggest that you consult with counsel regarding whether the purchase or holding of the Series 201[—]-[—] notes could give rise to a transaction prohibited or not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code. Each purchaser that purchases a Series 201[—]-[—] note will be deemed to represent and warrant that either it is not acquiring the note with assets of (or on behalf of) a benefit plan or any other plan that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or to a law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code or its purchase, holding and disposition of the note will not result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Internal Revenue Code or any substantially similar applicable law. See “ERISA Considerations” in the accompanying prospectus.

Risk Factors

There are material risks associated with an investment in the Class C notes, and you should consider the matters set forth under “Risk Factors” beginning on page S-16 below and on page 8 of the accompanying prospectus.

Ratings

It is a condition to the issuance of your notes that one of the ratings set forth for the Class C notes in the “Summary of Terms” above be obtained.

Any rating assigned to the notes by a credit rating agency will reflect the rating agency’s assessment solely of the likelihood that noteholders will receive the payments of interest and principal required to be made under the terms of the series and will be based primarily on the value of the receivables in the trust, the credit enhancement provided [and the credit worthiness of the swap counterparty]. The rating is not a recommendation to purchase, hold or sell any notes. The rating does not constitute a comment as to the marketability of any notes, any market price or suitability for a particular investor. Ratings on the notes will be monitored by the rating agencies that are rating the notes while the notes are outstanding. Any rating can be changed or withdrawn by a rating agency at any time.

WFN Credit Company, LLC

Our address is 220 West Schrock Road, Westerville, Ohio 43081. Our phone number is (614) 729-5044.

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As of the date of this prospectus, Series [—]-[—] is the [—] issued and outstanding series of World Financial Network Credit Card Master Note Trust.

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Application of Series 200[•]-[•]
Finance Charge Collections

Series 200[•]-[•] finance charge collections
Class A interest payments [and to make net swap payments for the Class A notes]
Class B interest payments [and to make net swap payments for the Class B notes]
Servicing fee payment
Class C interest payments [and to make net swap payments for the Class C notes]
Cover Series 200[•]-[•] share of defaults on receivables and uncovered dilution
Reimbursements of collateral amount reductions from defaults, uncovered dilution and reallocations of principal collections
Cash Collateral Account Deposits
Reserve Account Deposits
Spread Account Deposits
[Other payments owing to the Class A, Class B and Class C swap counterparties]
Other required payments or deposits, if any
Shared Excess Finance Charge Collections

Application of Series 200[•]-[•]
Available Principal Amounts

Series 200[•]-[•] Principal Amounts
Reallocated principal collections to cover interest payments on Class A and B notes, [net swap payments, if any] or servicing fee payments
Principal Accumulation Account
Shared excess principal collections

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This prospectus supplement uses defined terms. You can find a glossary of terms under the caption “Glossary of Terms for Prospectus Supplement” beginning on page S-46 in this prospectus supplement and under the caption “Glossary of Terms for Prospectus” beginning on page 89 in the accompanying prospectus.

Risk Factors

In addition to the risk factors described in the prospectus, you should consider the following.

[During the funding period, the amount of finance charge collections allocated to your series, together with investment earnings and other amounts available to your series, may be less than the amount of funds that would be available to your series if your series were not in a funding period.]

[During the funding period, your interest in the receivables—which we refer to as the collateral amount—will be less than the outstanding principal amount of your series to the extent of the balance on deposit in the pre-funding account. Since the allocation of finance charges to your series is based in part upon your collateral amount, your series will not receive an allocation of finance charge collections during the funding period fully commensurate with the outstanding principal amount of the Series 201[—]-[—] notes.

Investment earnings on the balance in the pre-funding account will be used like finance charge collections allocated to your series to make interest and other payments, but the yield on those investments is expected to be less than the yield that would be received if such amounts were invested in receivables. In addition, although amounts may be released from the pre-funding account on any day during the funding period on or after [—] [—], 201[—] and will result in a corresponding increase in the collateral amount for your series, the allocation percentage used for purposes of allocating finance charge collections to your series will not be reset to reflect this increase until the following monthly period. As a result, the rate of investment earnings on funds on deposit in the pre-funding account will likely decrease during a monthly period as funds are released from the pre-funding account, and such decrease in investment earnings will not be offset by a corresponding increase in the allocation of finance charge collections to your series during that monthly period. A funding period reserve account will be maintained for your series from which specified amounts will be withdrawn on each distribution date and used like finance charge collections allocated to your series to alleviate any such shortfall. Even with these additional funds, the amounts available to make payments to you may be less than if your series were fully supported by receivables.]

[Pairing of your series with Series 20[—]-[—] may cause commencement of an early amortization period if funds sufficient to pay the Series 20[—]-[—] notes in full have not been accumulated on or prior to [—] [—], 201[—].]	[It is expected that the collateral amount for your series will increase during each monthly period on or after [—] [—], 201[—] as funds are set aside to pay the Series 20[—]-[—] notes. We expect that funds in an amount sufficient to pay the principal amount of the Series 20[—]-[—] notes in full will have been set aside by [—] [—], 201[—] and that the collateral amount for your series will have been increased to an amount equal to the outstanding principal amount of your series by that date. If the collateral amount for your series does not equal the full outstanding principal amount of your series by the end of the funding period, the amounts remaining on deposit in the pre-funding account will be released and used to pay down the principal amount of the Class A, Class B and Class C notes, pro rata, based on the initial principal amount of each class. In addition, if funds sufficient to pay the Series 20[—]-[—] notes in full have not been accumulated on or prior to [—] [—], 201[—], an early amortization event will occur for your series and the principal amount of your series, after giving effect to the repayment described in the preceding sentence, will begin to be repaid on each distribution date until the Series 201[—]-[—] notes are paid in full. See “Description of Series Provisions—Early Amortization Period.” We cannot assure you that you would be able to reinvest any such released funds in similar securities or at a comparable rate of return at that time.

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[Your series will only receive an allocation of principal collections based on the initial collateral amount until the Series 20[— ]-[—] notes are paid in full or sufficient funds are accumulated for this purpose.]	[Your series will only be entitled to receive an allocation of principal collections based on the collateral amount on the closing date until the monthly period following the monthly period in which sufficient funds have been accumulated to pay the Series 20[—]-[—] notes in full. As a result, your series will have fewer reallocated principal collections to cover required payments of interest on the Class A notes and the Class B notes, net swap payments due from the issuing entity and monthly servicing fee payments, if your series’ share of finance charge collections, other amounts treated as finance charge collections and excess finance charge collections available from other series are not sufficient to make these payments. Even if an early amortization event occurs for your series, your series will only be entitled to receive an allocation of principal collections based on the collateral amount on the closing date until the monthly period following the monthly period in which sufficient funds have been accumulated to pay the Series 20[—]-[—] notes in full. See “Description of Series Provisions—Pairing of Series 201[—]-[—] with Series 20[—]-[— ]” and “—Allocation Percentages.”]

The ratings for the notes are limited in scope, may not continue to be issued and do not consider the suitability of an investment in the securities for you	It is a condition to the issuance of the Series 201[—]-[—] notes that the ratings from one of the rating agencies set forth for the Class A notes, the Class B notes and the Class C notes in the “Summary of Terms” be obtained. The rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full or make full distributions of the outstanding balance of the notes. A note rating is not a recommendation to buy, sell or hold the notes. Ratings on the notes may be lowered, qualified or withdrawn at any time after the notes are issued without notice from the issuing entity or the depositor. No one has an obligation to provide additional credit enhancement or to restore the original rating of any notes with respect to which a rating agency changes its rating or withdraws a rating in the future. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the notes. Ratings on the notes do not address the timing of distributions of principal on the notes prior to the applicable final scheduled payment date. The ratings do not consider the prices of the notes or their suitability to a particular investor.

The bankruptcy of a retailer included in the trust portfolio may affect the timing and amount of payments to you	Recently, the United States has experienced a period of economic slowdown. Rising unemployment and the continued lack of availability of credit has contributed to a decline in demand for many consumer products, including those sold at the retailers included in the trust portfolio. A prolonged economic slowdown may increase the risk that a retailer becomes subject to a voluntary or involuntary case under any applicable federal or state bankruptcy or other similar law. The bankruptcy of a retailer could lead to a significant decline in the amount of new receivables and could lead to increased delinquencies and defaults on the receivables associated with a retailer that is subject to a proceeding under bankruptcy or similar laws. Any of these effects of a retailer bankruptcy could result in the commencement of an early amortization period for one or more series of notes, including your series. If an early amortization event occurs, you could receive payment of principal sooner than expected. See “Maturity Considerations” in this prospectus supplement.

In addition, certain series of variable funding notes issued by the issuing entity are subject to early amortization based on triggers relating to the bankruptcy of retailers. The occurrence of an early amortization event for such series would significantly limit the bank’s ability to securitize additional receivables. See “Risk Factors—The bank depends on its ability to sell and securitize its credit card receivables to fund new receivables” in the accompanying prospectus.

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Charge-offs are expected to increase and could reduce payments to you

The global financial and economic crisis has had and could continue to have an adverse effect on the trust portfolio. [The current deep economic recession and rising unemployment contributed to significant increases in net losses and delinquencies for 2008 and 2009 compared to 2007.] [To be updated as of date of prospectus supplement to reflect loss and delinquency trends.] See “Receivables Performance—Delinquency and Loss Experience” in this prospectus supplement. Increases in delinquencies and charge-offs could continue, particularly if conditions in the general economy further deteriorate.

If the amount of charged-off receivables and any uncovered dilution allocated to your series exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See “Description of Series Provisions—Investor Charge-Offs” in this prospectus supplement and “The Servicer—Defaulted Receivables; Dilution; Investor Charge-Offs” in the accompanying prospectus.

[Default by a swap counterparty or termination of the Class A, Class B or Class C interest rate swap could reduce or delay payments and may cause commencement of an early amortization period or a reduction in the ratings of the notes.]

[The interest rate swaps expose you to risks arising from the failure of either a swap counterparty or the issuing entity to perform its obligations thereunder or from the early termination of an interest rate swap. If a swap counterparty does not make a required payment due under the interest rate swap, the issuing entity will have less funds available to make interest payments on the notes. Continuance of such failure for five business days will cause the early amortization period to commence. If either a swap counterparty or the issuing entity does not make a payment due under an interest rate swap, the other party may initiate an early termination of the interest rate swap. If the ratings of a swap counterparty are reduced below certain levels established by the rating agencies rating the notes, that swap counterparty will be required to assign its rights and obligations under the applicable interest rate swap to a replacement swap counterparty, post collateral or make other arrangements satisfactory to the rating agencies within certain grace periods. The interest rate swaps may be terminated if that swap counterparty fails to do so. If an interest rate swap is terminated or a swap counterparty fails to perform its obligations (whether following a ratings downgrade or otherwise) under the interest rate swap, we cannot assure you that the trust would be able to enter into a replacement interest rate swap or make other arrangements to hedge the issuing entity’s interest payment obligations. The early termination of an interest rate swap will cause an early amortization event and commencement of the early amortization period if the issuing entity does not enter into a replacement interest rate swap or enter into an alternative arrangement satisfactory to the rating agencies.

If the early amortization period commences as a result of any of the foregoing, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your notes. If the affected interest rate swap is not terminated following the swap counterparty’s failure to perform, the issuing entity may have less funds available to pay interest on the notes. In addition, the ratings of the notes may be reduced, which could affect your ability to sell your notes. See “Description of Series Provisions — Interest Rate Swaps” and “ — Early Amortization Events.”]

FDIC receivership or conservatorship of the bank could result in delays in payments or losses on your notes

If the bank were to become insolvent, were to violate applicable regulations, or if other similar circumstances were to occur, the FDIC could be appointed receiver or conservator of the bank. As receiver or conservator, the FDIC would have various powers under the Federal Deposit Insurance Act, including the repudiation and automatic stay powers described under “The Issuing Entity –Conservatorship and Receivership; Bankruptcy” in the accompanying prospectus. We have structured the transaction contemplated by this prospectus supplement and the accompanying prospectus to comply with the FDIC’s interim rule relating securitizations. Under that rule, the FDIC has stated that it will not use its repudiation power to reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization completed on or prior to September 30, 2010, or, with respect to revolving securitization trusts, for securitizations in which the related beneficial interests were issued on or before September 30, 2010, that complies with the interim rule’s conditions, and the FDIC has indicated that it does not believe the automatic stay applies financial assets so transferred.

If the FDIC were to successfully assert that this transaction does not comply with the interim rule and that the transfer of receivables under the receivables purchase agreement between the bank and us was not a legal true sale, then we would be treated as having made a loan to the bank, secured by the transferred receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages,” as discussed under “The Issuing Entity–Conservatorship and Receivership; Bankruptcy” in the accompanying prospectus.

If the FDIC were appointed as conservator or receiver for the bank, the FDIC could:

•  require the issuing entity or any of the other transaction parties to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•  request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the bank; or

•  repudiate without compensation the bank’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•  prior to any such repudiation of a servicing agreement, prevent the trustee or the noteholders from appointing a successor servicer; or

•  argue that the automatic stay prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

If the FDIC, as conservator or receiver for the bank, were to take any of the actions described above, payments and/or distributions of principal and interest on your notes could be delayed or reduced. See “Risk Factors—If a conservator or receiver were appointed for World Financial Network National Bank, delays or reductions in payment of your notes could occur” and “The Issuing Entity—Conservatorship and Receivership; Bankruptcy” in the accompanying prospectus.

[Insert any additional risk factors applicable for this series]

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Receivables Performance

The tables below contain performance information for the receivables in the trust portfolio for each of the periods shown. The composition of the trust portfolio is expected to change over time. The future performance of the receivables in the trust portfolio may be different from the historical performance set forth below.

All data set forth in the tables below is reported on a collected basis, except that data for some acquired portfolios is reported on a billed basis for the period before the bank acquired them. Average principal receivables outstanding is the average of the principal receivables balances at the beginning of each month in the period indicated. Fees include late fees and return check fees.

Delinquency and Loss Experience

The following tables set forth the aggregate delinquency and loss experience for cardholder payments on the credit card accounts in the trust portfolio for each of the dates or periods shown. The global financial and economic crisis has had and could continue to have an adverse effect on the trust portfolio. The current deep economic recession and rising unemployment have contributed to significant increases in net losses and delinquencies for 2008 and 2009 compared to 2007. We expect that net losses and delinquencies will continue to correlate with declines in the general economy and increases in unemployment. Increases in net losses and delinquencies could continue, particularly if conditions in the general economy further deteriorate.

[Discussion of any relevant changes in loss and delinquency performance]

We cannot assure you that the future delinquency and loss experience for the receivables will be similar to the historical experience set forth below.

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Receivables Delinquency Experience

Trust Portfolio

(Dollars in Thousands)

	[—]		December 31,
	2010		2009		2008
	Principal Receivables	Percentage of Total Principal Receivables	Principal Receivables	Percentage of Total Principal Receivables	Principal Receivables	Percentage of Total Principal Receivables
Receivables Outstanding
Receivables Delinquent
31-60 Days
61-90 Days
91-120 Days
121-150 Days
151 or More Days
Total(1)

(1)	Dollar amounts and percentages may not add up to the total or to 100%, respectively, due to rounding.

	December 31,
	2007		2006		2005
	Principal Receivables	Percentage of Total Principal Receivables	Principal Receivables	Percentage of Total Principal Receivables	Principal Receivables	Percentage of Total Principal Receivables
Receivables Outstanding
Receivables Delinquent
31-60 Days
61-90 Days
91-120 Days
121-150 Days
151 or More Days
Total

(1)	Dollar amounts and percentages may not add up to the total or to 100%, respectively, due to rounding.

Account Delinquency Experience

Trust Portfolio

	[—]		December 31,
	2010		2009		2008
	Total Active Accounts	Percentage of Total Active Accounts	Total Active Accounts	Percentage of Total Active Accounts	Total Active Accounts	Percentage of Total Active Accounts
Total Active Accounts(1)
Accounts Delinquent(1)
31-60 Days
61-90 Days
91-120 Days
121-150 Days
151 or More Days
Total(2)

(1)	Excludes Zero-Balance Accounts.
(2)	Dollar amounts and percentages may not add up to the total or to 100%, respectively, due to rounding.

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	December 31		December 31		December 31
	2007		2006		2005
	Total Active Accounts	Percentage of Total Active Accounts	Total Active Accounts	Percentage of Total Active Accounts	Total Active Accounts	Percentage of Total Active Accounts
Total Active Accounts(1)
Accounts Delinquent(1)
31-60 Days
61-90 Days
91-120 Days
121-150 Days
151 or More Days
Total(2)

(1)	Excludes Zero-Balance Accounts.
(2)	Dollar amounts and percentages may not add up to the total or to 100%, respectively, due to rounding.

Loss Experience

Trust Portfolio

(Dollars in Thousands)

	[—] Months Ended [—], 2010	Fiscal Year Ended December 31,
		2009	2008	2007	2006	2005
Average Receivables Outstanding
Gross Charge Offs(¹)
Recoveries(²)
Net Charge Offs(³)
Net Charge-Offs as a percentage of Average Receivables Outstanding (annualized)

¹	Gross Charge Offs includes gross charge offs of principal receivables.
²	Recoveries includes recoveries of principal and finance charge receivables and fees.
³	Net Charge Offs equal Gross Charge Offs minus Recoveries.

Revenue Experience

The gross revenues from finance charges and fees related to accounts in the trust portfolio for each of the periods shown are set forth in the following table. The figures reflected in the following table represent balances before deductions for charge-offs, returned merchandise, and customer disputes or other expenses and reductions due to fraud.

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Revenue Experience

Trust Portfolio

(Dollars in Thousands)

	[—] Months Ended 2010	Fiscal Year Ended December 31,
		2009	2008	2007	2006	2005
Average Receivables Outstanding
Total Finance Charges and Fees
Total Finance Charges and Fees as a percentage of Average Receivables Outstanding (annualized)

The Trust Portfolio

The receivables to be conveyed to the trust have been or will be generated from transactions made by holders of credit card accounts included in the trust portfolio. A description of the bank’s credit card business is contained in the accompanying prospectus under the heading “Sponsor—Private Label Credit Card Activities.”

As of the end of the day on [—]:

•	The receivables in the trust portfolio included $[—] of principal receivables and $[—] of finance charge receivables.

•	The accounts designated for the trust portfolio had an average principal receivables balance per active account of $[—] and an average credit limit of $[—].

•	The percentage of the aggregate principal receivables balance to the aggregate total credit limit was [— ]%.

•	The average age of the accounts was approximately [—] months.

•

The percentage of the accounts in the trust portfolio for which cardholders made minimum payments as of their respective latest statement date, in each case based on the prior month statement minimum payment, was [—]%.

•

The percentage of the accounts in the trust portfolio for which cardholders made full payments as of their respective latest statement date, in each case based on the prior month statement outstanding balance, was [—]%.

The following tables summarize the trust portfolio by various criteria as of the end of business on [—], 201[—]. Please note that percentages presented in the tables in this section may not add to 100.00% due to rounding. For purposes of the tables below, “Number of Accounts” refers to all trust accounts, including any accounts that are inactive accounts and zero-balance accounts, which in some cases may be closed accounts that have not yet been removed from the originator’s computer system and from the trust portfolio. Because the future composition of the trust portfolio will change over time, these tables are not indicative of the composition of the trust portfolio at any subsequent time.

The table immediately below sets forth the number of fixed and floating rate credit cards and the associated principal amounts contained in the trust portfolio as of [            ], 201[—].

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Our variable rate credit cards represent APRs indexed to a benchmark rate plus various spread levels. In many cases, this effective APR is subject to a minimum rate. Total Variable represents those effective APRs that are not subject to a minimum rate as of [—], 201[—]. All of our variable rate credit cards are subject to a maximum rate:

Distribution of Trust Portfolio

by Fixed/Floating APR

(Dollars in Thousands; Accounts in Thousands)

	Number of Accounts	Percentage of Number of Accounts	Principal Receivables Outstanding	Percentage of Principal Receivables Outstanding
Total Fixed(1)
Total Variable with Floor
Total Variable

Total

(1)	In the majority of instances, the annual fixed finance charge rate is currently [—]%.

Composition by Retailer Type

Trust Portfolio¹

Retailer Type	Percentage of Principal Receivables Outstanding
Soft goods
Furniture
Jewelry
Other

(1)

The credit card programs, or group of credit card programs for affiliated companies of the Limited Brands, including each of its affiliates as of [—], accounted for approximately [—]% of the principal receivables in the trust portfolio. The groups of credit card programs for affiliated companies of Redcats USA, Inc. (formerly Brylane), including each of its affiliates as of [—], accounted for approximately [—]% of the principal receivables in the trust portfolio. As of that date there were [—] other credit card programs included in the trust portfolio.

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Composition by Account Balance

Trust Portfolio

Account Balance Range	Number of Accounts	Percentage of Number of Accounts	Principal Receivables Outstanding	Percent Principal Receivable Outstanding
Credit Balance
No Balance
$0.01-$50.00
$50.01-$100.00
$100.01-$150.00
$150.01-$250.00
$250.01-$350.00
$350.01-$500.00
$500.01-$1,000.00
$1,000.01-$1,500.00
$1,500.01 or more

Total		100.00%		100.00%

Composition by Credit Limit

Trust Portfolio

Credit Limit Range	Number of Accounts	Percentage of Number of Accounts	Principal Receivables Outstanding	Percent Principal Receivable Outstanding
$0
$0.01-$100.00
$100.01-$250.00
$250.01-$350.00
$350.01-$500.00
$500.01-$750.00
$750.01-$1,000.00
$1,000.01-$1,250.00
$1,250.01-$1,500.00
$1,500.01-$2,000.00
$2,000.01-$2,500.00
$2,500.01 or more

Total		100.00%		100.00%

Composition by Account Age

Trust Portfolio

Age	Number of Accounts	Percentage of Number of Accounts	Principal Receivables Outstanding	Percent Principal Receivable Outstanding
Not More than 12 Months
Over 12 Months to 24 Months
Over 24 Months to 36 Months
Over 36 Months to 48 Months
Over 48 Months to 60 Months
Over 60 Months
Total		100.00%		100.00%

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Cardholders whose accounts are designated for the trust portfolio had billing addresses in all 50 states and the District of Columbia except for [ — ]% of the principal receivables balance for the trust for which cardholders had billing addresses located outside of the United States or the District of Columbia. Except for the [ — ] states listed below, no state accounted for more than [ — ]% of the number of accounts or [ — ]% of the total receivables balances as of [ — ].

Composition by Billing Address

Trust Portfolio

State	Percentage of Number of Accounts	Percentage of Principal Receivables Outstanding
	%	%
	%	%
	%	%
	%	%
	%	%
	%	%
	%	%

As described under “The Sponsor—Underwriting Process” in the accompanying prospectus, the bank uses proprietary scoring models developed for the bank for purposes of monitoring obligor credit quality. The bank’s proprietary scoring model is used as a tool in the underwriting process and for making credit decisions. The proprietary scoring model is based on historical data and requires the bank to make various assumptions about future performance. As a result, the bank’s proprietary model is not intended, and should not be relied upon, to forecast actual future performance. Information regarding customer performance is factored into these proprietary scoring models to determine the probability of an account becoming 90 or more days past due at any time within the next 12 months. Obligor credit quality is monitored at least monthly during the life of an account. The information in the table below is based on the most recent information available for each account in the trust portfolio. Because the future composition of the trust portfolio will change over time, obligor credit quality as shown in the table below is not indicative of obligor credit quality for the trust portfolio at any subsequent time. In addition, the bank’s assessment of obligor credit quality may change over time depending on the conduct of the cardholder and changes in the proprietary scoring models used by the bank.

Composition by Obligor Credit Quality

Trust Portfolio

Probability of an Account Becoming 90 or More Days Past Due or Becoming Charged off (within the next 12 months)	Principal Receivables Outstanding	Percentage of Principal Receivables Outstanding
No score
[—]% and higher
[—]% to [—]%
[—]% to [—]%
Lower than [—]%
Total		$100.00%

Static Pool Information

Static pool information regarding the performance of the receivables in the trust portfolio is provided in Annex II to this prospectus supplement, which forms an integral part of this prospectus supplement. All static pool information regarding the performance of those receivables in Annex II for periods prior to January 1, 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the notes. Static pool information for periods prior to January 1, 2006 is not available and cannot be obtained without unreasonable expense or effort.

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Maturity Considerations

Series 201[—]-[—] will always be in one of three periods — the revolving period, the controlled accumulation period or the early amortization period. Unless an early amortization event occurs [or the collateral amount does not equal the aggregate principal amount of your series by the end of the funding period], the Series 201[—]-[—] notes will not receive payments of principal until the expected principal payment date for the Series 201[—]-[—] notes. The expected principal payment date for the Series 201[—]-[—] notes will be the [—], 201[—] distribution date. [If the Series 201[—]-[—] collateral amount is not increased so that it equals the principal amount of the Series 201[—]-[—] notes by the end of the funding period, any amount remaining in the prefunding account will be paid to the holders of the Class A, Class B and Class C notes, pro rata, based on the initial principal amount of each class. See “Description of Series Provisions—Pre-Funding Account and Funding Period.”] We expect the issuing entity to have sufficient funds to pay the full principal amount of the Series 201[—]-[—] notes on the expected principal payment date. However, if an early amortization event occurs, principal payments for any class may begin prior to the expected principal payment date.

Controlled Accumulation Period

During the controlled accumulation period, principal allocated to the Series 201[—]-[—] noteholders will accumulate in the principal accumulation account in an amount calculated to pay the Series 201[—]-[—] notes in full on their expected principal payment date. We expect, but cannot assure you, that the amounts available in the principal accumulation account on the expected principal payment date for the Series 201[—]-[—] notes will be sufficient to pay in full the outstanding principal amount of the Series 201[—]-[—] notes. If there are not sufficient funds on deposit in the principal accumulation account to pay the Series 201[—]-[—] notes in full on their expected principal payment date, an early amortization event will occur and the early amortization period will begin.

Early Amortization Period

If an early amortization event occurs during either the revolving period or the controlled accumulation period, the early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, on the next distribution date any amount on deposit in the principal accumulation account will be paid:

•	first to Class A noteholders, up to the outstanding principal amount of the Class A notes;

•	then to Class B noteholders, up to the outstanding principal amount of the Class B notes; and

•	then to Class C noteholders, up to the outstanding principal amount of the Class C notes.

In addition, if the outstanding principal amount of the notes has not been paid in full, the issuing entity will continue to pay principal in the priority noted above to the noteholders on each distribution date during the early amortization period until the Series 201[—] - [—] final maturity date, which is the [—] [—], 201[—], distribution date. No principal will be paid on the Class B notes until the Class A notes have been paid in full. Except as described under “Description of Series Provisions — Spread Account,” no principal will be paid on the Class C notes until the Class A and Class B notes have been paid in full.

Payment Rates

The payment rate on the receivables is the most important factor that will determine the size of principal payments during an early amortization period and whether the issuing entity has funds available to repay the notes on the expected principal payment date. The following Cardholder Monthly Payment Rates table sets forth the highest and lowest cardholder monthly payment rates on the credit card accounts during any month in the periods shown and the average cardholder monthly payment rates for all months in the periods shown, in each case calculated as a percentage of average total receivables for each month during the periods shown. Payment rates shown in the table are based on amounts that would be deemed payments of principal receivables and finance charge receivables with respect to the accounts.

Although we have provided historical data concerning the payment rates on the receivables, because of the factors described in the accompanying prospectus under “Risk Factors,” we cannot provide you with any assurance that the levels and timing of payments on receivables in the trust portfolio from time to time will be similar to the historical experience described in the following table or that deposits into the principal accumulation account or the distribution account, as

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applicable, will be in accordance with the applicable controlled accumulation amount. The servicer may shorten the controlled accumulation period and, in that event, we cannot provide any assurance that there will be sufficient time to accumulate all amounts necessary to pay the outstanding principal amounts of the Series 201[—]-[—] notes on the expected principal payment date.

Cardholder Monthly Payment Rates

Trust Portfolio

	[ ] Months Ended [—], 2010	Fiscal Year Ended December 31,
		2009	2008	2007	2006	2005
Lowest Month
Highest Month
Monthly Average

We cannot assure you that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

Reduced Principal Allocations

We may request a reduction to the allocation percentage used to determine your series’ share of principal collections. However, the reduction will only be permitted upon satisfying the following conditions:

•	written notice delivered to the indenture trustee and the servicer;

•	the Rating Agency Condition is satisfied; and

•	we certify that in our reasonable belief, the reduction will not cause an early amortization event with respect to Series 201[—]-[—].

Description of Series Provisions

We have summarized the material terms of the Series 201[—]-[—] notes below and under “Description of the Notes” in the accompanying prospectus.

General

The Class A notes, the Class B notes and the Class C notes comprise the Series 201[—]-[—] notes and will be issued under the indenture, as supplemented by the Series 201[—]-[—] indenture supplement, in each case between the issuing entity and the indenture trustee.

The Series 201[—]-[—] notes will be issued in minimum denominations of [$1,000] and integral multiples of [$1,000] in excess thereof. The Series 201[—]-[—] notes will be available in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See “Description of the Notes — General,” “— Book-Entry Registration” and “— Definitive Notes” in the accompanying prospectus. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names the Series 201[—]-[—] notes were registered on the related record date, which will be the last day of the monthly period preceding that distribution date.

Multiple Issuance Series

The Class C notes are part of a multiple issuance series of notes called the 200  - series. As part of the multiple issuance series, we expect the issuing entity to issue Class A notes and Class B notes in addition to the Class C notes offered by this prospectus supplement. Those other classes of notes will have different interest rates, expected principal payment dates, final maturity dates and other characteristics. In addition, the issuing entity may issue additional Class C notes under this series at a later date with the same terms and conditions as the Class C notes offered by this prospectus supplement.

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The issuing entity may issue notes of any class for the 200  -     series on any date so long as it has received confirmation from the rating agencies then rating any outstanding notes of the 200  -     series that the issuance will not impair its rating and the other conditions of issuance set forth in the indenture are met. For the 200  -     series, all of the Class C notes are subordinated to the Class A and Class B notes, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of this series. Neither you nor any other noteholder will have the right to consent to the issuance of future notes of your multiple issuance series

Collateral Amount

The Series 201[—]-[—] notes are secured by collateral consisting of an interest in the receivables. At any time, the amount of the collateral for the Series 201[—]-[—] notes, which we call the collateral amount, is calculated as follows:

•	the initial collateral amount of the Series 201[—]-[—] notes, minus

•

all previous principal payments made on your series (other than principal payments made from funds on deposit in a spread account maintained for the benefit of the Class C notes) and the balance held in the principal accumulation account for such payments, minus

•

all unreimbursed reductions to the collateral amount as a result of defaulted receivables or uncovered dilution allocated to your series or reallocations of principal collections to cover interest or the servicing fee for your series.

The collateral amount cannot be less than zero.

[Pairing of Series 201[—]-[—] with Series 20[—]-[—]]

[Series 201[—]-[—] is a paired series with respect to Series 20[—]-[—] . The controlled accumulation period for the Series 20[—]-[—] notes is expected to commence on [—] [—], 201[—] . It is expected that the collateral amount for your series will increase during each monthly period on or after [—] [—], 201[—] as funds are set aside to pay the Series 20[—]-[—] notes. We expect that funds in an amount sufficient to pay the principal amount of the Series 20[—]-[—] notes in full will have been set aside by [—] [—], 201[—] and that the collateral amount for your series will have been increased to an amount equal to the outstanding principal amount of your series by that date. However, we cannot assure you that principal collections allocated to Series 20[—]-[—] during the controlled accumulation period for Series 20[—]-[—] will be sufficient to pay the Series 20[—]-[—] notes in full as scheduled. See “—Pre-Funding Account and Funding Period” and “Risk Factors— Pairing of your series with Series 20[—]-[—] may cause commencement of an early amortization period if funds sufficient to pay the Series 20[—]-[—] notes in full have not been accumulated on or prior to [—] [—], 201[—]” in this prospectus supplement.

Prior to the monthly period following the monthly period in which sufficient funds have been accumulated to pay the Series 20[—]-[—] notes in full, your series will only be entitled to receive an allocation of principal collections based on the initial collateral amount for your series, which will be an amount that is $450,000,000 less than the outstanding principal amount of your series on the closing date. In addition, since the allocation of finance charges to your series is based in part upon your collateral amount, your series will not receive an allocation of finance charge collections during the funding period fully commensurate with the outstanding principal amount of the Series 201[—]-[—] notes. Earnings from investment of funds on deposit in the pre-funding account will be applied like finance charge collections to cover interest on the notes, and a portion of the funds on deposit in the funding period reserve account will be applied to supplement those investment earnings on each distribution date during the funding period. The calculation of the amount of funds that will be withdrawn from the funding period reserve account and so applied on each distribution date during the funding period is described under “—Funding Period Reserve Account—Funding Period Draw Amount.”]

[Pre-Funding Account and Funding Period]

[Your series will have a pre-funding account and a funding period. On the closing date, we will deposit a portion of the cash proceeds from the sale of your series in an amount equal to $[            ] in the pre-funding account. The amount initially on deposit in the pre-funding account, plus the initial collateral amount of your series, will equal the aggregate initial principal amount of your series. The initial amount deposited in the pre-funding account will equal approximately [—]% of the aggregate principal receivables in the trust as of [—] [—], 201[—].

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The “funding period” for your series will be the period from the closing date to the earliest of:

•	the date the collateral amount for your series equals the principal amount of your series;

•	the commencement of an early amortization period; and

•	[—] [—], 201[—] .

During the period beginning on the later of [—] [—], 201[—] and the first day of the controlled accumulation period for Series 20[—]-[—] and ending on the last day of the funding period, we will be required to request funds to be released from the pre-funding account in an aggregate amount for each monthly period equal to the amount of funds accumulated to pay the principal amount of the Series 20[—]-[—] notes during such monthly period. If the controlled accumulation period for Series 20[—]-[—] commences prior to [—] [—], 201[—] , during the [—] 201[—] monthly period, we will be required to request funds to be released from the pre-funding account in an amount equal to the amount of funds set aside to pay the principal amount of the Series 20[—]-[—] notes prior to [—] [—], 201[—] and during the [—] 201[—] monthly period. However, we will only be required to request funds to be released from the pre-funding account as described in the preceding two sentences to the extent that doing so would not cause the Transferor Amount to be less than the Minimum Transferor Amount. Subject to the limitations described in this paragraph, we may request funds to be released from the pre-funding account on any business day provided that the amount of funds requested to be released on any day, together with all funds previously released from the pre-funding account during the same monthly period, may not exceed the amount of funds set aside to pay the principal amount of the Series 20[—]-[—] notes during such monthly period, or in the case of the [—] 201[—] monthly period, the amount of funds set aside during such monthly period and any preceding monthly period.

Except as described below, amounts released from the pre-funding account during the funding period will be applied:

•	first, to make a deposit, if needed, to the cash collateral account up to the required cash collateral amount;

•	second, to make a deposit, if needed, to the funding period reserve account up to the required funding period reserve amount; and

•	third, any remaining amount will be released to us.

The collateral amount for your series will be increased by an aggregate amount equal to the amount of the funds so released. It is expected that the collateral amount for your series will increase to an amount equal to the initial principal amount of your series by [—] [—], 201[—] , as described above under “—Pairing of Series 201[—]-[—] with Series 20[—]-[—]”. The funding period for your series will end no later than [— ] [—], 201[—] regardless of whether funds in an amount sufficient to pay the principal amount of the Series 20[—]-[—] notes in full have been set aside.

If the collateral amount for your series is not increased so that it equals the principal amount of the notes by the end of the funding period, any amount remaining in the pre-funding account will be repaid to the holders of the Class A, Class B and Class C notes, pro rata, based on the initial principal amount of each class. If an early amortization period begins for Series 201[—]-[—] during the funding period, any amount remaining in the pre-funding account would be repaid to the holders of Class A, Class B and Class C notes, pro rata, based on the initial principal amount of each class. In either of these cases, the principal amount of the notes would be reduced by a corresponding amount to an amount equal to the collateral amount for your series.

Funds on deposit in the pre-funding account will be invested in Eligible Investments. On each distribution date with respect to the funding period, all investment income (net of investment losses and expenses) earned on amounts in the pre-funding account during the preceding monthly period will be applied as if such amounts were finance charge collections allocated to your series.]

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Allocation Percentages

The servicer will allocate among your series, other series of notes issued and outstanding, outstanding series of investor certificates issued by World Financial Network Credit Card Master Trust and our unpledged interest in the trust the following items: collections of finance charge receivables and principal receivables; defaulted receivables; and any dilution amounts that are not offset by our interest in the trust or reimbursed by us. On any day, the allocation percentage for your series will be the percentage equivalent — which may not exceed 100% — of a fraction:

•	the numerator of which is:

•

for purposes of allocating finance charge collections and defaulted receivables at all times and principal collections during the revolving period, equal to the collateral amount as measured at the end of the prior monthly period (or, in the case of the month during which the closing date occurs, on the closing date) after taking into account any deposits to be made to the principal accumulation account and any reductions to be made to the collateral amount on account of principal payments on the distribution date for the current monthly period; and

•

for purposes of allocating principal collections during the controlled accumulation period and the early amortization period, equal to the collateral amount as of the end of the revolving period unless the numerator is reset as described below; and

•	the denominator of which is the greater of:

•	the total amount of principal receivables in the trust measured as of a specified date; and

•	the sum of the numerators used to calculate the applicable allocation percentages for all series of notes or investor certificates outstanding as of the date of determination.

As discussed in “Maturity Considerations — Reduced Principal Allocations” in this prospectus supplement, we may, by written notice delivered to the indenture trustee and the servicer, designate a reduced numerator for allocating principal collections to your series.

The denominator referred to above will initially be set as of the closing date. The denominator will be reset for purposes of allocating principal collections, finance charge collections and defaulted receivables at all times as follows:

•	at the end of each monthly period;

•	on each date on which supplemental accounts are added to the trust;

•	on each date on which accounts are removed from the trust in an aggregate amount approximately equal to the collateral amount of any series that has been paid in full;

•	on each date on which there is an increase in the outstanding balance of any variable interest issued by the trust; and

•	on each date on which a new series of notes, or a class of notes relating to a multiple issuance series is issued.

Interest Payments

The Class C notes will accrue interest from and including the closing date through but excluding [—] [—], 201[—], and for each following interest period, at a rate of [—]% per year [above LIBOR for the related interest period.]

Each interest period will begin on and include a distribution date and end on but exclude the next distribution date. However, the first interest period will begin on and include the closing date.

[For purposes of determining the interest rates applicable to each interest period, LIBOR will be determined two London business days before that interest period begins.

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For each date of determination, LIBOR will equal the rate for deposits in United States dollars for a one-month period which appears on Reuters Screen LIBOR01 Page, or any other page as may replace that page on that service for the purpose of displaying comparable rates or price as of 11:00 a.m., London time, on that date. If that rate does not appear on that display page, the rate for that date will be determined based on the rates at which deposits in United States dollars are offered by four major banks, selected by the servicer, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

LIBOR for the first interest period will be determined by straight-line interpolation, based on the actual number of days in the period from the closing date to but excluding [—],[—], between two rates determined in accordance with the preceding paragraph, one of which will be determined for a maturity of one month and one of which will be determined for a maturity of two months.]

The interest rates applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at [—].

Interest on the notes will be calculated on the basis of the [actual number of days in the related interest period and] a 360-day year [of twelve 30-day months].

If the issuing entity does not pay interest as calculated above to any class when due on a distribution date, the amount not paid will be due on the next distribution date, together with interest on the overdue amount of regular monthly interest at [2% plus] the interest rate payable on the notes for the applicable class.

[Interest Rate Swaps

To hedge the issuing entity’s interest payment obligations, the issuing entity will enter into an interest rate swap for the Class C notes, covering the period from the closing date through the final maturity date.

The notional amount of the Class C interest rate swap for each interest period will be equal to the outstanding principal balance of the Class C notes as of the end of the first day of the related interest period. Under each swap, if one-month LIBOR exceeds a specified fixed rate, the issuing entity will receive payments from the swap counterparty equal to:

rate differential	x	Class A, B or C principal balance, as applicable	x	days in interest period 360

where the rate differential equals one-month LIBOR minus the specified fixed rate. Alternatively, if one-month LIBOR is less than the applicable specified fixed rate, the issuing entity will be required to make a payment to the swap counterparty equal to the result of the equation shown above, where the rate differential equals the specified fixed rate minus one-month LIBOR. The specified fixed rate for the Class C interest rate is [—]% per year.

Any net amounts received by the issuing entity under the interest rate swap will be treated as collections of finance charge receivables. Any net amounts payable by the issuing entity under the Class C interest rate swap will be paid from finance charge collections at the same priority as interest payable to the Class C noteholders, on a pari passu basis based on the respective amounts of interest and net swap payments, as applicable, owing to the Class C noteholders and the swap counterparty with respect to the Class C interest rate swap.

The issuing entity can only enter into and maintain interest rate swap agreements with counterparties that have debt ratings consistent with the standards of the rating agencies for the notes. If one of these rating agencies withdraws or lowers its rating for a swap counterparty, the servicer may obtain a replacement swap from a counterparty having the required credit ratings. Alternatively, it may enter into some other arrangement satisfactory to the rating agencies for the notes. See “Risk Factors — Default by interest rate swap counterparty or termination of interest rate swap could lead to the commencement of an early amortization period” in this prospectus supplement for a discussion of potential adverse consequences in the event the servicer is unable to obtain a replacement swap or enter into any other satisfactory arrangement.]

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[Interest Rate Swap Counterparty for Series 201[—]-[—] Notes]

[Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty, the general character of the business of the derivative counterparty and whether the significance percentage is less than 10%, at least 10% but less than 20% or 20% or more]

[If the aggregate significance percentage of any derivative counterparty is greater than 10%, but less than 20%, financial data required by Item 1115(b)(1) of Regulation AB will be provided.]

[If the aggregate significance percentage of any derivative counterparty is greater than 20%, financial statements meeting the requirements of Item  1115(b)(2) of Regulation AB will be provided.]

Principal Payments

During the revolving period, no principal payments will be made on your notes. [If Series 201[—]-[—] is not fully funded at the end of the funding period, amounts on deposit in the pre-funding account will be withdrawn and applied to pay principal of Class A, Class B and Class C, pro rata, based on the initial principal amount of each class.]

[Subject to the preceding paragraph,] during the controlled accumulation period and the early amortization period, deposits to the principal accumulation account and principal payments on the Series 201[—]-[—] notes will be made on each distribution date from the following sources:

(a)	principal collections allocated to your series based on your allocation percentage and retained in the collection account during the prior monthly period, less any amounts required to be reallocated to cover interest payments on the Class A and Class B Series 200 - notes [, net swap payments due from the issuing entity] or servicing fee payments; plus

(b)	any finance charge collections or other amounts required to be treated as principal collections in order to cover the share of defaulted receivables and uncovered dilution amounts allocated to your series or to reinstate prior reductions to the collateral amount; plus

(c)	any principal collections from other series that are shared with your series.

Controlled Accumulation Period

The controlled accumulation period is scheduled to commence on [—] [—], 201[—]. However, the servicer may extend the revolving period and postpone the controlled accumulation period, subject to the conditions described under “Description of the Notes — Suspension and Postponement of Controlled Accumulation Period” in the accompanying prospectus. The servicer may postpone the controlled accumulation period only if the number of months needed to fund the principal accumulation account to pay the Class A, Class B and Class C notes on the expected principal payment date is less than [ ] months. In no event will the servicer postpone the beginning of the controlled accumulation period to later than [—] [—], 201[—].

The controlled accumulation period may also be suspended, subject to the conditions described under “Description of the Notes — Suspension and Postponement of Controlled Accumulation Period” in the accompanying prospectus.

On each distribution date relating to the controlled accumulation period prior to the expected principal payment date for the Series 201[—]-[—] notes, the indenture trustee will deposit in the principal accumulation account an amount equal to the least of:

(1)	funds available for this purpose for your series with respect to that distribution date;

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(2)	$[—] or, if the commencement of the controlled accumulation is postponed, any higher deposit amount as the servicer may determine is necessary to fully fund the principal accumulation account, plus any amounts required to be deposited to the principal accumulation account on prior distribution dates that have not yet been deposited;

(3)	an amount equal to the outstanding principal amount of the Series 201[—]-[— ] notes, minus the amount on deposit in the principal accumulation account prior to any deposits on that date; and

(4)	the collateral amount.

If the early amortization period has not commenced, on the expected principal payment date for the Series 201[—]-[—] notes, amounts in the principal accumulation account will be paid first to the Class A noteholders until the Class A notes are paid in full, second to the Class B noteholders until the Class B notes are paid in full and third to the Class C noteholders until the Class C notes are paid in full.

During the controlled accumulation period, the portion of funds available but not required to be deposited in the principal accumulation account on a distribution date will be made available to investors in other series as shared principal collections.

Early Amortization Period

On each distribution date relating to the early amortization period, the Class A noteholders will be entitled to receive funds available for principal payments for Series 201[—]-[—] for the related monthly period in an amount up to the outstanding principal amount of the Class A notes.

After payment in full of the outstanding principal amount of the Class A notes, the Class B noteholders will be entitled to receive, on each distribution date relating to the early amortization period, the remaining available funds for Series 201[—]-[—] for the related monthly period in an amount up to the outstanding principal amount of the Class B notes.

After payment in full of the outstanding principal amount of the Class A notes and the Class B notes, the Class C noteholders will be entitled to receive on each distribution date relating to the early amortization period, the remaining available funds for Series 201[—]-[—] for the related monthly period in an amount up to the outstanding principal amount of the Class C notes.

See “— Early Amortization Events” below for a discussion of events that might lead to the commencement of the early amortization period.

Subordination

The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A notes and the Class B notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes and the Class C notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes.

Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Except as described under “Description of Series Provisions — Spread Account,” principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full.

The collateral amount for your series will be reduced as the collateral is applied for the benefit of your series, for instance as principal payments are made on your series (other than principal payments made from funds on deposit in the spread account maintained for the benefit of the Class C notes). In addition, the collateral amount can be applied for the benefit of your series in two other ways:

•

by reallocating principal collections to make Class A and Class B interest payments [and to pay net swap payments due from the issuing entity] and the servicing fee for your series, when finance charge collections are not sufficient to make these payments; and

•	to absorb your series’ share of defaulted receivables and any uncovered dilution amounts, when finance charge collections are not sufficient to cover these amounts.

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If the total amount of these latter two types of reductions exceeds the principal amount of the Class C notes, then the Class B notes may not be repaid in full. If the total exceeds the sum of principal amounts of the Class C and Class B notes, then the Class A notes may not be repaid in full.

If receivables are sold after an event of default, the net proceeds of that sale would be paid first to the Class A notes, then to the Class B notes and finally to the Class C notes, in each case until the outstanding principal amount of the specified class and all accrued and unpaid interest payable to that class have been paid in full.

Application of Finance Charge Collections

We refer to your series’ share of finance charge collections, including net investment proceeds transferred from the principal accumulation account, [net swap receipts,] amounts withdrawn from the reserve account (other than amounts withdrawn upon termination of the reserve account) and any available excess finance charge collections from other series, collectively, as finance charge collections. On each distribution date, the servicer will direct the indenture trustee to apply your series’ share of finance charge collections for the prior month in the following order:

(1)	to pay, on a pari passu basis based on the amounts owing under this clause (1) to the Class A noteholders [and the swap counterparty with respect to the Class A notes], interest on the Class A notes, including any overdue interest and additional interest on the overdue interest, [and any net swap payment due from the issuing entity under the interest rate swaps for the Class A notes];

(2)	to pay, on a pari passu basis based on the amounts owing under this clause (2) to the Class B noteholders [and the swap counterparty with respect to the Class B notes], interest on the Class B notes, including any overdue interest and additional interest on the overdue interest, [and any net swap payments due from the issuing entity under the Class B interest rate swap];

(3)	to pay the servicing fee for your series for the prior monthly period and any overdue servicing fee (to the extent not retained by the servicer during the month);

(4)	to pay, on a pari passu basis based on the amounts owing under this clause (4) to the Class C noteholders and [the swap counterparty with respect to the Class C notes], interest on the Class C notes, including any overdue interest and additional interest on the overdue interest [and any net swap payments due from the issuing entity under the interest rate swaps for the Class C notes];

(5)	an amount equal to your series’ share of the defaulted receivables and uncovered dilution, if any, for the related monthly period, will be treated as principal collections for the prior monthly period;

(6)	an amount equal to any previously unreimbursed reductions to the collateral amount on account of defaulted receivables, uncovered dilution or reallocations of principal collections will be treated as principal collections for the prior monthly period;

(7)	an amount equal to the excess, if any, of the required cash collateral amount over the amount then on deposit in the cash collateral account will be deposited into the cash collateral account;

(8)	on and after the reserve account funding date, an amount equal to the excess, if any, of the required reserve account amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

(9)	[an amount equal to the excess, if any, of the Required Funding Period Reserve Amount over the amount then on deposit in the funding period reserve account will be deposited into the funding period reserve account;]

(10)	an amount equal to the excess, if any, of the required spread account amount over the amount then on deposit in the spread account will be deposited into the spread account;

(11)	[to make, on a pari passu basis based on the amounts owing to each swap counterparty with respect to the Series 201[— ]-[—] notes, various payments and deposits relating to the interest rate swaps for the Class A, Class B and Class C notes;]

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(12)	to make any other payments required to be made from your series’ share of collections of finance charge receivables from time to time; and

(13)	all remaining amounts will constitute excess finance charge collections and will be available to cover any shortfalls in finance charge collections for other outstanding series in group one and the remaining amount will be paid to us or our assigns.

If your series’ share of finance charge collections for any calendar month is insufficient to pay interest on the Class C notes — including any overdue interest and additional interest on the overdue interest — when due, a draw will be made from amounts available in the spread account and will be paid to the Class  C noteholders on the related distribution date.

Reallocation of Principal Collections

If your series’ share of finance charge collections plus any draw made on the cash collateral account are not sufficient to pay the aggregate amount of interest on the Class A and Class B notes, [net swap payments due from the issuing entity] and the servicing fee for your series, then principal collections will be reallocated to cover these amounts. Any reallocation of principal collections is a use of the collateral for your notes. Consequently, these uses will reduce the remaining collateral amount by a corresponding amount. The amount of principal collections that will be reallocated on any distribution date will not exceed the sum of:

•	the lower of:

•

the excess of the amounts needed to pay current, overdue and additional interest on the Class A notes [and any net payments due from the issuing entity under the interest rate swaps for the Class A notes] over the amount of finance charge collections allocated to your series and amounts withdrawn from the cash collateral account that are available to cover these amounts; and

•

the greater of (1)(a) [—]% of the initial collateral amount minus (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related monthly period and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and (2) zero; plus

•	the lower of:

•

the excess of the sum of the amounts needed to pay current, overdue and additional interest on the Class B notes[, any net payments due from the issuing entity under the interest rate swaps for the Class B or Class C notes] and the current and past due servicing fee for your series over the amount of finance charge collections allocated to your series and amounts withdrawn from the cash collateral account and from the spread account that are available to cover these amounts; and

•

the greater of (1)(a) [—]% of the initial collateral amount minus (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related monthly period and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and after giving effect to the reallocation of principal collections to make required interest payments for Class A notes and [any net payments due under the interest rate swaps for the Class A notes] on the then-current distribution date and (2) zero.

Investor Charge-Offs

For each charged-off account, the servicer will allocate a portion of the defaulted receivables in that account to your series in an amount equal to your series’ allocation percentage on the date the account is charged-off, multiplied by the amount of principal receivables in the charged-off account on that date. The allocation percentage is described under “— Allocation Percentages” above. The defaulted receivables allocated to your series for any monthly period will equal the sum of all such amounts allocated to your series during that monthly period.

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Dilution will also be allocated to your series in the circumstances described in “The Servicer— Defaulted Receivables; Dilution; Investor Charge-Offs” in the accompanying prospectus. If dilution is allocated among series for any monthly period, your series’ share of dilution will equal:

(1)	dilution to be allocated to all series for that monthly period, times

(2)	a fraction,

•	the numerator of which is your series’ allocation percentage for purposes of allocating finance charge collections for that monthly period, as described under “— Allocation Percentages” above, and

•	the denominator of which is the sum of the allocation percentages used by all outstanding series for purposes of allocating finance charge collections;

provided that, if the allocation percentage for finance charge collections has been reset during that monthly period, the fraction described in clause (2) above will be calculated on a weighted average basis for that monthly period.

On each distribution date, if the sum of the defaulted receivables and any remaining uncovered dilution allocated to your series is greater than finance charge collections used to cover those amounts, then the collateral amount will be reduced by the amount of the excess. Any reductions in the collateral amount on account of defaulted receivables and uncovered dilution will be reinstated to the extent that finance charge collections are available for that purpose on any subsequent distribution date.

Sharing Provisions

Your series is in group one for purposes of sharing excess finance charge collections. Your series will share excess finance charge collections with other series of notes in group one and other series of investor certificates in group one for World Financial Network Credit Card Master Trust. See “Description of the Notes — Shared Excess Finance Charge Collections” in the accompanying prospectus.

Your series is a principal sharing series; however, your series will not be entitled to share excess principal collections from other series if your series is in an early amortization period. See “Description of the Notes — Shared Principal Collections” in the accompanying prospectus.

Principal Accumulation Account

The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the principal accumulation account. During the controlled accumulation period, the indenture trustee at the direction of the servicer will make deposits to the principal accumulation account as described above under “— Principal Payments” in this prospectus supplement.

Funds on deposit in the principal accumulation account will be invested to the following distribution date by the indenture trustee at the direction of the servicer in highly rated liquid investments that meet the criteria described in the indenture supplement. Investment earnings, net of investment losses and expenses, on funds on deposit in the principal accumulation account will be deposited in the collection account and treated as finance charge collections available to your series for the related transfer date. If, for any distribution date on or prior to the expected principal payment date for the Series 201[—]-[—] notes, these net investment earnings are less than the sum of:

(a)	the product of (1) a fraction the numerator of which is equal to the balance of the principal accumulation account, up to the outstanding principal amount of the Class A notes, and the denominator of which is equal to the outstanding principal amount of the Class A notes, in each case on the record date immediately preceding that distribution date and (2) the Class A monthly interest payment, [plus any net swap payments payable by the issuing entity under the interest rate swap for the Class A notes, minus net swap receipts payable by the swap counterparty under the interest rate swaps for the Class A notes], plus

(b)

the product of (1) a fraction the numerator of which is equal to the balance of the principal accumulation account in excess of the outstanding principal amount of the Class A notes, up to the outstanding principal amount of the Class B notes, in each case on the record date immediately preceding that

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distribution date and the denominator of which is equal to the outstanding principal amount of the Class B notes, on the record date immediately preceding that distribution date and (2) the Class B monthly interest payment, [plus any net swap payments payable by the issuing entity under the Class B interest rate swap, minus net swap receipts payable by the swap counterparty under the Class B interest rate swap,] plus

(c)	the product of (1) a fraction the numerator of which is equal to the balance of the principal accumulation account in excess of the sum of the outstanding principal amounts of the Class A notes and the Class B notes, in each case on the record date immediately preceding that distribution date, and the denominator of which is equal to the outstanding principal amount of the Class C notes, on the record date immediately preceding that distribution date and (2) the Class C monthly interest payment[, plus any net swap payments payable by the issuing entity under the Class C interest rate swap, minus net swap receipts payable by the swap counterparty under the Class C interest rate swap];

then the indenture trustee will withdraw the shortfall, to the extent required and available, from the reserve account and deposit it in the collection account for use as finance charge collections that are available to your series.

Cash Collateral Account

The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the cash collateral account. We will deposit $[—] into the cash collateral account, which amount represents [—]% of the collateral amount on the closing date. The interest of the Class B noteholders in the cash collateral account will be subordinated to the interests of the Class A noteholders as described in this prospectus supplement. The interest of the Class C noteholders in the cash collateral account will be subordinated to the interests of the Class A and Class B noteholders.

On each distribution date prior to the termination of the cash collateral account, the indenture trustee will apply finance charge collections allocated to your series at the priority identified above under “ — Application of Finance Charge Collections” to increase the amount on deposit in the cash collateral account to the extent the amount on deposit in the cash collateral account is less than the required cash collateral account amount. In addition, on each day on which funds are released from the pre-funding account, funds so released will be deposited into the cash collateral account up to the required cash collateral amount as described under “—Pre-Funding Account and Funding Period” above.

All amounts on deposit in the cash collateral account will be invested by the indenture trustee, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on these investments will be treated as collections of finance charge receivables. For purposes of determining the availability of funds or the balance of the cash collateral account, all investment earnings will be deemed not to be available or on deposit.

On the day before each distribution date — which we call a transfer date — the servicer will calculate the required draw amount and the required cash collateral amount for the related distribution date.

Required Draw Amount

The required draw amount will equal the shortfall, if any, in the amount of finance charge collections available to cover the interest payable on the notes, [net swap payments,] servicing fees that are then due and your series share of defaulted receivables and any uncovered dilution. See “— Application of Finance Charge Collections.”

If the required draw amount is greater than zero, the indenture trustee will withdraw the required draw amount (to the extent available) from the cash collateral account and use the funds to cover the shortfall.

Required Cash Collateral Amount

The required cash collateral amount will equal the greater of:

•	[—]% of the collateral amount, after taking into account deposits to the principal accumulation account on the related transfer date and payments to be made on the related distribution date;

•	$[—]; and

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•

for any transfer date occurring on or after the commencement of the early amortization period, an amount equal to [—]% of the collateral amount as of the close of business on the last day of the revolving period.

However, the required cash collateral amount will never exceed the aggregate outstanding principal amount of the notes less any amounts on deposit in the principal accumulation account, each as of the last day of the monthly period preceding that transfer date after taking into account deposits into the principal accumulation account on that transfer date and the payments to be made on the related distribution date. Also, we may designate a lesser required cash collateral amount if the Rating Agency Condition is satisfied.

If on any transfer date, the amount on deposit in the cash collateral account exceeds the required cash collateral amount, the indenture trustee will withdraw the excess amount from the cash collateral account, and the amount withdrawn will no longer be available as enhancement for your notes.

[Funding Period Reserve Account]

[The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the funding period reserve account, which is a segregated trust account held for the benefit of your series. The funding period reserve account is established to assist with the distribution of interest on your series during the funding period. On the closing date, the depositor will deposit an amount equal to the initial Required Funding Period Reserve Amount into the funding period reserve account. The Required Funding Period Reserve Amount will be calculated as described in the “Glossary of Terms for Prospectus Supplement.” Funds on deposit in the funding period reserve account will be invested in Eligible Investments.

In addition, on each day on which funds are released from the pre-funding account, funds so released will be deposited into the funding period reserve account up to the Required Funding Period Reserve Amount as described under “—Pre-Funding Account and Funding Period” above, to the extent that funds are available for this purpose after making any required deposit to the cash collateral account. On each distribution date during the funding period, the indenture trustee will apply finance charge collections allocated to your series at the priority identified above under “—Application of Finance Charge Collections” to increase the amount on deposit in the funding period reserve account to the extent the amount on deposit in the funding period reserve account is less than the Required Funding Period Reserve Amount.]

[Funding Period Draw Amount]

[Prior to each transfer date with respect to the funding period, the servicer will calculate the funding period draw amount. On the related transfer date, the indenture trustee shall transfer an amount equal to the funding period draw amount from the funding period reserve account to the finance charge account and such amount will be treated as finance charge collections available to your series for that transfer date.

The funding period draw amount for each transfer date with respect to the funding period will equal to the lesser of:

(a)	the amount on deposit in the funding period reserve account on that distribution date, other than net investment income (before giving effect to any withdrawal to be made from the funding period reserve account on that distribution date); and

(b)	the excess, if any, of:

(i)	the product of:

(A)	the result of the sum of the monthly interest on Class A, Class B and Class C notes[, minus net swap receipts received by the trust,] plus net swap receipts payable by the trust on that distribution date, multiplied by

(B)	a fraction, the numerator of which is equal to the amount on deposit in the pre-funding account as of the last day of the second preceding monthly period (or, with respect to the first distribution date, the closing date), and the denominator of which is equal to the outstanding principal amount of the Series 201[—]-[— ] notes as of the last day of the second preceding monthly period (or, with respect to the first distribution date, the closing date), over

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(ii)	the investment earnings on funds in the pre-funding account (net of investment losses and expenses) treated as finance charge collections available to your series for that distribution date.

The amount withdrawn from the funding period reserve account as described above will be applied as if those amounts were finance charge collections allocated to your series.

On the first distribution date to occur on or after the last day of the funding period, amounts remaining on deposit in the funding period reserve account (after giving effect to any withdrawal from the funding period reserve account on that date as described above) will be applied as if they were finance charge collections allocated to your series and the funding period reserve account will be terminated.]

Reserve Account

The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the reserve account. The reserve account is established to assist with the distribution of interest on the notes during the controlled accumulation period and on the first distribution date with respect to the early amortization period. On each distribution date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee, will apply finance charge collections allocated to your series at the priority identified above under “ — Application of Finance Charge Collections” to increase the amount on deposit in the reserve account to the extent the amount on deposit in the reserve account is less than the required reserve account amount.

Unless the Rating Agency Condition is satisfied, the reserve account funding date will be a date selected by the servicer that is not later than the distribution date with respect to the monthly period which commences [three] months prior to the commencement of the controlled accumulation period.

The required reserve account amount for any distribution date on or after the reserve account funding date will be equal to (a) [•]% of the outstanding principal amount of the Series 201[—]-[—] notes or (b) any other amount designated by us. We may only designate a lesser amount if the Rating Agency Condition is satisfied and we will certify to the indenture trustee that, based on the facts known to the certifying officer at the time, in our reasonable belief, the designation will not cause an early amortization event to occur for Series 201[—]-[—].

On each distribution date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that distribution date, the indenture trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount, and the amount withdrawn will no longer be available as enhancement for your notes. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

All amounts on deposit in the reserve account on any distribution date — after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that distribution date — will be invested to the following distribution date by the indenture trustee, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on these investments will be either retained in the reserve account to the extent the amount on deposit is less than the required reserve account amount or deposited in the collection account and treated as finance charge collections available to your series.

On or before each distribution date with respect to the controlled accumulation period and on or before the first distribution date with respect to the early amortization period, the indenture trustee will withdraw from the reserve account and deposit in the collection account an amount equal to the lesser of:

(1)	the amount then on deposit in the reserve account with respect to that distribution date; and

(2)	the amount of the shortfall described under “— Principal Accumulation Account” above.

Amounts withdrawn from the reserve account as described in the immediately preceding paragraph on any distribution date will be included as finance charge collections available to your series for that distribution date.

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The reserve account will be terminated upon the earliest to occur of:

(1)	the first distribution date for the early amortization period;

(2)	the expected principal payment date for the Series 201[—]-[—] notes; and

(3)	the termination of the trust.

Immediately prior to the termination of the reserve account, all amounts on deposit in the reserve account, after giving effect to any withdrawal from the reserve account on that date as described above, will be applied to make the payments and deposits described in clauses (1) through (11) under “—Application of Finance Charge Collections,” to the extent such payments or deposits have not been made from your series share of finance charge collections on that date.

Spread Account

The indenture trustee will establish and maintain as a segregated trust account held as security primarily for the benefit of the Class C noteholders to serve as the spread account. The spread account will be established to assist with the distribution of interest on the Class C notes [and net swap payments due from the issuing entity under the interest rate swaps for the Class C notes]. On each distribution date prior to the termination of the spread account, the indenture trustee will apply finance charge collections allocated to your series at the priority identified above under “ — Application of Finance Charge Collections” to increase the amount on deposit in the spread account to the extent that the amount on deposit in the spread account is less than the required spread account amount.

The required spread account amount for any distribution date during the revolving period will equal the product of (i) the Spread Account Percentage in effect on that distribution date and (ii) the collateral amount. The required spread account amount for any distribution date after the revolving period will equal the product of (i) the Spread Account Percentage in effect on that distribution date and (ii) the collateral amount as of the last day of the revolving period; provided that after the occurrence of an event of default and acceleration of the Series 201[—]-[—] notes, the required spread account amount for any distribution date shall equal the outstanding principal amount of the Series 201[—]-[—] notes, after taking into account any payments to be made on that distribution date. Prior to the occurrence of an event of default and acceleration of the Series 201[—]-[—] notes, the required spread account amount will never exceed the outstanding principal amount of the Class C notes after taking into account any payments to be made on that distribution date.

On each distribution date, after giving effect to any deposit to be made to, and any withdrawals to be made from, the spread account on that distribution date, the indenture trustee will withdraw from the spread account an amount equal to the excess, if any, of the amount on deposit in the spread account over the required spread account amount, and the amount withdrawn will no longer be available as enhancement for the Class C notes. Any amounts withdrawn from the spread account and distributed to us or our assigns will not be available for distribution to the noteholders.

All amounts on deposit in the spread account on any distribution date — after giving effect to any deposits to, or withdrawals from, the spread account on that distribution date — will be invested to the following distribution date by the indenture trustee, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on those investments will be either retained in the spread account to the extent the amount on deposit is less that the required spread account amount or deposited in the collection account and treated as finance charge collections available to your series.

Spread Account Distributions

On or before each distribution date, the indenture trustee will withdraw from the spread account and deposit in the distribution account for payment to the Class C noteholders an amount equal to the lesser of:

(1)	the amount then on deposit in the spread account with respect to that distribution date; and

(2)	the shortfall, if any, in the amount of finance charge collections and amounts withdrawn from the cash collateral account that are available to cover the interest payable on the Class C notes [and the net swap payments due from the issuing entity under the interest rate swaps for the Class C notes].

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Unless an early amortization event occurs, the indenture trustee will withdraw from the spread account and deposit in the collection account for distribution to the Class C noteholders on the expected principal payment date for the Class C notes an amount equal to the lesser of:

(1)	the amount on deposit in the spread account after application of any amounts as set forth in the immediately preceding paragraph; and

(2)	the outstanding principal amount of the Class C notes after the application of any amounts on that distribution date.

Except as provided in the following paragraph, if an early amortization event occurs, the amount, if any, remaining on deposit in the spread account, after making the payments described in the second preceding paragraph, will be applied to pay principal on the Class C notes on the earlier of the final maturity date and the first distribution date on which the outstanding principal amount of the Class A and Class B notes has been paid in full.

In addition, on any day after the occurrence of an event of default with respect to Series 201[—]-[—] and the acceleration of the maturity date, the indenture trustee will withdraw from the spread account the outstanding amount on deposit in the spread account and deposit that amount in the distribution account for distribution to the Class C, Class A and Class B noteholders, in that order of priority, to fund any shortfalls in amounts owed to those noteholders.

Paired Series

Your series may be paired with one or more other series issued at a later time once the controlled accumulation period for your series begins. We call each of these later issued series a paired series. See “Description of the Notes — Paired Series” in the accompanying prospectus. The issuance of the paired series will be subject to the conditions described under “Description of the Notes — New Issuances of Notes” in the accompanying prospectus.

We cannot guarantee that the terms of any paired series will not have an impact on the calculation of the allocation percentage used to allocate principal collections to your series or the timing or amount of payments received by you as a Series 201[—]-[—] noteholder. In particular, the numerator for the allocation percentage used to allocate principal collections to your series may be reduced upon the occurrence of an early amortization event for a paired series. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the allocation percentage.

Early Amortization Events

An early amortization event will occur for the Series 201[—]-[—] notes upon the occurrence of any of the following events:

(a)	failure of the depositor (1) to make any payment or deposit on the date required to be made under the pooling and servicing agreement, the collateral series supplement, the transfer and servicing agreement, the indenture or the Series 201[—]-[—] indenture supplement within the applicable grace period which shall not exceed 5 business days or (2) to observe or perform in any material respect its other covenants or agreements set forth in the pooling and servicing agreement, the transfer and servicing agreement, the indenture or the Series 201[—]-[—] indenture supplement, which failure has a material adverse effect on the Series 201[—]-[—] noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied;

(b)	any representation or warranty made by the depositor in the transfer and servicing agreement or the pooling and servicing agreement or any information required to be given by it to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that an early amortization event described in this subparagraph (b) will not occur if we have accepted reassignment of the related receivable or all related receivables, if applicable, within the designated period;

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(c)	depositor’s failure to convey receivables in additional accounts or participations to the trust within five business days after the date on which it is required to do so, provided that such failure shall not give rise to an early amortization event if, prior to the date on which such conveyance was required to be completed, depositor causes a reduction in the invested amount of any variable interest to occur, so that, after giving effect to that reduction (i) the Transferor Amount is not less than the Minimum Transferor Amount and (ii) the sum of the aggregate amount of principal receivables plus amounts on deposit in the excess funding account is not less than the required principal balance;

(d)	any servicer default described under “The Servicer—Servicer Default; Successor Servicer” in the accompanying prospectus and as a result of which the interests of the Series 201[—]-[—] noteholders are materially and adversely affected;

(e)	the average of the Portfolio Yields for any 3 consecutive monthly periods is less than the average of the Base Rates for the same monthly periods;

(f)	sufficient funds are not available to pay in full the outstanding principal amount of any class of notes on the expected principal payment date;

(g)	specified bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or the bank;

(h)	we are unable for any reason to transfer receivables to the trust or the bank is unable to transfer receivables to us;

(i)	World Financial Network Credit Card Master Trust or the issuing entity becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(j)	an event of default for Series 201[—]-[—] and an acceleration of the maturity of the Series 201[—]-[—] notes occurs under the indenture;

(k)	[failure of any interest rate swap counterparty to make a payment under any of the interest rate swaps for the Class A, Class B or Class C notes where such payment obligation arises as a result of LIBOR being greater than the specified fixed rate for such interest rate swap, and such failure is not cured within 5 business days after the payment is due; or]

(l)	the early termination of the interest rate swaps for any of the Class A, Class B or Class C notes unless the issuing entity obtains a replacement interest rate swap acceptable to the rating agencies.]

In the case of any event described in clause (a), (b) or (d) above, an early amortization event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 201[—]-[—] noteholders evidencing interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 201[—]-[—] notes, by written notice to us and the servicer and, if notice is given by the Series 201[— ]-[—] noteholders, the indenture trustee, declare that an early amortization event has occurred with respect to the Series 201[—]-[—] notes as of the date of the notice.

In the case of any event described in clause (g), (h) or (i), an early amortization event with respect to all series then outstanding, and in the case of any event described in clause (c), (e), (f), (j), (k) or (l) an early amortization event with respect to only the Series 201[—]-[—] notes, will occur without any notice or other action on the part of the indenture trustee or the Series 201[—]-[—] noteholders immediately upon the occurrence of the event.

On the date on which an early amortization event is deemed to have occurred, the early amortization period will begin.

See “Description of the Notes — Early Amortization Events” in the accompanying prospectus for an additional discussion of the consequences of insolvency, conservatorship or receivership events related to us and the bank.

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Events of Default

The events of default for Series 201[—]-[—], as well as the rights and remedies available to the indenture trustee and the Series 201[—]-[—] noteholders when an event of default occurs, are described under “Description of the Notes — Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuing entity, the principal amount of the Series 201[—]-[—] notes automatically will be deemed to be immediately due and payable. If any other event of default for Series 201[—]-[—] occurs, the indenture trustee or the holders of a majority of the then-outstanding principal amount of the Series 201[—]-[—] notes may declare the Series 201[—]-[—] notes to be immediately due and payable. If the Series 201[—]-[—] notes are accelerated, you may receive principal prior to the expected principal payment date.

Proceeds of the sale of receivables after an event of default will be distributed in the following order:

(1)	to the indenture trustee, an amount equal to all amounts owed by the issuing entity to the indenture trustee pursuant to the indenture;

(2)	to the Class A notes, an amount equal to the sum of the outstanding principal amount of the Class A notes and interest on the Class A notes, including any overdue interest and additional interest on the overdue interest;

(3)	to the Class B notes, an amount equal to the sum of the outstanding principal amount of the Class B notes and interest on the Class B notes, including any overdue interest and additional interest on the overdue interest;

(4)	to the Class C notes, an amount equal to the sum of the outstanding principal amount of the Class C notes and interest on the Class C notes, including any overdue interest and additional interest on the overdue interest; and

(5)	to the issuing entity, any remaining amounts.

Servicing Compensation and Payment of Expenses

The servicing fee rate for your series is 2% per year. Your series’ share of the servicing fee for each monthly period will be equal to one-twelfth of the product of (a) the servicing fee rate and (b) the collateral amount as of the last day of that monthly period. [However, the monthly servicing fee allocable to your series for the first monthly period after the closing date will equal the servicing fee rate, multiplied by the number of days during the first monthly period, divided by 360.]

Reports to Noteholders

Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will not be sent to noteholders. See “Where You Can Find More Information” in the accompanying prospectus for information as to how these reports may be accessed. On each determination date, the servicer shall forward to indenture trustee and the paying agent, if any, a monthly report setting forth certain information with respect to the issuing entity, the notes and the collateral certificate including:

(i) the aggregate amounts for the preceding monthly period with respect to the aggregate amounts of collections, collections with respect to principal receivables and collections with respect to finance charge receivables;

(ii) the aggregate defaulted receivables and recoveries for the preceding monthly period;

(iii) a calculation of the Portfolio Yield and Base Rate for Series 201[—]-[—];

(iv) the aggregate amount of receivables and the balance on deposit in the collection account or any series account applicable to your series with respect to collections processed as of the end of the last day of the preceding monthly period;

(v) the aggregate amount of dilution from the preceding monthly period;

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(vi) the aggregate amount, if any, of withdrawals, drawings or payments under any enhancement with respect to your series required to be made with respect to the previous monthly period; and

(vii) the sum of all amounts payable to the noteholders on the succeeding distribution date in respect of interest and principal payable with respect to the notes.

Legal Proceedings

[There are no legal proceedings pending or any proceedings known to be contemplated by governmental authorities, against the sponsor, the originator, the servicer, the depositor, the indenture trustee, the owner trustee or the issuing entity, or of which any property of the foregoing is the subject, that are material to noteholders.]

Underwriting

Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

Class C Underwriters	Principal Amount of Class C Notes
Total	$	[	—]

	$	[	—]

In the underwriting agreement, the underwriters of the Class C notes have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the notes in that class offered by this prospectus supplement if any of the notes in that class are purchased.

The underwriters of the Class C notes have advised us that they propose initially to offer the notes in that class to the public at the prices set forth in this prospectus supplement, and to dealers chosen by the underwriters at the prices set forth in this prospectus supplement less a concession not in excess of the percentages set forth in the following table. The underwriters of the Class C notes and those dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the Class C notes, the public offering prices and the concessions referred to in this paragraph may be changed. Additional offering expenses are estimated to be $[            ].

Class C Notes
Concessions	[	—]%
Reallowances	[	—]%

The underwriters will be compensated as set forth in the following table:

	Underwriters’ Discounts and Commissions		Amount per $1,000 of Principal			Total Amount
Class C Notes	%	[—]	$	[	—]	$	[	—]

Each underwriter has represented and agreed that:

(a)	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done by it in relation to the Class C notes in, from or otherwise involving the United Kingdom; and

(b)	it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of any Class C notes in circumstances in which section 21(1) of the FSMA does not apply to the transferor or the issuing entity.

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We will indemnify the underwriters against the liabilities specified in the underwriting agreement, including liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in connection with those liabilities.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with us and our affiliates.

Legal Matters

Certain legal matters relating to the issuance of the Class C notes will be passed upon for us by Mayer Brown LLP as special counsel for us. Certain legal matters relating to the federal tax consequences of the issuance of the Class C notes will be passed upon for us by Mayer Brown LLP. Certain legal matters relating to the issuance of the Class C notes will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP.

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Glossary of Terms for Prospectus Supplement

“Additional Minimum Transferor Amount” means, an amount calculated as follows:

(1)	as of any date of determination falling in November, December and January of each calendar year:

(a) 2%	times	(b)(i)	Aggregate Principal Receivables

plus

		(ii)	if on such date of determination, World Financial Network Credit Card Master Trust has not been terminated, amounts on deposit in the excess funding account, and

(2)	for any other date of determination, zero.

“Base Rate” means, with respect to any monthly period, the annualized percentage (based on a 360-day year of twelve 30-day months, or in the case of the initial monthly period, the actual number of days and a 360-day year) equivalent of a fraction:

•

the numerator of which is the sum of (a) the interest due on the Series 201[—]-[—] notes, (b) the monthly servicing fee for your series and (c) [any net swap payments due from the issuing entity on the following distribution date]; and

•	the denominator of which is the collateral amount, plus amounts on deposit in the principal accumulation account, each as of the last day of that monthly period.

“Excess Spread Percentage” means, for any monthly period, a percentage equal to the Portfolio Yield for such monthly period, minus the Base Rate for such monthly period.

“Minimum Transferor Amount” means, as of any date of determination, an amount calculated as follows:

(a)(i)	Aggregate Principal Receivables

plus

(ii)	if on such date of termination, World Financial Network Credit Card Master Trust has not been terminated, amounts on deposit in the excess funding account	times	(b)	4%, or if less, the highest of the Required Retained Transferor Percentages specified in the prospectus supplement for each series plus

(c)	any Additional Minimum Transferor Amount

“Portfolio Yield” means, with respect to any monthly period, the annualized percentage (based on a 360-day year of twelve 30-day months, or in the case of the initial monthly period, the actual number of days and a 360-day year) equivalent of a fraction:

•

the numerator of which is the amount of finance charge collections allocated to your series (including net investment earnings, amounts withdrawn from the reserve account (other than amounts withdrawn upon termination of the reserve account) [and net swap payments] treated as finance charge collections, but excluding excess financing charge collections allocated to your series), minus the amount of defaulted receivables and uncovered dilution allocated to your series for that monthly period; and

•	the denominator of which is the collateral amount plus amounts on deposit in the principal accumulation account, each as of the last day of that monthly period.

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“Quarterly Excess Spread Percentage” means (a) with respect to the [—] distribution date, the Excess Spread Percentage for such distribution date, (b) with respect to the [—] distribution date, the percentage equivalent of a fraction the numerator of which is the sum of (i) the Excess Spread Percentage for the [—] distribution date and (ii) the Excess Spread Percentage with respect to the [—] distribution date and the denominator of which is two, (c) with respect to the [—] distribution date, the percentage equivalent of a fraction the numerator of which is the sum of (i) the Excess Spread Percentage for the [—] distribution date (ii) the Excess Spread Percentage with respect to the [—] distribution date and (iii) the Excess Spread Percentage with respect to the [—] distribution date and the denominator of which is three and (d) with respect to the [—] distribution date and each distribution date thereafter, the percentage equivalent of a fraction the numerator of which is the sum of the Excess Spread Percentages determined with respect to such distribution date and the immediately preceding two distribution dates and the denominator of which is three.

“Rating Agency Condition” means (a) with respect to Series 2006-A, Series 2008-A, and Series 2009-A, and any action subject to such condition, that each rating agency shall have notified the issuing entity in writing that such action will not result in a reduction or withdrawal of its rating of any outstanding series or class of notes for which it has been designated as a rating agency in the related indenture supplement; (b) with respect to Series 2009-B, Series 2009-C, Series 2009-D and Series 201[—]-[—] and any action subject to such condition, (i) that S&P and DBRS shall have notified the issuing entity in writing that such action will not result in a reduction or withdrawal of their respective ratings of any outstanding class of Series 2009-B notes, Series 2009-C notes, Series 2009-D notes, Series 2009-VFN notes or Series 201[—]-[—] notes, as applicable, for which they are designated as a rating agency in the related indenture supplement and (ii) 10 days’ prior written notice (or, if 10 days’ advance notice is impracticable, as much advance notice as is practicable) to Fitch; and (c) with respect to any future series or class of notes, obtaining such approvals or confirmations or providing such notices as may be required by the indenture and any indenture supplement for the related series or class. The definition of “Rating Agency Condition” with respect to any series may be amended in accordance with the terms of the indenture and the related indenture supplement.

“Required Funding Period Reserve Amount” means (a) with respect to any day during the monthly period immediately preceding the [—] [—], 201[—] distribution date and any day during the monthly period immediately preceding the [—] 201[—] distribution dates, $[ — ], (b) with respect to any day during the monthly period immediately preceding the [—] 201[—] distribution date, an amount equal to the product of (i) the amount on deposit in the pre-funding account as of the end of the second monthly period preceding such distribution date, (ii) the Weighted Average Fixed Rate; and (iii) [ — ]/360; and (c) with respect to any day during the monthly period immediately preceding the [—] 201[—] distribution date, an amount equal to the product of (i) the amount on deposit in the pre-funding account as of the end of second monthly period preceding such distribution date, (ii) the Weighted Average Fixed Rate and (iii) [ — ]/360.

“Required Retained Transferor Percentage” means, for purposes of Series 201[—]-[—], [    ]%.

“Specified Transferor Amount” means, for purposes of Series 201[—]-[—], at any time, the Minimum Transferor Amount, at that time.

“Spread Account Percentage” means, for any distribution date, (i) [—]% if the Quarterly Excess Spread Percentage on that distribution date is greater than or equal to [—]%, (ii) [—]% if the Quarterly Excess Spread Percentage on that distribution date is less than [—]% and greater than or equal to [—]%, (iii) [— ]% if the Quarterly Excess Spread Percentage on that distribution date is less than [—]% and greater than or equal to [—]%, (iv) [—]% if the Quarterly Excess Spread Percentage on that distribution date is less than [—]% and greater than or equal to [—]%, (v) [—]% if the Quarterly Excess Spread Percentage on that distribution date is less than [— ]% and greater than or equal to [—]%, (vi) [—]% if the Quarterly Excess Spread Percentage on that distribution date is less than [—]% and greater than or equal to [—]%, (vii) [—]% if the Quarterly Excess Spread Percentage on that distribution date is less than [—]% and greater than or equal to [—]%, and (viii) [—]% if the Quarterly Excess Spread Percentage on that distribution date is less than [—]%; provided, that:

(a)	if the Spread Account Percentage for a distribution date is greater than [—]%, then the Spread Account Percentage will not decrease to a lower percentage until the first subsequent distribution date on which the arithmetic mean of the Quarterly Excess Spread Percentages for that subsequent distribution date and for the two distribution dates immediately prior to such subsequent distribution date is greater than or equal to the lowest Quarterly Excess Spread Percentage associated with a lower Spread Account Percentage;

S-47

(b)	if the Spread Account Percentage for a distribution date is equal to [ ]%, then the Spread Account Percentage shall not decrease to a lower percentage until the first subsequent Distribution Date on which the arithmetic mean of the Quarterly Excess Spread Percentages for such subsequent Distribution Date and for the Distribution Date immediately prior to such subsequent Distribution Date is greater than or equal to the lowest Quarterly Excess Spread Percentage associated with a lower Spread Account Percentage;

(c)	in no event will the Spread Account Percentage decrease by more than one of the levels specified above between any two distribution dates; and

(d)	if any early amortization event occurs with respect to Series 201[—]-[— ], the Spread Account Percentage will be [—]%.

[“Weighted Average Fixed Rate” means, as of any date of determination, the weighted average of the following per annum rates: (a) [the sum of] [ — ]% [plus the fixed rate for the Class A swap], (b) [the sum of] [ — ]% [plus fixed rate for the Class B swap] and (c) [the sum of] [ — ]% [plus fixed rate for the Class C swap], weighted based on the initial outstanding principal amount of the Class A notes, the Class B notes and the Class C notes, which shall equal a per annum rate of [ — ]%.]

S-48

Annex I

Other Series of Securities Issued and Outstanding

The principal characteristics of the other series of notes issued by the issuing entity and expected to be outstanding on the closing date are set forth in the table below. [All of the outstanding series of notes are in group one.]

Series 2004-C

Series 2004-C—initial collateral amount.	$450,000,000
Class A initial principal amount	$355,500,000
Class M initial principal amount	$16,875,000
Class B initial principal amount	$21,375,000
Class C initial principal amount	$56,250,000
Initial cash collateral account balance	$15,750,000
Class A interest rate	LIBOR + 0.20%
Class M interest rate	LIBOR + 0.40%
Class B interest rate	LIBOR + 0.60%
Class C interest rate	N/A
Expected principal payment date	September 2011 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B and Class C notes, cash collateral account
Enhancement for the Class M notes	subordination of Class B and Class C notes, cash collateral account
Enhancement for the Class B notes	subordination of Class C notes, cash collateral account
Enhancement for the Class C notes	cash collateral account, spread account
Series 2004-C termination date	July 2015 distribution date
Group	One
Series issuance date	September 22, 2004
Required retained transferor percentage for 2004-C	4%

Annex I-1

Series 2006-A

Series 2006-A—initial collateral amount	$500,000,000
Class A initial principal amount	$395,000,000
Class M initial principal amount	$18,750,000
Class B initial principal amount	$23,750,000
Class C initial principal amount	$62,500,000
Initial cash collateral account balance	$1,750,000
Class A interest rate	LIBOR + 0.13%
Class M interest rate	LIBOR + 0.21%
Class B interest rate	LIBOR + 0.35%
Class C interest rate	LIBOR + 0.60%
Class A/M/B/C expected principal payment date	April 2013 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B and Class C notes, cash collateral account
Enhancement for the Class M notes	subordination of Class B and Class C notes, cash collateral account
Enhancement for the Class B notes	subordination of Class C notes, cash collateral account
Enhancement for the Class C notes	cash collateral account, spread account
Series 2006-A termination date	February 2017 distribution date
Group	One
Series issuance date	April 17, 2006
Required retained transferor percentage for 2006-A	4%

Series 2008-A Series 2008-A initial collateral amount	$72,152.00
Class A initial principal amount	$57,000,000
Class M initial principal amount	$2,706,000
Class B initial principal amount	$3,427,000
Class C initial principal amount	$9,019,000
Initial cash collateral account balance	$2,886,080
Class A interest rate	LIBOR+ 3.00%
Class M interest rate	LIBOR+ 5.00%
Class B interest rate	LIBOR+ 7.50%
Class C interest rate	11.50%
Class A/M/B/C expected principal payment date	August 2010 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B and Class C notes, cash collateral account
Enhancement for the Class M notes	subordination of Class B and Class C notes, cash collateral account
Enhancement for the Class B notes	subordination of Class C notes, cash collateral account
Enhancement for the Class C notes	cash collateral account, spread account
Series 2008-A termination date	June 2014 distribution date
Group	One
Series issuance date	September 12, 2008
Required retained transferor percentage for 2008-A	4%

Annex I-2

Series 2009-A

Series 2009-A initial collateral amount	$708,860,759
Class A initial principal amount	$560,000,000
Class M initial principal amount	$26,582,278
Class B initial principal amount	$33,670,886
Class C initial principal amount	$88,607,595
Initial cash collateral account balance	$28,354,431
Class A interest rate	4.60%
Class M interest rate	6.00%
Class B interest rate	7.50%
Class C interest rate	9.00%
Class A/M/B/C expected principal payment date	November 2011 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B and Class C notes, cash collateral account
Enhancement for the Class M notes	subordination of Class B and Class C notes, cash collateral account
Enhancement for the Class B notes	subordination of Class C notes, cash collateral account
Enhancement for the Class C notes	cash collateral account, spread account
Series 2009-A termination date	September 2015 distribution date
Group	One
Series issuance date	April 14, 2009
Required retained transferor percentage for 2009-A	4%

Annex I-3

Series 2009-B

Series 2009-B initial collateral amount	$500,000,000
Class A initial principal amount	$395,000,000
Class M initial principal amount	$18,750,000
Class B initial principal amount	$23,750,000
Class C initial principal amount	$62,500,000
Initial cash collateral account balance	$20,000,000
Class A interest rate	3.79%
Class M interest rate	0.00%
Class B interest rate	0.00%
Class C interest rate	0.00%
Class A/M/B/C expected principal payment date	July 2012 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B and Class C notes, cash collateral account
Enhancement for the Class M notes	subordination of Class B and Class C notes, cash collateral account
Enhancement for the Class B notes	subordination of Class C notes, cash collateral account
Enhancement for the Class C notes	cash collateral account, spread account
Series 2009-B termination date	May 2016 distribution date
Group	One
Series issuance date	August 13, 2009
Required retained transferor percentage for 2009-B	4%

Series 2009-C

Series 2009-C initial collateral amount	$139,240,508
Class A initial principal amount	$110,000,000
Class M initial principal amount	$5,221,519
Class B initial principal amount	$6,613,925
Class C initial principal amount	$17,405,064
Initial cash collateral account balance	$5,569,621
Class A interest rate	2.36%
Class M interest rate	0.00%
Class B interest rate	0.00%
Class C interest rate	0.00%
Class A/M/B/C expected principal payment date	July 2010 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B and Class C notes, cash collateral account
Enhancement for the Class M notes	subordination of Class B and Class C notes, cash collateral account
Enhancement for the Class B notes	subordination of Class C notes, cash collateral account
Enhancement for the Class C notes	cash collateral account, spread account
Series 2009-C termination date	May 2014 distribution date
Group	One
Series issuance date	August 13, 2009
Required retained transferor percentage for 2009-C	4%

Annex I-4

Series 2009-D

Series 2009-D initial collateral amount	$310,126,583
Class A initial principal amount	$245,000,000
Class M initial principal amount	$11,629,747
Class B initial principal amount	$14,731,013
Class C initial principal amount	$38,765,823
Initial cash collateral account balance	$12,405,064
Class A interest rate	4.66%
Class M interest rate	0.00%
Class B interest rate	0.00%
Class C interest rate	0.00%
Class A/M/B/C expected principal payment date	July 2013 distribution date
Annual servicing fee percentage	2.0% per annum
Enhancement for the Class A notes	subordination of Class M, Class B and Class C notes, cash collateral account
Enhancement for the Class M notes	subordination of Class B and Class C notes, cash collateral account
Enhancement for the Class B notes	subordination of Class C notes, cash collateral account
Enhancement for the Class C notes	cash collateral account, spread account
Series 2009-D termination date	May 2017 distribution date
Group	One
Series issuance date	August 13, 2009
Required retained transferor percentage for 2009-D	4%

Series 2009-VFN

The issuing entity has also issued Series 2009-VFN which is a series of variable funding notes, meaning that the aggregate outstanding principal amount of Series 2009-VFN notes may be increased or decreased from time to time subject to a maximum amount. The maximum amount for Series 2009-VFN is currently $1,455,696,203. The maximum amount for Series 2009-VFN may be increased or decreased from time to time, subject to certain conditions, including the mutual agreement of the depositor and the holders of Series 2009-VFN notes. Series 2009-VFN is in an extendable revolving period (unless an early amortization event occurs prior to that date). That revolving period may be extended by mutual agreement of the depositor, the servicer and the holders of Series 2009-VFN notes.

[To be updated as of the date of the prospectus supplement.]

Annex I-5

Annex II

Static Pool Data

Yield

The following table sets forth the cardholder yield experience for credit card accounts in the trust portfolio for each of the periods shown. Yield is calculated by dividing the total amount of finance charges and fees collected during the related period by the average of the beginning principal balances for the monthly period involved. Finance charges and fees include finance charges, late charges and non-sufficient fund fees. The information is grouped by year of account origination. The origination date for each account is the date on which the account is opened. For each account in the trust portfolio, performance data is based on the account’s performance on and after the date on which the account was designated to the trust portfolio. There can be no assurances that the yield experience in the future will be similar to the historical experience shown below.

Year of Account Origination	[—] Months Ended [—], 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006
2010 Originations
2009 Originations
2008 Originations
2007 Originations
2006 Originations
Prior to 2006 Originations
Total Trust Portfolio

Principal Payment Rate

The following table sets forth the cardholder monthly principal payment rate experience on the credit card accounts in the trust portfolio for each of the periods shown. The principal payment rate is calculated by dividing the monthly average principal payments received during the related period by the average of the beginning principal balances for the monthly period involved. The information is grouped by year of account origination. The origination date for each account is the date on which the account is opened. For each account in the trust portfolio, performance data is based on the account’s performance on and after the date on which the account was designated to the trust portfolio. There can be no assurances that the principal payment rate experience in the future will be similar to the historical experience shown below.

Year of Account Origination	[—] Months Ended [—], 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006
2010 Originations
2009 Originations
2008 Originations
2007 Originations
2006 Originations
Prior to 2006 Originations
Total Trust Portfolio

Net Charge-off Percentage

The following table sets forth the net charge-off experience on the credit card accounts in the trust portfolio for each of the periods shown. The net charge-off rate is calculated by dividing the total net charge-offs during the related period by the average of the beginning principal balances for the monthly period involved. Net charge-offs include all principal balances written-off due to being 180 days contractually past due and for accounts that have been written-off due to bankruptcy, decease of the accountholder or due to fraud, less any recoveries of principal

Annex II-1

and interest on such account balances. The information is grouped by year of account origination. The origination date for each account is the date on which the account is opened. For each account in the trust portfolio, performance data is based on the account’s performance on and after the date on which the account was designated to the trust portfolio. There can be no assurances that the net charge-off experience in the future will be similar to the historical experience shown below.

Year of Account Origination	[—] Months Ended [—], 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006
2010 Originations
2009 Originations
2008 Originations
2007 Originations
2006 Originations
Prior to 2006 Originations
Total Trust Portfolio

30+ Delinquency

The following table sets forth the delinquency experience on the credit card accounts in the trust portfolio for each of the periods shown. The delinquency rate is calculated by dividing the delinquent amount by the end of the period receivables outstanding for the applicable period. Delinquent amounts include principal balances only. The information is grouped by year of account origination. The origination date for each account is the date on which the account is opened. For each account in the trust portfolio, performance data is based on the account’s performance on and after the date on which the account was designated to the trust portfolio. There can be no assurances that the delinquency experience in the future will be similar to the historical experience shown below.

Year of Account Origination	[—] Months Ended [—], 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006
2010 Originations
2009 Originations
2008 Originations
2007 Originations
2006 Originations
Prior to 2006 Originations
Total Trust Portfolio

Annex II-2

World Financial Network Credit Card Master Note Trust

Issuing Entity

WFN Credit Company, LLC

Depositor

World Financial Network National Bank

Sponsor and Servicer

Series 201[—] – [—]

$

Class C [Floating Rate] [—]% Asset Backed Notes

Prospectus Supplement

Underwriters of the Class C notes

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus. Such delivery obligation may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.

Prospectus

World Financial Network Credit Card Master Note Trust

Issuing Entity

WFN Credit Company, LLC	World Financial Network National Bank
Depositor	Sponsor and Servicer

Asset Backed Notes

The Issuing Entity—

•	may periodically issue asset backed notes in one or more series with one or more classes; and

•	will have a direct or indirect interest in—

•	receivables in a portfolio of private label revolving credit card accounts owned by World Financial Network National Bank;

•	payments due on those receivables; and

•	other property described in this prospectus and in the accompanying prospectus supplement.

The Notes—

•	will be paid only from the assets of the issuing entity;

•	offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

•	may have one or more forms of credit enhancement; and

•	will be issued as part of a designated series which may include one or more classes of notes.

You should consider carefully the risk factors beginning on page 8 in this prospectus.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of World Financial Network Credit Card Master Note Trust only and are not obligations of WFN Credit Company, LLC, World Financial Network National Bank or any other person.

This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

June 22, 2010

Important Notice About Information Presented In This

Prospectus And The Accompanying Prospectus Supplement

We (WFN Credit Company, LLC) provide information to you about the notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to your series of notes, and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

•	the terms, including interest rates, for each class;

•	the timing of interest and principal payments;

•	information about the receivables;

•	information about credit enhancement, if any, for each class;

•	the ratings for each class being offered; and

•	the method for selling the notes.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.

This prospectus uses defined terms. You can find a glossary of these terms under the caption “Glossary of Terms for Prospectus” beginning on page 89 in this prospectus.

Summary: Overview of Transactions

World Financial Network
National Bank
(Sponsor/Servicer)
Credit Card
Receivables
Receivables Purchase
Agreement
WFN Credit Company, LLC
(Depositor)
Credit Card Receivables
Transferor Interest
Pooling and
Servicing
Agreement
The Bank of New
York Mellon Trust
Company, N.A.
(Trustee)
World Financial Network
Credit Card Master Trust
(Collateral Certificate Issuing Entity)
Collateral Certificate
Collateral Series Supplement
The Bank of New
York Mellon Trust
Company, N.A.
(Indenture Trustee)
Depositor
Transfer and Servicing Agreement
U.S. Bank Trust
National Association
(Owner Trustee)
World Financial Network
Credit Card Master Note Trust
(Issuing Entity)
Trust Agreement
Indenture
Series 200 [ ]-[ ]
Notes
Indenture Supplement
Series 200 [ ]-[ ]
Noteholders

Summary

Each series of notes will be issued by World Financial Network Credit Card Master Note Trust and will include one or more classes of notes, representing debt of the issuing entity. Each series and class may differ as to timing and priority of distributions, allocations of losses, interest rates, amount of distributions in respect of principal or interest and credit enhancement. We, WFN Credit Company, LLC, will disclose the details of these timing, priority and other matters in a prospectus supplement.

Initially, the primary asset of the issuing entity will be a collateral certificate issued by World Financial Network Credit Card Master Trust to us and transferred to the issuing entity under a transfer and servicing agreement. It represents a beneficial interest in the assets of World Financial Network Credit Card Master Trust. World Financial Network Credit Card Master Trust owns primarily credit card receivables arising in private label revolving credit card accounts.

World Financial Network National Bank is the originator of the credit card receivables. The receivables comprising the trust have been transferred either directly by the bank to the trust or by the bank to us, and in turn, by us to the trust. Under the pooling and servicing agreement entered into by the bank in 1996, the bank, in its capacity as transferor, designated all eligible accounts from a number of merchant programs in its portfolio of private label credit card accounts and transferred the receivables in those accounts to the trust. The bank continued to transfer additional receivables generated in those accounts and additional accounts to the trust until August 2001, when the pooling and servicing agreement was amended. The amendment, among other things, designated us as the transferor replacing the bank. At the same time, we entered into a receivables purchase agreement with the bank under which the bank designated eligible accounts to us and transferred the receivables created after the date of the agreement to us. Under the receivables purchase agreement, the bank will, from time to time, designate additional accounts to us and transfer additional receivables to us. Under the amended pooling and servicing agreement, in our capacity as transferor, we transfer all receivables sold to us by the bank under the receivables purchase agreement to the trust. The bank will continue to own the accounts that are designated to the trust.

At any time where no series of investor certificates issued by World Financial Network Credit Card Master Trust are outstanding, we may cause World Financial Network Credit Card Master Trust to terminate, at which time the receivables remaining in World Financial Network Credit Card Master Trust will be transferred to the issuing entity and held directly by the issuing entity. We refer to the entity—either World Financial Network Credit Card Master Trust or the issuing entity—that holds the receivables at any given time as the trust.

The notes will represent the right to payments from a portion of collections on the credit card receivables and certain fees held by the trust. All new receivables generated in the accounts will be automatically transferred to the trust. The total amount of receivables held by the trust will fluctuate daily as new receivables are generated and payments are received on existing receivables.

The bank services the receivables that are transferred to the trust and acts as the issuing entity’s administrator.

The Bank of New York Mellon Trust Company, N.A. is the trustee for World Financial Network Credit Card Master Trust and the indenture trustee for the issuing entity. The issuing entity will grant a security interest in its assets—including the collateral certificate or, if World Financial Network Credit Card Master Trust has terminated, the receivables—to the indenture trustee for the benefit of the noteholders and any credit enhancement provider.

Risk Factors

The following is a summary of the principal risk factors that apply to an investment in the notes. You should consider the following risk factors and any risk factors in the accompanying prospectus supplement before deciding whether to purchase the notes.

It may not be possible to find an investor to purchase your notes.

The underwriters may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes. The secondary market for asset-backed securities is currently experiencing significantly reduced liquidity. This period of illiquidity may continue and may adversely affect the market value of your notes.

Some liens would be given priority over your notes which could cause delayed or reduced payments.

We and the bank intend for the transfer of the receivables to be a sale. Even so, a court could conclude that we or the bank own the receivables and that the trust holds only a security interest. Even if a court would reach that conclusion, however, steps will be taken to give the trust a first-priority perfected security interest in the receivables. Nevertheless, a tax or governmental lien or other lien imposed under applicable state or federal law without consent on our property or the bank’s property arising before receivables are transferred to the trust may be senior to the trust’s interest in the receivables. In addition, the relevant documents permit the bank to transfer the receivables to us subject to liens for taxes that are not yet due or are being contested. Regardless of whether the transfer of the receivables is a sale or a secured borrowing, if any such liens exist, the claims of the creditors holding such liens would be superior to our rights and the rights of the trust, thereby possibly delaying or reducing payments on the notes.

Additionally, if a receiver or conservator were appointed for the bank, the fees and expenses of the receiver or conservator might be paid from the receivables before the trust receives any payments on the receivables. In addition, the trust may not have a first-priority perfected security interest in collections that have been commingled with other funds, and collections will generally be commingled with other funds of the servicer for two business days prior to deposit in a trust account. If any of these events were to occur, payments to you could be delayed or reduced. See “The Issuing Entity—Perfection and Priority of Security Interests” in this prospectus.

In addition, a tax or governmental lien imposed under applicable state or federal law without consent on our property may be senior to the issuing entity’s interest in the collateral certificate.

If a conservator or receiver were appointed for World Financial Network National Bank, delays or reductions in payment of your notes could occur.

If the bank were to become insolvent, or if the bank were to violate laws or regulations applicable to it, the FDIC could act as conservator or receiver for the bank. In that role, the FDIC would have broad powers to repudiate contracts to which the bank was party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank’s affairs. Among the contracts that might be repudiated are the receivables purchase agreement under which the bank transfers receivables to us and the pooling and servicing agreement and transfer and servicing agreement, pursuant to which the bank has agreed to service the receivables. Also, if the FDIC were acting as the bank’s conservator or receiver, the FDIC might have the power to extend its repudiation and avoidance powers to us because we are a wholly-owned subsidiary of the bank.

Also, none of us, the issuing entity, World Financial Network Credit Card Master Trust, the trustee for World Financial Network Credit Card Master Trust or the indenture trustee could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect the bank’s rights under those contracts without the FDIC’s consent, for 90 days after the receiver is appointed or 45 days after the conservator is appointed, as applicable. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of the bank. The requirement to obtain the FDIC’s consent before taking these actions relating to a bank’s contracts or property is sometimes referred to as an “automatic stay.”

The FDIC’s repudiation power would enable the FDIC to repudiate the bank’s obligations as servicer and any ongoing repurchase or indemnity obligations under the transaction documents but would not empower the FDIC to repudiate transfers of receivables made under the receivables purchase agreement prior to the appointment of the receiver or conservator. However, if those transfers were not respected as legal true sales, then we would be treated as having made a loan to the bank, secured by the transferred receivables. The FDIC ordinarily has the power to repudiate secured loans and then recover the collateral after paying damages (as described further below) to the lenders.

The FDIC has adopted an interim rule that enables investors in asset-backed securities like the notes to avoid the risk of indirect recovery of receivables described above. Under the interim rule, the FDIC has stated that it will not use its repudiation power to reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization completed on or prior to September 30, 2010, or, with respect to revolving securitization trusts, for securitizations in which the related beneficial interests were issued on or before September 30, 2010, so long as the transfer complies with specified conditions. Also, the FDIC has proposed a rule that would provide similar, though not identical, assurances for securitizations completed after September 30, 2010. The prospectus supplement for your securities will state whether or not the transaction contemplated by that prospectus supplement is intended to comply with whichever of these rules is available at the time. For transactions intended to comply with the proposed rule, the prospectus supplement will also provide information about the final terms of that rule.

Regardless of whether or not we structure a transaction to comply with one of the FDIC’s rules, we will structure the transfers of receivables under the receivables purchase agreement between the bank and us with the intent that they would be characterized as legal true sales. If the transfers are so characterized, then the FDIC should not be able to recover the transferred receivables using its repudiation power even if your transaction does not satisfy the terms of the then applicable FDIC rule. The FDIC has, however, made statements that suggest it may believe it has the power to recover any asset that is shown on a bank’s balance sheet, unless the FDIC’s rule is satisfied, and stated that determination of whether or not there has been a legal true sale would take time, possibly causing delays in payment. As a result of accounting changes that became effective on January 1, 2010, the transfers of receivables by the bank to us will not be treated as sales for accounting purposes and the receivables will be shown on the bank’s balance sheet. Complying with the then applicable FDIC rule would provide assurance that the FDIC would not seek to recover the transferred receivables using its repudiation power, as well as providing assurance that the automatic stay would not interfere with normal servicing and contractual payments relating to your notes.

If the FDIC were to successfully assert that the transaction in which your notes was issued did not comply with its then applicable rule and that the transfer of receivables under the receivables purchase agreement between the bank and us was not a legal true sale, then we would be treated as having made a loan to the bank, secured by the transferred receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages,” but the term does not include damages for lost profits or opportunity.

The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so the issuing entity would receive interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, the issuing entity may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine the “actual direct compensatory damages” in the circumstances described above, the amount of damages could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the related securities and the interest accrued thereon to the date of payment.

Regardless of whether the applicable FDIC rule applies or the transfers under the receivables purchase agreement between the bank and us are respected as legal true sales, as conservator or receiver for the bank the FDIC could:

•	require the issuing entity or any of the other transaction parties to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the bank; or

•	repudiate without compensation the bank’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of a servicing agreement, prevent the trustee or the noteholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If the FDIC were to successfully take any of these actions, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

We are a wholly-owned bankruptcy remote subsidiary of the bank and our limited liability company agreement limits the nature of our business. If, however, we became a debtor in a bankruptcy case, and either our transfer of the receivables to the trust or our transfer of the collateral certificate to the issuing entity were construed as a grant of a security interest to secure a borrowing, your payments of outstanding principal and interest could be delayed and possibly reduced.

Because we are a wholly-owned subsidiary of the bank, certain banking laws and regulations may apply to us, and if we were found to have violated any of these laws or regulations, payments to you could be delayed or reduced. In addition, if the bank entered conservatorship or receivership, the FDIC could seek to exercise control over the receivables, the collateral certificate or our other assets on an interim or a permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that—

•	our assets (including the receivables and the collateral certificate) constitute assets of the bank available for liquidation and distribution by a conservator or receiver for the bank;

•	we and our assets (including the receivables and the collateral certificate) should be substantively consolidated with the bank and its assets; or

•	the FDIC’s control over the receivables or the collateral certificate is necessary for the bank to reorganize or to protect the public interest.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, the fact that the bank has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the notes.

In the receivership of an unrelated national bank, the FDIC successfully argued that certain of its rights and powers extended to a statutory trust formed and owned by that national bank in connection with a securitization of credit card receivables. If the bank were to enter conservatorship or receivership, the FDIC could argue that its rights and powers extend to us, World Financial Network Credit Card Master Trust or the issuing entity. If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of the indenture trustee, World Financial Network Credit Card Master Trust, the issuing entity or other parties to the transaction under any transaction document, losses to noteholders could result.

If a conservator or receiver were appointed for the bank, an early payment of principal on all outstanding series could result. Under the terms of the agreement that governs the transfer of the receivables from us to the trust, new principal receivables would not be transferred to the trust. However, the conservator or the receiver may have the power, regardless of the terms of that agreement, to prevent the early payment of principal or to require new principal receivables to continue being transferred. The conservator or receiver may also have the power to alter the terms of payment on the collateral certificate or your notes. In addition, the conservator or receiver may have the power to prevent either the indenture trustee or the noteholders from appointing a new servicer or administrator, to direct the servicer or administrator to stop servicing the receivables or providing administrative services, or to increase the amount or the priority of the servicing fee or administrative fee due to the bank or otherwise alter the terms under which the bank services the receivables or provides administrative services to us or the issuing entity. See “The Issuing Entity—Conservatorship and Receivership; Bankruptcy” in this prospectus.

There may be other provisions in the transaction documents that purport to deal with the bankruptcy or insolvency of the bank, us, the trust, the issuing entity, or other parties to the transactions, but such provisions may not be enforceable.

In addition, at any time, if the appropriate banking regulatory authorities, including the Office of the Comptroller of the Currency, were to conclude that an obligation of the bank under the agreement governing the transfer of receivables to us or the servicing agreement were an unsafe or unsound practice or violated any law, rule or regulation applicable to the bank, the FDIC could order the bank to rescind or amend the terms of such obligation. See “The Sponsor—Certain Regulatory Matters” in this prospectus.

The bank may change the terms and conditions of the accounts in a way that reduces collections.

As owner of the accounts, the bank retains the right to change various account terms, including finance charges, other fees and the required monthly minimum payment. These changes may be voluntary on the part of the bank or may be required by law or market conditions. Changes in interest and fees could decrease the effective yield on the accounts and this could result in an early payment of principal of your notes. Changes could also cause a reduction in the credit ratings on your notes. However, the bank has agreed that it will not reduce the finance charges and other fees on the accounts, if as a result of the reduction, its reasonable expectation of the portfolio yield as of the time of the reduction would be less than the highest of the base rates of all outstanding series, except as required by law or as is consistent with the pooling and servicing agreement and the transfer and servicing agreement and as the bank deems advisable for its private label program based on a good faith assessment of various factors impacting the use of its private label credit cards.

Allocations of charged-off receivables or uncovered dilution could reduce payments to you.

The primary risk associated with extending credit to the bank’s customers under its private label credit card programs is the risk of default or bankruptcy of the customer, resulting in the customer’s account balance being charged-off as uncollectible. We rely principally on the customer’s creditworthiness for repayment of the account and therefore have no other recourse for collection. The bank may not be able to successfully identify and evaluate the creditworthiness of cardholders to minimize delinquencies and losses. An increase in defaults or net charge-offs beyond historical levels will reduce the net spread available from the World Financial Network Credit Card Master Trust and could result in a reduction in finance charge income. General economic factors, such as the rate of inflation, unemployment levels and interest rates, may result in greater delinquencies that lead to greater credit losses among customers.

In addition to being affected by general economic conditions and the success of the servicer’s collection and recovery efforts, the trust’s delinquency and net credit card receivable charge-off rates are affected by the credit risk of credit card receivables and the average age of the various credit card account portfolios. The average age of credit card receivables affects the stability of delinquency and loss rates of the portfolio because delinquency and loss rates typically increase up to a stabilized rate as the average age of accounts in a credit card portfolio increases. As of December 31, 2009, 16.9% of the total number of accounts in the trust portfolio with outstanding balances and 15.0% of the amount of the principal receivables outstanding in the trust portfolio would have been less than 24 months old. The servicer will write off the receivables arising in accounts designated to the trust if the receivables become uncollectible. Your series will be allocated a portion of these charged-off receivables. See “Description of Series Provisions—Allocation Percentages” and “—Investor Charge-Offs” in the accompanying prospectus supplement.

Unlike charged-off receivables, reductions in the receivables due to returns of merchandise or disputes between a cardholder and a merchant, called dilution, are typically absorbed by reductions in our interest in the trust, the transferor interest, or reimbursed by us through cash deposits to the excess funding account and are not intended to be allocated to investors. However, to the extent our interest is insufficient to cover dilution for any calendar month and we then default in, or are financially unable to perform, our obligation to compensate the trust for these reductions, your series will be allocated a portion of the uncovered dilution. If the amount of charged-off receivables and any uncovered dilution allocated to your series of notes exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See “Description of Series Provisions—Investor Charge-Offs” in the accompanying prospectus supplement and “The Servicer—Defaulted Receivables; Dilution; Investor Charge-Offs” in this prospectus.

Current and proposed regulation and legislation relating to consumer protection laws may impede collection efforts or reduce collections.

Various federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Such laws and regulations, among other things, limit the fees and other charges that the bank can impose on customers, limit or prescribe certain other terms of the bank’s products and services, or require specified disclosures to consumers. In some cases, the precise application of these statutes and regulations is not clear. In addition, numerous legislative and regulatory proposals are advanced each year which, if adopted, could have a material adverse effect on the amount of collections available to the trust or further restrict the manner in which the servicer may conduct its activities. In 2010, Congress may continue to consider legislation introduced in 2009 to regulate the assessment of interchange fees. It is not clear at this time whether new limitations on credit card practices, new required disclosures or restrictions on interchange fees will be adopted by Congress or at the state level and, if adopted, what impact any new limitations would have on the bank.

On May 22, 2009, President Obama signed the Credit Card Accountability, Responsibility and Disclosure Act (CARD Act) which essentially codifies as federal law certain additional substantive requirements and restrictions on practices in the credit card industry. Among other things, the CARD Act imposes new requirements and restrictions on changes in terms on credit card accounts, regulates payment processing and how payments are allocated, restricts a card issuer’s ability to reprice credit card accounts, restricts penalty and overlimit fees and imposes new disclosure requirements in connection with credit card accounts. The CARD Act comes into effect in stages with many provisions having become effective in August 2009 and February 2010 and most other provisions becoming effective in August 2010. On March 3, 2010, the Federal Reserve Board proposed rules to amend Regulation Z (Truth in Lending Act) to implement the CARD Act provisions which will go into effect on August 22, 2010. The proposed rules include limitations on credit card issuers’ ability to charge certain penalty and other fees and requires issuers that have increased interest rates since January 1, 2009 to reevaluate the reasons for the increase and, if appropriate, to reduce the rate. The full impact of the preceding rules and the CARD Act on the bank’s existing business practices has yet to be determined.

Adverse changes in federal and state consumer protection laws or regulations or adverse changes in their interpretation could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that can be charged, resulting in reduced collections. If as a result of adverse changes in these laws or regulations, the bank or its affiliates were required to reduce their finance charges and other fees, resulting in a corresponding decrease in the effective yield of the credit card accounts designated to the trust, an early amortization event could occur and could result in an acceleration of payment or reduced payments on your notes.

Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors on those receivables. If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See “The Trust Portfolio—Consumer Protection Laws” in this prospectus.

Proposed financial regulatory reforms could have a significant impact on us, the issuing entity or the bank.

Congress is considering extensive changes to the laws regulating financial services firms. In December 2009, the U.S. House of Representatives approved “The Wall Street Reform and Consumer Protection Act” and in May 2010 the U.S. Senate approved the Restoring American Financial Stability Act of 2010, its own version of financial regulatory reform legislation. The bills provide for the creation of new federal regulatory agencies, and would grant additional authorities and responsibilities to existing regulatory agencies, to identify and address emerging systemic risks posed by the activities of financial services firms. The bills also provide for enhanced regulation of derivatives and asset-backed securities, restrictions on executive compensation and enhanced oversight of credit rating agencies. Both bills contain versions of a new consumer protection regulator that would regulate consumer financial services and products. The bills would also limit the ability of federal laws to preempt state and local consumer protection laws. Passage of this legislation in its current form could have a material adverse effect on the bank, for example, if a new consumer protection agency, or state officials were to impose new restrictions on risk management, pricing, disclosure or other aspects of the credit card business or if the legislation permits state regulation of interest rates. The Senate bill also would require the Comptroller General of the United States to carry out a study to determine whether it is necessary, in order to strengthen the safety and soundness of institutions or the stability of the financial system, to eliminate the exceptions under the Bank Holding Company Act for certain institutions including limited purpose credit card banks. If such action were determined to be necessary and legislation was enacted to implement this change, Alliance Data Systems Corporation could be required to sell the bank.

It is not yet clear whether or when any pending legislation will be enacted, what the final form of any such legislation will be, how it will be implemented if enacted, or how we, the issuing entity or the bank will be affected. No assurance can be given that such legislation, if enacted, will not have an adverse impact on us, the issuing entity or the bank.

Limited remedies for breaches of representations could reduce or delay payments.

When we transfer the receivables to the trust, we make representations and warranties relating to the validity and enforceability of the receivables arising under the accounts designated to the trust, and as to the perfection and priority of the trust’s interest in the receivables. However, none of the trustee for World Financial Network Credit Card Master Trust, the owner trustee or the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects or compliance with the representations and warranties or for any other purpose.

A representation or warranty relating to the receivables may be violated if the related obligors have defenses to payment or offset rights, or our creditors or creditors of the bank claim rights to the trust assets. If a representation or warranty is violated, we may have an opportunity to cure the violation. If we are unable to cure the violation within the specified time period or if there is no right to cure the violation, we must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See “The Trust Portfolio—Representations and Warranties of the Depositor” in this prospectus.

Payment and origination patterns of receivables and operations of retailers could reduce collections.

The bank’s ability to generate new receivables is dependent upon its ability to compete in the current industry environment and upon the retailers from which purchases may be financed on its private label credit cards. Accordingly, the trust is completely dependent upon sales at or through the retailers for the generation of receivables. The retailing industry is intensely competitive. Generally, the retailers compete not only with other retailers, department stores and catalogue sale businesses in the geographic areas in which they operate but also with numerous other types of retail outlets. We cannot assure you that the retailers will continue to generate receivables at the same rate as in prior years. Also, the retailers generally accept most major credit cards, and we cannot guaranty that credit card sales under the bank’s proprietary card programs will not decline as a percentage of total credit card sales by the retailers. In addition, the bank offers co-branded credit cards for certain retailers, and may solicit selected holders of private label credit card accounts to replace their private label credit cards with co-branded credit cards. When a cardholder accepts a new co-branded credit card, the cardholder’s private label card may be closed and the balance on the account may, at the option of the cardholder, be paid off using the balance transfer capability of the new co-branded credit card. Co-branded credit cards are not currently designated to the trust. See “The Sponsor—Private Label Credit Card Activities.”

The receivables transferred to the trust may be paid at any time. Prepayments represent principal reductions in excess of the contractually scheduled reductions. The rate of cardholder prepayments or defaults on credit card balances may be affected by a variety of competitive, economic and social factors.

Economic factors that may affect payment patterns and credit card usage include the rate of inflation, unemployment levels, relative interest rates and the availability of alternative financing, most of which are not within the bank’s control. A decrease in interest rates could cause cardholder prepayments to increase.

Social factors that may affect payment patterns and credit card usage include consumer confidence levels and the public’s attitude about the use of credit cards and incurring debt and the consequences of personal bankruptcy. Moreover, adverse changes in economic conditions in states where cardholders are located, terrorist acts against the United States or other nations, or the commencement of hostilities between the United States and a foreign nation or nations could have a direct impact on the timing and amounts of payments on your notes.

We cannot assure the creation of additional receivables in the accounts designated to the trust or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated could result in the occurrence of an early amortization event for one or more series and the commencement of the early amortization period for each of those series. If an early amortization event occurs, you could receive payment of principal sooner than expected. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period. See “Maturity Considerations” in the accompanying prospectus supplement.

Termination of certain private label credit card programs could lead to a reduction of receivables in the trust.

The bank operates its private label credit card programs with various retailers under agreements with fixed minimum terms, some of which may expire while your notes are outstanding. Some of these program agreements provide that, upon expiration, the retailer has either the option or the obligation to purchase the receivables generated with respect to its program, including receivables in the trust. If these terminations and purchases were to occur with respect to retailers whose programs generate a significant portion of the trust’s receivables, and the bank was unable to provide receivables arising under newly designated additional accounts to replace those purchased by a retailer, an early amortization period could begin.

In addition, the program agreements generally permit the retailer to discontinue the program prior to the termination date if the bank materially breaches its obligations under the program agreement. If the bank was unable to adequately perform its obligations, or a retailer were otherwise to assert that the bank was not adequately performing, then one or more of the programs could be terminated, leading to reduction in the generation of receivables.

The bank depends on its ability to sell and securitize its credit card receivables to fund new receivables.

The bank’s ability to originate and service receivables is dependent upon its continued access to funding sources. Since January 1996, the bank has used a program involving the sale and securitization of its private label credit card receivables as its primary funding vehicle for private label credit card receivables. If the bank was unable to regularly securitize its receivables, its ability to generate new receivables and to service receivables would be materially impaired. A number of factors affect securitization transactions, some of which are beyond the bank’s control, including:

•	conditions in the securities markets in general and the asset-backed securitization market in particular;

•	conformity in the quality of private label credit card receivables to rating agency requirements and changes in that quality or those requirements; and

•	ability to fund required overcollateralizations or credit enhancements, which are routinely utilized in order to achieve better credit ratings to lower borrowing cost.

Approximately $211.4 million of asset-backed notes issued in transactions sponsored by the bank will become due at various dates in 2010. In addition, the bank has approximately $1.2 billion in private conduit capacity and such facilities will be subject to renewal at various dates in 2010. The bank’s ability to refinance these notes on favorable terms or at all will depend upon the bank’s ability to continue to securitize receivables, which will depend upon the conditions in the securities market at the time, as well as the other factors described above.

On May 11, 2010, the FDIC issued a Notice of Proposed Rulemaking, which describes the possible future terms of the FDIC’s safe harbor rule for legal isolation of financial assets transferred in securitization transactions after September 30, 2010. The form that this rule will ultimately take is uncertain at this time, but it may impact the bank’s ability or desire to issue asset-backed securities in the future and the bank’s ability to refinance its existing asset-backed notes.

In addition, on April 7, 2010, the SEC proposed revised rules for asset-backed securities offerings that, if adopted, would substantially change the disclosure, reporting and offering process for public and private offerings of asset-backed securities, including those offered under our securitization program. The proposed rules, if adopted in their current form, would, among other things, impose as a condition for the shelf registration of asset-backed securities a requirement that the sponsor of the asset-backed securities, offering or its affiliate hold a minimum of 5% of the nominal amount of each of the tranches sold or transferred to investors (or, in the case of revolving master trusts, an interest of a minimum of 5% of the nominal amount of the securitization exposures) and not hedge those holdings. Issuers of publicly offered asset-backed securities would be required to disclose more information regarding the underlying assets and to file a computer program that demonstrates the transaction’s waterfall provisions. In addition, the proposals would alter the safe-harbor standards for private placement of asset-backed securities to impose informational requirements similar to those that would apply to registered public offerings of such securities. The form that these rules may ultimately take is uncertain at this time, but it may impact our ability and/or desire to issue asset-backed securities in the future.

Certain series of variable funding notes issued by the issuing entity are subject to early amortization based on triggers relating to the bankruptcy of retailers. Deteriorating economic conditions, particularly in the retail sector, may lead to an increase in bankruptcies among retailers who have entered into private label programs with the bank, which may in turn cause an early amortization for such variable funding notes. The occurrence of an early amortization event for such series would significantly limit the bank’s ability to securitize additional receivables.

The bank intends to continue securitizations of its private label credit card receivables. The inability to securitize private label credit card receivables due to changes in the market, regulatory proposals, the unavailability of credit enhancements, or any other circumstance or event would have a material adverse effect on the bank’s business, financial condition and operating results.

Subordinated classes bear losses before senior classes.

One or more classes of notes in a series may be subordinated to one or more senior classes of notes in the same series. Principal allocations to the subordinated class or classes may not begin until each of the more senior classes has been paid in full. Additionally, if collections of finance charge receivables allocated to a series are insufficient to cover amounts due for that series’ senior notes or to reimburse for that series’ share of charged-off receivables, the collateral amount for the series might be reduced. This would reduce the amount of finance charge collections available to the series in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes.

Other series of notes may have different terms that may affect the timing and amount of payments to you.

The issuing entity has issued other series of notes and expects to issue additional series of notes from time to time. Other series of note may have terms that are different than the terms for your series, including different early amortization events or events of defaults. In addition, the early amortization events and events of default for other series of notes may be subject to grace periods or rights to cure that are different than the grace periods or rights to cure applicable to the same or similar early amortization events or events of default for your series. As a result, other series of notes may enter into early amortization periods prior to the payment of principal on your series of notes. This could reduce the amount of principal collections available to your series at the time principal collections begin to be accumulated or paid for the benefit of your series and could cause a possible delay or reduction in payments on your notes. Additional series of notes may be issued without any requirement for notice to, or consent from, existing noteholders. For a description of the conditions that must be met before the issuing entity can issues new notes, see “Description of the Notes—New Issuances of Notes” in this prospectus.

The issuance of new notes could adversely affect the timing and amount of payments on outstanding notes. For example, if additional notes in the same group as your series for purposes of sharing excess finance charge collections are issued after your notes and those notes have a higher interest rate than your notes, this could result in a reduction in the amount of excess funds from other series available to pay interest on your notes. Also, when new notes are issued, the voting rights of your notes will be diluted.

The note interest rate and the receivables interest rate may re-set at different times, resulting in reduced or early payments to you.

Some accounts may have finance charges assessed at a variable rate. A series of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the interest rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge receivables. If the interest rate on the accounts declines or the interest rate on a series increases, this could decrease the spread, or difference, between collections of finance charge receivables and those collections allocated to make interest payments on your notes. This would increase the risk of early repayment of your notes, as well as the risk that there may not be sufficient collections to make all required payments on your notes.

We may assign our obligations as depositor and the bank may assign its obligations as servicer.

In our capacity as depositor and the bank’s capacity as servicer, either of us may transfer our rights and obligations under the pooling and servicing agreement and transfer and servicing agreement to one or more entities without noteholders’ consent so long as specific conditions are satisfied. See “The Depositor—Assignment of Depositor’s Interests; Merger or Consolidation” and “The Servicer—Resignation of Servicer” and “—Merger or Consolidation of Servicer” in this prospectus. The entity assuming the rights and obligations may or may not be affiliated with us or the bank. After the assignment, either we or the bank, as the case may be, would have no further liability or obligation under the pooling and servicing agreement or transfer and servicing agreement, other than those liabilities that arose prior to the transfer.

It may be difficult to find a suitable successor servicer if the bank ceases to act as servicer.

If the bank is terminated as servicer as described under “The Servicer—Servicer Default; Successor Servicer” in this prospectus, the issuing entity will appoint a successor servicer. Because the bank, as servicer, has significant responsibilities with respect to the servicing of the transferred receivables, the trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform those duties for the amount of the servicing fee currently payable under the transfer and servicing agreement and pooling and servicing agreement. If no successor has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, the trustee will automatically become the successor servicer. The Bank of New York Mellon Trust Company, N.A., the trustee, does not have credit card operations. If The Bank of New York Mellon Trust Company, N.A. is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the transfer and servicing agreement and pooling and servicing agreement may not be sufficient to cover its actual cost and expenses of servicing the accounts.

Failure to safeguard the bank’s databases and consumer privacy could affect the bank’s reputation among its clients and their customers and may expose the bank to legal claims from consumers.

An important feature of the bank’s credit services is the ability to develop and maintain individual consumer profiles. As part of the bank’s private label program, it maintains marketing databases containing information on consumers’ account transactions. Although the bank has extensive security procedures, the databases may be subject to unauthorized access. If the bank experiences a security breach, the integrity of the databases could be affected. Security and privacy concerns may cause consumers to resist providing the personal data necessary to support the bank’s profiling capability. The use of private label programs could decline if any well-publicized compromise of security occurred. Any public perception that the bank released consumer information without authorization could subject the bank to legal claims from consumers and adversely affect client relationships.

If a qualified maturity agreement for a series or class of notes having a controlled accumulation period terminates prior to the expected principal payment date for that series or class, delays in payment of the related notes could occur.

If specified in the prospectus supplement for any series or class of notes having a controlled accumulation period, the controlled accumulation period may be suspended if the issuing entity obtains a qualified maturity agreement. The provider of that agreement will agree to deposit in the principal accumulation account for the related series or class on or before its expected principal payment date an amount equal to the outstanding principal amount of that series or class. The issuing entity may be required to terminate a qualified maturity agreement prior to the expected principal payment date if the institution providing the qualified maturity agreement ceases to be an eligible institution. If a qualified maturity agreement is terminated prior to the expected principal payment date of the related series or class and the issuing entity is unable to obtain a substitute qualified maturity agreement, the issuing entity may not be able to accumulate a sufficient amount of principal collections to pay such series or class in full on the expected principal payment date.

The Sponsor

World Financial Network National Bank

World Financial Network National Bank is the sponsor of the transactions described in this prospectus and the accompanying prospectus supplement. Pursuant to a receivables purchase agreement, the bank has designated a pool of eligible accounts and transfers receivables in the designated accounts to us on an ongoing basis. The bank may also designate additional accounts under the receivables purchase agreement in the future, and the receivables existing in those accounts and any receivables arising in those accounts in the future will be transferred to us. See “The Issuing Entity—Transfer and Assignment of Receivables” in this prospectus for a more detailed description of the agreement under which the bank transfers receivables to us.

World Financial Network National Bank is a national banking association and a limited purpose credit card bank. The bank is regulated, supervised, and examined by the Office of the Comptroller of the Currency (“OCC”), its primary regulator, and is also subject to regulation by the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation. The bank has filed an application with the OCC to change the location of the bank to Wilmington, Delaware through the merger of the bank with an interim banking association organized under the laws of the United States and located in Wilmington, Delaware. Neither the name of the bank nor any of its assets, liabilities or contemplated business purposes will change as a result of the merger.

As part of a portfolio acquisition by the bank in 2003, which acquisition required approval by the OCC, the OCC required the bank to enter into an operating agreement with it. The OCC informed the bank that this requirement was consistent with its general policies toward special purpose credit card banks at the time and was not motivated by the bank’s condition. In August 2009, the bank entered into a revised operating agreement with the OCC. The operating agreement requires the bank to continue to operate in a manner consistent with its current practices, regulatory guidelines and applicable law, including those related to affiliate transactions and the maintenance of capital and adequate loss reserves.

Also, in the bank’s capacity as administrator under the administration agreement, between it and the issuing entity, the bank will provide the notices and perform on behalf of the issuing entity other administrative obligations required by the transfer and servicing agreement, the trust agreement, the indenture and the indenture supplement for each series, and will be compensated for acting as the administrator. See “The Issuing Entity—Administrator” in this prospectus.

Private Label Credit Card Activities

The bank was formed in 1989 to provide private label credit card services to the various retail establishments owned by Limited Brands and its subsidiaries and their customers. Until October 1995, the bank was a wholly owned subsidiary of Limited Commerce Corp., a wholly owned subsidiary of Limited Brands. Limited Commerce Corp. no longer owns any common stock of the bank or the bank’s parent corporation, Alliance Data Systems Corporation.

Under credit card processing agreements, the bank is required to continue to provide private label credit card services to certain retailers affiliated with Limited Brands until at least August 2012.

The bank continues to leverage its experience with private label product development, marketing support and risk management to support the sales of third-party retailers. The bank’s goal is to provide world class credit and information services which build lifetime relationships with customers and generate incremental sales and profit for retailer clients. The bank seeks to differentiate itself from other providers of store credit such as general purpose credit cards by delivering superior quality and service at all times.

Since 1996, the bank has also acquired or launched private label credit card programs for a number of retailers. Conversely, over that same period of time, the bank has not renewed its credit card processing agreements relating to the private label credit card programs of several retailers. The bank plans to continue to selectively acquire or start-up private label credit card portfolios for other retailers. These private label credit card portfolios require approval of the rating agencies prior to their addition to the trust portfolio.

The bank is a fully integrated provider of private label credit card services. All material activities pertaining to credit card operations are performed in-house or by its sister company, ADS Alliance Data Systems, Inc. See “The Servicer— ADS Alliance Data Systems, Inc.” in this prospectus.

Many retailers have been replacing private label credit cards offered to their customers with co-branded MasterCard, VISA, Discover and American Express general purpose credit cards that may be used to purchase goods and services wherever MasterCard, VISA, Discover and American Express, as the case may be, are accepted. The bank also offers such co-branded cards, and they may in the future make up a larger portion of the bank’s portfolio. The bank has solicited selected holders of inactive private label credit cards to replace their private label cards with co-branded cards. In the future, the bank may solicit other holders of private label credit cards, including holders of active accounts designated to the trust, to replace their private label cards with co-branded credit cards. When a cardholder accepts a new co-branded credit card, the cardholder’s private label card may be closed and the balance on the account may, at the option of the cardholder, be paid off using the balance transfer capability of the new co-branded credit card. In the future, such co-branded accounts may be designated to the trust portfolio if they meet the applicable eligibility criteria.

World Financial Network National Bank Credit Cards

The trust’s portfolio of credit card accounts currently consists of revolving credit card accounts included in private label credit card programs, which allow cardholders to finance purchases from stores and catalogue programs operated by one or more affiliated retailers. Not all of the bank’s private label credit card programs are included in the trust portfolio.

We refer to the stores and catalogue programs associated with private label credit card programs currently included in the trust as the current retailers. The bank’s credit cards are issued under the insignia of the current retailers based on the store or catalogue business through which the account was opened. The credit card programs are administered under a credit card processing agreement with the corporation that operates each of the current retailers. The private label credit card may be used to purchase merchandise from one or more affiliated retailers, to purchase third-party products/services marketed through statement inserts or “bang-tail” remittance envelopes, or, in certain instances, to obtain cash advances upon written request not to exceed $100 in any 90 day period. The bank also offers premium cards, such as gold and platinum cards, for some current retailers. While these cards may offer certain ancillary benefits to customers, they generally carry identical pricing parameters.

Program Agreements

Retailers that are approved and accepted into a private label program enter into a credit card program agreement with the bank. These agreements vary on a retailer-by-retailer basis, and may be amended from time to time. Under these agreements, the bank issues credit cards to approved customers and owns the underlying accounts and all receivables generated in them from the time of origination, unless otherwise sold following origination.

The program agreements generally provide that the bank will fund new purchases on an account only if the bank has authorized such new purchases. Some program agreements also provide that upon termination, the retailer has either the option or the obligation to purchase the receivables generated with respect to its program, including receivables in the trust. If these terminations and purchases were to occur with respect to retailers whose programs generate a significant portion of the trust’s receivables, and the bank was unable to provide receivables arising under newly designated additional accounts to replace those purchased by a retailer, an early amortization period could begin. See “Risk Factors—Termination of certain private label credit card programs could lead to a reduction of receivables in the trust” in this prospectus.

The program agreements typically provide that the bank may charge back a receivable if customer disputes occur concerning the merchandise or the validity of the charge or if there is a violation of certain terms of the program agreement. The program agreements may also provide for charge back of receivables if there is fraud and the retailer failed to follow the program agreement or operating procedures. In most other cases there is no recourse to the retailer because of the failure of the customer to pay.

The program agreements generally have initial terms ranging from five to ten years and many of the program agreements have renewal clauses which allow the program agreement to be renewed for successive one or more year terms until terminated by the bank or the retailer. In addition, the program agreements generally permit termination in the event of a breach of the agreement or in the event the retailer becomes insolvent, files bankruptcy, undergoes a change in ownership or has a material adverse change in financial condition.

Marketing Programs and Account Origination

The bank has separately developed programs to promote credit with each of the retailers and has developed varying credit guidelines for the different retailers. The bank originates credit card accounts through several different programs: (1) in-store solicitation using “quick credit” and “instant credit,” (2) preapproved catalogue mailings and solicitation of customers placing catalogue orders and (3) the acquisition of credit card portfolios from other financial institutions or retailers.

The bank primarily uses in-store solicitation using “quick credit” and “instant credit” to acquire new accounts. Applicants provide a limited amount of information, such as name, mailing address, date of birth and social security number, which allows the credit underwriting department to access its credit bureau reports. The credit underwriting department then scores an applicant’s credit bureau report using proprietary credit score cards. The approved/declined decision is based on this custom score and a generic credit bureau score. Applicants must also present a photo I.D. to the store associate and a major credit card is required to apply for “quick credit”.

With “instant credit,” an account can be opened in under three minutes from the time the bank receives a call from the store. The salesperson at a retail store records the applicant’s information on an application form and calls the bank. One of the bank’s associates inputs the necessary information and electronically transmits the applicant’s data to credit bureaus. The applicant’s credit bureau report is electronically transmitted to the bank and the information is automatically fed into the risk scoring models to arrive at a risk score. The associate relays the risk model’s credit decision to the salesperson at the retail store, as well as the account number and credit limit, if applicable.

With “quick credit,” an account can be opened in less than a minute. Applicant information is taken at the retail store through use of the store cash register and the customer’s major credit card. The applicant’s name is obtained by swiping the credit card. The customer’s social security number and home zip code are then entered via the register. This data is transmitted electronically to credit bureaus where a sophisticated match routine is used to order a credit bureau report. The bureau report, including the date of birth, is received by the bank electronically and is automatically run through the risk scoring models to arrive at a risk score. The system then provides the credit decision to the register, as well as the account and credit limit, if applicable.

The bank uses two methods of soliciting new catalogue accounts: (1) pre-approved catalogue mailings and (2) soliciting customers when they call in an order using either instant credit or on-line pre-screen. The on-line pre-screen process requires the customer’s name, address, date of birth and social security number to be sent to a credit bureau where it is matched to the customer’s credit report. The credit bureau then analyzes the customer’s credit report against the bank’s normal pre-screen criteria. If a customer passes the criteria, the bank pre-approves the customer with a pre-determined credit limit. The bank offers credit cards to pre-approved customers at the completion of the order placing process.

A number of the current retailers use or have used pre-approved account solicitations in varying degrees. Of the accounts originated by the bank in 2009, approximately 5% were pre-approved. The bank may purchase names for the pre-approved account solicitations from a number of sources or may obtain the names directly from the catalogue or in-store customer files. The bank then compares these lists against the database of existing cardholders to eliminate duplicates. The bank risk scores the remaining names using credit bureau reports and mails a pre-approved account solicitation to each individual who meets an established minimum risk score.

The bank enters application information on all new accounts into a new account processing system that codes each application to allow future tracking of activation rates, sales, delinquencies and charge-offs. Some retailers offer new cardholders discounts on purchases in return for obtaining a credit card. At the time a new account is opened, the bank groups the credit card account into one of nineteen billing cycles based upon geography. Each billing cycle has a separate monthly billing date.

For “instant” and “quick” credit accounts, a salesperson issues a temporary card and terms of the account to the customer at the retail store so that the credit card can be used immediately for purchases. The bank mails the credit card and the terms of the account to the new cardholders.

In addition, the accounts may receive discount inserts and sale announcements in the monthly statements. Customers phoning with account inquiries may be given a marketing message regarding products which are currently popular in stores. The bank can support marketing efforts related to premium cards, loyal shopper rebates, gift certificate orders by phone and fulfillment, surveys, deferred billing and sweepstakes, etc. The bank regularly uses reactivation mailings and credit card reissues to reactivate dormant accounts.

Underwriting Process

In order to efficiently and accurately process the millions of annual applications the bank receives, it uses a high degree of automation in scoring technology and verification procedures. In the initial credit evaluation process, the bank uses one of three proprietary scorecards that have been refined to reflect performance of the various retail programs. Credit scoring is based on several factors including delinquency history, number of recent credit inquiries and the amount of credit used and available. The bank continuously validates, monitors and maintains these scorecards and uses the resulting data to ensure optimal risk performance.

The bank scores each application on the basis of information purchased from one of the major credit bureaus. Most programs also use a credit bureau score in addition to the proprietary score in the credit granting decision. Cut-off scores are reviewed twice a year to ensure the accounts approved are performing as expected and profitability is being maintained at predetermined levels.

In order to monitor and control the quality of the credit card portfolio, the bank uses behavioral scoring models and credit bureau scores to score each active account on its monthly billing date. The behavioral scoring models dynamically evaluate credit limit assignments to determine whether or not credit limits should be increased, decreased or maintained based on the creditworthiness of the individual cardholder. The bank’s proprietary scoring models include such factors as: how long the account has been on file, credit utilization, shopping patterns and trends, payment history and account delinquency.

Point-of-sale terminals in stores operated by the current retailers have an on-line connection with the bank’s credit authorization system and allow real-time updating of accounts. Every sales transaction is passed through the bank’s automated authorization system. If the proposed charge would place the account over its credit limit, the sale is declined, unless the store associate calls us and obtains an override or an increase in the cardholder’s credit limit based on predetermined guidelines.

Sponsor’s Securitization Experience

Since January 1996, World Financial Network National Bank has securitized substantially all of the private label credit card receivables that it originates. Originally, the securitization took the form of a one-step transfer to World Financial Network Credit Card Master Trust. In 2001, the agreements relating to that trust were modified to provide for the current two-step transfer structure, in which the bank first sells receivables to us, and we in turn sell them to the trust. Also in 2001, World Financial Network Credit Card Master Note Trust was formed and began issuing notes backed by the collateral interest issued by World Financial Network Credit Card Master Trust to World Financial Network Credit Card Master Note Trust. The bank has also used three other master trusts for private issuances, and we are the transferor to two of those trusts in a two-step structure like the one that was implemented for World Financial Network Credit Card Master Trust in 2001. The bank’s securitization program is the primary vehicle through which the bank finances its private label credit card receivables. Besides periodic registered issuances by World Financial Network Credit Card Master Note Trust, the trusts sponsored by the bank also issue in private transactions, predominantly to banks and asset-backed commercial paper conduits.

During 2009, the average receivables outstanding in the trust portfolio made up approximately 85% of the average receivables outstanding in the bank’s overall securitized portfolio of private label credit card receivables and approximately 78% of the average receivables outstanding in the bank’s portfolio of credit card receivables. The securitized portfolio has grown over the last several years, with average receivables outstanding of approximately $3.2 billion, $3.4 billion, $3.6 billion, $3.7 billion and $3.8 billion during 2005, 2006, 2007, 2008 and 2009 respectively. Since the receivables outstanding in the trust portfolio make up a large percentage of the bank’s overall portfolio, the information about the composition of that trust’s receivables in the accompanying prospectus supplement provides a good indication of the composition of the bank’s overall portfolio. The other receivables securitized by the bank tend to arise in new merchant programs as to which the bank has less experience than it does with programs included in the approved portfolio, and the bank has historically transitioned programs into World Financial Network Credit Card Master Trust as it has obtained greater experience with those programs.

Bank’s Ability to Change Account Terms and Procedures

The bank has agreed that it will comply with the credit card agreements relating to the accounts and its policies and procedures relating to the accounts unless the failure to do so would not have a material adverse effect on the rights of the trust, the trustee, the issuing entity and the rights of the securityholders. The bank may change the terms and provisions of the credit card agreements or policies and procedures in any respect, including the calculation of the amount, or the timing, of charge-offs, so long as any changes made are also made to comparable accounts in the bank’s private label credit card portfolio.

The bank has also agreed that it will not reduce the finance charges and other fees on the accounts, if as a result of the reduction, its reasonable expectation of the portfolio yield as of the time of the reduction would be less than the highest of the base rates of all outstanding series, except as required by law or as is consistent with the pooling and servicing agreement and the transfer and servicing agreement and as the bank deems advisable for its private label program based on a good faith assessment of various factors impacting the use of its private label credit cards.

Assignment of Bank’s Obligations; Merger or Consolidation

The obligations of the bank under the receivables purchase agreement are not assignable and no person may succeed to the rights of the bank under the receivables purchase agreement, except in the following circumstances:

(1)	the merger or consolidation of the bank or the conveyance by the bank of its business substantially as an entirety, in each case that does not cause a breach of the covenant described in the following paragraph; and

(2)	conveyances, mergers, consolidations, assumptions, sale or transfers to other entities provided that the following conditions are satisfied:

(a)	the bank delivers an officer’s certificate to us and the trustee indicating that the bank reasonably believes that the action will not adversely effect in any material respect the interests of us or any noteholder;

(b)	the bank delivers an officer’s certificate and opinion of counsel described in clause (2) of the following paragraph; and

(c)	the purchaser, transferee, pledgee or other entity succeeding to the obligations of the bank expressly assumes by a supplemental agreement to perform every covenant and obligation of the bank under the receivables purchase agreement.

The bank agreed not to consolidate with or merge into any other entity or convey its business substantially as an entirety to any person unless:

(1)	the entity, if other than the bank, formed by the consolidation or merger or that acquires the property or assets of the bank:

(a)	is organized under the laws of the United States or any one of its states or the District of Columbia; and

(b)	expressly assumes, by a supplemental agreement, to perform every covenant and obligation of the bank under the receivables purchase agreement;

(2)	the bank delivers to us and the trustee an officer’s certificate stating that the consolidation, merger, conveyance or transfer and the related supplemental agreement comply with any applicable terms of the receivables purchase agreement and that all conditions precedent relating to the applicable transaction have been complied with, and an opinion of counsel to the effect that the related supplemental agreement is legal, valid and binding with respect to the surviving entity, subject to permitted insolvency and equity related exceptions;

(3)	the bank delivers to us, the applicable trustee and each rating agency a tax opinion with respect to the consolidation, merger, conveyance or transfer;

(4)	the surviving entity files appropriate financing statements; and

(5)	the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer.

The conditions described in this paragraph do not apply to any consolidation or merger if the bank would be the surviving entity.

Certain Regulatory Matters

If federal bank regulatory authorities supervising any bank were to find that any obligation of that bank or an affiliate under a securitization or other agreement, or any activity of that bank or affiliate, constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to the related bank, including those related to affiliate transactions, these federal bank regulatory authorities have the power under applicable law to order that bank or affiliate, among other things, to rescind that contractual obligation or terminate that activity. The bank may not be liable to you for contractual damages for complying with such an order and you may have no recourse against the applicable regulatory authority.

In 2003, the Office of the Comptroller of the Currency issued a consent order against a national bank asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation under its securitization agreements, and ordered it, among other things, to resign as servicer within approximately 75 days and immediately to withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing, notwithstanding the priority of payments in the securitization agreements.

While the bank does not believe that any appropriate banking regulatory authority, including the Office of the Comptroller of the Currency, would consider provisions relating to the bank acting as servicer or the payment or amount of the servicing fee payable to the bank, or any other obligation of the bank under its securitization agreements, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, we cannot assure you that any such regulatory authority in the future would not conclude otherwise. If such a regulatory authority did reach that conclusion, and ordered the bank to rescind or amend its securitization agreements, payments on your securities may be delayed or reduced.

The Depositor

WFN Credit Company, LLC

We, WFN Credit Company, LLC, are a limited liability company formed under the laws of the State of Delaware on May 1, 2001, and are a wholly-owned, direct subsidiary of the bank. We were organized for the limited purpose of purchasing, holding, owning and transferring receivables and related activities. We have been engaged in securitizing credit card receivables as described in this prospectus since our formation and have not been engaged in any activities other than activities incidental to our securitizations.

As described under “The Issuing Entity—Transfer and Assignment of Receivables,” we transfer certain of the receivables transferred to us by the bank to the trust on an on-going basis. We are the sole certificateholder of the trust and have the right to receive all cash flows from the assets of the trust other than the amounts required to make payments for any series of notes. Our interest is called the transferor interest.

Assignment of Depositor’s Interests; Merger or Consolidation

The trust agreement provides that we may sell, assign, pledge or otherwise transfer our interest in all or a portion of the transferor interest. Before we may transfer our interest in the transferor interest, the following must occur:

(1)	the Rating Agency Condition must be satisfied with respect to the transfer;

(2)	we deliver an opinion of counsel to the effect that, for federal income tax purposes:

(a)	the transfer will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

(b)	the transfer will not cause the issuing entity to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(c)	the transfer will not cause or constitute an event in which gain or loss would be recognized by any noteholder; and

(3)	we deliver an opinion to the effect that the transfer does not require registration of the interest under the Securities Act or state securities laws except for any registration that has been duly completed and become effective.

We may consolidate with, merge into, or sell our business to another entity in accordance with the pooling and servicing agreement and the transfer and servicing agreement on the following conditions:

(1)	the entity, if other than us, formed by the consolidation or merger or that acquires our property or assets or the servicer’s property or assets, as the case may be:

(a)	is organized under the laws of the United States or any one of its states and (x) a business entity that may not become a debtor in a proceeding under the bankruptcy code or (y) is a special-purpose entity, the powers and activities of which are limited to the performance of our obligations under the pooling and servicing agreement and any supplement and the transfer and servicing agreement and related documents;

(b)	expressly assumes, by a supplemental agreement, to perform each of our covenants and obligations;

(2)	delivery to the trustee for World Financial Network Credit Card Master Trust and the indenture trustee of an officer’s certificate stating that the consolidation, merger, conveyance or transfer and the related supplemental agreement comply with the pooling and servicing agreement and the transfer and servicing agreement and that all conditions precedent relating to the applicable transaction have been complied with and, an opinion of counsel to the effect that, the related supplemental agreement is valid and binding with respect to the surviving entity, subject to permitted insolvency and equity related exceptions;

(3)	the surviving entity files appropriate financing statements;

(4)	we deliver to the trustee for World Financial Network Credit Card Master Trust, the indenture trustee and each rating agency a tax opinion with respect to such consolidation, merger, conveyance or transfer;

(5)	delivery of notice of the applicable transaction to each rating agency; and

(6)	the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer.

The conditions described in this paragraph do not apply to any consolidation or merger if we would be the surviving entity.

The Issuing Entity

World Financial Network Credit Card Master Note Trust

The issuing entity for your notes will be World Financial Network Credit Card Master Note Trust. The issuing entity is a statutory trust created under the laws of the State of Delaware. It is operated under a trust agreement, dated as of August 1, 2001, between us and U.S. Bank Trust National Association (as successor to Chase Bank USA, National Association), as owner trustee.

The administrator may perform certain discretionary activities with regard to the administration of the issuing entity and the notes, as described in “—Administrator” in this prospectus. The servicer may also perform certain discretionary activities with regard to the issuing entity’s assets, as described in “The Servicer” in this prospectus. We, as holder of the transferor certificate, may also direct the owner trustee to perform certain discretionary activities with regard to the issuing entity, as described in “The Owner Trustee—Duties and Responsibilities of Owner Trustee” in this prospectus.

The issuing entity’s principal offices are in Wilmington, Delaware, in care of U.S. Bank Trust National Association, as owner trustee, at the following address: 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Services.

Restrictions on Activities

The activities of the issuing entity are limited to:

•	acquiring, owning and managing the trust assets and the proceeds of those assets;

•	issuing and making payments on the notes; and

•	engaging in related activities.

The trust may not engage in any activity other than in connection with the activities listed above or other than as required or authorized by the trust agreement, the agreements pursuant to which the receivables are transferred from the bank to us and from us to the trust, the indenture and the indenture supplements or any related agreements. The fiscal year of the trust ends on December 31st of each year, unless changed by the trust. The trust will notify the indenture trustee of any change in its fiscal year.

As long as the notes are outstanding, the issuing entity will not, among other things:

•

except as expressly permitted by the indenture, the transfer and servicing agreement or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity that secure the notes unless directed to do so by the indenture trustee;

•

claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes—other than amounts withheld under the Internal Revenue Code or applicable state law—or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the assets of the issuing entity that secure the notes;

•	voluntarily dissolve or liquidate in whole or in part; or

•

permit (A) the validity or effectiveness of the indenture or the lien under the indenture to be impaired, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien or other claim of a third party to be created with respect to the assets of the issuing entity, or (C) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the issuing entity that secure the notes.

The issuing entity will not incur, assume or guarantee any indebtedness other than indebtedness under the notes and the indenture.

The indenture provides that the issuing entity may not consolidate with, merge into or sell its business to another entity, unless:

(1)	the entity, if other than the issuing entity, formed by or surviving the consolidation or merger or that acquires the issuing entity’s business:

(a)	is organized under the laws of the United States or any one of its states;

(b)	is not subject to regulation as an “investment company” under the Investment Company Act of 1940;

(c)	expressly assumes, by supplemental indenture, the issuing entity’s obligation to make due and punctual payments upon the notes and the performance of every covenant of the issuing entity under the indenture;

(d)	in the case of a sale of the issuing entity’s business, expressly agrees, by supplemental indenture that (i) all right, title and interest so conveyed or transferred by the issuing entity will be subject and subordinate to the rights of the noteholders and (ii) it will make all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934 in connection with the notes; and

(e)	in the case of a sale of the issuing entity’s business, expressly agrees to indemnify the issuing entity from any loss, liability or expense arising under the indenture and the notes;

(2)	no early amortization event or event of default will exist immediately after the merger, consolidation or sale;

(3)	the Rating Agency Condition is satisfied;

(4)	the issuing entity will have received an opinion of counsel to the effect that for federal income tax purposes:

(a)	the transaction will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

(b)	the transaction will not cause the issuing entity to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(c)	the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder;

(5)	any action necessary to maintain the lien and security interest created by the indenture will have been taken; and

(6)	the issuing entity has delivered to the indenture trustee an opinion of counsel and officer’s certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable against the entity formed by or surviving such consolidation, merger or sale.

Administrator

The bank acts as administrator for the issuing entity. See “The Sponsor—World Financial Network National Bank” in this prospectus for a description of the business of World Financial Network National Bank.

The administrator will provide the notices and perform on behalf of the issuing entity other administrative duties of the issuing entity under the transfer and servicing agreement, the trust agreement, the indenture and the indenture supplement for each series. The administrator, on behalf of the issuing entity, will monitor the performance of the issuing entity under the transfer and servicing agreement, the trust agreement and the indenture and advise the owner trustee when action is necessary to comply with the issuing entity’s or owner trustee’s duties under those agreements. The administrator will prepare, or cause to be prepared, for execution by the issuing entity or owner trustee, all documents, reports, filings, instruments, orders, certificates and opinions that the issuing entity or owner trustee is required to prepare, file or deliver under the transfer and servicing agreement, the trust agreement and the indenture and will take all appropriate action that is the duty of the issuing entity or owner trustee under those agreements, including the removal of the indenture trustee and the appointment of a successor indenture trustee under the circumstances described in “The Indenture Trustee—Resignation or Removal of Indenture Trustee” in this prospectus.

With respect to any matters that in the reasonable judgment of the administrator are non-ministerial, the administrator will not take any action unless the administrator has first notified us of the proposed action within a reasonable amount of time prior to the taking of that action and we have not withheld consent to that action or provided alternative direction. Non-ministerial matters that may be performed by the administrator on behalf of the issuing entity include:

•	the initiation or settlement of any claim or lawsuit brought by or against the issuing entity other than in connection with the collection of the transferred receivables;

•	the amendment of the transfer and servicing agreement, the trust agreement, the indenture or any other related document; and

•	the appointment of successor transfer agent and registrars, paying agents, indenture trustees and administrators.

The administrator is an independent contractor and is not subject to the supervision of the issuing entity or the owner trustee concerning the manner in which it performs its obligations under the administration agreement.

As compensation for the performance of its duties under the administration agreement and as reimbursement for its expenses relating to those duties, the administrator is entitled to receive $100 per month payable in arrears on each payment date. We shall be responsible for payment of this fee.

The administrator may resign by providing the issuing entity with at least 60 days’ prior written notice.

The issuing entity may remove the administrator without cause by providing the administrator with at least 60 days’ prior written notice. At the sole option of the issuing entity, the administrator may also be removed immediately upon written notice of termination from the issuing entity to the administrator if any of the following events occurs:

•

the administrator defaults in the performance of any of its duties and, after notice of the default, does not cure the default within thirty days or, if the default cannot be cured in thirty days, does not give, within thirty days, assurance of cure that is reasonably satisfactory to the issuing entity; or

•	certain bankruptcy or insolvency related events relating to the administrator (although this provision may not be enforceable).

No resignation or removal of the administrator will be effective until a successor administrator has been appointed by the issuing entity and such successor administrator agrees in writing to be bound by the terms of the administration agreement and the Rating Agency Condition has been satisfied with respect to the appointment.

Capitalization of Issuing Entity; Minimum Transferor Amount

The issuing entity’s capital structure has two main elements:

•	notes issued to investors, which are summarized in Annex I to your prospectus supplement; and

•	the Transferor Amount, as described below.

We are required to maintain a minimum Transferor Amount at least equal to the Minimum Transferor Amount. The calculations of the Transferor Amount and the Minimum Transferor Amount are described more specifically in the “Glossary of Terms for Prospectus” in this prospectus.

On each business day on which the Transferor Amount is less than the Specified Transferor Amount, the servicer will deposit collections of principal receivables allocable to the Transferor Amount and excess shared principal collections otherwise distributable to us or our assigns into the excess funding account until the Transferor Amount equals the Specified Transferor Amount. Thereafter, funds on deposit in the excess funding account will be treated as shared principal collections to the extent that the Transferor Amount—calculated without including the excess funding account balance—is less than zero.

Investment earnings on amounts on deposit in the excess funding account will be treated as finance charge collections and allocated to each series of securities based on the respective allocation percentages for each series.

In addition, as described in “The Trust Portfolio—Addition of Trust Assets” in this prospectus, if during any period of thirty consecutive days, the Transferor Amount averaged over that period is less than the Minimum Transferor Amount, we will be required to designate additional accounts to the trust.

Transfer and Assignment of Receivables

The receivables comprising the trust have been transferred either directly by the bank to the trust or by the bank to us, and in turn, by us to the trust. Under the pooling and servicing agreement entered into by the bank in 1996, the bank, in its capacity as transferor, transferred the receivables in designated accounts to the trust. As of August 1, 2001, the pooling and servicing agreement was amended, to designate us as the transferor in replacement of the bank. At the same time, we entered into a receivables purchase agreement with the bank whereby the bank designated all eligible accounts to us and transferred the receivables created after the date of the agreement to us. The bank will also transfer and assign future receivables created in these accounts and additional accounts to us. Under the amended pooling and servicing agreement, in our capacity as transferor, we transfer all receivables sold to us by the bank under the receivables purchase agreement to the trust.

We and the bank have indicated and, in connection with each future transfer of receivables to the trust, will indicate in our computer files or books and records that the receivables have been conveyed to the trust. In addition, we and the bank have provided or caused to be provided to the trustee and the trust computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and setting forth the total outstanding balance on the date of transfer. Neither we nor the bank will deliver to the trustee or the trust any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. Except as stated in this paragraph, the records and agreements that the bank maintains relating to the accounts and the receivables are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described in this paragraph, but the bank’s computer records are and will be required to be marked to evidence these transfers. We and the bank have filed in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the receivables meeting the requirements of applicable law. See “Risk Factors—Some liens would be given priority over your notes which could cause delayed or reduced payments” and “The Issuing Entity—Perfection and Priority of Security Interests” in this prospectus.

The receivables purchase agreement will terminate immediately after each of the World Financial Network Credit Card Master Trust and World Financial Network Credit Card Master Note Trust terminates. In addition, if a receiver or conservator is appointed for the bank or we become a debtor in a bankruptcy case or other specified liquidation, bankruptcy, insolvency or similar events occur or the bank becomes unable for any reason to transfer receivables to us in accordance with the receivables purchase agreement, we will immediately cease to purchase receivables under the receivables purchase agreement, although this provision may not be enforceable.

Perfection and Priority of Security Interests

In the receivables purchase agreement, the bank represents and warrants that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables. In the pooling and servicing agreement, we represent and warrant that the transfer of receivables constitutes either (1) a valid sale and assignment of all of our or the bank’s, as the case may be, right, title and interest in and to the receivables, except for the transferor interest, or (2) creates in favor of the trust a (x) valid first-priority perfected security interest in our or the bank’s, as the case may be, rights in the receivables in existence at the time that the trust is formed or at the time that receivables in additional accounts are transferred, as the case may be, and (y) a valid first-priority perfected security interest in our rights in the receivables arising in accounts already designated for the trust portfolio on and after their creation, in each case until termination of the trust. For a discussion of the issuing entity’s rights arising from these representations and warranties not being satisfied, see “The Trust Portfolio—Representations and Warranties of the Depositor” in this prospectus.

There are limited circumstances in which prior or subsequent transferees of receivables could have an interest in those receivables with priority over the trust’s interest. Under the receivables purchase agreement, however, the bank represents and warrants that it has transferred the receivables to us free and clear of the lien of any third party other than certain tax liens and other than the liens of the trust and the indenture trustee. In addition, the bank covenants that it will not sell, pledge, assign, transfer or grant any lien on any receivable or any interest in any receivable other than to us, the trust, or the indenture trustee. Similarly, under the pooling and servicing agreement, we represent and warrant that the receivables have been transferred to the trust free and clear of the lien of any third party other than the indenture trustee and specified tax liens. In addition, we covenant that we will not sell, pledge, assign, transfer, or grant any lien on any receivable or any interest in any receivable other than to the trust. Nevertheless, a tax, governmental or other nonconsensual lien on our property or the bank’s property arising prior to the time a receivable is transferred to the trust may have priority over the trust’s interest in that receivable. Furthermore, if the FDIC were appointed as the bank’s receiver or conservator, administrative expenses of the receiver or conservator may have priority over the trust’s interest in the receivables.

At any time in the future when the conditions discussed in “The Servicer—Collections; Commingling” in this prospectus are satisfied, the servicer, on behalf of the issuing entity, will be permitted to make deposits of collections on a monthly basis. Regardless of whether these conditions are satisfied, cash collections held by the servicer, on behalf of the issuing entity, will generally be commingled with other funds of the servicer for two business days prior to deposit in a trust account. The trust may not have a first-priority perfected security interest in commingled collections. In addition, if a receiver or conservator were appointed for the bank, or if the bank failed to perform its obligations, the indenture trustee may not be able to obtain, or may experience delays in obtaining, control of collections that are in possession of the bank. If the servicer becomes insolvent or fails to perform its obligations, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

Conservatorship and Receivership; Bankruptcy

If the bank were to become insolvent, or if the bank were to violate laws or regulations applicable to it, the FDIC could act as conservator or receiver for the bank. In that role, the FDIC would have broad powers to repudiate contracts to which the bank was party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank’s affairs. Among the contracts that might be repudiated are the receivables purchase agreement under which the bank transfers receivables to us and the pooling and servicing agreement and transfer and servicing agreement, pursuant to which the bank has agreed to service the receivables. Also, if the FDIC were acting as the bank’s conservator or receiver, the FDIC might have the power to extend its repudiation and avoidance powers to us because we are a wholly-owned subsidiary of the bank.

Also, none of us, the issuing entity, World Financial Network Credit Card Master Trust, the trustee for World Financial Network Credit Card Master Trust or the indenture trustee could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect the bank’s rights under those contracts without the FDIC’s consent, for 90 days after the receiver is appointed or 45 days after the conservator is appointed, as applicable. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of the bank. The requirement to obtain the FDIC’s consent before taking these actions relating to a bank’s contracts or property is sometimes referred to as an “automatic stay.”

The FDIC’s repudiation power would enable the FDIC to repudiate the bank’s obligations as servicer and any ongoing repurchase or indemnity obligations under the transaction documents but would not empower the FDIC to repudiate transfers of receivables made under the receivables purchase agreement prior to the appointment of the receiver or conservator. However, if those transfers were not respected as legal true sales, then we would be treated as having made a loan to the bank, secured by the transferred receivables. The FDIC ordinarily has the power to repudiate secured loans and then recover the collateral after paying damages (as described further below) to the lenders.

The FDIC has adopted an interim rule that enables investors in asset-backed securities like the notes to avoid the risk of indirect recovery of receivables described above. Under the interim rule, the FDIC has stated that it will not use its repudiation power to reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization completed on or prior to September 30, 2010, or, with respect to revolving securitization trusts, for securitizations in which the related beneficial interests were issued on or before September 30, 2010, so long as the transfer complies with specified conditions. Also, the FDIC has proposed a rule that would provide similar, though not identical, assurances for securitizations completed after September 30, 2010. The prospectus supplement for your securities will state whether or not the transaction contemplated by that prospectus supplement is intended to comply with whichever of these rules is available at the time. For transactions intended to comply with the proposed rule, the prospectus supplement will also provide information about the final terms of that rule.

Regardless of whether or not we structure a transaction to comply with one of the FDIC’s rules, we will structure the transfers of receivables under the receivables purchase agreement between the bank and us with the intent that they would be characterized as legal true sales. If the transfers are so characterized, then the FDIC should not be able to recover the transferred receivables using its repudiation power even if your transaction does not satisfy the terms of the then applicable FDIC rule. The FDIC has, however, made statements that suggest it may believe it has the power to recover any asset that is shown on a bank’s balance sheet, unless the FDIC’s rule is satisfied, and stated that determination of whether or not there has been a legal true sale would take time, possibly causing delays in payment. As a result of accounting changes that became effective on January 1, 2010, the transfers of receivables by the bank to us will not be treated as sales for accounting purposes and the receivables will be shown on the bank’s balance sheet. Complying with the then applicable FDIC rule would provide assurance that the FDIC would not seek to recover the transferred receivables using its repudiation power, as well as providing assurance that the automatic stay would not interfere with normal servicing and contractual payments relating to your notes.

If the FDIC were to successfully assert that the transaction in which your notes was issued did not comply with its then applicable rule and that the transfer of receivables under the receivables purchase agreement between the bank and us was not a legal true sale, then we would be treated as having made a loan to the bank, secured by the transferred receivables. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages,” but the term does not include damages for lost profits or opportunity.

The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so the issuing entity would receive interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, the issuing entity may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine the “actual direct compensatory damages” in the circumstances described above, the amount of damages could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the related securities and the interest accrued thereon to the date of payment.

Regardless of whether the applicable FDIC rule applies or the transfers under the receivables purchase agreement between the bank and us are respected as legal true sales, as conservator or receiver for the bank the FDIC could:

•	require the issuing entity or any of the other transaction parties to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the bank; or

•	repudiate without compensation the bank’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of a servicing agreement, prevent the trustee or the noteholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If bankruptcy, insolvency or similar proceedings occur with respect to the bank, we will promptly notify the indenture trustee and an early amortization event will occur with respect to each series. Under the pooling and servicing agreement and the transfer and servicing agreement, newly created receivables will not be transferred to the trust on and after any of these bankruptcy or insolvency related events. However, regardless of the terms of the transaction documents, the FDIC as conservator or receiver of the bank may have the power to prevent the commencement of an early amortization period, to prevent or limit the early liquidation of the receivables and termination of the trust, or to require the continued transfer of new principal receivables. Regardless of the instructions of those authorized to direct the indenture trustee and the trust, moreover, the FDIC as conservator or receiver of the bank may have the power to require the early liquidation of the receivables, to require the early termination of the trust and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables.

In the event of conservatorship or receivership of the servicer, the conservator or receiver may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer, to direct the servicer to stop servicing the receivables or to increase the amount or priority of the servicing fee due to the bank or otherwise alter the terms under which the bank services the receivables.

In the event of conservatorship or receivership of the administrator, the conservator or receiver may have the power to prevent the issuing entity from appointing a successor administrator or to direct the administrator to stop providing administrative services to the issuing entity or to increase the amount or priority of the administrative fee due to the bank or otherwise alter the terms under which the bank provides administrative services to us or the issuing entity.

We and the issuing entity are separate, bankruptcy-remote affiliates of the bank, and our operating agreement and the trust agreement for the issuing entity contain limitations on the nature of our business and the business of the issuing entity, respectively. The indenture trustee has agreed in the indenture, the trustee for World Financial Network Credit Card Master Trust has agreed in the pooling and servicing agreement and each noteholder by its acceptance of a note has agreed that it will not directly or indirectly institute or cause to be instituted against us or the issuing entity, as the case may be, any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. Nevertheless, if we were to become a debtor in a bankruptcy case and if a bankruptcy trustee or one of our creditors or we as debtor-in-possession were to take the position that the transfer of the receivables by us to the issuing entity should be characterized as a pledge of those receivables, then delays in payment on the notes and possible reductions in the amount of those payments could result.

Because we are a wholly-owned subsidiary of the bank, certain banking laws and regulations may apply to us, and if we were found to have violated any of these laws or regulations, payments to you could be delayed or reduced. In addition, if the bank entered conservatorship or receivership, the FDIC could seek to exercise control over the receivables, the collateral certificate or our other assets on an interim or a permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that—

•	our assets (including the receivables and the collateral certificate) constitute assets of the bank available for liquidation and distribution by a conservator or receiver for the bank;

•	we and our assets (including the receivables and the collateral certificate) should be substantively consolidated with the bank and its assets; or

•	the FDIC’s control over the receivables or the collateral certificate is necessary for the bank to reorganize or to protect the public interest.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, the fact that the bank has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the notes.

In the receivership of an unrelated national bank, the FDIC successfully argued that certain of its rights and powers extended to a statutory trust formed and owned by that national bank in connection with a securitization of credit card receivables. If the bank were to enter conservatorship or receivership, the FDIC could argue that its rights and powers extend to us, World Financial Network Credit Card Master Trust or the issuing entity. If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of the indenture trustee, World Financial Network Credit Card Master Trust, the issuing entity or other parties to the transaction under any transaction document, losses to noteholders could result.

Application of federal and state insolvency and debtor relief laws would affect the interests of the noteholders if those laws result in any receivables being charged-off as uncollectible. See “The Servicer—Defaulted Receivables; Dilution; Investor Charge-Offs” in this prospectus.

Annual Compliance Statement

The issuing entity is required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

World Financial Network Credit Card Master Trust

The notes are secured by a beneficial interest in a pool of receivables that arise under private label credit card accounts owned by the bank and designated by the bank as trust accounts. The receivables are currently held by World Financial Network Credit Card Master Trust, a New York common law trust formed by the bank in January 1996 to securitize a portion of the bank’s private label credit card receivables. World Financial Network Credit Card Master Trust is operated under a pooling and servicing agreement among us, as transferor, the bank, as servicer, and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., successor to BNY Midwest Trust Company.

World Financial Network Credit Card Master Trust issued a collateral certificate to us that represents a beneficial interest in the receivables. We have transferred this collateral certificate to the issuing entity under a transfer and servicing agreement between us, as transferor, the bank, as servicer, and the issuing entity. Any other outstanding series of investor certificates issued by World Financial Network Credit Card Master Trust and the notes are referred to in this prospectus, collectively, as the securities, and the holders of those securities are referred to as the securityholders. At any time when no series of investor certificates issued by World Financial Network Credit Card Master Trust are outstanding, other than the collateral certificate, we may cause World Financial Network Credit Card Master Trust to terminate. Following any such termination, we will transfer the receivables directly to the issuing entity under the transfer and servicing agreement on substantially the same terms that currently apply under the pooling and servicing agreement.

The Servicer

Servicer’s Securitization Experience

The bank has acted as servicer on all of the securitizations that it has sponsored, so its experience as a servicer in private label credit card securitizations is coextensive with its experience as a sponsor, which is described in “The Sponsor—Sponsor’s Securitization Experience” in this prospectus. The size, growth and composition of the portfolio that the bank services is also the same as disclosed with respect to its originated and securitized portfolio, as disclosed in the same location. In addition to its experience as a servicer in securitizations, the bank and its predecessor entities have been servicing private label credit card receivables originated by the bank and such predecessor entities since 1982. The bank has serviced credit card receivables, including in the securitization context, through all phases of economic and consumer credit cycles and through a number of national and regional crises.

ADS Alliance Data Systems, Inc.

The bank’s customer service, billing and collections functions related to the portfolios it owns and securitizes are outsourced to ADS Alliance Data Systems, Inc., a Delaware corporation. ADS Alliance Data Systems, Inc. has been servicing the bank’s private label credit card portfolios since 1997. All of ADS Alliance Data Systems, Inc.’s outstanding common stock is owned by the bank’s parent company, Alliance Data Systems Corporation. Alliance Data Systems Corporation is a leading provider of targeted data-driven and transaction-based marketing and loyalty solutions. Alliance Data Systems Corporation’s products and services are described below:

Segment	Products and Services
Loyalty Services	• AIR MILES Reward Program

Epsilon Marketing Services	• Marketing Services — Analytical services — Strategic consulting and creative services — Proprietary data services — Marketing database services — Interactive communications

Private Label Services	• Processing Services — New account processing — Billing and payment processing — Remittance processing — Customer care

Private Label Credit	• Private Label Receivables Financing — Underwriting and risk management — Receivables funding

Servicing Procedures

As servicer, the bank is responsible for servicing and administering the receivables in the trust portfolio in accordance with the servicer’s policies and procedures for servicing comparable credit card receivables. The servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables.

The bank’s credit card operations are organized to support the specific retailers being serviced around core functional components. The organization is managed to provide for the consistent application of credit policies and service standards for each portfolio serviced. Accounts are serviced by ADS Alliance Data Systems, Inc. in one of four major call centers located throughout the United States. Each call center processes new account applications, responds to customer inquiries and collects on delinquent or past due accounts. The service provided within a call center can be customized to support the particular requirements of each retailer. The credit processing functions consisting of statement rendering and mailing and payment processing are centralized in two processing centers. Credit card production is performed in a secured environment, including a separately alarmed secured area and audit procedures that are designed to maintain an absolute count of all cards produced, stored, destroyed and mailed.

ADS Alliance Data Systems, Inc., on the bank’s behalf, mails monthly billing statements to cardholders. Statement mailing is highly automated, using pre-sorting and bar coding. The billing statements present the total amount due showing the split between a new balance, previous balance, new charges, payments/credits, finance charges and the minimum payment due. Subject to applicable law, late and returned check fees are also added to a cardholder’s outstanding balance. No over credit limit or transaction fees are charged to any cardholders. The processing of cardholder remittances is also performed by ADS Alliance Data Systems, Inc., on the bank’s behalf, using automated payment processing equipment and systems.

Collection Account and other Trust Accounts

As servicer, the bank established and maintains a collection account and an excess funding account, each in the name of the trustee, for the benefit of the securityholders. Both the collection account and the excess funding account must be Qualified Accounts.

The funds on deposit in these accounts may only be invested, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture or the related indenture supplement for that series.

The indenture trustee, acting as the initial paying agent—or any entity then acting as paying agent—will have the revocable power to withdraw funds from the collection account and the excess funding account for the purpose of making payments to the noteholders of any series under the related indenture supplement.

The servicer will make all determinations with respect to the deposit of collections to the trust accounts and the transfer and disbursement of those collections. No party will independently verify the account activity for the trust accounts.

Collections; Commingling

The servicer must deposit into the collection account, no later than two business days after processing, all payments made on receivables in the trust portfolio. However, the servicer will be able to make these deposits on a monthly or other periodic basis if:

(1)	the bank remains the servicer; and

(2)	either:

(a)	the servicer provides to the trustee a letter of credit or other arrangement covering risk of collection of the servicer acceptable to the rating agencies;

(b)	the servicer has and maintains a short-term debt rating of at least A-1 by Standard & Poor’s, F1 by Fitch and P-1 by Moody’s and has deposit insurance as required by law and by the FDIC; or

(c)	with respect to collections allocated to any series, any other conditions specified in the related indenture supplement are satisfied.

The servicer currently has not provided a letter of credit and does not currently maintain the ratings described above.

The servicer is only required to make daily or periodic deposits to the collection account during any monthly period to the extent that the funds are needed for deposit into other trust accounts or distribution to securityholders or other parties on or prior to the related distribution date. If the collection account balance ever exceeds the amount needed for those deposits or distributions, the servicer may withdraw the excess and pay that amount to us or our assigns. Subject to the immediate preceding sentence, the servicer may retain its servicing fee for any series and will not be required to deposit it in the collection account.

The servicer will then allocate all collections of finance charge receivables and principal receivables among each series of securities and the Transferor Amount based on the respective allocation percentages for each series and the transferor allocation percentage. The transferor allocation percentage at any time will equal 100% minus the total of the applicable allocation percentages for all outstanding series. The transferor allocation percentage of finance charge collections and principal collections will first be deposited in the excess funding account to the extent required to maintain a Transferor Amount that is not less than the Specified Transferor Amount. Any remaining finance charge collections and principal collections will be paid to us or our assigns. The collections allocated to each series will be retained in the collection account or applied as described in the related prospectus supplement.

Under the terms of each credit card processing agreement, many of the retailers accept payments on the accounts at their stores. These amounts are netted against payments owed by the servicer to the retailers on a periodic basis.

Delinquency and Collections Procedures

Efforts to collect delinquent receivables are made by ADS Alliance Data Systems, Inc’s collection department on the bank’s behalf and, if necessary, by collection agencies and outside attorneys. New collectors undergo training which includes courses in professional debt collection, the Fair Debt Collection Practices Act and negotiating skills. These courses are also available on a “refresher” basis for experienced collectors.

The bank classifies an account as delinquent when the minimum payment due on the account is not received by the payment due date specified in the cardholder’s billing statement. It is the bank’s policy to continue to accrue interest and fee income on all credit card accounts, except in limited circumstances until the account and all related loans, interest and other fees are charged-off or paid. When an account becomes delinquent, the bank prints a message requesting payment on the cardholder’s billing statement. After an account becomes 30 days past due, a proprietary collection scoring algorithm automatically scores the risk of the account rolling to a more delinquent status. The collection system then recommends a collection strategy for the past-due account based on the collection score and account balance, and dictates the contact schedule and collections priority for the account. The key measures used are (1) age of account, (2) number of previous delinquencies, (3) account balance, and (4) previous payment history. If the bank is unable to make a collection after exhausting all in-house efforts, it engages collection agencies and outside attorneys to continue those efforts.

Specific collection actions include automatic letter dunning, telephone calls using automated dialing equipment, no action and sending the account to the mid-range collections group. The mid-range collection staff handles the intermediate to serious collection efforts. Unlike the auto-dial collections staff, the mid-range collectors are responsible for their own individual accounts and are reviewed accordingly. The mid-range collections group can take past due accounts as early as 30 days past due.

The bank charges off accounts which become 180 days contractually past due and at the time of notification that an accountholder is bankrupt or deceased. Accounts may be re-aged during delinquency by making three successive minimum payments or by making one payment equal to three minimum payments. In accordance with regulatory guidelines, an account can only be re-aged once in a 12-month period and twice in a 5-year period. Re-ages may have the effect of delaying charge-offs. If charge-offs are delayed, certain events related to the performance of the receivables, such as early amortization events and events of default, may be delayed, resulting in the delay of principal payments to noteholders. See “—Defaulted Receivables; Dilution; Investor Charge-Offs,” “Description of the Notes—Early Amortization Events” and “—Events of Default; Rights Upon Event of Default” in this prospectus.

Defaulted Receivables; Dilution; Investor Charge-Offs

Receivables in any account will be charged-off as uncollectible in accordance with our credit card guidelines and our customary and usual policies and procedures for servicing revolving credit card receivables and other revolving credit account receivables comparable to the receivables. The bank’s current policy is to charge off the receivables in an account when that account becomes 180 days delinquent. In addition, receivables will be charged-off in accordance with such credit card guidelines and customary and usual policies and procedures to the extent such receivables have been created through a fraudulent or counterfeit charge. On the date on which a receivable is charged-off, the receivable will no longer be shown as an amount payable on the servicer’s records and will cease to be a receivable.

A receivable will be automatically sold to us on the date on which such receivable becomes a defaulted receivable and will no longer be shown as an amount payable on the trust’s records. The purchase price that we pay to the trust for those defaulted receivables in any monthly period will be equal to the aggregate amount of recoveries on previously charged-off accounts we have received for such monthly period, including any proceeds received by us from the sale of the charged-off receivables. Recoveries will be treated as finance charge collections.

Each series will be allocated a portion of defaulted receivables in each charged-off account in an amount equal to its allocation percentage on the date the account is charged-off, as specified in the related prospectus supplement, of the aggregate amount of principal receivables in that account.

Unlike defaulted receivables, dilution, which includes reductions in principal receivables as a result of rebates, refunds, returns, billing errors or other disputes between a cardholder and a merchant, and other downward adjustments in receivables for reasons other than receiving collections therefor or charging off such amount as uncollectible, is not intended to be allocated to investors. Instead, these reductions are applied to reduce the Transferor Amount, and to the extent they would reduce the Transferor Amount below the Specified Transferor Amount, we are required to deposit the amount of the reduction into the trust’s excess funding account. However, if we default in our obligation to make a payment to cover dilution, then a portion of any resulting shortfall in receivables will be allocated to your series as specified in the accompanying prospectus supplement.

On each distribution date, if the sum of the defaulted receivables and any dilution allocated to any series is greater than the finance charge collections and other funds available to cover those amounts as described in the related prospectus supplement, then the collateral amount for that series will be reduced by the amount of the excess. Any reductions in the collateral amount for any series on account of defaulted receivables and dilution will be reinstated to the extent that finance charge collections and other amounts on deposit in the collection account are available for that purpose on any subsequent distribution date as described in the related prospectus.

Servicer’s Representations and Warranties

The servicer makes customary representations and warranties to the trust. If certain of these representations and warranties are breached and the trust’s rights in, to or under the related receivables or accounts are materially impaired or the proceeds of the receivables are not available to the trust free and clear of any lien, then after specified time periods, the affected receivables and/or accounts will be assigned to the servicer. The servicer will effect the assignment by depositing funds into the collection account in an amount equal to the amount of those receivables. The representations and warranties of the servicer, the breach of which would cause an assignment of receivables and/or accounts to the servicer include the following:

•

the servicer must maintain all necessary qualifications to do business and materially comply with applicable laws in connection with servicing the receivables and related accounts which the failure to comply with would cause a material adverse effect on the interests of noteholders;

•

the servicer may not permit any recission or cancellation of a receivable except as ordered by a court or other governmental authority or in the ordinary course of its business in accordance with its credit card guidelines;

•

the servicer may not take any action, nor omit to take any action, the omission of which would materially impair the rights of noteholders in any receivable or account, nor may it, except in the ordinary course of its business and in accordance with the credit card guidelines, reschedule, revise or defer collections due on the receivables; and

•

except in connection with its enforcement or collection of an account, the servicer will take no action to cause any receivable to be evidenced by any instrument, other than an instrument that, taken together with one or more other writings, constitutes chattel paper and, if any receivable is so evidenced it shall be reassigned or assigned to the servicer as provided in the transfer and servicing agreement or the pooling and servicing agreement, as applicable.

Limitations on Servicer’s Liability

The servicer will indemnify the indenture trustee and its officers, directors, employees and agents against any loss, liability, expense, damage or claim, including legal fees, incurred by the indenture trustee in connection with its performance of its duties under the indenture, the transfer and servicing agreement and related documents except for any losses or expenses incurred as a result of the indenture trustee’s willful misconduct or negligence.

The servicer will indemnify World Financial Network Credit Card Master Trust, the issuing entity, the owner trustee and the trustee for World Financial Network Credit Card Master Trust for any losses suffered as a result of actions or omissions arising out of the activities of World Financial Network Credit Card Master Trust, the issuing entity, the owner trustee or the trustee for World Financial Network Credit Card Master Trust under the pooling and servicing agreement, the transfer and servicing agreement, the indenture and related documents, including its actions or omissions as servicer, except in each case, for losses resulting from the fraud, negligence, or willful misconduct by the trustee for World Financial Network Credit Card Master Trust or the fraud, gross negligence or willful misconduct by the owner trustee. The indemnity also does not include:

•

any liabilities, costs or expenses of World Financial Network Credit Card Master Trust, the trustee for World Financial Network Credit Card Master Trust, the issuing entity or the securityholders arising from any action taken by the trustee for World Financial Network Credit Card Master Trust or the indenture trustee at the direction of the securityholders;

•

any losses, claims or damages that are incurred by World Financial Network Credit Card Master Trust, the issuing entity or any securityholder in the capacity of an investor, including losses incurred as a result of the performance of the receivables; and

•

any federal, state or local income or franchise taxes or any other tax imposed on or measured by income or any penalties under any related tax laws required to be paid by World Financial Network Credit Card Master Trust, the issuing entity or any securityholder.

No indemnity payments by the servicer will be paid from the assets of the issuing entity or World Financial Network Credit Card Master Trust.

Except as provided in the preceding two paragraphs, neither the servicer nor any of its directors, officers, employees, or agents will be liable to World Financial Network Credit Card Master Trust, the issuing entity, the owner trustee, the indenture trustee, the trustee for World Financial Network Credit Card Master Trust, the securityholders or any other person for any action, or for refraining from taking any action under the pooling and servicing agreement or the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement or the transfer and servicing agreement. In addition, we are not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement and the transfer and servicing agreement and which in its reasonable opinion may expose it to any expense or liability. The servicer will be liable for any actual damages resulting directly from our material failure to perform any of our obligations under the pooling and servicing agreement or the transfer and servicing agreement, but only if another remedy is not provided for in those agreements.

Servicer Default; Successor Servicer

Each of the following events constitutes a servicer default:

(1)	failure by the servicer to make any payment, transfer or deposit or to give instructions or notice to the trustee to do so, on the required date under the pooling and servicing agreement, any series supplement to the pooling and servicing agreement with respect to a series of investor certificates, the transfer and servicing agreement, the indenture or any indenture supplement, in each case on or before the date occurring 5 business days after the date that payment, transfer, deposit or that instruction or notice is required to be made or given by the servicer under the applicable document; provided, that, if the delay or default could not have been prevented by the exercise of reasonable due diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence, then the servicer shall have an additional 5 business days to cure the default;

(2)

failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements if the failure has a material adverse effect on the securityholders which continues unremedied for a period of 60 days after notice to the servicer by the trustee or to the servicer and the trustee by securityholders holding not less than 25% of the aggregate outstanding principal amount of all series (or, with respect to any failure that does not relate to all series, 25% of the aggregate outstanding principal amount of all series to which the failure relates); provided, that, if the delay or default could not have been prevented by the exercise of reasonable due diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence, then the servicer shall have an additional 60 business days to cure the default;

(3)	the servicer delegates its duties, except as specifically permitted under the pooling and servicing agreement and the transfer and servicing agreement, and the delegation remains unremedied for 15 days after written notice to the servicer by the trustee or to the servicer and the trustee by securityholders holding not less than 25% of the aggregate outstanding principal amount of all series;

(4)	any representation, warranty or certification made by the servicer in the pooling and servicing agreement or the transfer and servicing agreement, or in any certificate delivered in accordance with either agreement, proves to have been incorrect when made if it:

(a)	has a material adverse effect on the rights of the securityholders of any series or class; and

(b)	continues to be incorrect in any material respect for a period of 60 days after notice to the servicer by the trustee or to the servicer and the trustee by securityholders holding not less than 25% of the aggregate outstanding principal amount of all series (or, with respect to any representation, warranty or certification that does not relate to all series, 25% of the aggregate outstanding principal amount of all series to which the representation, warranty or certification relates), provided, that, if the delay or default could not have been prevented by the exercise of reasonable due diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence, then the servicer shall have an additional 60 days to cure the default; and

(5)	specific insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer (although this provision may not be enforceable); or

(6)	any other event specified in the accompanying prospectus supplement.

If a servicer default occurs, for so long as it has not been remedied, the trustee or securityholders representing more than 50% of the aggregate principal amount of all outstanding series of securities may give notice to the servicer, and if notice is given by the securityholders, the trustee, terminating all of the rights and obligations of the servicer under the transfer and servicing agreement. After the occurrence of a servicer default, the trustee must offer the transferor the right, at its option, to purchase the receivables for all outstanding series if the following events occur:

•	the trustee is unable to obtain any bids from eligible successor servicers within 60 days of receipt of a servicer termination notice; and

•	the servicer delivers a certificate of an authorized officer to the effect that the servicer cannot in good faith cure the servicer default that gave rise to the servicer termination notice.

The transferor’s purchase price in this case will be paid on the distribution date occurring in the month following receipt of the servicer termination notice and will equal the sum of the amounts specified in the prospectus supplement for each series.

Because the bank, as servicer, has significant responsibilities with respect to the servicing of the receivables, the trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable under the pooling and servicing agreement and the transfer and servicing agreement. If no successor has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, the trustee will automatically become the successor. The Bank of New York Mellon Trust Company, N.A., the trustee, does not have credit card operations. If The Bank of New York Mellon Trust Company, N.A. is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the pooling and servicing agreement and transfer and servicing agreement may not be sufficient to cover its actual costs and expenses of servicing the accounts. If the trustee is legally unable to act as servicer, the trustee will petition a court of competent jurisdiction to appoint an eligible servicer.

Any default by the servicer or us in the performance of its or our obligations under the transfer and servicing agreement may be waived by securityholders holding 66 2/3% or more of the then-outstanding principal balance of the securities of each series as to which that default relates, or with respect to any series with two or more classes, each class as to which the default relates, unless that default relates to a failure to make any required deposits or payments to be made to noteholders. No waiver by the securityholders of any default under the pooling and servicing agreement will affect the rights of any credit enhancement provider for any series.

Our rights and obligations under the pooling and servicing agreement and the transfer and servicing agreement will be unaffected by any change in servicer.

If a conservator or receiver is appointed for the servicer, the conservator or receiver may have the power to prevent either the trustee or the securityholders from appointing a successor servicer.

Resignation of Servicer

The servicer may not resign from its obligations and duties, except:

•

upon a determination that performance of its duties is no longer permissible under applicable law, as evidenced by an opinion of counsel to that effect delivered to the trustee and there is no reasonable action that the servicer could take to make the performance of its duties permissible under applicable law; or

•	as may be required in connection with the merger or consolidation of the servicer or the conveyance or transfer of substantially all of its assets.

If within 120 days of the determination that the servicer is no longer permitted to act as servicer, the indenture trustee is unable to appoint a successor, then the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.

The servicer’s resignation will not become effective until the indenture trustee or another successor has assumed the servicer’s obligations and duties. The indenture trustee will notify each rating agency upon the appointment of a successor servicer. The servicer may delegate any of its servicing duties to any entity that agrees to conduct those duties in accordance with our charge account guidelines. However, the servicer’s delegation of its duties will not relieve it of its liability and responsibility with respect to the delegated duties.

Merger or Consolidation of Servicer

The servicer may consolidate with, merge into, or sell its business to, another entity in accordance with the pooling and servicing agreement and the transfer and servicing agreement on the following conditions:

(1)	the entity, if other than the servicer, formed by the consolidation or merger or that acquires the servicer’s property or assets:

(a)	is a corporation or banking association organized and existing under the laws of the United States or any one of its states or the District of Columbia;

(b)	expressly assumes, by a supplemental agreement, every covenant and obligation of the servicer; and

(c)	is an eligible servicer, unless upon effectiveness of the merger, consolidation or transfer, a successor servicer assumed the obligations of the servicer pursuant to the servicing agreement;

(2)	the servicer delivers to the trustee for World Financial Network Credit Card Master Trust and the indenture trustee an officer’s certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the pooling and servicing agreement and transfer and servicing agreement and that all conditions precedent relating to the applicable transaction have been complied with and an opinion of counsel to the effect that the related supplemental agreement is valid and binding with respect to the surviving entity, enforceable against the surviving entity, subject to insolvency and equity related assumptions; and

(3)	the servicer delivers notice of the applicable transaction to each rating agency.

The conditions described in this paragraph do not apply to any consolidation or merger if the servicer would be the surviving entity.

Servicing Compensation and Payment of Expenses

The servicer receives a monthly fee for its servicing activities and reimbursement of expenses incurred in administering the issuing entity. The servicing fee payable to the servicer for any distribution date will be equal to one-twelfth of the product of (a) the weighted average of the servicing fee rates for each outstanding series and (b) the amount of principal receivables in the trust on the last day of the prior monthly period. The prospectus supplement for each series will describe the portion of this servicing fee allocable to that series.

The servicer will pay from its servicing compensation expenses of servicing the receivables. In addition, the servicer is required to pay the following expenses of the issuing entity:

Type of Fees and Expenses	Amount or Calculation	Purpose
indenture trustee fees and expenses	up to $5,000 per series per annum	compensation and reimbursement of the indenture trustee
owner trustee fees and expenses	$6,000 per series per annum	compensation and reimbursement of the owner trustee
administrator fees and expenses	$100 monthly	compensation and reimbursement of the administrator

Each series’ servicing fee is payable each period from collections of finance charge receivables allocated to the series. Neither the issuing entity nor the noteholders are responsible for any servicing fee allocable to the Transferor Amount.

Evidence as to Servicer’s Compliance

The pooling and servicing agreement and the transfer and servicing agreement provide that the servicer will deliver an officer’s certificate to the trust and us on or before the 90th day following the end of each fiscal year to the effect that:

•

a review of the servicer’s activities during the related fiscal year and of its performance under the pooling and servicing agreement or the transfer and servicing agreement, as applicable, has been made under the officer’s supervision; and

•

to the best of the officer’s knowledge, based on the officer’s review, the servicer has fulfilled all of its obligations under the pooling and servicing agreement or the transfer and servicing agreement, as applicable, in all material respects or, if there has been a failure to fulfill any of the servicer’s obligations in any material respect, specifying the nature and status of the failure.

The servicer will deliver to us, the trust and the trustee on or before the 90th day following the end of each fiscal year of the servicer a report on assessment of compliance with the servicing criteria described in the following paragraph. Each assessment will include:

•	a statement of the servicer’s responsibility for assessing compliance with the applicable servicing criteria;

•	a statement that the servicer used the criteria described in the following paragraph to assess compliance with the applicable servicing criteria;

•	the servicer’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year; and

•	a statement that a registered public accounting firm has issued an attestation report on the servicer’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year.

For purposes of preparing the assessment of compliance described in the preceding paragraph, the servicer will use the applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the notes.

The Trustee

References to the trustee in this prospectus will refer to (a) The Bank of New York Mellon Trust Company, N.A., as trustee for World Financial Network Credit Card Master Trust under the pooling and servicing agreement for so long as World Financial Network Credit Card Master Trust holds the receivables, or (b) The Bank of New York Mellon Trust Company, N.A., as indenture trustee, if the issuing entity holds the receivables.

Trustee for World Financial Network Credit Card Master Trust

The Bank of New York Mellon Trust Company, N.A. is the trustee for World Financial Network Credit Card Master Trust under the pooling and servicing agreement. The bank, the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the trustee for World Financial Network Credit Card Master Trust and its affiliates. The trustee for World Financial Network Credit Card Master Trust acting as a fiduciary, the bank, the servicer and any of their respective affiliates may hold certificates in their own names.

Duties and Responsibilities

Under the terms of the pooling and servicing agreement, the trustee for World Financial Network Credit Card Master Trust’s limited responsibilities include the following:

•

to deliver to certificateholders of record certain notices, reports and other documents received by the trustee for World Financial Network Credit Card Master Trust, as required under the pooling and servicing agreement;

•	to authenticate, deliver, cancel and otherwise administer the investor certificates;

•	to remove and reassign ineligible receivables and receivables in removed accounts from World Financial Network Credit Card Master Trust;

•	to maintain necessary accounts for World Financial Network Credit Card Master Trust and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to invest funds in the World Financial Network Credit Card Master Trust accounts at the direction of the servicer;

•	to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the pooling and servicing agreement;

•	to cause a sale of receivables allocated to any series of investor certificates that has an invested amount greater than zero on its series termination date; and

•	to perform certain other administrative functions identified in the pooling and servicing agreement.

If a servicer default occurs, in addition to the responsibilities described above, the trustee for World Financial Network Credit Card Master Trust may be required to appoint a successor servicer or to take over servicing responsibilities under the pooling and servicing agreement. See “The Servicer—Servicer Default; Successor Servicer.” If a servicer default occurs, the trustee will be required to exercise the rights and powers granted to the trustee under the pooling and servicing agreement using the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. In addition, if a servicer default occurs, the trustee for World Financial Network Credit Card Master Trust, in its discretion, may proceed to protect its rights or the rights of the investor certificateholders under the pooling and servicing agreement by a suit, action or other judicial proceeding.

Limitations on Trustee’s Liability

The trustee for World Financial Network Credit Card Master Trust is not liable for any errors of judgment as long as the errors are made in good faith and the trustee for World Financial Network Credit Card Master Trust was not negligent. The trustee for World Financial Network Credit Card Master Trust may resign at any time, and it may be forced to resign if the trustee for World Financial Network Credit Card Master Trust fails to meet the eligibility requirements specified in the pooling and servicing agreement.

The holders of a majority of investor certificates have the right to direct the time, method or place of conducting any proceeding for any remedy available to the trustee under the pooling and servicing agreement. The trustee shall have the right to decline to follow any direction from the holders of a majority of investor certificates if the trustee has been advised by counsel determines that the action so directed may not lawfully be taken, or if trustee in good faith determines that the proceedings so directed would be illegal or involve it in personal liability.

Compensation and Indemnification of Trustee

Under the terms of the pooling and servicing agreement, the servicer agrees to pay to the trustee for World Financial Network Credit Card Master Trust reasonable compensation for performance of its duties under the pooling and servicing agreement. The trustee for World Financial Network Credit Card Master Trust has agreed to perform only those duties specifically set forth in the pooling and servicing agreement. Many of the duties of the trustee for World Financial Network Credit Card Master Trust are described throughout this prospectus and the related prospectus supplement. The servicer has also agreed to indemnify the trust and trustee and its officers, directors, employees and agents against any loss, liability, expense, damage or injury (i) suffered or sustained by reason of any act or omission of the servicer with respect to the trust pursuant to the pooling and servicing agreement and (ii) incurred by them to the extent arising out of the administration of the pooling and servicing agreement and the performance of its duties under the pooling and servicing agreement, other than any expense or loss incurred by the trustee through its own willful misconduct or negligence or fraud.

Appointment of Co-Trustees and Separate Trustees

For purposes of meeting the legal requirements of certain local jurisdictions, the trustee for World Financial Network Credit Card Master Trust will have the power to appoint a co-trustee for World Financial Network Credit Card Master Trust or separate trustee for World Financial Network Credit Card Master Trust of all or any part of World Financial Network Credit Card Master Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee for World Financial Network Credit Card Master Trust by the pooling and servicing agreement will be conferred or imposed upon the trustee for World Financial Network Credit Card Master Trust and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee for

World Financial Network Credit Card Master Trust is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee for World Financial Network Credit Card Master Trust.

Resignation or Removal

The trustee for World Financial Network Credit Card Master Trust may resign at any time, in which event we will be obligated to appoint a successor trustee for World Financial Network Credit Card Master Trust. The servicer may also remove the trustee for World Financial Network Credit Card Master Trust if the trustee for World Financial Network Credit Card Master Trust ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee for World Financial Network Credit Card Master Trust becomes insolvent. In those circumstances, the servicer will be obligated to appoint a successor trustee for World Financial Network Credit Card Master Trust. Any resignation or removal of the trustee for World Financial Network Credit Card Master Trust and appointment of a successor trustee for World Financial Network Credit Card Master Trust does not become effective until acceptance of the appointment by the successor trustee for World Financial Network Credit Card Master Trust.

Indenture Trustee

The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) will be the indenture trustee under the indenture. The indenture trustee is a national banking association and has and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of assets similar to the receivables. The bank, servicer, sponsor, depositor and their affiliates may in the future engage in commercial banking transactions with the indenture trustee and its affiliates in the ordinary course of their respective business.

Duties and Responsibilities of Indenture Trustee

The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes;

•	to maintain custody of the collateral certificate;

•	to establish and maintain necessary issuing entity accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar;

•	to invest funds in the issuing entity accounts at the direction of the servicer;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the indenture;

•

to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

•	to perform certain other administrative functions identified in the indenture.

If an event of default or early amortization event occurs and the indenture trustee has actual knowledge, or received notice, of the occurrence of an event of default or early amortization event, as applicable, the indenture trustee will exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise in the conduct of his own affairs. If an event of default occurs and is continuing, the indenture trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the noteholders of the affected series by any appropriate proceedings as the indenture trustee may deem necessary to protect and enforce any of those rights. See “Description of the Notes—Events of Default; Rights Upon Event of Default.”

Limitations on Indenture Trustee’s Liability

The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from permitted investments.

Compensation and Indemnification of Indenture Trustee

Under the terms of the indenture, the servicer has agreed to pay the indenture trustee reasonable compensation for performance of its duties under the indenture and to reimburse the indenture trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. The servicer has also agreed to indemnify the indenture trustee and its officers, directors, employees and agents against any loss, liability, expense, damage or claim incurred by them to the extent arising out of the administration of the indenture and the performance of the indenture trustee’s duties under the indenture and any other related document, other than any expense or loss incurred by the indenture trustee through its own willful misconduct or negligence.

Appointment of Co-Trustees and Separate Trustees

For the purpose of meeting any legal requirement of any jurisdiction in which any part of the collateral for the notes may at the time be located, the indenture trustee will have the power to appoint one or more co-trustees or separate trustees for the benefit of the noteholders, and to vest in any co-trustee or separate trustee all rights under the indenture with respect to the collateral for the notes and those powers, duties, obligations, rights and trusts as the indenture trustee considers necessary or desirable. No co-trustee or separate trustee will be required to meet the terms of eligibility as a successor trustee under the indenture and no notice to noteholders of the appointment of any co-trustee or separate trustee will be required. If a separate trustee or co-trustee is appointed, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee will be conferred or imposed upon and exercised or performed by the indenture trustee and the separate trustee or co-trustee jointly or, in any jurisdiction where the indenture trustee is incompetent or unqualified to perform certain acts, singly by the separate trustee or co-trustee, but solely at the direction of the indenture trustee. No trustee appointed under the indenture will be personally liable for any act or omission of any other trustee appointed under the indenture. The indenture trustee may at any time accept the resignation of or remove, in its sole discretion, any separate trustee or co-trustee. The indenture trustee will not be liable for any act or failure to act on the part of any separate trustee or co-trustee.

Resignation or Removal of Indenture Trustee

The indenture trustee may resign at any time. Noteholders holding more than 66 2/3% of the aggregate outstanding principal balance of all series may remove the indenture trustee and may appoint a successor indenture trustee. In addition, the administrator will remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. If the indenture trustee resigns or is removed, the administrator will then be obligated to appoint a successor indenture trustee. If a successor indenture trustee does not assume the duties of indenture trustee within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuing entity or noteholders representing more than 50% of the aggregate outstanding principal balance of all series may petition a court of competent jurisdiction to appoint a successor indenture trustee. In addition, if the indenture trustee ceases to be eligible to continue as indenture trustee, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.

If an event of default occurs under the indenture, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more classes of each series of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any class or series of notes will not become effective until the successor indenture trustee accepts its appointment.

The Owner Trustee

U.S. Bank Trust National Association

U.S. Bank Trust National Association (“U.S. Bank Trust”) will act as owner trustee under the Amended and Restated Trust Agreement dated August 1, 2001. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association (“U.S. Bank”), the fifth largest commercial bank in the United States. U.S. Bancorp, with total assets exceeding $282 billion as of March 31, 2010, is the parent company of U.S. Bank. As of March 31, 2010, U.S. Bancorp served approximately 15.8 million customers, operated over 3,000 branch offices in 24 states and had over 54,000 employees. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000. As of March 31, 2010, U.S. Bank Trust was acting as owner trustee with respect to over 700 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of credit card-backed securities since 2000. As of March  31, 2010, U.S. Bank Trust was acting as owner trustee on 14 issuances of credit card-backed securities.

Duties and Responsibilities of Owner Trustee

The owner trustee has agreed to hold in trust, for our use and benefit, the assets transferred to the issuing entity under the transfer and servicing agreement.

The owner trustee is authorized, but is not obligated, to take all actions required of the issuing entity under the transfer and servicing agreement, the indenture and any indenture supplement, or any related agreement. The owner trustee will be deemed to have fulfilled its duties and responsibilities under the trust agreement or any other related agreement to the extent the administrator has agreed in the administration agreement to perform those duties or responsibilities and the owner trustee will not be liable for the failure of the administrator to carry out its obligations under the administration agreement.

The owner trustee will not take any of the following actions unless the owner trustee has notified us, as holder of the transferor certificate, of the proposed action and we have not notified the owner trustee in writing prior to the 30th day after receipt of the notice that we object to the proposed action:

•

the initiation of any claim or lawsuit by the issuing entity and the settlement of any action, claim or lawsuit brought by or against the issuing entity, in each case except with respect to claims or lawsuits for collection of the issuing entity’s assets;

•	the election by the issuing entity to file an amendment to its certificate of trust;

•	the amendment of the indenture;

•

the amendment, change or modification of the administration agreement, except to cure any ambiguity or to amend or supplement any provision in a manner, or add any provision, that would not materially adversely affect our interests, as holder of the transferor certificate; or

•

the appointment pursuant to the indenture of a successor transfer agent and registrar or indenture trustee, or the consent to the assignment by the transfer agent and registrar, administrator or indenture trustee of its obligations under the indenture.

To the extent not inconsistent with the trust agreement or any other related document, we, as holder of the transferor certificate, and the administrator may direct the owner trustee in the management of the issuing entity.

Limitations on Owner Trustee’s Liability

The owner trustee will not be liable under the trust agreement for any error of judgment made in good faith by a responsible officer of the owner trustee.

The owner trustee will also not be liable for any action taken or not taken by the owner trustee in accordance with our instructions or the instructions of the administrator.

No provision of the trust agreement or any related agreement requires the owner trustee to expend or risk funds or otherwise incur any personal financial liability in the exercise or performance of any of its duties, rights or powers under the trust agreement or any related agreement, if the owner trustee has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is not provided or reasonably assured.

Under no circumstances will the owner trustee be personally liable for indebtedness evidenced by or arising under the indenture or any of the related agreements, including principal or interest on the notes.

The owner trustee will not be personally responsible for or in respect of the validity or sufficiency of the trust agreement, the due execution thereof by us or the form, character, genuineness, sufficiency, value or validity of any of the issuing entity assets, the transaction documents, the notes or the transferor interest, and the owner trustee will in no event assume or incur any personal liability, duty, or obligation to any noteholder, us, any other holder of the transferor interest or any other person, other than as expressly provided for in the trust agreement or as expressly agreed to in the other transaction documents.

The owner trustee will not be personally liable for the default or misconduct of, and will have no duty to monitor the performance of, us, the servicer, the administrator or the indenture trustee or any other person under any of the transaction documents or otherwise, and the owner trustee will have no obligation or personal liability to perform the obligations of the issuing entity under the transaction documents, including those that are required to be performed by the administrator under the administration agreement, the indenture trustee under the indenture or the servicer under the transfer and servicing agreement.

The owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement for the issuing entity, or to institute, conduct or defend any litigation under the trust agreement or otherwise or in relation to any transaction document, at the request, order or direction of us unless we offer to the owner trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the owner trustee. The right of the owner trustee to perform any discretionary act under the trust agreement or in any transaction document may not be construed as a duty, and the owner trustee will only be answerable for its gross negligence, bad faith or willful misconduct in the performance of any discretionary act.

The owner trustee will not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware by or with respect to the owner trustee; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the owner trustee; or (iii) subject the owner trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the owner trustee contemplated by the trust agreement. The owner trustee will be entitled to obtain advice of counsel (which advice shall be at our expense) to determine whether any action required to be taken pursuant to the trust agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the owner trustee that such action will result in such consequences, we will appoint an additional trustee pursuant to the trust agreement to proceed with such action.

Compensation and Indemnification of Owner Trustee

We will pay the owner trustee a fee as compensation for its services under the trust agreement and will reimburse the owner trustee for its reasonable expenses. We have also agreed to indemnify the owner trustee and its successors, assigns, directors, officers, agents, employees and servants from and against any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits and all reasonable costs, expenses and disbursements which may be imposed in connection with the trust agreement, the related agreements, the issuing entity’s assets and the administration of the issuing entity’s assets, or the action or inaction of the owner trustee under the trust agreement. However, we will not be liable to the owner trustee or any other indemnified party for any liability or expense arising from the indemnified party’s willful misconduct, bad faith or gross negligence or, with respect to the owner trustee, the inaccuracy of any representation or warranty made by the owner trustee in the trust agreement.

Resignation or Removal of Owner Trustee; Eligibility

The owner trustee may resign at any time by giving written notice to us. Upon receiving notice of the resignation of the owner trustee, we will promptly appoint a successor owner trustee. If no successor owner trustee has been appointed within 30 days after the owner trustee gives notice of its resignation, the resigning owner trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee.

The owner trustee must at all times;

(1)	be a “bank” within the meaning of the Investment Company Act;

(2)	be authorized to exercise trust powers;

(3)	have a combined capital and surplus at least $50 million and be subject to the supervision or examination by Federal or state authorities; and

(4)	have, or have a parent that has, a rating of at least “Baa3” by Moody’s or at least “BBB-” by Standard & Poor’s or, if rated by Fitch, at least “BBB-” by Fitch.

If the owner trustee ceases to meet the eligibility requirements described in the preceding paragraph and fails to resign after receiving notice of its ineligibility from the administrator, or if the owner trustee becomes legally unable to act or certain bankruptcy or insolvency related events occur with respect to the owner trustee (although this provision may not be enforceable), then we may remove the owner trustee and appoint a successor owner trustee.

Any resignation or removal of the owner trustee will not become effective until the acceptance of appointment of a successor owner trustee and payment of all fees and expenses owed to the outgoing owner trustee.

The Trust Portfolio

Composition of the Trust Portfolio

We refer to the accounts that have been designated as trust accounts as the trust portfolio.

In addition to the receivables in the trust portfolio, the notes will be secured by:

•	all proceeds of these receivables and related recoveries;

•	all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement for your series of notes so indicates;

•

other assets that may be added to the trust consisting of participations or trust certificates representing undivided legal or beneficial interests in a pool of assets primarily consisting of private label credit card receivables originated by World Financial Network National Bank or other approved credit card originators and the funds collected thereon;

•	our rights under the receivables purchase agreement;

•	our rights to receive payments from retailers under their credit card processing agreements for in-store payments received by retailers from obligors; and

•

proceeds of any credit enhancement or derivative contracts, consisting of interest rate swaps, currency swaps, interest rate caps, interest rate floors or interest rate collars as described in the prospectus supplement for your series of notes.

Receivables in the trust consist of:

•	principal receivables, which are amounts charged by trust account cardholders for goods and services and cash advances; and

•	finance charge receivables, which are periodic finance charges, other amounts charged to trust accounts, including late fees and return check fees.

The receivables arise in the bank’s private label credit card programs for various retailers. We refer to the accounts relating to those programs collectively as the “approved portfolios.” In addition, we may designate additional portfolios of accounts as “approved portfolios” to be included in the trust portfolio if certain conditions are met. We currently designate all newly created Eligible Accounts arising in the approved portfolios as automatic additional accounts, and the receivables in these accounts will be transferred to the trust. If we acquire or begin to directly originate additional types of private label credit cards or bank cards, these accounts may be designated as supplemental accounts and added to the trust so long as the Rating Agency Condition is satisfied. We refer to both the supplemental accounts and the automatic additional accounts in this prospectus as “additional accounts”.

Our right to automatically add additional Eligible Accounts to the trust as they arise is subject to the quantitative limitations described in “—Addition of Trust Assets” in this prospectus. We may also elect to stop the automatic addition of receivables arising in automatic additional accounts, but only as to accounts created on or after the date of suspension or termination. If we do so, we have the right, and in some cases the obligation, to designate from time to time additional Eligible Accounts to the trust portfolio and to convey to the trust all receivables in those additional accounts, whether those receivables are then existing or thereafter created.

The accounts must be Eligible Accounts as of the date we designate them as supplemental accounts or automatic additional accounts. Once these accounts are designated, only the receivables arising under these accounts, and not the accounts themselves, are sold. In addition, as of the date on which any new receivables are created, we will represent and warrant to the trust that the receivables conveyed to the trust on that day are Eligible Receivables. However, we cannot guarantee that all the accounts will continue to meet the applicable eligibility requirements throughout the life of the trust. The trust’s eligibility requirements for accounts and receivables are described under “—Representations and Warranties of the Depositor” in this prospectus.

Under some circumstances, we may also designate that some accounts will no longer be trust accounts, and the receivables originated under these accounts will be removed from the trust. Throughout the term of the trust, the trust portfolio will consist of receivables originated in the initial accounts plus receivables originated in any additional accounts and any participation interests conveyed to the trust minus receivables originated in any removed accounts.

We cannot assure you that additional accounts will be of the same credit quality as the initial accounts. Moreover, additional accounts may contain receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described in this prospectus. Additional accounts may also have different credit guidelines, balances and ages. Consequently, we cannot assure you that the accounts will continue to have the characteristics described in this prospectus as additional accounts are added. In addition, if we designate additional accounts with lower periodic finance charges, that may have the effect of reducing the portfolio yield.

The prospectus supplement relating to each series of notes will provide the following information about the trust portfolio as of the date specified:

•	the amount of principal receivables;

•	the amount of finance charge receivables;

•	the range and average of principal balances of the accounts;

•	the range and average of credit limits of the accounts;

•	the range and average of ages of the accounts;

•	a distribution of the accounts by obligor credit quality;

•	the geographic distribution of the accounts; and

•	delinquency, loss and revenue statistics relating to the accounts.

Account Terms

Finance charges are calculated by multiplying the average daily balance outstanding on an account during the monthly billing period times the applicable periodic finance charge rate. Finance charges are assessed from the date of purchase. Generally, a grace period of approximately 25 days from the billing date is available to make payment and avoid finance charges. Payments are applied at the bank’s discretion, but are generally applied in the following order: (1) to fees assessed on the account, (2) to finance charges and (3) to the unpaid principal balance of purchases allocated first to the longest outstanding receivable.

The bank may change finance charge rates from time to time at its discretion.

Currently, the minimum monthly payment amount is equal to a percentage of the account balance, as well as any past due amounts. Minimum monthly payments are in most instances subject to a $10 minimum payment. The bank may change the minimum monthly payment from time to time at its discretion. The credit card accounts originated in certain private label programs are secured by the goods purchased using the related credit cards.

Consumer Protection Laws

The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to the receivables, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use, prohibit various discriminatory practices in extending credit and regulate practices followed with respect to credit reporting and collections. On May 22, 2009 President Obama signed the Credit Card Accountability, Responsibility and Disclosure Act (“CARD Act”) which essentially codifies as federal laws certain additional substantive requirements and restrictions on practices in the credit card industry. Among other things, the CARD Act imposes new requirements and restrictions on changes in terms on credit card accounts, regulates payment processing and how payments are allocated, restricts a card issuer’s ability to reprice credit card accounts, restricts penalty and overlimit fees and imposes new disclosure requirements in connection with credit card accounts. The CARD Act comes into effect in stages with many provisions having become effective in August 2009 and February 2010, and most other provisions becoming effective in August 2010. On March 3, 2010, the Federal Reserve Board proposed rules to amend Regulation Z (Truth in Lending Act) to implement the CARD Act provisions which will go into effect on August 22, 2010. The proposed rules include limitations on credit card issuers’ ability to charge certain penalty and other fees and requires issuers that have increased interest rates since January 1, 2009 to reevaluate the reasons for the increase and, if appropriate, to reduce the rate. The full impact of the preceding rules and the CARD Act on the bank’s existing business practices has yet to be determined. In addition, account holders are entitled under these laws to have payments and credits applied to the revolving credit account promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry. For example, members of Congress have held hearings on certain practices in the credit card industry and in 2010 Congress is also expected to continue consideration of legislation introduced in 2009 to regulate the assessment of interchange fees. While new limitations on credit card practices, new required disclosures or restrictions on interchange fees may be adopted by Congress, the possible requirements and their impact on the bank is not clear.

The trust may be liable for violations of consumer protection laws that apply to the receivables, either as assignee from us with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an account holder may be entitled to assert those violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of consumer protection laws, if the noncompliance has a material adverse effect on the noteholders’ interest therein, will be reassigned to us. The servicer has also agreed in the pooling and servicing agreement and the transfer and servicing agreement to indemnify the trust, among other things, for any liability arising from those types of violations. For a discussion of the trust’s rights if the receivables were not created in compliance in all material respects with applicable laws, see “—Representations and Warranties of the Depositor” in this prospectus.

The OCC currently takes the position that a national bank, like the bank, is entitled to apply the same interest rate to residents located in all states, without regard to state-by-state usury limitations. Some jurisdictions may attempt to require out-of-state credit card issuers to comply with that jurisdiction’s consumer protection laws, including laws limiting the charges imposed by these credit card issuers. If it were determined that out-of-state credit card issuers must comply with a jurisdiction’s laws limiting the interest imposed by credit card issuers, this determination could have an adverse impact on a bank’s credit card operations and on the earnings of the trust.

Representations and Warranties of the Depositor

As of the closing date for each series of securities and the date each account is designated for inclusion to the trust, we represent to the trust that:

•	each account is an Eligible Account as of the date it is designated to the trust and each receivable is an Eligible Receivable on the date it is transferred to the trust;

•	the account schedule and information contained therein is true and correct in all material respects;

•

each receivable has been conveyed to the trust free and clear of any liens, other than liens permitted by the pooling and servicing agreement and the transfer and servicing agreement, and in compliance in all material respects with all applicable laws;

•	we own all right, title and interest in each such receivable and have the right to transfer it to the trust; and

•	all required governmental approvals in connection with the transfer of each such receivable to the trust have been obtained and remain in full force and effect.

If any of these representations is not true in any material respect for any receivables as of the date specified in the representation and as a result of the untrue statement or breach any receivables in the related account become defaulted receivables or the trust’s rights in the receivables or the proceeds of the receivables are impaired or are not available to the trust free and clear of any lien, we are required to accept reassignment of the affected receivable. We will be permitted 60 days to cure the breach or a longer period not to exceed 150 days agreed to by the trustee.

We will accept retransfer of a receivable by directing the servicer to deduct the principal amount of the ineligible receivable from the Transferor Amount. If this would reduce the Transferor Amount below the Specified Transferor Amount, we will make a cash deposit in the collection account in the amount by which the Transferor Amount would have been reduced below the Specified Transferor Amount after giving effect to the deduction. Any deduction or deposit is considered a repayment in full of the ineligible receivable.

On the closing date for each series, in our capacity as transferor, we will also make representations and warranties to the trust as to:

•	our valid existence and good standing as a limited liability company and our ability to perform our obligations under each transaction document;

•	our qualification to do business and good standing as a foreign corporation and our possession of necessary licenses and approvals to conduct our business;

•	the due authorization, execution, delivery and performance of each transaction document to which we are a party;

•	the enforceability of each transaction document against us as legal, valid and binding obligations;

•

the effectiveness of the agreement governing our transfer of the receivables to the trust as a valid transfer and assignment of, or a grant of a first priority perfected security interest in the receivables, other than liens permitted by the transfer agreement; and

•	the absence of any transferor claims or interests in the collection account, excess funding account, series account or credit enhancement for a series.

If any of these representations and warranties is false in any material respect and the breach of the representation or warranty has a material adverse effect on the receivables or the availability of the proceeds of the receivables to the trust, then either the trustee or securityholders holding more than 50% of the principal amount of any series of securities may direct us to accept retransfer of the entire trust portfolio. We will be permitted 60 days after the direction is given, or a longer period, not to exceed 150 days, as may be specified in the direction, to cure the breach.

The reassignment price would equal the aggregate outstanding principal amounts for all series of securities, in each case as of the distribution date on which the reassignment is scheduled to be made, plus accrued and unpaid interest on the securities through the distribution date, plus any other amounts specified in any prospectus supplement.

Reassignment of any affected receivables or the entire trust portfolio to us, as the case may be, is the sole remedy respecting any breach of the representations and warranties described in this section.

On the closing date for each series, in our capacity as transferor, we will also make the following representations and warranties to the trust:

•	the transfer and assignment of the collateral certificate under the transfer and servicing agreement constitutes:

(1)	either a sale of the collateral certificate;

(2)	a grant of a perfected security interest therein from us to the issuing entity; or

(3)	a grant of a perfected security interest in the collateral certificate from us to the indenture trustee.

•	we have good and marketable title to the collateral certificate free and clear of all liens;

•	upon our transfer of the collateral certificate to the issuing entity, the issuing entity will have good and marketable title to the collateral certificate free and clear of all liens; and

•

all actions necessary under the applicable Uniform Commercial Code have been taken to give either the issuing entity or the indenture trustee a first priority perfected security interest in the collateral certificate.

Representations and Warranties of the Bank

In the receivables purchase agreement, the bank represents and warrants to us as of the closing date for each series of securities and the date each account is designated for inclusion to the trust that:

•	each account is an Eligible Account as of the date it is designated to the trust and each receivable is an Eligible Receivable on the date it is transferred to us;

•	the account schedule and information contained therein is true and correct in all material respects;

•

each receivable has been conveyed to us free and clear of any liens, other than liens permitted by the receivables purchase agreement, and in compliance in all material respects with all applicable laws;

•	it owns all right, title and interest in each such receivable and has the right to transfer it to us; and

•	all required governmental approvals in connection with the transfer of each such receivable to us have been obtained.

In the event of a breach of any of these representations and warranties which results in the requirement that we accept retransfer of an ineligible receivable under the pooling and servicing agreement or the transfer and servicing agreement, we can require the bank to repurchase that ineligible receivable on the date of the retransfer. The purchase price for the ineligible receivables will be the outstanding principal amount of those receivables.

In the receivables purchase agreement, the bank will also make representations and warranties to us as to:

•	the bank’s valid existence and good standing as a national banking organization and its ability to perform its obligations under each transaction document;

•

the bank’s qualification to do business and good standing (or exemption from such requirements) and its possession of necessary licenses and approvals to conduct its business in all jurisdictions in which failure to qualify or obtain such licenses and approvals would render any credit card agreement relating to an account or any receivable unenforceable or would have a material adverse effect on us or the noteholders;

•	the due authorization, execution, delivery and performance of the receivables purchase agreement;

•	the enforceability of the receivables purchase agreement against the bank as a legal, valid and binding obligation; and

•

the effectiveness of the receivables purchase agreement governing the bank’s transfer of the receivables to us as a valid transfer and assignment of its ownership interest in the receivables, other than liens permitted by the receivables purchase agreement.

If the breach of any of the representations or warranties described in this paragraph results in our obligation under the pooling and servicing agreement or the transfer and servicing agreement to accept retransfer of the receivables, we can require the bank to repurchase the receivables retransferred to us, for an amount of cash equal to the outstanding principal balance of the retransferred receivables.

Addition of Trust Assets

We may, at our option, designate additional accounts to the trust, the receivables in which will be sold and assigned to the trust. As described above under “—Composition of the Trust Portfolio” in this prospectus, we currently designate all new Eligible Accounts to the trust automatically upon their establishment, and we expect to continue to do so. However, we may elect to terminate or suspend the automatic addition of accounts at any time by delivering prior written notice to the trustee, the trust, the rating agencies and the servicer. We are permitted to continue to automatically designate all new Eligible Accounts as they arise unless an automatic addition limitation event or additional limitation event has occurred. These events will occur if we reach specified triggers relating to default ratios and payment rates on the receivables.

Upon the occurrence of an automatic addition limitation event, the following limits will apply:

(1)	the new accounts designated during the period from the first day of the transferor’s fiscal year in which the addition is to occur through the date the new accounts will be added may not exceed 20% of the number of accounts as of the first day of that period; or

(2)	for any fiscal calendar quarter, the new accounts designated during that fiscal calendar quarter may not exceed 15% of the number of accounts as of the first day of that fiscal calendar quarter.

Upon the occurrence of an additional limitation event, the following limits will apply:

(1)	the aggregate balance of receivables in the new accounts designated during any twelve month or shorter period beginning on the occurrence of such trigger event may not exceed 20% of the aggregate balance of the receivables in the trust portfolio as of the first day after such trigger event occurs; or

(2)	for any three month or shorter period beginning on the date on which such trigger event occurs, the aggregate balance of receivables in the new accounts designated during that calendar quarter may not exceed 15% of the aggregate balance of the receivables in the trust portfolio as of the first day after such trigger event occurs.

The limitations imposed upon the occurrence of an automatic addition limitation event or additional limitation event will no longer apply if the Rating Agency Condition is satisfied.

In addition, we will be required to make an addition of supplemental accounts and/or participation interests in order to maintain:

•	the Transferor Amount averaged over any period of thirty consecutive days at the Minimum Transferor Amount for that period; and

•	for each business day, the Aggregate Principal Balance at the Required Principal Balance.

When we transfer receivables in additional accounts or participation interests to the trust, other than in connection with automatic additions of accounts, we must satisfy several conditions, including:

•	we must give each rating agency and the servicer prior notice of each addition;

•	we must certify that:

•	each additional account is an Eligible Account and each receivable in such additional account is an Eligible Receivable;

•	no selection procedures materially adverse to the securityholders were used in selecting the additional accounts from the available Eligible Accounts;

•	as of the addition date, we are not insolvent and would not become insolvent by the addition of the accounts; and

•

the transfer of the additional receivables constitutes a valid transfer to the trust of all our right, title and interest in the receivables in the additional accounts or the grant to the trust of a first priority perfected security interest in those receivables; and

•	we must deliver an opinion of counsel with respect to the perfection of the transfer and related matters.

No party will independently verify that the above conditions for the designation of additional accounts have been met.

Defaulted accounts that have been charged-off as uncollectible in accordance with the servicer’s credit card guidelines and the servicer’s customary and usual policies and procedures for servicing revolving credit card receivables will not be included in any account addition. See “The Servicer—Defaulted Receivables; Dilution; Investor Charge-Offs” in this prospectus.

Removal of Accounts

We also have the right to remove accounts from the list of designated accounts and to require the reassignment to us of all receivables in the removed accounts, whether the receivables already exist or arise after the designation. Except as described in the following paragraph, our right to remove accounts is subject to the satisfaction of several conditions, including that:

(1)	if the accounts to be removed have outstanding receivables, the Rating Agency Condition is satisfied with respect to the removal;

(2)	we certify that:

(a)	individual accounts or administratively convenient groups of accounts, such as billing cycles, were chosen for removal randomly or on another basis intended to achieve sale treatment of the accounts for accounting purposes;

(b)	no selection procedures materially adverse to the securityholders were used in selecting the removed accounts; and

(c)	in our reasonable belief, the removal will not cause an early amortization event, or an event that with notice or lapse of time or both, would constitute an early amortization event;

(3)	the removal will not cause (i) the Transferor Amount to be less than the Minimum Transferor Amount, (ii) the Aggregate Principal Balance to be less than the Required Principal Balance or (iii) a decrease in the sum of the collateral and invested amounts for all outstanding series, in any case, after giving effect to the removal; and

(4)	except as described in the following paragraph, we may not designate accounts for removal more frequently than once per month.

In addition, without satisfying the above conditions, we may from time to time, remove accounts designated for repurchase by a retailer under the terms of their credit card processing agreement. The repurchase price for these receivables will be calculated as if the receivables were ineligible receivables. Amounts received by the trust for these removed receivables will be treated as collections of principal receivables.

No party will independently verify that the above conditions for the removal of accounts have been met.

Funding Period

On the closing date for any series of notes, the total amount of principal receivables in the trust available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial collateral amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the funding period, which is the period from that series’ closing date to the earliest of:

•	the date that series’ collateral amount equals the principal amount of that series of notes;

•	the date specified in the related prospectus supplement, which will be no later than one year after that series’ closing date; and

•	the commencement of an early amortization period.

During the funding period, the portion of the collateral amount not invested in receivables will be maintained in a prefunding account, which is a trust account established with the indenture trustee for the benefit of the noteholders of that series. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The collateral amount for that series will increase as new receivables are transferred to the trust or as the collateral amounts of other outstanding series of securities are reduced. The collateral amount may decrease due to investor charge-offs allocated to the series.

During the funding period, funds on deposit in the prefunding account will be paid to us as the collateral amount increases. If the collateral amount for that series is not increased so that the initial collateral amount equals the initial principal balance of the notes of that series by the end of the funding period, any amount remaining in the prefunding account will be repaid to noteholders.

The prospectus supplement for a series with a funding period will set forth:

•	the series’ initial collateral amount;

•	the initial principal balance of the series of notes;

•	the date on which the series’ collateral amount is expected to equal the series’ initial principal balance;

•

the percentage of the aggregate amount of the principal balances of the receivables represented by the funded amount, which for any series will not exceed 50% of the aggregate amount of the principal balances of the receivables;

•	the date by which the funding period will end; and

•	what other events, if any, will occur if the end of the funding period is reached before the full collateral amount is funded.

Following the end of any funding period, we will file a report on Form 10-D with the SEC containing updated trust portfolio information if the trust portfolio information has materially changed from that previously disclosed in the prospectus supplement for a series with a funding period.

Notice of Changes in Trust Portfolio

If the designation of additional accounts or removal of accounts materially changes the composition of the trust portfolio, we will include updated information with respect to the composition of the trust portfolio in a report on Form 10-D, which will be filed with the SEC, unless similar information with respect to the trust portfolio was otherwise previously filed in a periodic report filed with the SEC pursuant to the Exchange Act or filed with the SEC in connection with the filing by us of a prospectus supplement or registration statement relating to the trust.

Use of Proceeds

We will receive the net proceeds from the sale of each series of notes offered by this prospectus and will use those proceeds (a) to purchase credit card receivables from the bank, (b) for general corporate purposes and/or (c) to retire existing series of investor certificates or notes that are variable interests.

Description of the Notes

The issuing entity will issue one or more series of notes under a master indenture and an indenture supplement entered into by the issuing entity and the indenture trustee. The following summaries describe all material provisions common to each series of notes. The accompanying prospectus supplement gives you all of the additional material terms specific to the notes of your series. The summaries are qualified by all of the provisions of the transfer and servicing agreement, the indenture and the related indenture supplement and the pooling and servicing agreement. We have filed a copy of the pooling and servicing agreement for World Financial Network Credit Card Master Trust and a form of each of the transfer and servicing agreement, the indenture and an indenture supplement with the SEC as exhibits to the registration statement relating to the notes.

General

Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

•	amounts allocated to principal payments;

•	maturity date;

•	interest rate; and

•	availability and amount of enhancement.

Generally, notes offered under this prospectus and the accompanying prospectus supplement:

•	will be represented by notes registered in the name of a DTC nominee;

•	will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

•	will be available for purchase in book-entry form only.

The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

DTC has informed us that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial interests in the notes, you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.

The accompanying prospectus supplement may state that an application will be submitted to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

None of us, the administrator, the owner trustee, the indenture trustee, the servicer, or World Financial Network Credit Card Master Trust, nor any holder of an ownership interest in the issuing entity, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuing entity contained in the indenture. The notes will represent obligations solely of the issuing entity, and the notes will not be insured or guaranteed by us, the servicer, the administrator, the owner trustee, the indenture trustee, or any other person or entity.

New Issuances of Notes

We may cause the owner trustee, on behalf of the issuing entity, to issue one or more new series of notes or for any multiple issuance series, notes of any class for that series. We will define all principal terms of each new series in an indenture supplement. Each series issued may have terms and enhancements that are different than those for any other series. No prior notice to, or consent from, noteholders will be required for the issuance of an additional series of notes, and we do not expect to request such consents. We may offer any series or class relating to a multiple issuance series under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration under the Securities Act directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

Unless World Financial Network Credit Card Master Trust has been terminated, the interests of all series of notes in the receivables and the other trust assets will be evidenced by a single global certificate held by the issuing entity. A new collateral certificate will be deemed to be issued and evidenced by the global certificate upon the issuance of each series and class of notes.

No new series or for any multiple issuance series, notes of any class for that series, may be issued unless we satisfy various conditions, including that:

(1)	the Rating Agency Condition is satisfied;

(2)	we certify that we reasonably believe, based on the facts known to the certifying officer, that the new issuance will not cause an early amortization event, an event of default or materially and adversely affect the amount or timing of distributions to be made to the noteholders of any series or class;

(3)	after giving effect to the new issuance, the Transferor Amount is not less than the Minimum Transferor Amount and the Aggregate Principal Balance is not less than the Required Principal Balance;

(4)	we deliver an opinion of counsel to the effect that, for federal income tax purposes:

(a)	except as otherwise stated in the related indenture supplement, the notes of the new series will be characterized as debt;

(b)	the issuance will not adversely affect the tax characterization as debt of the notes of any outstanding series or class that were characterized as debt at the time of their issuance;

(c)	the new issuance will not cause the issuing entity to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(d)	the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder; and

(5)	unless World Financial Network Credit Card Master Trust has been terminated, all of the conditions required for it to issue a new series of investor certificates are satisfied, as described under “—New Issuances of Investor Certificates” in this prospectus.

For each new issuance, we will determine whether additional notes may be issued and whether the conditions to the new issuance have been met. No party will independently verify our determination.

Multiple Issuance Series

If specified in the accompanying prospectus supplement, a series of notes may be a multiple issuance series. In a multiple issuance series, notes of any class can be issued on any date so long as the Rating Agency Condition is satisfied and the other conditions of issuance set forth in the indenture are met. All of the subordinated notes of a multiple issuance series provide subordination protection to all of the senior notes of the same series, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of that series. As part of a multiple issuance series, we expect the issuing entity to issue different classes of notes or additional notes of an already issued class, at different times. Neither you nor any other noteholder will have the right to consent to the issuance of future notes of your multiple issuance series.

For any multiple issuance series, there are no restrictions on the timing or amount of any additional issuance of notes, so long as the conditions described above are met. As of the date of any additional issuance of an outstanding class of notes, the outstanding principal amount for that class will be increased to reflect the principal amount of the additional notes. When issued, the additional notes of an outstanding class will be identical in all respects to the other outstanding notes of that class and will be equally and ratably entitled to the benefits of the indenture and the related indenture supplement as the other outstanding notes of that class without preference, priority or distinction.

New Issuances of Investor Certificates

The pooling and servicing agreement provides that, in any one or more series supplements to the pooling and servicing agreement, we may direct the trustee for World Financial Network Credit Card Master Trust to issue one or more new series of investor certificates and may define all principal terms of those series. Until the World Financial Credit Card Master Trust has been terminated, each issuance of notes will also be treated as an issuance of a new series of investor certificates. A series supplement may only modify or amend the terms of the pooling and servicing agreement as applied to the new series. There is no limit to the number of new issuances we may cause under the pooling and servicing agreement.

No new series of investor certificates may be issued unless we satisfy various conditions, including that:

(1)	the Rating Agency Condition is satisfied;

(2)	we certify that, after giving effect to the issuance of the new series:

(i)	we reasonably believe that the new issuance will not, based on the facts known to the certifying officer, cause an early amortization event with respect to any series;

(ii)	the Transferor Amount would not be less than the Minimum Transferor Amount; and

(iii)	the Aggregate Principal Balance would not be less than the Required Principal Balance.

(3)	we deliver an opinion to the effect that:

(i)	the issuance will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates that was characterized as debt at the time of its issuance;

(ii)	the issuance will not cause World Financial Network Credit Card Master Trust to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(iii)	the transaction will not cause or constitute an event in which gain or loss would be recognized by an investor certificateholder.

Collateral Amount

The notes will be secured by and paid from the assets of the issuing entity. The amount of collateral allocated for any series of notes, called its collateral amount, will be specified in the related prospectus supplement. Each series of notes will be allocated collections of principal receivables and finance charge receivables based on its allocation percentage, which will be based on the collateral amount for that series and will be calculated as described in the related prospectus supplement.

We or our assigns will have the right to receive all cash flows from the assets of the trust not required to make payments on the securities or to make payments to credit enhancement providers for any series of securities. Our interest is called the transferor interest and is an amount equal to the Transferor Amount.

Except as provided in the following paragraph, during the revolving period, the amount of collateral for a series will remain constant unless reduced on account of:

•	defaulted receivables or dilution; or

•	reallocation of principal collections to cover shortfalls in the payment of interest or other specified amounts to be paid from finance charge collections.

The issuing entity may also issue series of notes that are designated as variable interests in the related indenture supplements. Notes that are variable interests are sometimes referred to as variable funding notes in this prospectus. The outstanding principal amount of variable funding notes, as well as the collateral amount for such variable funding notes, may vary during the revolving period for such series, subject to a maximum principal amount and maximum collateral amount. The outstanding principal amount and collateral amount for a series of variable funding notes will increase when the holders of such notes advance additional funds to the issuing entity under the terms of such notes, and the outstanding principal amount and collateral amount for a variable funding series will decrease as principal payments are made to the holders of such notes. The allocation percentage for each such variable funding series will be reset as the collateral amount for such series changes during the revolving period. The notes offered by this prospectus will not be variable interests.

See “The Servicer—Defaulted Receivables; Dilution; Investor Charge-Offs” in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are created and others are paid. The Transferor Amount will fluctuate each day to reflect the changes in the amount of the principal receivables in the trust. When a series is amortizing, the collateral amount of that series will decline as customer payments of principal receivables are collected and distributed, or accumulated for distribution, to the noteholders. As a result, the Transferor Amount will generally increase to reflect reductions in the collateral amount for that series and will also change to reflect the variations in the amount of principal receivables in the trust. The Transferor Amount may also be reduced as the result of new issuances by the issuing entity, see “—New Issuances of Notes” in this prospectus, or new issuances of investor certificates by World Financial Network Credit Card Master Trust, see “—New Issuances of Investor Certificates” in this prospectus.

Book-Entry Registration

This section describes the form your notes will take, how your notes may be transferred and how payments will be made to you.

The information in this section concerning DTC and DTC’s book-entry system has been provided by DTC. We have not independently verified the accuracy of this information.

You may hold your notes through DTC in the U.S., Clearstream or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

Cede & Co., as nominee for DTC, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Participants also may include the underwriters of any series. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only “noteholder” will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

DTC has advised us that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 43 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 45 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of notes. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 110 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 51 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Notes

Notes that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to note owners or their nominees, rather than to DTC or its nominee, only if:

•

we advise the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series or class of notes, and the indenture trustee or the issuing entity is unable to locate a qualified successor;

•	we, at our option, advise the indenture trustee in writing that we elect to terminate the book-entry system through DTC with respect to that series or class of notes; or

•

after the occurrence of a servicer default, note owners representing more than 50%—or another percentage specified in the accompanying prospectus supplement—of the outstanding principal amount of the notes of that series or class advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the best interest of those note owners.

If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the issuing entity will execute and the indenture trustee will authenticate the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.

Distribution of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each distribution date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. However, the final payment on any note—whether definitive notes or the notes registered in the name of Cede & Co. representing the notes—will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final distributions.

Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the issuing entity and transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of twenty days preceding the due date for any payment on those definitive notes.

Interest Payments

Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

Interest payments or deposits on any distribution date will be funded from:

•	collections of finance charge receivables allocated to the series during the preceding monthly period or periods;

•	investment earnings, if any, on any funds held in trust accounts, to the extent described in the accompanying prospectus supplement; and

•	any credit enhancement or derivative instrument consisting of an interest rate swap, cap, floor or collar or a currency swap, to the extent described in the accompanying prospectus supplement.

If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account. For any series, all accrued and unpaid interest will be due and payable on the final maturity date of such series.

Principal Payments

Each series will begin with a revolving period during which no principal payments will be made to the noteholders of that series. However, if specified in the accompanying prospectus supplement, principal may be payable during the revolving period in connection with a partial amortization. A partial amortization would occur if the transferor were required to add receivables and was unable to designate sufficient Eligible Accounts and the transferor elected to avoid an early amortization event by commencing a partial amortization.

The revolving period for each series will be scheduled to end on or no later than a specified date, at which time a new period will begin during which principal collections available to that series will be set aside on a daily basis to repay the series. That new period is called an amortization period if partial principal payments are made each month and an accumulation period if the available principal is accumulated for a series over one or more months to pay off a class in full. If the amount paid or accumulated each month is limited to some specified figure, then the period is called a controlled amortization period or controlled accumulation period.

However, each series will also be subject to early amortization events, which could cause the revolving period to end earlier than scheduled or could terminate an existing amortization period or accumulation period. Upon an early amortization event, an early amortization period will begin, during which available principal will be distributed monthly and will not be subject to any controlled amount or accumulation provision. Finally, a series with an accumulation period may specify some adverse events as accumulation events, rather than early amortization events, resulting in an early start to an accumulation period or removing any limitation based on a controlled accumulation amount.

Principal payments for any series or class will be funded from collections of principal receivables allocated to that series or class and from other sources specified in the accompanying prospectus supplement. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.

Funds on deposit in any principal accumulation account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement intended to assure a minimum rate of return on the investment of those funds if specified in the related prospectus supplement. In order to enhance the likelihood of the payment in full of the principal amount of a series or a related class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty or other similar arrangement if specified in the related prospectus supplement.

Suspension and Postponement of Controlled Accumulation Period

The prospectus supplement for any series having a controlled accumulation period will specify the date on which that period is scheduled to commence and the scheduled length of that period. However, if specified in the prospectus supplement for any series, upon notice to the indenture trustee, the servicer may extend the revolving period and postpone the controlled accumulation period. In addition, the issuing entity may obtain a qualified maturity agreement, in which case the controlled accumulation period will be suspended, subject to the conditions described in the third following paragraph and any other conditions described in the related prospectus supplement.

On each determination date, commencing with the determination date specified in the prospectus supplement for any series, until the controlled accumulation period begins for any series, the servicer will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal accumulation account by the related expected principal payment date for each class of notes in that series. If the number of months needed to fully fund the principal accumulation account by the related expected principal payment date for each class is less than the number of months in the scheduled controlled accumulation period, the servicer will postpone the controlled accumulation period. In determining the number of months needed to fully fund the principal accumulation account, the servicer is required to assume that (1) the principal payment rate will be no greater than the lowest monthly principal payment rate for the prior 12 months, (2) the total amount of principal receivables in the trust and the amounts on deposit in the excess funding account will remain constant, (3) no early amortization event for any series will occur and (4) no additional series will be issued after the related determination date. In no case will the controlled accumulation period for any series be reduced to less than one month.

The method for determining the number of months required to fully fund the principal accumulation account may be changed if the Rating Agency Condition is satisfied.

If specified in the prospectus supplement for any series having a controlled accumulation period, the controlled accumulation period will be suspended if:

•

the issuing entity obtains a qualified maturity agreement in which an Eligible Institution agrees to deposit in the related principal accumulation account on the expected principal payment date for each class of notes of that series an amount equal to the outstanding principal amount of those notes as of their respective expected principal payment dates; and

•	the servicer delivers an opinion of counsel to the indenture trustee to the effect that the qualified maturity agreement is enforceable against the provider of that agreement.

The issuing entity will pledge to the indenture trustee, for the benefit of the noteholders of the related series, all right, title and interest in any qualified maturity agreement.

If the issuing entity obtains a qualified maturity agreement, the issuing entity will cause the provider of that agreement to deposit in the principal accumulation account for the related series or class on or before its expected principal payment date an amount equal to the outstanding principal amount of that series or class. However, on the expected principal payment date for any series or class, if provided in the related qualified maturity agreement, all or a portion of the required deposit may be funded from either the proceeds of a new series or collections of principal receivables and other amounts allocated to that series or class for that purpose.

A qualified maturity agreement for any series or class will terminate at the close of business on the related expected principal payment date. However, the issuing entity will terminate a qualified maturity agreement earlier than the expected principal payment date if the available reserve account amount equals the required reserve account amount and one of the following occurs:

•	the issuing entity obtains a substitute qualified maturity agreement,

•	the institution providing the qualified maturity agreement ceases to be an Eligible Institution and the issuing entity is unable to obtain a substitute qualified maturity agreement, or

•	an early amortization event occurs for the related series.

If the institution providing a qualified maturity agreement ceases to be an Eligible Institution, the issuing entity will use its best efforts to obtain a substitute qualified maturity agreement.

If a qualified maturity agreement is terminated prior to the earlier of the expected principal payment date for the related series or class and the commencement of the early amortization period for that series and the issuing entity does not obtain a substitute qualified maturity agreement, the controlled accumulation period will begin on the latest of:

•	the date on which the controlled accumulation period was scheduled to begin, before giving effect to the suspension of the controlled accumulation period;

•	the date to which the controlled accumulation period is postponed, as determined on the determination date preceding the termination of the qualified maturity agreement; and

•	the first day of the calendar month following the termination of the qualified maturity agreement.

Early Amortization Events

The revolving period for your series of notes will continue through the date specified in the accompanying prospectus supplement unless an early amortization event occurs prior to that date. An early amortization event occurs with respect to all series issued by the issuing entity upon the occurrence of any of the following events:

(a)	bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or the bank;

(b)	we are unable for any reason to transfer receivables to the trust; and

(c)	World Financial Network Credit Card Master Trust or the issuing entity becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In addition, an early amortization event may occur with respect to any series upon the occurrence of any other event specified in the accompanying prospectus supplement. On the date on which an early amortization event is deemed to have occurred, the early amortization period or, if so specified in the accompanying prospectus supplement, the controlled accumulation period will commence. If, because of the occurrence of an early amortization event, the early amortization period begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

In addition to the consequences of an early amortization event discussed above, if insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to us or the holder of the transferor interest, on the day of that event we will immediately cease to transfer principal receivables to the trust and promptly give notice to the trustee for World Financial Network Credit Card Master Trust, the indenture trustee and the owner trustee of this event. Any principal receivables or participation interests transferred to the trust prior to the event, as well as collections on those principal receivables, participation interests and finance charge receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets. Unless World Financial Network Credit Card Master Trust has terminated and the issuing entity holds the receivables directly, upon the occurrence of an event of this type, the trustee for World Financial Network Credit Card Master Trust will sell the receivables held by World Financial Network Credit Card Master Trust in a commercially reasonable manner and on commercially reasonable terms. The proceeds of that sale or liquidation will be applied to payments on the outstanding series of securities as specified above in “The Servicer—Collections; Commingling” and in the accompanying prospectus supplement.

If the only early amortization event to occur is our insolvency, the court may have the power to require the continued transfer of principal receivables to the trust. In addition, if a conservator or receiver were appointed for the bank, the conservator or the receiver may have the power, regardless of the terms of the agreement that governs the transfer of receivables to us, to prevent the early payment of principal or to require new principal receivables to continue being transferred. See “Risk Factors—If a conservator or receiver were appointed for World Financial Network National Bank, delays or reductions in payment of your notes could occur” and “The Issuing Entity—Conservatorship and Receivership; Bankruptcy” in this prospectus.

Events of Default; Rights upon Event of Default

An event of default will occur under the indenture for any series of notes upon the occurrence of any of the following events:

(1)	the issuing entity fails to pay principal when it becomes due and payable on the final maturity date for that series of notes;

(2)	the issuing entity fails to pay interest when it becomes due and payable and the default continues for a period of 35 days;

(3)	bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the issuing entity;

(4)	the issuing entity fails to observe or perform covenants or agreements made in the indenture in respect of the notes of that series, and:

(a)	the failure continues, or is not cured, for 60 days after notice to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by noteholders representing 25% or more of the then-outstanding principal amount of that series of notes; and

(b)	as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period; or

(5)	any additional event specified in the indenture supplement related to that series.

An event of default will not occur if the issuing entity fails to pay the full principal amount of a note on its expected principal payment date.

An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

If an event of default referred to in clause (1), (2) or (4) above occurs and is continuing with respect to any series of notes, the indenture trustee or noteholders holding a majority of the then-outstanding principal balance of the notes of the affected series may declare the principal of the notes of that series to be immediately due and payable. If an event of default referred to in clause (3) above occurs and is continuing, the unpaid principal and interest due on the notes automatically will be deemed to be declared due and payable. Before a judgment or decree for payment of the money due has been obtained by the indenture trustee, noteholders holding a majority of the then-outstanding principal balance of the notes of that series may rescind the declaration of acceleration of maturity if:

(a)	the issuing entity has paid or deposited with the indenture trustee all principal and interest due on the notes and all other amounts that would then be due if the event of default giving rise to the acceleration had not occurred, including all amounts then payable to the indenture trustee; and

(b)	all events of default have been cured or waived.

If an event of default occurs, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if:

(1)	the indenture trustee is advised by counsel that the action it is directed to take is in conflict with applicable law or the indenture;

(2)	the indenture trustee determines in good faith that the requested actions would be illegal or involve the indenture trustee in personal liability or be unjustly prejudicial to noteholders not making the request or direction; or

(3)	the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request.

Subject to those provisions for indemnification and those limitations contained in the indenture, noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee if an event of default has occurred and is continuing. Prior to the acceleration of the maturity of the notes of the affected series, the noteholders holding more than 50% of the then-outstanding principal balance of each class of the notes of the affected series may also waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of each affected noteholder.

After acceleration of a series of notes, principal collections and finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds in the collection account, the excess funding account and the other trust accounts for an accelerated series of notes will be applied immediately to pay principal of and interest on those notes.

Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

•	the noteholder or noteholders have previously given the indenture trustee written notice of a continuing event of default;

•	the noteholders of at least 25% of the then-outstanding principal balance of each affected series make a written request of the indenture trustee to institute a proceeding as indenture trustee;

•	the noteholders offer indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding that is satisfactory to the indenture trustee;

•	the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

•

during the 60-day period following receipt of the request and offer of indemnification, the indenture trustee has not received from noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series a direction inconsistent with the request.

If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of any affected series, each representing no more than 50% of the then-outstanding principal balance of that series, the indenture trustee in its sole discretion may determine what action, if any, will be taken.

Each holder of a note will have an absolute and unconditional right to receive payment of the principal of and interest in respect of that note as principal and interest become due and payable, and to institute suit for the enforcement of any payment of principal and interest then due and payable and those rights may not be impaired without the consent of that noteholder.

If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from those noteholders, the indenture trustee may, but is not required to, elect to continue to hold the portion of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may:

•	institute proceedings in its own name and as trustee for the collection of all amounts then payable on the notes of the affected series; or

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

Subject to the conditions described in the following sentence, the indenture trustee also may cause the trust to sell principal receivables in an amount equal to the collateral amount for the series of accelerated notes and the related finance charge receivables. Before exercising this remedy, the indenture trustee must receive an opinion of counsel to the effect that exercise of this remedy complies with applicable federal and state securities laws and one of the following conditions must be satisfied:

•	receipt by the indenture trustee of the consent of all noteholders of the affected series;

•

determination by the indenture trustee that any proceeds from exercising the remedy will be sufficient to discharge in full all principal and interest due on the accelerated notes, and the indenture trustee obtains the consent of noteholders holding more than 50% of the then-outstanding principal balance of the affected series; or

•

determination by the indenture trustee that the assets may not continue to provide sufficient funds for the payment of principal of and interest on those notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least 66 2/3% of the then-outstanding principal balance of each class of the notes of the affected series.

The remedies described above are the exclusive remedies provided to noteholders and each noteholder by accepting its interest in the notes of any series or the indenture trustee expressly waives any other remedy that might have been available under the Uniform Commercial Code.

The indenture trustee and the noteholders will covenant that they will not at any time institute against the issuing entity or World Financial Network Credit Card Master Trust any reorganization or other proceeding under any federal or state law.

Shared Excess Finance Charge Collections

If a series is identified in the prospectus supplement for that series as included in a group, collections of finance charge receivables allocated to that series in excess of the amount needed to make deposits or payments for the benefit of that series may be shared with other series of securities that have been designated for inclusion in the same group. The servicer will allocate the aggregate of the excess finance charge collections for all series in the same group to cover any payments required to be made out of finance charge collections for any series in that group that have not been covered out of the finance charge collections allocable to those series. If the finance charge shortfalls exceed the excess finance charge collections for any group for any calendar month, excess finance charge collections will be allocated pro rata among the applicable series based on the relative amounts of finance charge shortfalls.

Shared Principal Collections

Each series of notes will share excess principal collections with each other series of securities unless the related prospectus supplement excludes that series from this sharing arrangement. If a principal sharing series—including any series of investor certificates designated as a principal sharing series—is allocated principal in excess of the amount needed for deposits or distributions of principal collections, that excess will be shared with other principal sharing series. The servicer will allocate the aggregate of the shared principal collections for all principal sharing series to cover any scheduled or permitted principal distributions to securityholders and deposits to principal accumulation accounts, if any, for any series that have not been covered out of the collections of principal receivables allocable to those series. Shared principal collections will not be used to cover investor charge-offs for any series of securities.

If the principal shortfalls exceed the amount of shared principal collections for any calendar month, shared principal collections for all series will be allocated pro rata among the applicable series based on the relative amounts of principal shortfalls. If shared principal collections exceed principal shortfalls, the balance will be paid to us or our assigns or deposited in the excess funding account under the circumstances described under “The Issuing Entity—Capitalization of Issuing Entity; Minimum Transferor Amount”.

Paired Series

The prospectus supplement for a series of notes will specify whether that series may be paired with a previously or later issued series so that a decrease in the collateral amount of the previously issued series results in a corresponding increase in the collateral amount of the later issued series. In general, a series may be issued as a paired series so the trust can fund the amount by which the previously issued series either has amortized or has accumulated funds for a principal payment.

The later issued series will either have a variable principal amount or will be prefunded with an initial deposit to a prefunding account in an amount up to the lesser of the initial principal balance of the previously issued series or 50% of the aggregate amount of the principal balances of the receivables.

During the controlled amortization period or controlled accumulation period for any series that is paired with a later issued series, as principal payments are made on that previously issued series or deposits are made for purposes of principal payments:

(a)	in the case of a prefunded paired series, an equal amount of funds on deposit in any prefunding account for that prefunded paired series will be released, which funds will be distributed to us;

(b)	in the case of a paired series having a variable principal amount, an interest in that variable paired series in an equal or lesser amount may be sold by the issuing entity, and the proceeds from the issuance will be distributed to us; and

(c)	in either case, the collateral amount of the later issued series will increase by up to a corresponding amount.

If an early amortization event occurs for the previously issued series or its paired series when the previously issued series is amortizing, the allocation percentage for the allocation of collections of principal receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its allocation percentage. For a discussion of these factors, see “Maturity Considerations” in the accompanying prospectus supplement.

Voting Rights; Amendments

Transfer and Servicing Agreement

The transfer and servicing agreement may be amended by us, the servicer and the issuing entity, without the consent of the indenture trustee or the noteholders of any series to cure any ambiguity, to correct or supplement any provisions of the agreement that are inconsistent with any other provisions of the agreement or to add any other provisions concerning matters or questions raised under the agreement that are not inconsistent with the provisions of the agreement, so long as the amendment does not adversely affect in any material respect the interests of any noteholder. In addition, the transfer and servicing agreement may be amended by us, the servicer and the issuing entity, without the consent of the indenture trustee or the noteholders of any series, on the following conditions:

(1)	we deliver to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in our reasonable belief, the amendment will not:

(a)	result in the occurrence of an early amortization event or an event of default; or

(b)	materially and adversely affect the amount or timing of distributions to be made to noteholders of any series or class; and

(2)	the Rating Agency Condition is satisfied.

The transfer and servicing agreement may also be amended by us, the servicer and the issuing entity at our direction, without the consent of the indenture trustee, the noteholders of any series or the credit enhancement providers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the issuing entity or any portion of the issuing entity to avoid the imposition of state or local income or franchise taxes on the issuing entity’s property or its income. However, we may not amend the transfer and servicing agreement as described in this paragraph unless (i) we deliver to the owner trustee and the indenture trustee a certificate of an authorized officer stating that the proposed amendments meet the requirements of this paragraph and (ii) the Rating Agency Condition is satisfied. In addition, the amendment must not result in a reduction or withdrawal of the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement.

The amendments that we may make without the consent of the noteholders of any series or the credit enhancement providers for any series may include the addition or sale of receivables in the trust portfolio and the addition of one or more persons, other than us, as transferors of receivables to the issuing entity.

The transfer and servicing agreement may also be amended by us, the servicer and the issuing entity with the consent of noteholders representing more than 66 2/3% of the then-outstanding principal balance of the notes of each series affected by the amendment for which we have not delivered a certificate of an authorized officer stating that, in our reasonable belief, the amendment will not:

(a)	result in the occurrence of an early amortization event or an event of default; or

(b)	materially and adversely affect the amount or timing of distributions to be made to the noteholders of any series or class.

However, no amendment may occur if it:

(1)	reduces the amount of, or delays the timing of:

(a)	any distributions to be made to noteholders of any series or deposits of amounts to be distributed; or

(b)	the amount available under any credit enhancement,

in each case, without the consent of each affected noteholder;

(2)	changes the manner of calculating the interest of any noteholder without the consent of each affected noteholder;

(3)	reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment, without the consent of each affected noteholder; or

(4)	adversely affects the rating of any series or class by each rating agency, without the consent of noteholders representing more than 66 2/3% of the then-outstanding principal balance of the notes of each affected series or class.

For purposes of clause (1) above, changes in early amortization events or events of default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions.

In no event may any amendment to the transfer and servicing agreement adversely affect in any material respect the interests of any credit enhancement provider without the consent of that credit enhancement provider.

Trust Agreement

The trust agreement may be amended by us and the owner trustee, without the consent of the indenture trustee or the noteholders of any series to cure any ambiguity, to correct or supplement any provisions of the trust agreement or to add any other provisions concerning matters or questions raised under the trust agreement that are not inconsistent with the provisions of the trust agreement, so long as the amendment does not materially and adversely affect the interests of any noteholder, as evidenced by an officer’s certificate delivered by us to the owner trustee. In addition, the trust agreement may be amended by us and the owner trustee if the Rating Agency Condition is satisfied and we have delivered an officer’s certificate to the effect that the amendment will not materially and adversely affect the interests of any noteholder and an opinion of counsel has been provided to the indenture trustee and the owner trustee indicating that such amendment will not cause the issuing entity to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

The trust agreement may also be amended by us and the owner trustee, without the consent of the indenture trustee or the noteholders of any series to add, modify or eliminate any provisions necessary or advisable in order to enable the issuing entity or any portion of the issuing entity to avoid the imposition of state or local income or franchise taxes of the issuing entity’s property or income. However, we may not amend the trust agreement as described in this paragraph unless (i) we deliver to the indenture trustee and owner trustee a certificate of an authorized officer stating that the proposed amendment meets the requirements of this paragraph and (ii) each the Rating Agency Condition is satisfied.

The amendments that we may make pursuant to the preceding paragraph without the consent of the noteholders of any series may include the addition of one or more persons, other than us, as transferors of receivables to the issuing entity.

The trust agreement may also be amended by us and the owner trustee with the consent of the indenture trustee and noteholders representing not less than 66 2/3% of the then-outstanding principal balance of the notes. However, without the consent of all noteholders, no amendment to the trust agreement may increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the outstanding principal balance of the notes, the holders of which are required to consent to any amendment. Additionally, an opinion of counsel shall be provided to the owner trustee and indenture trustee indicating that such amendment will not cause the issuing entity to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

Receivables Purchase Agreement

The receivables purchase agreement may be amended without the consent of the noteholders. However, no amendment may adversely affect in any material respect the interests of the securityholders. If World Financial Network Credit Card Master Trust is terminated, the parties to the receivables purchase agreement will not be permitted to amend the purchase price for receivables or change any obligation of us or the bank under the receivables purchase agreement unless the Rating Agency Condition is satisfied.

Indenture

The issuing entity and the indenture trustee may, without the consent of any noteholders but with prior written notice to each rating agency, enter into one or more supplemental indentures for any of the following purposes:

•

to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee’s lien under the indenture, or to add to the property pledged to secure the notes;

•	to reflect the agreement of another person to assume the role of the issuing entity;

•	to add to the covenants of the issuing entity, for the benefit of the noteholders, or to surrender any right or power of the issuing entity;

•	to transfer or pledge any property to the indenture trustee;

•

to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions concerning matters arising under the indenture as long as that action would not adversely affect the interests of the noteholders and would not be inconsistent with the other transaction documents;

•

to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

•	to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, or any similar federal statute later enacted; or

•	to permit the issuance of one or more new series of notes under the indenture.

The issuing entity and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to amend the indenture, upon:

(1)	satisfaction of the Rating Agency Condition;

(2)	our certification to the effect that, in the reasonable belief of the certifying officer, (i) all requirements for such amendment contained in the indenture have been met and (ii) the action will not (A) cause an early amortization event or an event of default or (B) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class; and

(3)	the issuing entity will have received an opinion of counsel to the effect that for federal income tax purposes:

(a)	the transaction will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

(b)	the transaction will not cause the issuing entity to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(c)	the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

The issuing entity and the indenture trustee may also, without the consent of the noteholders of any series or the credit enhancement providers for any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the issuing entity or any portion of the issuing entity to avoid the imposition of state or local income or franchise taxes on the issuing entity’s property or its income. Prior to any amendment described in this paragraph, (i) we must deliver to the indenture trustee and the owner trustee a certificate of an authorized officer stating that the proposed amendment meets the requirements of the preceding paragraph and this paragraph and (ii) the Rating Agency Condition is satisfied. In addition, no amendment described in this paragraph may affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.

The amendments that we may make pursuant to the preceding paragraph without the consent of the noteholders may include the addition or sale of receivables into the trust portfolio.

The issuing entity and the indenture trustee will not, without prior notice to each rating agency and the consent of each noteholder affected, enter into any supplemental indenture to:

•

change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

•	impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

•

reduce the percentage of the aggregate principal amount of the notes of any series, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

•

reduce the percentage of the aggregate outstanding amount of the notes required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

•

decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;

•	modify provisions of the indenture prohibiting the voting of notes held by the issuing entity, any other party obligated on the notes, us, or any of their affiliates; or

•

permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

The issuing entity and the indenture trustee may otherwise, upon satisfaction of the Rating Agency Condition and with the consent of noteholders holding more than 66 2/3% of the then-outstanding principal balance of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to or change in any manner or eliminate any provision of the indenture or to change the rights of the noteholders under the indenture.

In determining whether the noteholders holding the requisite percentage of the then-outstanding principal balance of the notes have given any consent, request, demand, authorization, direction, notice, or waiver under the indenture, notes owned by the issuing entity, any other party obligated on the notes, us, the bank, or any of their affiliates shall be disregarded and deemed not to be outstanding.

Pooling and Servicing Agreement

The pooling and servicing agreement and any series supplement to the pooling and servicing agreement may be amended by us, the servicer and the trustee for World Financial Network Credit Card Master Trust, without the consent of certificateholders of any series, to cure any ambiguity, to correct or supplement any provisions which may be inconsistent with any other provisions of the pooling and servicing agreement, to issue a supplemental certificate in exchange for any transferor certificate, the assumption by another entity of the transferor’s obligations under the pooling and servicing agreement or to add any other provisions which would not be inconsistent with the pooling and servicing agreement if the amendment would not adversely effect the interests of the certificateholders in any material respect and the following conditions are satisfied:

•

we deliver to the trustee a certificate of an authorized officer stating that, in our reasonable belief, the amendment will not adversely affect in any material respect the interests of any certificateholder;

•	the Rating Agency Condition is satisfied; and

•	we deliver an opinion relating to the tax consequences of the amendment.

The amendments that we may make without the consent of the certificateholders of any series or the credit enhancement providers for any series may include the addition or sale of receivables or participation interests in the trust portfolio.

The pooling and servicing agreement may also be amended by us, the servicer and the trustee for World Financial Network Credit Card Master Trust, with the consent of certificateholders representing not less than 66 2/3% of the aggregate invested amount of all series adversely affected by the amendment, and, unless the Rating Agency Condition is satisfied. Even with the consent of the investor certificateholders and the written confirmation from the rating agencies described in the preceding sentence, no amendment may occur if it:

(1)	reduces the amount of, or delays the timing of, any distributions to be made to certificateholders of any series or the amount available under any credit enhancement without the consent of each affected certificateholder;

(2)	changes the manner of calculating the invested amounts and allocation percentages for any series or changes the manner of allocating defaulted receivables to any series without the consent of each affected certificateholder; or

(3)	reduces the percentage of undivided interests the holders of which are required to consent to any amendment, without the consent of each affected certificateholder.

Administration Agreement

The administration agreement may be amended by the trust and the administrator with the consent of the owner trustee (as owner trustee and in its individual capacity), so long as such amendment does not materially and adversely affect the interests of any noteholder or any beneficial owner of the issuing entity.

The administration agreement may also be amended by the trust and the administrator with the consent of the owner trustee (as owner trustee and in its individual capacity), the noteholders representing not less than 66 2/3 % of the then-outstanding principal balance of the notes and us. However, without the consent of all noteholders, no amendment to the administration agreement may increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the receivables or distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the outstanding principal balance of the notes, the holders of which are required to consent to any amendment.

List of Noteholders

Holders of not less than 10% of the outstanding principal balance of any series of notes may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

Fees and Expenses

The servicer agreed in the transfer and servicing agreement and pooling and servicing agreement to be responsible for the payment (without reimbursement) of all expenses incurred in connection with the trust and the servicing activities under the transfer and servicing agreement and pooling and servicing agreement, including fees and disbursements of the trustee, indenture trustee, administrator, any paying agent and any transfer agent and registrar.

Defeasance

If so specified in the prospectus supplement relating to a series, the issuing entity may, at our direction, terminate its substantive obligations in respect of that series or the trust by depositing with the indenture trustee, from amounts representing, or acquired with, collections of receivables, money or eligible investments sufficient to make all remaining scheduled interest and principal payments on that series on the dates scheduled for those payments and to pay all amounts owing to any credit enhancement provider with respect to that series or all outstanding series, as the case may be, if that action would not result in an early amortization event for any series. Prior to its first exercise of its right to substitute money or eligible investments for receivables, the issuing entity will deliver to the indenture trustee an opinion of counsel to the effect that:

•

for federal income tax purposes, the deposit and termination of obligations will not cause the trust, or any portion of the trust, to be deemed to be an association or publicly traded partnership taxable as a corporation; and

•	the deposit and termination of obligations will not result in the trust being required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Final Payment of Principal

If so specified in the prospectus supplement relating to a series, the servicer will have the option to purchase the notes at any time after the remaining outstanding principal amount of that series is 5% or less of the initial principal amount of that series. The purchase price will equal:

•	the outstanding principal amount of the notes of that series, plus

•

any accrued and unpaid interest through the day preceding the distribution date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the distribution date immediately following the repurchase date.

For any series of notes, the related prospectus supplement may specify additional conditions to the servicer’s purchase option.

Each prospectus supplement will specify the final maturity date for the related series of notes, which will generally be a date falling substantially later than the expected principal payment date. For any series, principal will be due and payable on the final maturity date. Additionally, the failure to pay principal in full not later than the final maturity date will be an event of default, and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under “Description of the Notes—Events of Default; Rights upon Event of Default” in this prospectus.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

Credit Enhancement

General

For any series, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of setting the collateral amount for that series at an amount greater than the initial principal amount of the notes in that series, the subordination of one or more classes of the notes, a letter of credit, the establishment of a cash collateral guaranty or account, a derivative agreement consisting of an interest rate swap, cap or floor or a currency swap, a surety bond, an insurance policy, a spread account or a reserve account or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement. Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities Act unless exempt from registration under the Securities Act.

In the prospectus supplement for each series, we will describe the amount and the material terms of the related credit enhancement. Often, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

•	the amount payable under that credit enhancement;

•	any conditions to payment not described here;

•	the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

•	any material provision of any agreement relating to that credit enhancement.

The accompanying prospectus supplement may also set forth additional information with respect to any credit enhancement provider, including:

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

•	its total assets, and its stockholders’ or policy holders’ surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of one or more early amortization events with respect to that series. In this event, the credit enhancement provider will have an interest in the cash flows in respect of the receivables to the extent described in that prospectus supplement.

Subordination

If so specified in the accompanying prospectus supplement, one or more classes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event that a specified type of loss is not covered by another credit enhancement.

The accompanying prospectus supplement will also set forth information concerning:

•	the amount of subordination of a class or classes of subordinated notes in a series;

•	the circumstances in which that subordination will be applicable;

•	the manner, if any, in which the amount of subordination will decrease over time; and

•	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.

If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying such collections.

Letter of Credit

If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against some losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit, will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

The maximum liability of the issuer of a letter of credit under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial collateral amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

Cash Collateral Guaranty, Cash Collateral Account or Excess Collateral

If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the following:

•	a cash collateral guaranty, secured by the deposit of cash or permitted investments in a cash collateral account, reserved for the beneficiaries of the cash collateral guaranty;

•	a cash collateral account; or

•	a collateral amount in excess of the initial principal amount of the notes for that series.

The amounts on deposit in the cash collateral account or available under the cash collateral guaranty may be increased under the circumstances described in the accompanying prospectus supplement which may include:

•	to the extent we elect to apply collections of principal receivables allocable to the excess collateral to decrease the excess collateral;

•	to the extent collections of principal receivables allocable to the excess collateral must be deposited into the cash collateral account; and

•	to the extent excess collections of finance charge receivables must be deposited into the cash collateral account.

The amount available from the cash collateral guaranty, the cash collateral account and any excess collateral be limited to an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

Derivative Agreements

If so specified in the accompanying prospectus supplement, a series or one or more classes may have the benefits of one or more derivative agreements, which may be a currency or interest rate swap, a cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate) or a collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate). In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity’s payments to them, to the extent required under the derivative agreements. The specific terms of a derivative agreement applicable to a series or class of notes and a description of the related counterparty will be included in the related prospectus supplement.

Surety Bond or Insurance Policy

If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

If an insurance policy or a surety bond is provided for any series or class, the provider of the insurance policy or surety bond will be permitted to exercise the voting rights of the noteholders of the applicable series or class to the extent described in the prospectus supplement for that series. For example, if specified in the related prospectus supplement, the provider of the insurance policy or surety bond, rather than the noteholders of that series, may have the sole right to:

•	consent to amendments to the indenture, the pooling and servicing agreement, the transfer and servicing agreement or any other document applicable to that series;

•	if an event of default occurs, accelerate the notes of that series or direct the trustee to exercise any remedy available to the noteholders; or

•	waive any event of default for that series.

Spread Account

If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of all or a portion of available excess cash flow from the trust assets into a spread account intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

Reserve Account

If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by a reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of a portion of periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the accompanying prospectus supplement.

Certain Relationships and Related Transactions

As described in the disclosure above relating to the sponsor, the servicer (which also acts as administrator), the issuing entity, World Financial Network Credit Card Master Trust and us (the depositor), these entities are affiliates and engage in transactions with each other involving securitizations of assets similar to the receivables, including public offerings and private placements of asset-backed securities. The transactions among us and our affiliates that are material to investors relate to the securitization activities described in this prospectus and accompanying prospectus supplement, and those transactions are described throughout this prospectus and the accompanying prospectus supplement. The nature of the affiliations among the sponsor, the servicer, the issuing entity, World Financial Network Credit Card Master Trust and us is illustrated in the chart below.

Ownership of Transaction Parties Included in the

Alliance Data Systems Corporation Affiliated Group

None of the indenture trustee, the trustee for World Financial Network Credit Card Master Trust or the owner trustee are affiliated with us or the sponsor or the servicer. The indenture trustee, the trustee for World Financial Network Credit Card Master Trust, the owner trustee and their respective affiliates may, from time to time, engage in arm’s-length transactions with us, the sponsor or the servicer, which are distinct from their respective role as indenture trustee, trustee or owner trustee, as applicable.

Note Ratings

Any rating of the notes by a rating agency will indicate:

•	its view on the likelihood that noteholders will receive required interest and principal payments; and

•	its evaluation of the receivables and the availability of any credit enhancement for the notes.

Among the things a rating will not indicate are:

•	the likelihood that principal payments will be paid on a scheduled date;

•	the likelihood that an early amortization event will occur;

•	the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

•	the marketability of the notes;

•	the market price of the notes; or

•	whether the notes are an appropriate investment for any purchaser.

A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

We will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. At the time of their issuance, all notes offered by this prospectus and the accompanying prospectus supplement will be rated by at least one nationally recognized rating agency in one of its generic rating categories that signified investment grade. Rating agencies other than those requested could assign a rating to the notes and, if so, that rating could be lower than any rating assigned by a rating agency chosen by us. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a rating agency refers to a rating agency selected by us to rate the securities issued by the issuing entity or World Financial Network Credit Card Master Trust.

Federal Income Tax Consequences

General

The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement. The following summary has been prepared and reviewed by Mayer Brown LLP as special tax counsel to the issuing entity. The summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof (the “Code”), and final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, for example:

•	banks and thrifts,

•	insurance companies,

•	regulated investment companies,

•	dealers in securities,

•

holders that will hold the offered notes as a position in a “straddle” for tax purposes or as a part of a “synthetic security,” “conversion transaction” or other integrated investment comprised of the offered notes, and one or more other investments,

•	trusts and estates, and

•	pass-through entities, the equity holders of which are any of the foregoing.

Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special tax counsel to the issuing entity is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of special tax counsel to the issuing entity, however, is not binding on the Internal Revenue Service (the “IRS”) or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. In addition, no transaction closely comparable to the purchase of the notes has been the subject of any Treasury Regulation, revenue ruling or judicial decision. Accordingly, we suggest that persons considering the purchase of notes consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Tax Classification of the Issuing Entity and the Notes

Treatment of the Issuing Entity as an Entity, Not Subject to Tax. Special tax counsel to the issuing entity is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling or judicial decision, neither World Financial Network Credit Card Master Trust nor the issuing entity will be treated as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, special tax counsel to the issuing entity is of the opinion that the issuing entity will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this classification will prevail.

The precise tax classification of the issuing entity for federal income tax purposes is not certain. It might be viewed as merely holding assets on our behalf as collateral for notes issued by us. On the other hand, the issuing entity could be viewed as a separate entity for tax purposes issuing its own notes. This distinction may have a significant tax effect on particular noteholders as stated below under “—Possible Alternative Classifications.”

Treatment of the Notes as Debt. Unless disclosed otherwise in the applicable prospectus supplement, special tax counsel to the issuing entity is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. However, opinions of counsel are not binding on the IRS, and there can be no assurance that the IRS could not successfully challenge this conclusion. The issuing entity agrees by entering into the Indenture, and the noteholders agree by their purchase and holding of notes, to treat the notes as debt for United States federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreement, we expect to treat such transactions, for regulatory and financial accounting purposes, as a sale of an ownership interest in the receivables and not as a debt obligation.

In general, whether for United States federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for United States federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Special tax counsel may analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the receivables has not been transferred to the noteholders.

In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that special tax counsel may advise that the rationale of those cases should not apply to the transaction evidenced by the notes because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the notes as debt for United States federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

Possible Alternative Classifications. If, contrary to the opinion of special tax counsel to the issuing entity, the IRS successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, it could find that the arrangement created by the Pooling and Servicing Agreement and the related prospectus supplement constitutes a partnership that could be treated as a “publicly traded partnership” taxable as a corporation. We currently do not intend to comply with the United States federal income tax reporting requirements that would apply if any series or class of notes were treated as interests in a partnership or corporation.

If the Pooling and Servicing Agreement is treated as creating a partnership between us and the noteholders, the partnership itself would not be subject to United States federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the noteholders, would be taxed individually on their respective distributive shares of the partnership’s income, gain, loss, deductions and credits.

Treatment of a noteholder as a partner could have adverse tax consequences to certain holders; for example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of partnership expenses. The result of the differences in tax treatment noted above might cause an individual to be taxed on a greater amount of income than the stated rate on the notes.

If it were determined that a transaction created an entity classified as a publicly traded partnership taxable as a corporation, the issuing entity would be subject to United States federal income tax at corporate income tax rates on the income it derives from the receivables and the issuing entity would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Such classification could materially reduce cash available to make payments on the notes; further, noteholders might not be entitled to any dividends received deduction in respect of payments of interest on notes treated as dividends.

In addition, even if the notes are treated as debt, the issuing entity is also able to issue other securities which may be treated as debt or as equity interests in the issuing entity. The issuance of additional securities requires the delivery of a new opinion of counsel generally to the effect that the new issuance will not cause the issuing entity to become taxable as a separate entity for federal income tax purposes; however, the new opinion would not bind the IRS, and the issuing entity could become a taxable entity as a result of the new issuance, potentially diminishing cash available to make payments on the notes. We suggest that prospective investors consult with their own tax advisors with regard to the consequences of each of the possible alternative characterizations to them in their particular circumstances. The following discussion assumes that the classifications of the notes as debt is correct.

Consequences to Holders of the Offered Notes

Interest and Original Issue Discount. In general, stated interest on a note will be includible in gross income as it accrues or is received in accordance with a noteholder’s usual method of tax accounting. Interest received on the notes may also constitute “investment income” for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. It is not anticipated that any series or class of notes will be issued with original issue discount within the meaning of Section 1273 of the Code. If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Code will apply to those notes. Under those provisions, a holder of a note issued with original issue discount—including a cash basis holder—generally would be required to include the original issue discount on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having original issue discount to the extent that its “stated redemption price” exceeds its “issue price,” if that excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note, determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of the notes. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a note is “unconditionally payable” and hence that all of the interest payable on the note should be included in the note’s stated redemption price at maturity. If sustained, that treatment should not significantly affect tax liabilities for most holders of the notes, but we suggest that prospective noteholders consult their own tax advisors concerning the impact to them in their particular circumstances. The issuing entity intends to take the position that interest on the notes constitutes “qualified stated interest” and that the above consequences do not apply.

Market Discount. Noteholders should be aware that the resale of offered notes may be affected by the market discount provisions of the Code. The market discount rules generally provide that, subject to a de minimis exception, if a holder of a note acquires it at a market discount (i.e., at a price below its stated redemption price at maturity or its “adjusted issue price” if it was issued with original issue discount) and thereafter recognizes gain upon a disposition of the note, the lesser of such gain or the portion of the market discount that accrued while the note was held by such holder will be treated as ordinary interest income realized at the time of the disposition. A taxpayer may elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual method or a yield to maturity method. The market discount rules may also cause the deferral of interest deductions on debt incurred to acquire market discount obligations.

Market Premium. A subsequent holder who purchases a note at a premium may elect to amortize and deduct this premium over the remaining term of the note in accordance with rules set forth in Section 171 of the Code.

Disposition of the Notes: Defeasance. Upon the sale, exchange, retirement or other taxable disposition of a note, the holder of the note generally will recognize taxable gain or loss in an amount equal to the difference between (a) the amount realized on the disposition, other than that part of the amount attributable to, and taxable as, accrued interest and (b) the holder’s adjusted tax basis in the note. A taxable exchange of a note could also occur as a result of our substitution of money or investments for the receivables in the trust portfolio. See “Description of the Notes—Defeasance” in this prospectus. The holder’s adjusted tax basis in the note generally will equal the cost of the note to that holder, increased by any original issue discount or market discount previously included in income by that holder with respect to the note, and decreased by any deductions previously allowed for amortizable bond premium and by the amount of any payments of principal or original issue discount previously received by that holder with respect to its note. Subject to the market discount rules discussed above, any related gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of sale the note has been held for more than one year. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Foreign Holders. The following information describes the United States federal income tax treatment if the notes are treated as debt to an investor that is a nonresident alien individual or a foreign corporation (collectively, a “foreign person”). Some foreign persons, including certain residents of certain United States possessions or territories, may be subject to special rules not discussed in this summary.

Interest, including original issue discount, if any, paid to a foreign person on a note will not be subject to withholding of United States federal income tax, provided that:

•

the interest payments are effectively connected with the conduct of a trade or business within the United States by the foreign person and such foreign person submits a properly executed IRS Form W-8ECI; or

•

the foreign person is not, for United States federal income tax purposes, actually or constructively a “10 percent shareholder” of us or the issuing entity, a “controlled foreign corporation” with respect to which we or the issuing entity is a “related person” within the meaning of the Code, or a bank extending credit under a loan agreement entered into in the ordinary course of its trade or business, and, under current Treasury Regulations, either (i) the beneficial owner represents that it is a foreign person and provides its name and address to us or our paying agent on a properly executed IRS Form W- 8BEN, or a suitable substitute form, signed under penalties of perjury; or (ii) if a note is held through a securities clearing organization or other financial institution, as is expected to be the case unless definitive notes are issued, the organization or financial institution certifies to us or our paying agent under penalties of perjury that it has received IRS Form W-8BEN or a suitable substitute form from the foreign person or from another qualifying financial institution intermediary, and provides a copy to us or our paying agent.

If these exceptions do not apply to a foreign person, interest, including original issue discount, if any, paid to such foreign person generally will be subject to withholding of United States federal income tax at a 30% rate. Such foreign person may, however, be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted, under current Treasury Regulations, on IRS Form W-8 BEN. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. Recently issued final Treasury Regulations revised some of the procedures whereby a foreign person may establish an exemption from withholding generally beginning January 1, 2001. We suggest that foreign persons consult their tax advisors concerning the impact to them, if any, of those revised procedures.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, the individual is not present in the United States for 183 days or more in the taxable year in which the sale, redemption, retirement or other taxable disposition occurs.

If the interest or gain on the note is effectively connected with the conduct of a trade or business within the United States, then although the foreign person will be exempt from the withholding of tax previously discussed if an appropriate statement is provided, such foreign person generally will be subject to United States federal income tax on the interest, including original issue discount, if any, or gain at applicable graduated federal income tax rates. In addition, if a foreign person is a foreign corporation, such foreign corporation may be subject to a branch profits tax equal to 30% of your “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless such foreign corporation qualifies for a lower rate under an applicable tax treaty.

Backup Withholding. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to “backup withholding” tax under Section 3406 of the Code if a noteholder fails to furnish its taxpayer identification number, fails to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or under certain circumstances fails to provide a certified statement, under penalty of perjury, that it is not subject to backup withholding. The backup withholding tax rate is 28% for payments made during the years 2004 through 2010. For payments made after the taxable year of 2010, the backup withholding rate will be increased to 31%. Any amounts deducted and withheld would be allowed as a credit against the recipient’s United States federal income tax if appropriate proof is provided under rules established by the IRS. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but does not do so in the proper manner. Backup withholding will not apply with respect to payments made to exempt recipients. Holders of the notes are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption. Information returns will be sent annually to the IRS and to each noteholder setting forth the amount of interest paid (and original issue discount accrued, if any) on the notes and the amount of tax withheld thereon.

Recently Enacted Legislation. Recently enacted legislation generally imposes a tax of 3.8% on the “net investment income” of certain individuals, trusts and estates for taxable years beginning after December 31, 2012. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions.

Additionally, other recently enacted legislation generally imposes a withholding tax of 30 percent on interest income (including OID) from debt instruments and the gross proceeds of a disposition of debt instruments paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners). The legislation also generally imposes a withholding tax of 30 percent on interest income (including OID) from debt instruments and the gross proceeds of a disposition of debt instruments paid to a non-financial foreign entity unless such entity provides the withholding agent with certain certification or information relating to U.S. ownership of the entity. Under certain circumstances, such foreign persons might be eligible for refunds or credits of such taxes. These rules generally would apply to payments made after December 31, 2012, but would exempt from withholding payment on, or proceeds in respect of, debt instruments outstanding on the date two years after the date of enactment (March 18, 2010).

Prospective investors should consult their own tax advisors regarding the possible implications of this recently enacted legislation in their particular circumstances.

The United States federal income tax discussion set forth above may not be applicable depending upon a holder’s particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer’s own tax advisor. We suggest that prospective purchasers consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.

State and Local Tax Consequences

The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. We suggest that each investor consult its own tax advisor regarding state and local tax consequences.

ERISA Considerations

The prospectus supplement for each series of notes will specify whether the notes offered by that prospectus supplement are eligible for purchase by employee benefit plans.

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code prohibit pension, profit-sharing or other employee benefit plans subject to Title I of ERISA, individual retirement accounts, Keogh plans, and other plans subject to Section 4975 of the Internal Revenue Code and entities deemed to hold plan assets of the foregoing from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to these benefit plans. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons or the fiduciaries of the benefit plan. ERISA also requires that fiduciaries of a benefit plan subject to Title I of ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with governing plan documents.

Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute or result in prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code if assets of the trust were deemed to be assets of a benefit plan or “plan assets.” Under ERISA and a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and Section 4975 of the Internal Revenue Code only if the benefit plan acquires an “equity interest” in the trust and none of the exceptions contained in the regulation, as modified by Section 3(42) of ERISA, is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, assuming the notes constitute debt for local law purposes, at the time of their initial issuance, the notes should be treated as debt without substantial equity features for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the trust incurs significant losses.

However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of benefit plans could be considered to give rise to prohibited transactions if we, the issuing entity, World Financial Network Credit Card Master Trust, the owner trustee, the servicer, the sub-servicer, the administrator, any interest rate swap counterparty, the underwriters, the indenture trustee or any of their respective affiliates, is or becomes a party in interest or a disqualified person with respect to these benefit plans. In that case, various exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the benefit plan fiduciary making the decision to acquire a note. Included among these exemptions are:

•	Prohibited Transaction Class Exemption 96-23, regarding transactions effected by certain “in-house asset managers”;

•	Prohibited Transaction Class Exemption 95-60, regarding transactions effected by insurance company general accounts;

•	Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

•	Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; and

•	Prohibited Transaction Class Exemption 84-14, regarding transactions effected by independent “qualified professional asset managers.”

In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest or disqualified person to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest or disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transaction. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes, and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

By your acquisition of a note, you will be deemed to represent and warrant that either you are not acquiring the note with the assets of (or on behalf of) a benefit plan or any other plan that is subject to a law that is substantially similar to the fiduciary responsibility or prohibited transactions provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code or your purchase, holding and disposition of the note will not result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Internal Revenue Code or any substantially similar applicable law.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, non-U.S. plans and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to local, state, federal or non-U.S. law requirements which may impose restrictions similar to those under ERISA and the Internal Revenue Code discussed above.

If you are a benefit plan fiduciary considering the purchase of any of the notes, we encourage you to consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Plan of Distribution

We may offer and sell the securities of a series in one or more of the following ways: (1) directly to one or more purchasers; (2) through agents or (3) through underwriters. We will name any agent involved in the offering and sale of the notes, and any commissions payable by us to that agent, in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any such agent is acting solely as an agent for the period of its appointment.

Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the notes of a series that are offered and sold through underwriters, we will cause the notes to be sold by the issuing entity to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the issuing entity, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the accompanying prospectus supplement.

In each underwriting agreement with respect to the notes of a series that are offered and sold through underwriters, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in specified circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We may retain, or the bank may purchase, notes of a series or class upon initial issuance and may sell them on a subsequent date. Offers to purchase notes may be solicited directly by the bank and sales may be made by the bank to institutional investors or others deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale of the securities. Any underwriter or agent that offers the notes may be an affiliate of the depositor and offers and sales of notes may include secondary market transactions by affiliates of the depositor. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and those concessions may be changed.

Each underwriting agreement will provide that we will indemnify the related underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

Reports to Noteholders

The servicer will prepare monthly and annual reports that will contain information about the issuing entity. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the notes. No financial reports will be sent to you. See “Description of the Notes—Book-Entry Registration,” and “The Servicer—Evidence as to Servicer’s Compliance” in this prospectus.

Reports to Noteholders

Noteholders of each series issued by the issuing entity will receive reports with information on the series and the trust. The paying agent will forward to each noteholder of record a report, prepared by the servicer, for its series on the distribution dates for that series. The report will contain the information specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

Periodic information to noteholders generally will include:

•	the total amount distributed;

•	the amount of principal and interest for distribution;

•	collections of principal receivables and finance charge receivables allocated to the series;

•	the aggregate amount of principal receivables, the collateral amount and the collateral amount as a percentage of the aggregate amount of the principal receivables in the trust portfolio;

•	the aggregate outstanding balance of accounts broken out by delinquency status;

•	the aggregate defaults and dilution allocated to the series;

•	the amount of reductions, if any, to the collateral amount due to defaulted receivables and dilution allocated to the series and any reimbursements of previous reductions to the collateral amount;

•	the monthly servicing fee for that series;

•	the amount available under the credit enhancement, if any, for the series or each class of the series;

•	the “pool factor,” which is the ratio of the current collateral amount to the initial collateral amount;

•	the base rate and portfolio yield, each as defined in the related prospectus supplement for the series;

•	if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

•	for any distribution date during a funding period, the remaining balance in the prefunding account; and

•

for the first distribution date that is on or immediately following the end of a funding period, the amount of any remaining balance in the prefunding account that has not been used to fund the purchase of receivables and is being paid as principal on the notes.

By January 31 of each calendar year, the paying agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the person was a noteholder, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.

If required under the Trust Indenture Act, the indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

Where You Can Find More Information

We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

The depositor will file with the SEC all required annual reports on Form 10-K, monthly distribution reports on Form 10-D and current reports on Form 8-K and other information about the issuing entity under the Central Index Key (CIK) number 0001282663. The reports described under “The Servicer—Evidence as to Servicer’s Compliance” will be filed as exhibits to our annual report on Form 10-K.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C., on official business days between the hours of 10:00 am and 3:00 pm. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will be filed under the name of the issuing entity and will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future current reports on Form 8-K filed by or on behalf of the issuing entity and World Financial Network Credit Card Master Trust until we terminate our offering of the notes.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents—unless the exhibits are specifically incorporated by reference—at no cost, by writing or calling us at: 220 West Schrock Road, Westerville, Ohio 43081, telephone: (614) 729-5044.

The trust’s annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, and amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on the sponsor’s website because those reports are made available to the public on the SEC Internet site as described above and as available, at no cost, by writing or calling us as described in the immediately preceding paragraph.

Glossary of Terms for Prospectus

“Aggregate Principal Balance” means, on any date, the sum of (a) the Aggregate Principal Receivables and (b) the amount on deposit in the excess funding account, after excluding any investment earnings.

“Aggregate Principal Receivables” means, on any date, the total amount of principal receivables.

“Eligible Account” means an account in an approved portfolio:

•	that is payable in United States dollars;

•	that is serviced by us, any transferee of accounts from us, an approved originator of accounts, or any affiliates of the foregoing;

•

the cardholder of which has provided, as his or her most recent billing address, an address located in the United States or a United States military address, except that up to 2% (or a greater number approved by the rating agencies) of the Aggregate Principal Receivables may have cardholders who have provided addresses outside of these jurisdictions;

•	that does not have any receivables that have been charged off as uncollectible by the servicer in accordance with its charge account guidelines or its customary and usual servicing procedures;

•	that does not have receivables that have been sold or pledged to any other party; and

•	has not been identified as an account, the credit cards with respect to which have been reported as being lost or stolen or the cardholder of which is the subject of a bankruptcy proceeding.

“Eligible Institution” means:

(a)	a depository institution, which may include the owner trustee or the indenture trustee, that:

(1)	is organized under the laws of the United States or any one of its states,

(2)	has FDIC deposit insurance, and

(3)	has a long-term unsecured debt rating or a certificate of deposit rating acceptable to the rating agencies; or

(b)	any other institution acceptable to the rating agencies, which may include the servicer.

“Eligible Receivable” means each receivable:

•	that has arisen under an Eligible Account;

•

that was created in compliance, in all material respects, with the charge account guidelines and all requirements of law applicable to us or the originator of the related account pursuant to a credit card agreement between the cardholder and us or the originator of the related account which complies, in all material respects, with all requirements of law applicable to us or the originator of the related account;

•

for which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by us or the originator of the related account in connection with the creation of the receivable or the execution, delivery and performance by us or the originator of the related account of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of that receivable;

•

as to which, immediately prior to being transferred to the trust, we had good title free and clear of all liens and security interests arising under or through us and our affiliates, other than any lien for state, municipal or other local taxes if those taxes are not then due and payable or if we are then contesting the validity of those taxes in good faith by appropriate proceedings and we have set aside on our books adequate reserves with respect to those taxes;

•	that is the subject of a valid transfer and assignment, or the grant of a security interest, from the transferor to the trust;

•

as to which the transferor has not taken any action which, or failed to take any action the omission of which, would, at the time of transfer to the trust, impair the rights of the trust or the noteholders in the receivable;

•

that is the legal, valid and binding payment obligation of the related cardholder, enforceable against that cardholder in accordance with its terms, subject to permitted insolvency- and equity-related exceptions;

•	that constitutes an “account” under Article 9 of the Uniform Commercial Code as in effect in the State of New York;

•

that, at the time of transfer to the trust, has not been waived or modified except as permitted by our charge account guidelines and which waiver or modification has been reflected in our computer files;

•

that, at the time of transfer to the trust, is not, to our knowledge, subject to any right of recission, setoff, counterclaim or defense, including usury, that would require that receivable to be charged off in accordance with our charge account guidelines, other than some insolvency- and equity-related defenses;

•	as to which we have satisfied all obligations required to be satisfied at the time it is transferred to the trust;

•

with respect to receivables transferred to the issuing entity after the termination of World Financial Network Credit Card Master Trust, in which all of our right, title and interest has been validly transferred and assigned to the issuing entity or in which a valid first priority perfected security interest has been granted to the issuing entity; and

•

with respect to receivables transferred to the issuing entity after the termination of World Financial Network Credit Card Master Trust, as to which, at the time of transfer of that receivable to the issuing entity, we have not taken or omitted to take any action that would impair the rights of the issuing entity or the noteholders.

“Minimum Transferor Amount” will be calculated as follows:

(a)	(i)	Aggregate Principal Receivables

plus

	(ii)	if on such date of determination, World Financial Network Credit Card Master Trust has not been terminated, amounts on deposit in the excess funding account	times	(iii)	4%, or if less, the highest of the Required Retained Transferor Percentages specified in the prospectus supplement for each series plus

(b)	any additional amounts specified in the prospectus supplement for any series.

“Qualified Account” means either:

(a)	a segregated account established with an Eligible Institution; or

(b)	a segregated trust account with the corporate trust department of a depository institution that:

(1)	is organized under the laws of the United States or any one of its states,

(2)	acts as trustee for funds deposited in the account, and

(3)	has a credit rating from each rating agency in one of its generic credit rating categories that signifies investment grade.

“Rating Agency Condition” means obtaining such approvals or confirmations, or providing such notices, as may be required by the indenture and any indenture supplement for any related series, and such term will be more specifically defined with respect to any series in the prospectus supplement for such series.

“Required Principal Balance” means, on any date of determination, the sum of the numerators used to calculate the allocation percentages for principal collections for all outstanding series of securities on that date of determination.

“Required Retained Transferor Percentage” means for any series, the amount specified in the prospectus supplement for that series, or if not specified, 4%.

“Specified Transferor Amount” means, zero or such higher amount as may be specified in the accompanying prospectus supplement.

“Transferor Amount” means, on any date, the difference between:

(1)	the Aggregate Principal Balance on that date; minus

(2)	the aggregate of the collateral and invested amounts of all outstanding series of securities; plus

(3)	the principal amount on deposit in the collection account for any series, to the extent not deducted in calculating the collateral or invested amount for the related series.

Annex I

Global Clearance, Settlement and

Tax Documentation Procedures

This Annex is an integral part of the prospectus and is incorporated in the prospectus.

Except in certain limited circumstances, the globally offered World Financial Network Credit Card Master Note Trust Asset Backed Notes (the “global securities”) to be issued in series from time to time will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice—i.e., seven calendar day settlement.

Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

Investors electing to hold their global securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and transferor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants, other than the depositaries for Clearstream and Euroclear, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream customer or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant—other than the depositaries for Clearstream and Euroclear—to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream prior to 12:30 p.m. on the settlement date. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities for payment. Payment will then be made by the respective depositary, as the case may be, to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective European depositary, to another DTC participant. The seller will send instructions to Clearstream before 12:30 p.m. on the settlement date. In these cases, Clearstream or Euroclear will instruct the respective European depositary, as appropriate, to credit the global securities to the DTC participant’s account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of global securities holding securities through Clearstream, Euroclear or through DTC—if the holder has an address outside the U.S.—will be subject to the U.S. withholding tax (currently imposed at a rate of 30%) that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner provides the appropriate certification for obtaining an exemption or reduced tax rate. See “Federal Income Tax Consequences” in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses to be borne by the registrant, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the Offered Notes hereunder.

SEC registration fee	$205,574.15

Accounting fees and expenses	$270,000.00

Legal fees and expenses	$2,500,000.00

Printing costs	$120,000.00

Trustee’s fees	$90,000.00

Rating Agency fees	$2,700,000.00

Miscellaneous	$150,000.00

Total	$6,035,574.15

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Delaware Limited Liability Company Act (Section 18-108) gives Delaware limited liability companies broad powers to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. WFN Credit Company, LLC shall, to the fullest extent permitted by the Act, indemnify and hold harmless, and advance expenses to, each member, any manager and each officer and director against any losses, claims, damages or liabilities to which the indemnified party may become subject in connection with any matter arising from, related to, or in connection with, WFN Credit Company, LLC’s business or affairs.

Pursuant to agreements which WFN Credit Company, LLC may enter into with underwriters or agents (forms of which will be included as exhibits to the registration statement), officers and directors of WFN Credit Company, LLC, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been or will be furnished to the registrant by such underwriters or agents that appears in the registration statement or any prospectus.

ITEM 16.	EXHIBITS.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS.

(a)	As to Rule 415:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs 1(i), 1(ii) and 1(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

Provided further, however, paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf or the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(f) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (§229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (§229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (§232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met at the time of sale securities registered hereunder, and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio on the 22nd day of June, 2010.

WFN CREDIT COMPANY, LLC, a Delaware limited liability company, as depositor for World Financial Network Credit Card Master Note Trust and World Financial Network Credit Card Master Trust

By:	*
Daniel T. Groomes President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director	June 22, 2010
Name: Daniel T. Groomes	(Principal Executive Officer)

*	Chief Financial Officer and	June 22, 2010
Name: John J. Coane	Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

*	Director	June 22, 2010
Name: Robert P. Armiak

/S/ RONALD C. REED	Director	June 22, 2010
Name: Ronald C. Reed

*	Director	June 22, 2010
Name: Evelyn Echevarria

*	Director	June 22, 2010
Name: Douglas K. Johnson

* The undersigned, by signing his name hereto, does hereby sign this Amendment No. 2 to registration statement No. 333-166240 on behalf of the above indicated officer or director of the Registrant, WFN Credit Company, LLC, pursuant to the Power of Attorney signed by such officer or director.

By:	/S/ RONALD C. REED
Name:	Ronald C. Reed
Title:	Director

EXHIBIT INDEX

The following is a complete list of exhibits filed as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.	Description

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 of Registrant’s Amendment No. 1 to Registration Statement, filed on July 5, 2001 (No. 333-60418-00 and 333-60418-01)).

3.1	Certificate of Formation for WFN Credit Company, LLC (incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement, filed on May 8, 2001 (No. 333-60418-00 and 333-60418-01)).

3.2	Amended and Restated Limited Liability Company Agreement for WFN Credit Company, LLC (incorporated by reference to Exhibit 3.1 of the current report on Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Trust on August 31, 2001).

4.1	Master Indenture, dated as of August 1, 2001, between World Financial Network Credit Card Master Note Trust and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Trust on August 31, 2001).

4.2	Omnibus Amendment, dated as of March 31, 2003, among WFN Credit Company, LLC, World Financial Network Credit Card Master Note Trust, World Financial Network National Bank and BNY Midwest Trust Company (incorporated by reference to Exhibit 4 of the current report on Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Trust on April 22, 2003).

4.3	Supplemental Indenture No. 1, dated as of August 13, 2003, between World Financial Network Credit Card Master Note Trust and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.2 of the current report on Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Trust on August 28, 2003).

4.4	Supplemental Indenture No. 2 to Master Indenture, dated as of June 13, 2007, between World Financial Network Credit Card Master Note Trust and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.3 of the current report on Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Note Trust on June 15, 2007).

4.5	Supplemental Indenture No. 3 to Master Indenture, dated as of May 27, 2008, between World Financial Network Credit Card Master Note Trust and The Bank of New York Trust Company, N.A. (as successor in interest to BNY Midwest Trust Company) (incorporated by reference to Exhibit 4.2 of the current report on Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Note Trust on May 29, 2008).

4.6	Agreement of Resignation, Appointment and Acceptance, dated as of May 27, 2008, among World Financial Network National Bank, World Financial Network Credit Card Master Note Trust, BNY Midwest Trust Company, as resigning indenture trustee, and The Bank of New York Trust Company, N.A., as successor indenture trustee (incorporated by reference to Exhibit 4.3 of the current report on Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Note Trust on May 29, 2008).

4.7	Form of Indenture Supplement, including form of Notes (incorporated by reference to Exhibit 4.4 of Registrant’s Amendment No. 1 to Registration Statement, filed on April 23, 2004 (Nos. 333-113669, 333-113669-01 and 333-113669-2).

4.8	Transfer and Servicing Agreement, dated as of August 1, 2001 between WFN Credit Company, LLC, World Financial Network National Bank and World Financial Network Credit Card Master Note Trust (incorporated by reference to Exhibit 4.3 of the current report on Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Trust on August 31, 2001).

4.9	First Amendment to Transfer and Servicing Agreement, dated as of November 7, 2002, among WFN Credit Company, LLC, World Financial Network National Bank and World Financial Network Credit Card Master Note Trust (incorporated by reference to Exhibit 4.2 of the current report on Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Trust on November 20, 2002).

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4.10	Third Amendment to Transfer and Servicing Agreement, dated as of May 19, 2004, among WFN Credit Company, LLC, World Financial Network National Bank and World Financial Network Credit Card Master Note Trust (incorporated by reference to Exhibit 4.2 of the current report on Form 8-K filed by WFN Credit Company, LLC, World Financial Network Credit Card Master Note Trust and World Financial Network Credit Card Master Trust on August 4, 2004).

4.11	Fourth Amendment to Transfer and Servicing Agreement, dated as of March 30, 2005, among WFN Credit Company, LLC, World Financial Network National Bank and World Financial Network Credit Card Master Note Trust (incorporated by reference to Exhibit 4.2 of the current report on Form 8-K filed by WFN Credit Company, LLC, World Financial Network Credit Card Master Note Trust and World Financial Network Credit Card Master Trust on April 5, 2005).

4.12	Fifth Amendment to the Transfer and Servicing Agreement, dated as of June 13, 2007 among World Financial Network National Bank, WFN Credit Company, LLC and World Financial Network Credit Card Master Note Trust (incorporated by reference to Exhibit 4.2 of the current report on Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Note Trust on June 15, 2007).

4.13	Sixth Amendment to the Transfer and Servicing Agreement, dated as of October 26, 2007, among WFN Credit Company, LLC, World Financial Network National Bank and World Financial Network Credit Card Master Note Trust (incorporated by reference to Exhibit 4.2 of the current report on Form 8-K filed by WFN Credit Company, LLC, World Financial Network Credit Card Master Note Trust and World Financial Network Credit Card Master Trust on October 31, 2007).

4.14	Amended and Restated Trust Agreement, dated as of August 1, 2001, between WFN Credit Company, LLC and Chase Manhattan Bank USA, National Association (incorporated by reference to Exhibit 4.4 of the current report on Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Trust on August 31, 2001).

4.15	Administration Agreement, dated as of August 1, 2001, between World Financial Network Credit Card Master Note Trust and World Financial Network National Bank (incorporated by reference to Exhibit 4.5 of the current report on Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Trust on August 31, 2001).

4.16	First Amendment to Administration Agreement, dated as of July 31, 2009, between World Financial Network Credit Card Master Note Trust and World Financial Network National Bank (incorporated by reference to Exhibit 4.1 of the current report filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Note Trust on Form 8-K on July 31, 2009).

4.17	Third Amended and Restated Service Agreement, dated as of May 15, 2008, between ADS Alliance Data Systems, Inc. and World Financial Network National Bank (incorporated by reference to Exhibit 99.1 of the current report on Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Note Trust on August 17, 2009).

4.19	Second Amended and Restated Pooling and Servicing Agreement, as amended and restated a second time on August 1, 2001, among WFN Credit Company, LLC, World Financial Network National Bank and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.6 of the current report on Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Trust on August 31, 2001).

4.20	Second Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of May 19, 2004, among WFN Credit Company, LLC, World Financial Network National Bank and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K filed by WFN Credit Company, LLC, World Financial Credit Card Master Note Trust and World Financial Network Credit Card Master Trust on August 4, 2004).

4.21	Third Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of March 30, 2005, among WFN Credit Company, LLC, World Financial Network National Bank and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K filed by WFN Credit Company, LLC, World Financial Credit Card Master Note Trust and World Financial Network Credit Card Master Trust on April 5, 2005).

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4.22	Fourth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of June 13, 2007, among World Financial Network National Bank, WFN Credit Company, LLC, and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Note Trust on June 15, 2007).

4.23	Fifth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 26, 2007, among WFN Credit Company, LLC, World Financial Network National Bank and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.1 of the current report Form 8-K filed by WFN Credit Company, LLC, World Financial Network Credit Card Master Note Trust and World Financial Network Credit Card Master Trust on October 31, 2007).

4.24	Sixth Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of May 27, 2008, among WFN Credit Company, LLC, World Financial Network National Bank and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company) (incorporated by reference to Exhibit 4.1 of the current report Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Note Trust on May 29, 2008).

4.25	Agreement of Resignation, Appointment and Acceptance, dated as of May 27, 2008, among WFN Credit Company, LLC, BNY Midwest Trust Company and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.4 of the current report on Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Note Trust on May 29, 2008).

4.26	Collateral Series Supplement, dated as of August 21, 2001, between WFN Credit Company, LLC, World Financial Network National Bank and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.7 of the current report on Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Trust on August 31, 2001).

4.27	First Amendment to Collateral Series Supplement, dated as of November 7, 2001, among WFN Credit Company, LLC, World Financial Network National Bank and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.3 of the current report Form 8-K filed by WFN Credit Company, LLC and World Financial Network Credit Card Master Trust on November 20, 2002).

4.28	Collateral Certificate No. 2 (incorporated by reference to Exhibit 4.12 of Registrant’s Registration Statement, filed on March 17, 2004 (Nos. 333-113669, 333-113669-01 and 333-113669-2).

5.1	Opinion of Mayer Brown LLP with respect to legality.**

8.1	Opinion of Mayer Brown LLP with respect to tax matters.**

23.1	Consent of Mayer Brown LLP (included in Exhibits 5.1 and 8.1).**

24.1	Power of Attorney.*

24.2	Certified copy of Resolutions Authorizing Power of Attorney.**

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Trust Company, N.A., as indenture trustee under the Indenture (incorporated by reference to Form T-1, filed by WFN Credit Company, LLC pursuant to Section 305(B)(2) on May 28, 2008).

*	Previously filed on April 22, 2010.
**	Previously filed on May 21, 2010.

Exh-3